Filed pursuant to Rule 424(b)(3)

Registration No. 333-252515

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated February 16, 2021)

Danimer Scientific, Inc.

Up to 32,435,961 Shares of Common Stock

Up to 16,279,253 Shares of Common Stock Issuable Upon Exercise of Warrants and Options

This prospectus supplement supplements the prospectus dated February 16, 2021 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-252515). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement. The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of up to 16,279,253 shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,000,000 shares of Common Stock that are issuable upon the exercise of 6,000,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Live Oak Acquisition Corp., our predecessor company (“Live Oak”), (ii) up to 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Live Oak and (iii) up to 279,253 shares of Common Stock issuable upon exercise of Non-Plan Legacy Danimer Options. We will receive the proceeds from any exercise of any Warrants for cash.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or their permitted transferees, of (i) up to 32,435,961 shares of Common Stock (including up to 6,000,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 6,000,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock or the Private Warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

Our Common Stock and Public Warrants are listed on The New York Stock Exchange under the symbols “DNMR” and “DNMR WS,” respectively. On May 4, 2021, the closing price of our Common Stock was $22.14 and the closing price for our Public Warrants was $10.66.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 4 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 5, 2021.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange
Warrants to purchase one share of Common Stock	DNMR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2021, Danimer Scientific Holdings, Inc., Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc. and Danimer Scientific Kentucky, Inc. (collectively, the “Borrowers”) and the other loan parties party thereto (together with the Borrowers, the “Loan Parties”), entered into an asset-based Revolving Credit Agreement (the “Credit Agreement”) with Truist Bank (together with its successors and assigns, the “Lender”).  Each of the Borrowers is an indirect subsidiary of Danimer Scientific, Inc. (the “Company”).

The Credit Agreement provides for borrowings under a revolving commitment of $20,000,000 with a $5,000,000 letter of credit sublimit and a $5,000,000 sublimit supported by a working capital guarantee of the Export-Import Bank of the United States and matures on April 29, 2026, unless terminated earlier in accordance with the Credit Agreement.  The amount of the revolving commitment available for borrowing at any given time is subject to a borrowing base formula that is based upon the Company’s accounts receivable and inventory, as more fully described in the Credit Agreement. The Credit Agreement also includes a separate $1,000,000 equipment loan borrowing facility and permits the Borrowers, subject to certain requirements, to request and arrange with lenders for an incremental $10,000,000 of revolving commitments.

Interest on amounts outstanding under the Credit Agreement is payable monthly and shall be, at the election of the Borrowers, either a base rate (as determined in accordance with the Credit Agreement) plus an applicable margin of 1.50% for revolving loans and 1.75% for equipment loans, or a LIBOR market index rate (“LMIR”) (as determined in accordance with the Credit Agreement) plus an applicable margin of 2.50% for revolving loans and 2.75% for equipment loans; provided that, if the Borrowers and their subsidiaries have a consolidated fixed charge coverage ratio of not less than 1.1 to 1.0 at the end of any calendar month for the trailing twelve month period and no event of default exists, then for base rate revolving loans the applicable margin shall be 1.00% and for LMIR rate revolving loans the applicable margin shall be 2.00%.

The Credit Agreement contains customary affirmative and negative covenants, with certain permitted exceptions, of the Company and its subsidiaries, which, among other things, provide for the delivery of financial statements and other information, require notice of certain material events, contain certain restrictions on the conduct of their business, relate to cash management and the administration of accounts, inventory and equipment, restrict their ability to incur debt and liens, restrict their ability to make investments and payments, restrict their ability to effect fundamental corporate changes and sell assets and restrict their ability to enter into certain types of transactions or agreements.  The Credit Agreement also includes a financial covenant of the Borrowers to maintain a consolidated fixed charge coverage ratio of at least 1.1. to 1.0 for each trailing twelve month period; provided that such consolidated fixed charge coverage ratio shall not be tested until the earlier to occur of (i) thirty (30) months after the closing date of the Credit Agreement and (ii) the date on which Borrowers notify Lender in writing of the election to release the availability block (as provided for in the Credit Agreement) and commence testing of the such consolidate fixed charge coverage ratio.  In addition, the Credit Agreement contains a covenant restricting the ability of the Company and Meredian Holdings Group, Inc., a direct subsidiary of the Company, to own, hold and acquire assets and to incur liabilities.

The occurrence of certain events or conditions described in the Credit Agreement (subject to grace periods in certain cases) constitutes an event of default.  If an event of default occurs, the Lender may, among other things, declare all obligations under the Credit Agreement immediately due and payable and terminate all commitments to extend credit under the Credit Agreement.  In addition, if certain events of defaults occur, to the extent permitted by applicable law and without action by the Lender, all obligations under the Credit Agreement shall become immediately due and payable and all commitments of the Lender to extend credit under the Credit Agreement shall terminate.

On April 29, 2021, the Borrowers, the Company, Meredian Holdings Group, Inc. and the Lender entered into a Guaranty and Security Agreement (the “Security Agreement”).  Pursuant to the Security Agreement, the Borrowers granted a security interest in substantially all of their personal property to secure the obligations under the Credit Agreement and the Company and MHG guaranteed, on an unsecured basis, all of the obligations under the Credit Agreement.

The foregoing summaries of the Credit Agreement and the Security Agreement do not purport to be complete and are subject to and qualified in their entirety by the full texts of the Credit Agreement and the Security Agreement, which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1

Revolving Credit Agreement, made and entered into on April 29,. 2021, by and among Danimer Scientific Holdings, Inc., Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc. and Danimer Scientific Kentucky, Inc., as borrowers, and Truist Bank, as lender.

10.2

Guaranty and Security Agreement, dated as of April 29, 2021, made by Danimer Scientific Holdings, Inc., Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc., Danimer Scientific Kentucky, Inc., Danimer Scientific, Inc. and Meredian Holdings Group, Inc. in favor of Truist Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc.

Date:	May 5, 2021	By:	/s/ John A. Dowdy, III
John A. Dowdy, III Chief Financial Officer

Exhibit 10.1

REVOLVING CREDIT AGREEMENT

dated April 29, 2021

among

Danimer Scientific Holdings, LLC,

a Delaware limited liability company,

Meredian, Inc.,

a Georgia corporation,

Meredian Bioplastics, Inc.,

a Georgia corporation,

Danimer Scientific, L.L.C.,

a Georgia limited liability company,

Danimer Bioplastics, Inc.,

a Georgia corporation, and

Danimer Scientific Kentucky, Inc.,

a Delaware corporation,

as Borrowers,

and

TRUIST BANK,

as Lender

Article I DEFINITIONS; CONSTRUCTION 1

Section 1.1. Definitions 1

Section 1.2. Accounting Terms and Determination 34

Section 1.3. Terms Generally 34

Section 1.4. Divisions 35

Article II AMOUNT AND TERMS OF THE COMMITMENTS 35

Section 2.1. Revolving Loans 35

Section 2.2. Procedure for Revolving Loans 37

Section 2.3. Increase in Revolving Commitment 37

Section 2.4. Termination of Commitments 38

Section 2.5. Repayment Provisions 38

Section 2.6. Prepayments of Revolving Loans 38

Section 2.7. Interest on Loans. 38

Section 2.8. Fees 39

Section 2.9. Computation of Interest and Fees. 40

Section 2.10. Inability to Determine Interest Rates 40

Section 2.11. Illegality 42

Section 2.12. Increased Costs. 42

Section 2.13. Payments Generally 43

Section 2.14. Taxes 43

Section 2.15. Letters of Credit. 43

Section 2.16. Borrower Agent 46

Section 2.17. Nature and Extent of Each Borrower's Liability. 46

Section 2.18. Collateral 48

Section 2.19. Equipment Purchase Facility. 48

Article III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT 50

Section 3.1. Conditions Precedent to Effectiveness 50

Section 3.2. Each Credit Event 53

Article IV REPRESENTATIONS AND WARRANTIES 54

Section 4.1. Existence; Power 54

Section 4.2. Organizational Power; Authorization 54

Section 4.3. Governmental Approvals; No Conflicts 54

Section 4.4. Financial Statements 55

Section 4.5. Litigation and Environmental Matters. 55

Section 4.6. Compliance with Laws and Agreements 55

Section 4.7. Investment Company Act, Etc. 55

Section 4.8. Taxes 55

Section 4.9. Margin Regulations 56

Section 4.10. ERISA 56

Section 4.11. Intellectual Property. 57

Section 4.12. Disclosure 57

Section 4.13. Labor Relations 57

Section 4.14. Capital Structure 57

Section 4.15. Solvency 57

Section 4.16. Anti-Corruption Laws and Sanctions 57

Section 4.17. Title to Properties; Priority of Liens 58

Section 4.18. Accounts 58

Section 4.19. Environmental Compliance. 59

Section 4.20. Material Agreements. 59

Section 4.21. Anti-Terrorism Laws. 59

Section 4.22. Trading with the Enemy 60

Section 4.23. Parent and PubCo as Holding Companies 60

Section 4.24. Kentucky NMTC Transaction 60

Section 4.25. Advantage Transaction 60

Section 4.26. Kentucky IRB 60

Article V AFFIRMATIVE COVENANTS 61

Section 5.1. Financial Statements and Other Information 61

Section 5.2. Notices of Material Events 63

Section 5.3. Existence; Conduct of Business 65

Section 5.4. Compliance with Laws, Etc 65

Section 5.5. Payment of Obligations 65

Section 5.6. Books and Records 65

Section 5.7. Visitation, Inspection, Etc 65

Section 5.8. Maintenance of Properties; Insurance 65

Section 5.9. Reserved. 66

Section 5.10. Use of Proceeds and Letters of Credit 66

Section 5.11. Cash Management 66

Section 5.12. Additional Subsidiaries and Collateral 68

Section 5.13. Additional Real Estate; Leased Locations. 68

Section 5.14. Administration of Accounts. 69

Section 5.15. Administration of Inventory. 69

Section 5.16. Administration of Equipment. 69

Section 5.17. Ex-Im Export Orders 70

Section 5.18. Post-Closing Matters. 70

Article VI FINANCIAL COVENANTS 70

Section 6.1. Consolidated Fixed Charge Coverage Ratio 70

Article VII NEGATIVE COVENANTS 70

Section 7.1. Indebtedness 70

Section 7.2. Liens 72

Section 7.3. Fundamental Changes. 73

Section 7.4. Investments, Loans, Etc 73

Section 7.5. Restricted Payments 74

Section 7.6. Sale of Assets 74

Section 7.7. Transactions with Affiliates 75

Section 7.8. Restrictive Agreements 75

Section 7.9. Sale and Leaseback Transactions 75

Section 7.10. Hedging Transactions 75

Section 7.11. Amendment to Material Documents 76

Section 7.12. Restrictions on Payment of Certain Debt 76

Section 7.13. Accounting Changes 76

Section 7.14. Negative Pledge on Real Estate and Equity Interests 76

Section 7.15. Activities of Parent and PubCo Holding Companies 76

Article VIII EVENTS OF DEFAULT 77

Section 8.1. Events of Default 77

Section 8.2. Remedies Upon Event of Default 80

Section 8.3. Cumulative Rights; No Waiver 81

Article IX MISCELLANEOUS 81

Section 9.1. Notices. 81

Section 9.2. Waiver; Amendments. 83

Section 9.3. Expenses; Indemnification. 83

Section 9.4. Successors and Assigns. 84

Section 9.5. Governing Law; Jurisdiction; Consent to Service of Process. 85

Section 9.6. WAIVER OF JURY TRIAL 86

Section 9.7. Right of Setoff 86

Section 9.8. Counterparts; Integration 86

Section 9.9. Survival 86

Section 9.10. Severability 87

Section 9.11. Confidentiality 87

Section 9.12. Interest Rate Limitation 87

Section 9.13. Waiver of Effect of Corporate Seal 87

Section 9.14. Power of Attorney 87

Section 9.15. Performance of Borrowers' Obligations 88

Section 9.16. Further Assurances 88

Section 9.17. Waiver of Certain Rights 88

Section 9.18. Patriot Act 88

Section 9.19. No Advisory or Fiduciary Responsibility 89

Schedules

Schedule 4.5 - Environmental Matters

Schedule 4.10 - ERISA

Schedule 4.11 - Intellectual Property

Schedule 4.14 - Capital Structure

Schedule 4.20 - Material Agreements

Schedule 5.11 - Bank Accounts

Schedule 7.1 - Indebtedness

Schedule 7.2 - Existing Liens

Schedule 7.4 - Existing Investments

Schedule 7.7 - Transactions with Affiliates

Schedule 7.15 - Parent Retained Contracts

Schedule 7.15(b) - Parent Liabilities

Exhibits

Exhibit A - Form of Domestic Revolving Note

Exhibit B - Form of Ex-Im Revolving Note

Exhibit C - Form of Equipment Loan Note

Exhibit 2.2 - Notice of Revolving Borrowing

Exhibit 2.7(e) - Notice of Conversion

Exhibit 3.1(b)(vi) - Form of Closing Certificate

Exhibit 5.1(c) - Form of Compliance Certificate

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into on April 29, 2021, by and among Danimer Scientific Holdings, LLC, a Delaware limited liability company ("Holdings"), Meredian, Inc., a Georgia corporation ("Meredian"), Meredian Bioplastics, Inc., a Georgia corporation ("MBP"), Danimer Scientific, L.L.C., a Georgia limited liability company ("Danimer"), Danimer Bioplastics, Inc., a Georgia corporation ("DBP"), and Danimer Scientific Kentucky, Inc., a Delaware corporation ("DSK"; Holdings, Meredian, MBP, Danimer, DBP, and DSK, each a "Borrower" and collectively, the "Borrowers"), and TRUIST BANK, a North Carolina banking corporation (together with its successors and assigns, "Lender").

R E C I T A L S:

Borrowers have requested that Lender provide a senior secured revolving credit and letter of credit facility to Borrowers as more fully described herein.

Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically. Borrowers' business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the aggregate borrowing power of each Borrower and ease administration of the facility, all to the mutual advantage of Borrowers.

Lender's willingness to extend financial accommodations to Borrowers, and to administer Borrowers' collateral security therefor, on a combined basis as and to the extent more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request and in furtherance of Borrowers' mutual and collective enterprise.

Subject to the terms and conditions of this Agreement, Lender is willing to establish the requested revolving credit and letter of credit facility for the benefit of Borrowers.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid and the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:

Article I

DEFINITIONS; CONSTRUCTION
Section I.1.
Definitions. In addition to the other terms defined herein (including the preamble and recitals hereto), the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

"Account Debtor" shall mean a Person obligated to pay an Account.

"Accounts Formula Amount" shall mean, on any date of determination thereof, an amount equal to 85% (or such lesser percentage as Lender may determine from time to time in its discretion) of the net amount of Eligible Non-Export Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

"Advantage" shall mean, collectively, Southeast Community Development Fund X, LLC, a Delaware limited liability company, for itself and as administrative agent under the Advantage Loan Documents, and PIFS Sub-CDE XX, LLC, a Virginia limited liability company.

"Advantage Loan Agreement" shall mean that certain Loan and Security Agreement dated as of March 13, 2019, among Borrowers and Advantage (as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent permitted by the terms of the Subordination Agreement (Tri-Party) and the Subordination Agreement (Advantage)).

"Advantage Loan Documents" shall have the meaning given to the term "Loan Documents" in the Advantage Loan Agreement as in effect on the Closing Date (in each case, as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent permitted by the terms of the Subordination Agreement (Tri-Party) and the Subordination Agreement (Advantage)).

"Advantage Subordinated Debt" shall mean the Indebtedness owing from MBP and Holdings to Advantage (and guaranteed by Parent) pursuant to the Advantage Loan Documents in the aggregate original principal amount of $9,999,980, which is comprised of (i) Indebtedness of Holdings in the aggregate original principal amount of $5,499,980 in connection with a loan under the Georgia Rural Jobs Act, and (ii) Indebtedness of MBP in the aggregate original principal amount of $4,500,000 in connection with an unleveraged New Markets Tax Credit loan, and each of which shall constitute Subordinated Debt hereunder.

"Affiliate" shall mean, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such specified Person.

"Allocable Amount" shall have the meaning set forth in Section 2.17(c)(ii).

"Anti-Corruption Laws" shall mean all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiary thereof from time to time concerning or relating to bribery or corruption.

"Anti-Terrorism Law" shall mean any law relating to terrorism or money-laundering, including Executive Order No. 13224, the PATRIOT Act, the applicable laws comprising or implementing the Bank Secrecy Act of 1970, as amended, including by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing applicable laws may from time to time be amended, renewed, extended, or replaced).

"Applicable Base Rate" shall mean a per annum rate determined by Lender equal to the sum of the Base Rate plus the Applicable Margin applicable to Base Rate Loans, which rate shall adjust simultaneously with any changes in the Base Rate.

"Applicable LMIR Rate" shall mean a per annum rate equal to the sum of LMIR in effect from time to time, plus the Applicable Margin applicable to LMIR Loans.

"Applicable Margin" shall mean, a percentage equal to:

(i)
with respect to any Domestic Revolving Loan, or portion thereof, (a) that is a Base Rate Loan, 1.50%, or (b) that is a LMIR Loan, 2.50%, and
(ii)
with respect to any Ex-Im Revolving Loan, or portion thereof, (a) that is a Base Rate Loan, 1.50%, or (b) that is a LMIR Loan, 2.50%;

provided that if Borrowers and their Subsidiaries achieve a Consolidated Fixed Charge Coverage Ratio of not less than 1.1 to 1.0 as of the last day of any month ending after the Closing Date for the twelve-month period then ending (regardless of whether the Consolidated Fixed Charge Coverage Ratio is required to be tested for such period), then, so long as no Event of Default exists at such time, the Applicable Margin shall thereafter (commencing on the first calendar day of the month immediately following the date on which Borrowers deliver the applicable financial statements and Compliance Certificate pursuant to Section 5.1) be a percentage equal to:

(1) with respect to any Domestic Revolving Loan, or portion thereof, (A) that is a Base Rate Loan, 1.00%, or (B) that is a LMIR Loan, 2.00%, and

(2) with respect to any Ex-Im Revolving Loan, or portion thereof, (B) that is a Base Rate Loan, 1.00%, or (B) that is a LMIR Loan, 2.00%.

"Applicable Tax Amount" shall mean, in any relevant year of determination, with respect to any Person holding Equity Interests of a Loan Party and taking into account only such Person’s share of income and deductions attributable to its equity ownership interest in such Loan Party, an aggregate amount equal to such holder of Equity Interests' actual federal and state income tax liability for such taxable year (or portion thereof) attributable to such Loan Party's taxable income (taking into account the deductibility of state and local taxes for federal income tax purposes).

"Asset Disposition" shall mean with respect to any Person, a sale, issuance, assignment, lease, license, Consignment, transfer, abandonment, or other disposition of such Person’s Property, including a disposition of Property in connection with a sale-leaseback transaction, synthetic lease, or similar arrangement and any sale or issuance of Equity Interests by a Borrower or any direct or indirect Subsidiary of a Borrower.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(e).

"Availability" shall mean on any determination date, the amount equal to the lesser of (i) the current maximum amount of the Revolving Commitment minus the Availability Reserve or (ii) the Borrowing Base on such date.

"Availability Block" shall mean, collectively, the Domestic Availability Block and the Ex-Im Availability Block.

"Availability Period" shall mean the period from the Closing Date to the Commitment Termination Date.

"Availability Reserve" shall mean on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) an amount equal to three (3) months' rental payments or other similar charges owing at such time by any Loan Party in respect of business premises of such Loan Party owned by any Person (other than business premises that do not contain any Eligible Inventory or other material Collateral), for which Lender has not received a Lien Waiver from the landlord or owner of such property; (ii) any amounts which any Loan Party is obligated to pay pursuant to the provisions of any of the Loan Documents that Lender elects to pay for the account of such Loan Party in accordance with any of the Loan Documents; (iii) all customer deposits or other prepayments held by any Loan Party; (iv) the aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to Lender's Liens (provided, that the imposition of a reserve hereunder on account of such Liens shall not be deemed a waiver of any Default or Event of Default that arises from the existence of such Liens); (v) the Bank Product Reserve; (vi) the Dilution Reserve; (vii) with respect to Eligible Inventory and Eligible Export-Related Inventory, reserves for any required royalty or similar licensing payments; (viii) reserves for any other matter (including risks related to defective products, customer standards, acceptance protocols, and regulatory approvals) that could reasonably be expected to have a negative impact on the value of Eligible Inventory, Eligible Export-Related Inventory, Eligible Accounts, Eligible Export-Related Accounts or Equipment; (ix) reserves for warranties, claims, indemnification obligations and other potential setoffs arising in connection with an Eligible Account or an Eligible Export-Related Account or owed by a Borrower to an Account Debtor with respect to any Eligible Account, as determined by Lender in its discretion; and (x) such additional reserves as Lender may establish from time to time in its discretion.

"Bank Product Obligations" shall mean, collectively, all obligations and other liabilities of any Loan Party to Lender or any Affiliate of Lender arising with respect to any Bank Products.

"Bank Product Reserves" shall mean, collectively, all reserves that Lender, from time to time, establishes for Bank Products then provided or outstanding.

"Bank Products" shall mean all bank, banking, financial, and other similar or related products, services and facilities offered or provided by Lender or any Affiliate of Lender to any Loan Party or any of its Subsidiaries, including (i) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, (ii) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services, (iii) bankers' acceptances, drafts, documentary services, and foreign currency exchange services, (but excluding Letters of Credit), (iv) any bank product offered in respect of any Hedging Transaction, (v) supply chain finance arrangements and (vi) equipment leasing or financing arrangements.

"Bankruptcy Code" shall mean Title 11 of the United States Code.

"Base Rate" shall mean the highest of (i) the rate which Lender publicly announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) LMIR plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate). Lender’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest at, above, or below Lender’s prime lending rate. Each change in Lender's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

"Base Rate Loan" shall mean any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

"Benchmark" shall mean, initially, LMIR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LMIR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10.

"Benchmark Replacement" shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by Lender for the applicable Benchmark Replacement Date:

(1)
the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by Lender as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)
for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Lender:

(a)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)
the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)
for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Lender in its reasonable discretion.

"Benchmark Replacement Conforming Changes" shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Benchmark Replacement Date" shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of:

(a) the date of the public statement or publication of information referenced therein; and

(b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower Agent.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(1)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Unavailability Period" shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10.

"Beneficial Ownership Certification" shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" shall mean 31 C.F.R. § 1010.230.

"Blocked Person" shall have the meaning set forth in Section 4.21(b).

"Borrower Agent" shall have the meaning set forth in Section 2.16.

"Borrowing Base" shall mean at any time of determination, the sum of the Domestic Borrowing Base and the Ex-Im Borrowing Base.

"Borrowing Base Certificate" shall mean a certificate, in form and substance satisfactory to Lender, by which Borrower Agent shall certify to Lender, with such frequency as provided herein, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than two (2) Business Days earlier than the date of submission of such certificate to Lender) and the calculation of such amount.

"Business Day" shall mean, (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) with respect to Interest Periods applicable to LMIR or any Benchmark Replacement, a day on which Lender is open for business and on which dealings in U.S. dollar deposits are carried on in the London interbank market.

"Capital Expenditures" shall mean, for any period, without duplication, (i) the additions to Property, plant and equipment and other capital expenditures of Borrower or any of its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of Borrowers for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by Borrowers and their Subsidiaries during such period.

"Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Cash Collateral" shall mean cash delivered to Lender to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

"Cash Collateralize" shall mean the delivery of cash to Lender, as security for the payment of any Obligations, in an amount equal to (i) with respect to Obligations arising from LC Disbursements, 105% of the aggregate Obligations arising from LC Disbursements, and (ii) with respect to any inchoate, contingent or other Obligations (including Bank Product Obligations), Lender's good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. "Cash Collateralization" has a correlative meaning.

"Change in Control" shall mean the occurrence of any one or more of the following:

(a) any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) (i) shall have acquired current beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of PubCo or (ii) shall have obtained the current power (whether or not exercised) to elect a majority of the members of the board of directors of PubCo;

(e)
PubCo ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Parent and the current power (whether or not exercised) to elect a majority of the members of the board of directors of Parent; provided, that Parent may merge with or into a Borrower as permitted by Section 7.3;
(f)
Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Holdings and the current power (whether or not exercised) to elect a majority of the members of the board of managers or members of Holdings;
(g)
Holdings ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Loan Parties;
(h)
during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of any Loan Party ceases to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(i)
all or substantially all of any Loan Party’s assets are sold or transferred, other than a sale or transfer to another Loan Party if and to the extent expressly permitted herein.

"Change in Law" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Lender for International Settlements, the Basel Committee on Banking Supervision (or any

successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Charges" shall have the meaning set forth in Section 9.12.

"Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in writing by Lender.

"Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

"Collateral" shall have the meaning given such term in the Security Agreement.

"Collateral Assignment of Business Interruption Insurance" shall mean that certain Collateral Assignments of Rights Under Business Interruption Insurance Policy dated on or about the Closing Date by and among the Loan Parties and Lender.

"Commitment" shall mean the Revolving Commitment.

"Commitment Termination Date" shall mean the earliest of (i) April 29, 2026, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.4, (iii) the date on which the Revolving Commitments are terminated pursuant to Section 8.2, (iv) the date that is ninety (90) days prior to the stated maturity date of the Advantage Subordinated Debt and (v) the date that is ninety (90) days prior to the maturity date of any other Indebtedness of any Loan Party in excess of $5,000,000.

"Commodity Exchange Act" shall mean the Commodity Exchange Act (7 U. S. C. §1 et seq.), as amended and in effect from time to time, and any successor statute.

"Compliance Certificate" shall mean a certificate from the chief financial officer of Borrowers in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).

"Concentration Account" shall have the meaning set forth in Section 5.11(a).

"Consolidated EBITDA" shall mean, for Borrowers and their Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period and without duplication, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization, determined on a consolidated basis in accordance with GAAP, and (D) the amount of any non-cash compensation as the result of any grant of stock or stock equivalents to employees, officers, directors or consultants of Borrowers and their Subsidiaries, minus, (iii) to the extent included in determining Consolidated Net Income for such period, (A) any positive income resulting from any financing obtained by any of Borrowers and their Subsidiaries under the Coronavirus Aid, Relief and Economic Security Act, (B) any positive income resulting from any forgiveness of Indebtedness (up to the amount of Indebtedness received and forgiven), and (C) any positive income resulting from any financing obtained by any of Borrowers and their Subsidiaries in connection with new markets tax credits that may be claimed pursuant to Section 45D of the Code.

"Consolidated Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of (i) Consolidated EBITDA plus solely to the extent that the expenses to which such forgiveness relates were incurred in such period, any positive income resulting from the forgiveness of Indebtedness with respect to any financing obtained by any Borrower or its Subsidiaries under the Coronavirus Aid, Relief and Economic Security Act (up to the amount of loans received by Borrowers and their Subsidiaries under such Act) minus Unfinanced Cash Capital Expenditures minus Taxes paid in cash (including any Permitted Tax Distributions) to (ii) Consolidated Fixed Charges, in each case for the applicable period.

"Consolidated Fixed Charges" shall mean, for Borrowers and their Subsidiaries for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period less interest income paid to the company on leverage loans receivables outstanding in connection with any financing obtained by any of Borrowers and their Subsidiaries in connection with new markets tax credits that may be claimed pursuant to Section 45D of the Code, (ii) scheduled principal payments made on Consolidated Total Debt during such period, and (iii) Restricted Payments paid in cash to Persons (other than the Loan Parties) during such period.

"Consolidated Interest Expense" shall mean, for Borrowers and their Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period).

"Consolidated Net Income" shall mean, for Borrowers and their Subsidiaries for any period, the net income (or loss) of Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains (or losses) attributable to write-ups (or write-downs) of assets or the sale of assets (other than the sale of Inventory in the ordinary course of business) and (iii) any equity interests of a Borrower or any Subsidiary of a Borrower in the unremitted earnings of any Person that is not a Subsidiary of a Borrower and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with any Borrower or any Subsidiary of a Borrower on the date that such Person’s assets are acquired by any Borrower or any Subsidiary of a Borrower.

"Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness of Borrowers and their Subsidiaries measured on a consolidated basis as of such date, but excluding (unless currently due and payable) Indebtedness constituting net Hedging Obligations.

"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" or "Controlled" have meanings correlative thereto.

"Controlled Account" shall have the meaning set forth in Section 5.11(a).

"Copyright Security Agreement" shall mean any Copyright Security Agreement executed by a Loan Party in favor of Lender on the Closing Date, and each other copyright security agreement at any time executed by a Loan Party in favor of Lender in connection herewith.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Covenant Election Date" shall mean earlier to occur of (i) thirty (30) months after the Closing Date and (ii) the date on which Borrower Agent notifies Lender in writing of its election to release the Availability Block and commence testing of the Fixed Charge Coverage Ratio in accordance with Section 6.1.

"Daily Simple SOFR" shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

"Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Default Rate" shall have the meaning set forth in Section 2.7(b).

"Deposit Account Control Agreement" shall mean a control agreement in form and substance satisfactory to Lender executed by any depository institution at which any Loan Party (other than PubCo and Parent) maintains a Deposit Account, pursuant to which, among other things, Lender shall perfect its Lien on such Deposit Account.

"Dilution Ratio" shall mean, at any date, the amount (expressed as a percentage) equal to (i) the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce domestic Accounts and foreign Accounts, as applicable, for the twelve most recently ended Fiscal Months, divided by (ii) total gross sales from Borrowers for the same Fiscal Months.

"Dilution Reserve" shall mean, at any date, an amount equal to (i) the percentage points by which the Dilution Ratio exceeds five percent (5%), multiplied by (ii) the Eligible Accounts or Eligible Export-Related Accounts, as applicable, on such date.

"Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

"Domestic Availability Block" shall mean $3,000,000.

"Domestic Borrowing Base" shall mean, on any date of determination thereof, an amount equal to the sum of (i) the Accounts Formula Amount, plus (ii) the Inventory Formula Amount, minus (iii) at all times prior to the Covenant Election Date, the Domestic Availability Block, minus (iv) the Availability Reserve on such date (other than, to the extent deducted in the calculation of the Ex-Im Borrowing Base on such date, the portion of the Availability Reserve attributable to Eligible Export-Related Inventory and Eligible Export-Related Accounts or otherwise solely related to the Ex-Im facility evidenced by this Agreement).

"Domestic Out-of-Formula Condition" shall have the meaning set forth in Section 2.1(c)(i).

"Domestic Revolving Commitment" shall mean the obligation of Lender to make Domestic Revolving Loans to Borrowers in an aggregate principal amount, subject to Section 2.3, not exceeding $15,000,000.

"Domestic Revolving Credit Exposure" shall mean, on any date, the sum of the outstanding Domestic Revolving Loans and the LC Exposure.

"Domestic Revolving Loan" shall mean a loan made by Lender under the Domestic Revolving Commitment pursuant to Section 2.1(a)(i).

"Domestic Revolving Note" shall mean a promissory note of Borrowers payable to the order of Lender in the principal amount of the Domestic Revolving Commitment, in substantially the form of Exhibit A.

"Domestic Subsidiary" shall mean any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

"Early Opt-in Election" shall mean, if the then-current Benchmark is LMIR, the occurrence of:

(1) a determination by Lender that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and

(2) the election by Lender to trigger a fallback from LMIR and the provision by Lender of written notice of such election to the Borrower Agent.

"Eligible Account" shall mean an Account of a Borrower which arises in the Ordinary Course of Business of a Borrower from the sale of goods or the provision of services, in each case which is payable in Dollars, is subject to Lender's duly perfected first priority Lien, and is deemed by Lender, in its discretion, to be an Eligible Account. Without limiting the generality of the foregoing, unless Lender otherwise agrees, no Account shall be an Eligible Account if:

(i) it arises out of a sale made by a Borrower to any other Subsidiary or Affiliate of a Borrower, or a Person controlled by an Affiliate of any Borrower;

(ii) it is due or unpaid more than ninety (90) days after the original invoice date;

(iii) it is unpaid more than sixty (60) days after its due date;

(iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder;

(v) the total Accounts of any Account Debtor exceed, (x) with respect to such Accounts that are Eligible Non-Export Accounts, 25% of the aggregate amount of all Eligible Accounts, and (y) with respect to such Accounts that are Eligible Export Accounts, 50% of the aggregate amount of all Eligible Accounts, in each case to the extent of such excess;

(vi) any covenant, representation or warranty contained in this Agreement (including Section 4.18), the Security Agreement or any other Loan Document with respect to such Account is inaccurate, untrue or has been breached;

(vii) the Account Debtor is also any Borrower's creditor or supplier to the extent that such Account Debtor has the right to offset, deduct or assert counterclaims with respect to such Account, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve, defense or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such dispute or right of offset, counterclaim, recoupment, reserve, defense or chargeback;

(viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended or ceased doing business;

(ix) the Account Debtor is not or has ceased to be Solvent;

(x) it arises from a sale to an Account Debtor that is organized under the laws of any jurisdiction outside of the United States or that has its principal office, assets or place of business outside the United States;

(xi) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

(xii) the Account Debtor is located in a state in which the applicable Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless the applicable Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports;

(xiii) the Account is subject to a Lien other than the Lien in favor of Lender and Liens expressly permitted by clauses (j) and (k) of Section 7.2;

(xiv) the goods giving rise to such Account have not been accepted by the Account Debtor or the Account otherwise does not represent a final sale;

(xv) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(xvi) the Account represents a progress billing or a retainage or arises from a sale on a cash-on-delivery basis;

(xvii) the applicable Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business of such Borrower for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

(xviii) the applicable Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond payment and due dates provided in clauses (ii) and (iii) above;

(xix) the Account Debtor has made a partial payment with respect to such Account; or

(xx) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes.

"Eligible Export-Related Account" shall mean an Ex-Im Guaranteed Account of a Borrower (i) that constitutes an "Eligible Export-Related Accounts Receivable" under (and as defined in) the Ex-Im Borrower Agreement, (ii) that would constitute an Eligible Account hereunder but for clause (x) of the definition thereof, and (iii) for which Borrowers have provided to Lender the export order required under the Ex-Im Guarantee Documents.

"Eligible Export-Related Inventory" shall mean Ex-Im Guaranteed Inventory of a Borrower (i) that constitutes an "Eligible Export-Related Inventory" under (and as defined in) the Ex-Im Borrower Agreement, (ii) that constitutes Eligible Inventory hereunder, and (iii) for which Borrowers have provided to Lender the export order required under the Ex-Im Guarantee Documents. For purposes hereof, the amount of Eligible Export-Related Inventory at any time shall not exceed the total amount of Eligible Inventory multiplied by the Foreign Sales Ratio at such time.

"Eligible Inventory" shall mean Inventory owned by a Borrower, which is held for resale, and which Lender, in its discretion, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no such Inventory shall be Eligible Inventory unless:

(i) it is Inventory in good, saleable condition and not defective;

(ii) it is finished goods, raw materials, or fermentation materials;

(iii) it is not held on consignment or other sale or return terms;

(iv) it is not slow-moving, obsolete, display items, packaging materials, labels or name plates or similar supplies;

(v) it meets all standards imposed by any Governmental Authority and has not been acquired from a Sanctioned Person;

(vi) it conforms in all respects to the warranties and representations set forth in this Agreement (including Section 4.18), the Security Agreement and any other Loan Document;

(vii) it is at all times subject to Lender's duly perfected, first priority security interest and is subject to no other Lien, adverse claim, interest or right of any Person other than Liens expressly permitted by clauses (j) and (k) of Section 7.2;

(viii) it is situated at a location in compliance with the Loan Agreement, is not in transit or outside the continental United States;

(ix) if such Inventory is located on any Property that is not owned by a Borrower, (a) the landlord, bailee, warehouseman or similar party that is, or may from time to time, be in possession of such Inventory shall have executed and delivered to Lender a Lien Waiver or (b) Lender has established an Availability Reserve with respect to such location, in each case at the option of Lender;

(x) it is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party requiring the payment of royalties or fees or requiring the consent of the licensor for a sale or other disposition of the Inventory by Lender; and

(xi) it is not the subject of a negotiable warehouse receipt or other negotiable Document or under license to a third party.

“Eligible New Equipment” shall mean any Equipment acquired by Borrowers on or after the Closing Date which is in good order, repair, operating and marketable condition (ordinary wear and tear excepted) and which Lender, in its discretion, deems to be Eligible New Equipment. Without limiting the generality of the foregoing, Eligible New Equipment shall not include:

(i)
Equipment at premises other than those owned or leased and controlled by any Loan Party, unless Lender shall have entered into a Collateral Access Agreement with the owner or operator of such premises and shall have received such other documents, instruments and agreements as Lender may request;
(ii)
Equipment that is subject to any Lien other than in favor of Lender and other than Liens expressly permitted by clauses (j) and (k) of Section 7.2;
(iii)
Equipment located outside the United States of America or Canada (other than Quebec);
(iv)
Equipment that is not subject to the first priority, valid and perfected security interest of Lender;
(v)
damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrowers’ business as presently conducted or Equipment which is obsolete or not currently saleable or has been removed from service;
(vi)
Equipment that is not covered by “all risk” hazard insurance for an amount equal to its replacement cost;
(vii)
Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to Lender or any potential purchaser of such Equipment;
(viii)
Equipment consisting of computer hardware, software, tooling, or molds;

(ix)
Equipment financed or deemed financed by the Kentucky NMTC Lender or included on the list of “Specified CDE Equipment Collateral” as such term is defined in the Subordination Agreement (Kentucky NMTC);
(x)
Equipment financed by or deemed financed by Advantage or included on the list of “Specified CDE Collateral” as such term is defined in the Subordination Agreement (Tri-Party);
(xi)
Equipment deemed transferred to the City of Winchester, Kentucky, pursuant to the Kentucky IRB; or
(xii)
Equipment otherwise deemed unacceptable by Lender in its discretion.

"Eligible Non-Export Accounts" shall mean Eligible Accounts that do not constitute Eligible Export-Related Accounts.

"Eligible Non-Export Inventory" shall mean Eligible Inventory that does not constitute Eligible Export-Related Inventory. For purposes hereof, the amount of Eligible Non-Export Inventory at any time shall not exceed the total amount of Eligible Inventory minus the total amount of Eligible Export-Related Inventory.

"Environmental Laws" shall mean all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning exposure to Hazardous Materials.

"Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any Borrower or any Subsidiary of a Borrower directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment Loan Advance Period” shall have the meaning given such term in Section 2.19(a).

“Equipment Loan Fee” shall have the meaning given such term in Section 2.19(f).

“Equipment Loan Interest Rate” shall mean, subject to the provisions of Section 2.19, a per annum rate equal to the sum of LMIR in effect from time to time, plus 2.75% or, if elected by Borrower pursuant to the applicable Equipment Loan Request or Notice of Conversion, a per annum rate equal to the sum of the Base Rate in effect from time to time plus 1.75%.

“Equipment Loan Limit” shall mean $1,000,000.

“Equipment Loan Note” shall mean each promissory note of Borrowers payable to the order of Lender in the principal amount of each Equipment Loan, in substantially the form of Exhibit C.

“Equipment Loan Request” shall have the meaning set forth in Section 2.19(d) hereof.

"Equipment Loans" shall mean the loans made by Lender in its sole discretion to Borrowers on or after the Closing Date as provided for in Section 2.19 hereof, which loans shall be fully secured by all Collateral; such loans being from time to time referred to herein individually as an "Equipment Loan".

"Equity Interests" shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" shall mean any Person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be "a single employer" or otherwise aggregated with any Loan Party or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

"ERISA Event" shall mean (i) any "reportable event" as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a Lien or encumbrance, there being or arising any "unpaid minimum required contribution" or "accumulated funding deficiency" (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

"Event of Default" shall mean any of the events specified in Section 8.1.

"Excess Availability" shall mean on any determination date, an amount equal to Availability on such date minus the Revolving Credit Exposure on such date. If the amount of the Revolving Credit Exposure is greater than Availability on any date, Excess Availability is zero.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

"Excluded Deposit Accounts" shall mean the deposit accounts designated as "Excluded Deposit Accounts" on Schedule 5.11.

"Excluded Subsidiary" shall mean Danimer Scientific Manufacturing, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and any other Subsidiary of a Loan Party which Lender consents in writing to be an Excluded Subsidiary.

"Excluded Subsidiary NMTC Transaction" shall mean the New Market Tax Credit transaction entered into by Danimer Scientific Manufacturing, Inc., a Delaware corporation, on or about April 25, 2019, which provided for leverage loans to Danimer Scientific Manufacturing, Inc. in the aggregate original principal amount of $9,000,000 and which is guaranteed by Parent and for which Parent acts as the leverage lender.

"Excluded Swap Obligation" shall mean, with respect to any Guarantor at any time, any Swap Obligation, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an "eligible contract participant," as defined in the Commodity Exchange Act (determined after giving effect to any "Keepwell", support or other agreement for the benefit of such Guarantor, at the time such Guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation). If a Swap Obligation arises under a Master Agreement governing more than one Hedging Transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Transactions that are or would be rendered illegal due to such guarantee or security interest.

"Excluded Taxes" shall mean any of the following Taxes imposed on or with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (x) imposed as a result of any such recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are imposed as a result of a present or former connection between Lender and the jurisdiction imposing such taxes (other than connections arising from having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), and (ii) any U.S. federal withholding Taxes imposed under FATCA.

"Ex-Im Application" shall mean the Application for Export Working Capital Guarantee executed and delivered by Borrowers and Lender to the Ex-Im Bank on or about the Closing Date.

"Ex-Im Availability Block" shall mean $1,000,000.

"Ex-Im Bank" shall mean the Export-Import Bank of the United States.

"Ex-Im Borrower Agreement" shall mean the Borrower Agreement dated on or about the date hereof executed by Borrowers in favor of Lender and Ex-Im Bank and acknowledged by Lender.

"Ex-Im Borrowing Base" shall mean on any date of determination, an amount equal to the sum of (i) up to 90% (or such lesser percentage as Lender may determine from time to time in its discretion) of the total amount of Eligible Export-Related Accounts; plus (ii) the lesser of (A) 300% of the amount determined pursuant to clause (i) of this definition at any time and (B) the product of (1) up to 75% (or such lesser percentage as Lender may determine from time to time in its discretion) of Eligible Export-Related Inventory, stated at the lower of cost and market, minus (iii) at all times prior to the Covenant Election Date, the Ex-Im Availability Block, minus (iv) the portion of the Availability Reserve attributable to Eligible Export-Related Inventory and Eligible Export-Related Accounts or otherwise solely related to the Ex-Im facility evidenced by this Agreement on such date.

"Ex-Im Guarantee Agreement" shall mean that certain Master Guarantee between Lender and Ex-Im Bank with respect to Ex-Im Bank's guarantee to Lender for certain amounts disbursed with respect to this Agreement.

"Ex-Im Guarantee Documents" shall mean, collectively, the Ex-Im Guarantee Agreement, the Ex-Im Application, the Ex-Im Borrower Agreement, the Ex-Im Credit Agreement and the Loan Authorization Notice and Economic Impact Certification entered into in connection therewith, and such other agreements, instruments and documents required by Lender or Ex-Im Bank in connection with the working capital guarantee program provided by Ex-Im Bank, including those related to Lender's delegated authority under such program.

"Ex-Im Guaranteed Account" shall mean an Account which is guaranteed by the Ex-Im Bank in favor of Lender pursuant to the Ex-Im Guarantee Documents.

"Ex-Im Guaranteed Inventory" shall mean Inventory which is guaranteed by the Ex-Im Bank in favor of Lender pursuant to the Ex-Im Guarantee Documents.

"Ex-Im Out-of-Formula Condition" shall have the meaning set forth in Section 2.1(c)(ii).

"Ex-Im Revolving Commitment" shall mean the obligation of Lender to make Ex-Im Revolving Loans to Borrowers in an aggregate principal amount, subject to Section 2.3, not exceeding $5,000,000.

"Ex-Im Revolving Credit Exposure" shall mean, on any date, the sum of the outstanding Ex-Im Revolving Loans.

"Ex-Im Revolving Loan" shall mean a loan made by Lender under the Ex-Im Revolving Commitment pursuant to Section 2.1(a)(ii).

"Ex-Im Revolving Note" shall mean a promissory note of Borrowers payable to the order of Lender in the principal amount of the Ex-Im Revolving Commitment, in substantially the form of Exhibit B.

"Export Order" shall have the meaning given such term in the Ex-Im Borrower Agreement.

"Extraordinary Expenses" shall mean all costs, expenses or advances that Lender may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Loan Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Lender, any Loan Party, any representative of creditors of an Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Lender's Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any enforcement action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' and auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.

"Facility" shall mean those certain parcels of real property together with improvements thereon located at (i) 1301 Colquitt Drive, Bainbridge, Georgia, which is operated by and owned in fee by DBP, (ii) 140 Industrial Boulevard, Bainbridge, Georgia, which is occupied by all Loan Parties other than DBP pursuant to a lease in favor of Parent and a sublease in favor of such Loan Parties and which is subject to the Permitted Sale-Leaseback, and (iii) 605 Rolling Hills Lane, 361 Rolling Hills Lane, 418 Winchester Soccer Road, and 246 Winchester Soccer Road, Winchester, Kentucky, which are occupied by DSK pursuant to a lease in favor of Parent and a sublease in favor of Danimer Kentucky, and which is subject to the Permitted Sale-Leaseback and the Kentucky IRB.

"FATCA" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.

"Floor" shall mean zero percent (0%) per annum.

"Fiscal Month" shall mean any fiscal month of the Loan Parties.

"Fiscal Quarter" shall mean any fiscal quarter of the Loan Parties.

"Fiscal Year" shall mean the fiscal year of the Loan Parties for accounting and tax purposes.

"FLSA" shall mean the Fair Labor Standards Act of 1938.

"Foreign Plan" shall mean any employee benefit plan or arrangement (i) maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States; or (ii) mandated by a government other than the United States for employees of any Loan Party or Subsidiary.

"Foreign Sales Ratio" shall mean, at any time, a ratio equal to (i) Borrowers’ sales of Eligible Inventory to Account Debtors outside of the United States to (ii) Borrowers’ total sales of Eligible Inventory, in each case, tested for the period of twelve (12) Fiscal Months most recently ended on the date of the most recent field examination conducted by Lender.

"Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

"Full Payment" shall mean, with respect to any Obligations, (i) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in such proceeding); (ii) if such Obligations arise from LC Disbursements or are inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Lender in its discretion, in the amount of required Cash Collateral); and (iii) a release of any claims of Loan Parties against Lender arising on or before the payment date. No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans are terminated.

"GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

"Governmental Authority" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the Ordinary Course of Business of such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor" shall mean, collectively, (i) each Borrower with respect to any Hedging Obligations between any Loan Party and Lender or any Affiliate of Lender, (ii) each Loan Party with respect to any Bank Product Obligations owing by any Loan Party, (iii) each Qualified ECP with respect to the payment and performance by each Specified Loan Party of its obligations under its Guarantee with respect to all Swap Obligations, and (iv) PubCo, Parent, and each other Person who now or hereafter guarantees payment or performance of any Obligations, any of the Advantage Subordinated Debt, or any of the Kentucky NMTC Subordinated Debt.

"Guaranty Agreement" shall mean each guaranty agreement, in form and substance satisfactory to Lender, made by a Guarantor in favor of Lender, pursuant to which such Guarantor Guarantees the payment and performance of the Obligations.

"Guarantor Payment" shall have the meaning set forth in Section 2.17(c)(ii).

“Hard Costs" shall mean, with respect to the purchase by any Borrower of an item of Eligible New Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, trade in allowances, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.

"Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Hedge Termination Value" shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (i) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include Lender or any Affiliate of Lender).

"Hedging Obligations" shall mean any and all obligations of a Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

"Hedging Transaction" shall mean (i) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by a Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any Master Agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Master Agreement, including any such obligations or liabilities under any Master Agreement.

"Indebtedness" shall mean, without duplication (i) all obligations of a Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than liabilities or obligations under the Management Services Agreement and unsecured trade payables incurred in the Ordinary Course of Business of such Person; provided, that for purposes of Section 8.1(f), trade payables overdue more than ninety (90) days shall be included in this definition except to the extent the same are being disputed in good faith by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to Property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances, bank guarantees, surety bonds, or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on Property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities, (xi) all net Hedging Obligations, and (xii) the then-outstanding amount of withdrawal or termination liability incurred under ERISA. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Taxes" shall mean (i) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of Loan Parties under any of the Loan Documents and (ii) to the extent not otherwise described in (i), Other Taxes.

"Indemnitee" shall have the meaning set forth in Section 9.3(b).

"Insolvency Proceeding" shall mean a bankruptcy, receivership, assignment for the benefit of creditors, debt adjustment, liquidation, dissolution, administration or any other insolvency case or proceeding under any applicable law.

"Intellectual Property" shall mean all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

"Intercompany Debt" shall mean Indebtedness owing from (i) any Loan Party to (ii) any other Loan Party or any Subsidiary (including an Excluded Subsidiary), which shall constitute Subordinated Debt hereunder.

"Interest Period" shall mean a period of one (1) month, provided that (i) the initial Interest Period may be less than one month, depending on the initial funding date and (ii) no Interest Period shall extend beyond the Commitment Termination Date.

"Interest Rate Determination Date" shall mean the date a LMIR Loan is funded on the Closing Date and the first Business Day of each calendar month thereafter.

"Inventory Formula Amount" shall mean on any date of determination thereof, an amount equal to the lesser of (i) the sum of the following (in each case stated at the lower of cost or market, with the cost thereof calculated on an average cost basis, as determined in accordance with GAAP, in each case, or such lesser percentage as Lender may determine from time to time in its discretion): (a) up to 50% of Eligible Non-Export Inventory consisting of finished goods, (b) up to 9% of Eligible Non-Export Inventory consisting of fermentation materials, (c) up to 47% of Eligible Non-Export Inventory consisting of resin raw materials of a type not otherwise described herein, and (d) up to 30% of other Eligible Non-Export Inventory consistent with the results of the most recent field examination; and (ii) $5,000,000.

"Investment" shall have the meaning set forth in Section 7.4.

"IRS" shall mean the United States Internal Revenue Service.

"ISDA Definitions" shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

"Kentucky IRB" shall mean the up to $135,000,000 City Of Winchester, Kentucky, industrial revenue bonds of DSK evidenced by, among other things, (a) that certain Bond Purchase Agreement among City of Winchester, Kentucky, Parent, as Servicing Agent, DSK and Parent., as Purchaser, with respect to up to $135,000,000, City Of Winchester, Kentucky, Industrial Building Revenue Bonds, Series 2020B (Danimer Scientific Kentucky Project) dated as of December 30, 2020; (b) that certain Bond Purchase Agreement among City of Winchester, Kentucky, Parent, as Servicing Agent, DSK and Parent., as Purchasers, with respect to up to $135,000,000, City of Winchester, Kentucky, Industrial Building Revenue Bonds, Series 2020A (Danimer Scientific Kentucky Project) dated as of December 30, 2020; (c) that certain Bill of Sale dated as of December 30, 2020 made by DSK to the City of Winchester, Kentucky, a municipal corporation and political subdivision of the Commonwealth of Kentucky having a mailing address of P.O. Box 40, 32 Wall Street, Winchester, Clark County, Kentucky 40392-0040; (d) the Kentucky IRB Lease Agreement and related assignment of the lease; and (e) each other document, instrument or agreement executed and delivered in connection therewith.

"Kentucky IRB Lease Agreement" shall mean that certain Lease Agreement between City of Winchester, Kentucky, and DSK with respect to up to $135,000,000 City Of Winchester, Kentucky, Industrial Building Revenue Bonds, Series 2020B (Danimer Scientific Kentucky Project) dated as of December 30, 2020, which interests of The City Of Winchester, Kentucky in such Lease Agreement have been assigned to Meredian Holdings Group, Inc.

"Kentucky NMTC Deposit Accounts" shall mean each "Disbursement Account" as defined in the Kentucky QLICI Loan Agreement, and the Brownfield, Consortium, and AMCREF reserve accounts under the Kentucky QLICI Loan Agreement, each of which are identified on Schedule 5.11.

"Kentucky NMTC Documents" shall mean, collectively, (i) the Kentucky QLICI Loan Agreement, (ii) that certain Fund Loan Agreement dated November 7, 2019, between Twain Investment Fund 427, LLC, a Missouri limited liability, as the fund borrower, and Holdings, as the fund lender, related to the state leverage loan, (iii) that certain Twain Investment Fund 428, LLC, a Missouri limited liability company, as the fund borrower, Holdings, as the Danimer fund lender, Brownfield Revitalization 60, LLC, a Delaware limited liability company, as the Brownfield fund lender, and Consortium America 79, LLC, a Delaware limited liability company, as the consortium fund lender, related to the federal leverage loan, and (iv) all promissory notes, guaranties, pledge agreements, and other documents, instruments, and agreements evidencing or related to the Kentucky NMTC Subordinated Debt (in each case, as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent permitted by the terms of the Subordination Agreement (Kentucky NMTC)).

"Kentucky NMTC Lender" shall mean AmCREF Fund 51, LLC, a Louisiana limited liability company.

"Kentucky NMTC Subordinated Debt" shall mean Indebtedness owing from DSK to the Kentucky NMTC Lender pursuant to the Kentucky NMTC Documents in the aggregate principal amount not to exceed $12,000,000, in connection with a New Markets Tax Credit transaction and which shall constitute Subordinated Debt hereunder.

"Kentucky NMTC Transaction" shall mean the new market tax credit transaction evidenced by the Kentucky NMTC Documents.

"Kentucky QLICI Loan Agreement" shall mean that certain QLICI Loan and Security Agreement dated as of November 7, 2019, by and between DSK and the Kentucky NMTC Lender.

"LC Commitment" shall mean that portion of the Revolving Commitment that may be used by Borrowers for the issuance of Letters of Credit in an aggregate face amount not to exceed $5,000,000.

"LC Disbursement" shall mean a payment made by Lender pursuant to a Letter of Credit.

"LC Documents" shall mean all applications, agreements and instruments relating to the Letters of Credit.

"LC Exposure" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of Borrowers at such time. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

"Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.15 by Lender for the account of Borrowers pursuant to the LC Commitment.

"LIBOR" shall mean the London interbank offered rate for U.S. dollar-denominated syndicated or bilateral credit facilities.

"Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

"Lien Waiver" shall mean the waiver or subordination of Liens satisfactory to Lender from a lessor, mortgagee, warehouse operator, processor or other third party that may have a Lien upon any Collateral that is in such third party’s possession or is located or leased by such party to a Loan Party, by which such Person shall waive or subordinate its Liens and claims with respect to any Collateral in favor of Lender and shall assure Lender’s access to any Collateral for the purpose of allowing Lender to enforce its rights and Liens with respect thereto.

"LMIR" shall mean that rate per annum effective on any Interest Rate Determination Date which is equal to the quotient of:

(i) the rate per annum equal to LIBOR for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Reuters reporting service, or such similar service as determined by Lender, as of the Reference Time; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by Lender to be the rate at which U.S. dollar deposits for the Interest Period, are offered to Lender in the London interbank market as of the Reference Time, divided by

(ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which Lender is subject with respect to any LMIR Loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"LMIR Loan" shall mean any Loan bearing interest at a rate based upon LMIR in effect from time to time.

"Loan Documents" shall mean, collectively, this Agreement, the Notes, the LC Documents, each Notice of Revolving Borrowing, each Guaranty Agreement, the Security Agreement, the Collateral Assignment of Business Interruption Insurance, each Subordination Agreement, each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, each Deposit Account Control Agreement, each Lien Waiver, each Borrowing Base Certificate, each Compliance Certificate, any pledge agreement, any other intercreditor agreement and any and all other instruments, agreements, documents and writings heretofore or hereafter executed in connection with any of the foregoing or any transaction relating hereto.

"Loan Parties" shall mean Borrowers and Guarantors (other than, solely for purposes of the grant of any security interest or Lien in favor of Lender, PubCo and Parent).

"Loans" shall mean all Revolving Loans and Equipment Loans (if any) in the aggregate or any of them, as the context shall require.

"Loss" shall mean, with respect to any Property, (i) the loss, theft, damage, or destruction thereof or other casualty with respect thereto or (ii) the condemnation or taking by eminent domain thereof by any Governmental Authority.

"Management Fees" shall mean all management, service and administrative fees owing from Borrowers to Manager from time to time under the Management Services Agreement as in effect on the Closing Date.

"Management Services Agreement" shall mean that certain Management Services Agreement dated as of March 13, 2019, by and between Manager and Holdings, as amended by that certain First Amendment to Management Agreement dated as of November 5, 2019 (as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent not prohibited by Section 4.13 hereof.

"Manager" shall mean Meredian Holdings Group, Inc., a Delaware corporation, in its capacity as manager under the Management Services Agreement.

"Master Agreement" shall mean any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.

"Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of any Loan Party or of Loan Parties and their Subsidiaries, (ii) the ability of any Loan Party to perform any of its obligations under the Loan Documents, (iii) the rights and remedies of Lender under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

"Material Agreement" shall mean any agreement or arrangement to which a Loan Party or Subsidiary is party (other than the Loan Documents) (i) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (ii) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; (iii) that relates or evidences any Material Indebtedness; (iv) that relates to or evidences any Subordinated Debt; or (v) that is (x) a material customer agreement of any Loan Party relating to $500,000 or more of Borrowers’ assets included in the Borrowing Base or (y) a supply agreement of any Loan Party the expiration, termination or other loss of which could have a Material Adverse Effect.

"Material Indebtedness" shall mean (i) the Advantage Subordinated Debt, (ii) the Kentucky NMTC Subordinated Debt and (iii) any other (x) Indebtedness (other than the Loans and Letters of Credit) or (y) obligations in respect of one or more Hedging Transactions, in each case, of any one or more Loan Parties or any of their Subsidiaries in a principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Loan Party or any Subsidiary thereof in respect to any Hedging Transaction at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Hedging Transaction were terminated at such time.

"Maximum Rate" shall have the meaning set forth in Section 9.12.

"Moody's" shall mean Moody's Investors Service, Inc.

"Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) any Loan Party, any Subsidiary or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Loan Party, any Subsidiary or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

"Net Proceeds (Asset Sales)" shall mean, in connection with any Asset Disposition, the difference between (i) the aggregate amount of cash or cash equivalents received by a Borrower or Subsidiary of a Borrower in connection with such Asset Disposition and (ii) all reasonable and customary costs and expenses actually incurred in connection with such Asset Disposition.

"Net Proceeds (Loss)" shall mean, in connection with the receipt by a Borrower or Subsidiary of a Borrower, or by Lender as lender’s loss payee as provided in Section 5.8, of any cash proceeds in connection with any Loss (including proceeds of insurance paid with respect to or awards or compensation arising from any Loss), the aggregate amount of cash or cash equivalents received by such Borrower or Subsidiary of a Borrower or Lender in connection with such Loss.

"Notes" shall mean, collectively, the Revolving Credit Note, each Equipment Loan Note (if any), and any other promissory note evidencing any of the Obligations.

"Notice of Conversion" shall have the meaning as set forth in Section 2.7(e).

"Notice of Revolving Borrowing" shall have the meaning as set forth in Section 2.2.

"Obligations" shall mean (i) all Loans, LC Exposure and other amounts owing by any or all Loan Parties to Lender or any of Lender's Affiliates pursuant to or in connection with this Agreement or any other Loan Document or otherwise, including all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments costs and expenses (including all fees and expenses of counsel to Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, (ii) all Bank Product Obligations, and (iii) all Hedging Obligations owed by any Loan Party to Lender or any Affiliate of Lender, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, that "Obligations" of a Loan Party shall exclude any Excluded Swap Obligations of such Loan Party.

"OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Off-Balance Sheet Liabilities" shall mean (i) any repurchase obligation or liability of a Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

"Ordinary Course of Business" shall mean, with respect to any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

"Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

"Out-of-Formula Condition" shall have the meaning set forth in Section 2.1(c)(ii).

"Out-of-Formula Loan" shall mean a Revolving Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolving Loan which, when funded, results in an Out-of-Formula Condition.

"Parent Company" shall mean with respect to Lender, the "bank holding company" as defined in Regulation Y, if any, of Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of Lender.

"Parent" shall mean Meredian Holdings Group, Inc., a Delaware corporation.

"Participant" shall have the meaning set forth in Section 9.4(c).

"Patent Security Agreement" shall mean the Patent Security Agreement executed by certain Loan Parties in favor of Lender on the Closing Date and each other patent security agreement at any time executed by a Loan Party in favor of Lender in connection herewith.

"Patriot Act" shall mean the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and in effect from time to time.

"Payment Office" shall mean the office of Lender located at 3333 Peachtree Road, N.E., 4th Floor, Atlanta, Georgia 30326, or such other location as to which Lender shall have given written notice to Borrower Agent.

"PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

"Permitted Investments" shall mean:

(i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six (6) months from the date of acquisition thereof;

(iii) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;

(v) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) immediately above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P. and

(vi) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (v) above.

"Permitted Liens" shall have the meaning given such term in Section 7.2 hereof.

"Permitted Purchase Money Debt" shall mean Purchase Money Debt of the Loan Parties that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $2,500,000 at any time.

"Permitted Refinancing" shall mean extensions, renewals and replacements of any Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof.

"Permitted Sale-Leaseback" shall mean the transaction or series of transactions pursuant to which (i) Alltech, Inc., as seller, and Parent, as purchaser, entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August 2, 2018, for the purchase and sale of certain real property located in Winchester, Kentucky, at 605 Rolling Hills Lane, 361 Rolling Hills Lane, 418 Winchester Soccer Road, and 246 Winchester Soccer Road, respectively (the “Kentucky PSA”), (ii) Parent and MBP, collectively as seller, and STORE Capital Acquisitions, LLC, a Delaware limited liability company (“STORE Capital”), as purchaser, entered into that certain Purchase and Sale Agreement, dated as of November 20, 2018, for the purchase and sale of certain real property located at 140 Industrial Boulevard, Bainbridge, Georgia (the “Georgia PSA”), (iii) Parent designated STORE Capital as its designee for the purposes of taking title to the real property under the Kentucky PSA, and (iv) STORE Capital and Parent entered into that certain Amended and Restated Master Lease, dated May 29, 2020, pursuant to which Parent leases the properties currently owned by STORE Capital pursuant to the Kentucky PSA and the Georgia PSA, as the foregoing transactions may be amended, restated, supplemented, or otherwise modified from time to time so long as such transactions relate only to Real Estate and not any personal Property of any Loan Party.

"Permitted Tax Distributions" shall mean, with respect to a Borrower so long as it is taxable as a partnership or disregarded entity for United States federal income tax purposes, tax distributions to the owners of Equity Interests in such Borrower (its "shareholders") in an aggregate amount that does not exceed, with respect to any period, an amount equal to (i) the Applicable Tax Amount minus (ii) to the extent not previously taken into account, any income tax benefit attributable to such Borrower which could be utilized by its shareholders, in the current or any prior year, or portion thereof, from and after the Closing Date (including any tax losses or tax credits).

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

"Plan" shall mean any "employee benefit plan" as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which any Loan Party or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

"Projections" shall mean projections of PubCo, Parent and Borrowers’ consolidated and consolidating financial condition, results of operations, cash flow, operating budget and Availability (to include balance sheets, income statements and statements of cash flows), prepared on a month-to-month basis for the applicable Fiscal Year pursuant to and as required by Section 5.1(i) hereof.

"Properly Contested" shall mean, in the case of any Indebtedness of a Loan Party or any Taxes of a Loan Party, in each case, that is not paid as and when due or payable by reason of such Loan Party's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness is not reasonably expected to have a Material Adverse Effect; (iv) no Lien is imposed upon any of such Loan Party’s Property with respect to such Indebtedness unless such Lien is at all times subordinate in priority to the Liens of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from, or is determined by the entry, rendition or issuance against a Loan Party or any of its Property of, a judgment, the enforcement of such judgment is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Loan Party, such Loan Party forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

"Property" shall mean any interest in any kind of property or asset, whether real, personal, or mixed or tangible or intangible.

"PubCo" shall mean Danimer Scientific, Inc., a Delaware corporation and parent company of Parent (formerly known as Live Oak Acquisition Corp.).

"Purchase Money Debt" shall mean (i) Indebtedness (other than the Obligations) for payment of any of the purchase price of fixed assets; (ii) Indebtedness (other than the Obligations) incurred within ten (10) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; (iii) Capital Lease Obligations; and (iv) any renewals, extensions or refinancings (but not increases) thereof.

"Purchase Money Lien" shall mean a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Indebtedness and constituting a capital lease or a purchase money security interest under the UCC.

"Qualified ECP" shall mean a Loan Party with total assets exceeding $10,000,000, or that constitutes an "eligible contract participant" under the Commodity Exchange Act and can cause another Person to qualify as an "eligible contract participant" under Section 1a(18)(A)(v)(II) of such act.

"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

"Real Estate" shall mean all real property owned or leased by each Loan Party and its Subsidiaries.

"Reference Time" with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is LMIR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LMIR, the time determined by Lender in its reasonable discretion.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Regulation T, U or X" shall mean each of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Reimbursement Date" shall have the meaning set forth in Section 2.15(e).

"Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

"Relevant Governmental Body" shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

"Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of a Loan Party or such other representative of a Loan Party as may be designated in writing by any one of the foregoing with the consent of Lender; and, with respect to the financial covenants only, the chief financial officer or the treasurer of Borrower Agent.

"Restricted Payment" shall have the meaning set forth in Section 7.5.

"Revolving Commitments" shall mean, collectively, the Domestic Revolving Commitment and the Ex-Im Revolving Commitment.

"Revolving Credit Exposure" shall mean, on any date, the sum of the Domestic Revolving Credit Exposure and the Ex-Im Revolving Credit Exposure.

"Revolving Credit Note" shall mean, individually or collectively as the context may require, the Domestic Revolving Note and the Ex-Im Revolving Note.

"Revolving Loan" shall mean, individually or collectively as the context may require, a Domestic Revolving Loan and an Ex-Im Revolving Loan.

"S&P" shall mean Standard & Poor's Financial Services, LLC.

"Sanctioned Country" shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

"Sanctioned Person" shall mean, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person Controlled by any such Person.

"Sanctions" shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.

"Schedule of Accounts" shall have the meaning set forth in Section 5.1(h).

"Security Agreement" shall mean that certain Guaranty and Security Agreement dated on or about the Closing Date among Loan Parties, PubCo, Parent and Lender.

"SOFR" shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

"SOFR Administrator" shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Administrator’s Website" shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's Property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

"Specified Loan Party" shall mean each Loan Party that is, at the time on which the relevant Guarantee or grant of the relevant security interest under the Loan Documents by such Loan Party becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an "eligible contract participant" under the Commodity Exchange Act at such time.

"STORE Capital" shall have the meaning given such term in the definition of Permitted Sale-Leaseback.

"Subordinated Debt" shall mean Indebtedness incurred or owing by a Loan Party that is expressly subordinate and junior in right of payment or lien priority to Full Payment of all Obligations on terms (including maturity, interest, fees, repayment, covenants, and subordination) satisfactory to Lender and subject to a Subordination Agreement, including the Advantage Subordinated Debt, the Kentucky NMTC Subordinated Debt, and the Intercompany Debt.

"Subordination Agreement" shall mean an agreement among Lender and any holder of Subordinated Debt or subordinated liens, in form and substance satisfactory to Lender in its discretion and shall include the Subordination Agreement (Advantage), the Subordination Agreement (Kentucky NMTC), and the Subordination Agreement (Intercompany).

"Subordination Agreement (Advantage)" shall mean that certain Amended and Restated Subordination Agreement dated as of the date hereof, among Lender, as senior creditor, and Advantage, as subordinated creditor, as may be further amended, restated, supplemented or otherwise modified in accordance with the terms thereof, which provides for the subordination of certain Liens and Indebtedness of Advantage to the Liens and Indebtedness of Lender.

"Subordination Agreement (Intercompany)" shall mean that certain Subordination Agreement dated as of the Closing Date between Lender, as senior creditor, and Borrowers, Parent, PubCo, and Danimer Scientific Manufacturing, Inc., as subordinated creditors, as at any time amended, restated, supplemented or otherwise modified in accordance with the terms thereof or to add additional parties (including any additional Excluded Subsidiaries) thereto.

"Subordination Agreement (Kentucky NTMC)" shall mean that certain Amended and Restated Subordination and Intercreditor Agreement dated as of the date hereof among Lender, as senior creditor, Kentucky NMTC Lender, as subordinated creditor, Parent, and DSK, as at any time further amended, restated, supplemented or otherwise modified in accordance with the terms thereof, which provides for the subordination of certain Liens of the Kentucky NMTC Lender to the Liens of Lender.

"Subordination Agreement (Tri-Party)" shall mean that certain Amended and Restated Subordination and Intercreditor Agreement dated as of the date hereof among Kentucky NMTC Lender and Lender, as senior creditors, Advantage, as subordinated creditor, Parent and DSK, as at any time further amended, restated, supplemented or otherwise modified in accordance with the terms thereof, which provides for the subordination of certain Liens and Indebtedness of Advantage to the Liens and Indebtedness of Lender and Kentucky NMTC Lender.

"Subsidiary" shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Parent, PubCo, and/or Borrower, excluding Excluded Subsidiaries.

"Swap Obligation" shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" shall mean for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Trademark Security Agreement" shall mean the Trademark Security Agreement executed by Loan Parties in favor of Lender on the Closing Date and each other trademark security agreement at any time executed by a Loan Party in favor of Lender in connection herewith.

"UCC" shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

"Unadjusted Benchmark Replacement" shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"Uncommitted Accordion Amount" shall have the meaning set forth in Section 2.3.

"Unfinanced Cash Capital Expenditures" shall mean, for any period, the amount of Capital Expenditures made by Borrowers and their Subsidiaries during such period in cash, but excluding any such Capital Expenditures (i) financed with Indebtedness permitted under Section 7.1(c) and (ii) financed with cash proceeds of equity investments received by PubCo, Parent or the applicable Loan Party.

"Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section .2.
Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated and consolidating financial statements of PubCo and its Subsidiaries (including Excluded Subsidiaries) delivered pursuant to Section 5.1(a); provided, that if Borrower Agent notifies Lender that Borrowers wish to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if Lender notifies Borrower Agent that it wishes to amend Article VI for such purpose), then Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrowers and Lender. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party (including Excluded Subsidiaries) at "fair value", as defined therein. Notwithstanding anything to the contrary contained herein, in the event of an accounting change to the treatment of leases, only those lease obligations (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Lease Obligations on the Closing Date shall be considered Capital Lease Obligations for purposes hereof and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that, along with all financial statements delivered to the Agent in accordance with the terms of this Agreement after the date of such accounting change, Borrowers shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

Section .3.
Terms Generally.
(a)
The definitions of terms herein and in any other Loan Document shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth in any Loan Document), (ii) any reference herein or in any other Loan Document to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) all references herein or in any other Loan Document to a specific time shall be construed to refer to the time in Atlanta, Georgia, unless otherwise indicated, (vi) the "discretion" of Lender shall mean the sole and absolute discretion of Lender and (vii) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time. Whenever the phrase "to the best of Borrowers' (or Loan Parties’) knowledge" or words of similar import are used in any Loan Documents, it means actual knowledge of a Responsible Officer, or knowledge that a Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates. A Default or an Event of Default shall be deemed "to continue," be "continuing," "exist," or be "in existence" at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing in accordance with this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement.
(b)
All other capitalized terms contained in this Agreement and not otherwise defined herein shall have, when the context so indicates, the meanings provided for by the UCC. Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Security, Securities Account, and Software.
Section .4.
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Article V

AMOUNT AND TERMS OF THE COMMITMENTS
Section V.1.
Revolving Loans.

(a) (i) Subject to the terms and conditions set forth herein, Lender agrees to make Domestic Revolving Loans to Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in the Domestic Revolving Credit Exposure exceeding the lesser of: (A) the Domestic Revolving Commitment minus that portion of the Availability Reserve attributable to the Domestic Borrowing Base and (B) the Domestic Borrowing Base. During the Availability Period, Borrowers shall be entitled to borrow, prepay and re-borrow Domestic Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that Borrowers may not borrow or re-borrow any Domestic Revolving Loans if a Default or Event of Default exists. Each Domestic Revolving Loan shall bear interest at the rate provided in Section 2.7.

(ii) Subject to the terms and conditions set forth herein, Lender agrees to make Ex-Im Revolving Loans to Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in the Ex-Im Revolving Credit Exposure exceeding the lesser of: (A) the Ex-Im Revolving Commitment minus that portion of the Availability Reserve attributable to the Ex-Im Borrowing Base and (B) the Ex-Im Borrowing Base. During the Availability Period, Borrowers shall be entitled to borrow, prepay and re-borrow Ex-Im Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that Borrowers may not borrow or re-borrow any Ex-Im Revolving Loans if a Default or Event of Default exists. Each Ex-Im Revolving Loan shall bear interest at the rate provided in Section 2.7. Borrowers shall use the proceeds of the Ex-Im Revolving Loans solely for the purposes permitted under Section 2.01 of the Ex-Im Borrower Agreement.

(iii) For the avoidance of doubt, (A) Lender shall have no obligation to make any Loan or issue any Letter of Credit under Section 2.15 that would result in the Revolving Credit Exposure exceeding the lesser of: (1) the Revolving Commitment and (2) the Borrowing Base, and (B) except to the extent increased in accordance with Section 2.3, the total Revolving Commitments of Lender contained in this Section 2.1 shall not exceed $20,000,000 in the aggregate at any one time.

(a)
Borrowers' obligation to pay the principal of, and interest on, the Revolving Loans shall be evidenced by the records of Lender and, if requested by Lender, by the Revolving Credit Note. The entries made in such records and/or on the schedule annexed to the Revolving Credit Note shall be prima facie evidence of the existence and amounts of the obligations of Borrowers therein recorded; provided, that the failure or delay of Lender in maintaining or making entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of Borrowers to repay the Revolving Loans (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.
(cc)
(i) If at any time the Domestic Revolving Credit Exposure exceeds the lesser of: (A) the Domestic Revolving Commitment and (B) the Domestic Borrowing Base (a "Domestic Out-of-Formula Condition"), such Domestic Revolving Credit Exposure shall nevertheless constitute Obligations that are secured by the Collateral, that bear interest as set forth herein, and that are entitled to all benefits thereof.

(ii) If at any time the Ex-Im Revolving Credit Exposure exceeds the lesser of: (i) the Ex-Im Revolving Commitment and (ii) the Ex-Im Borrowing Base (an "Ex-Im Out-of-Formula Condition"; a Domestic Out-of-Formula Condition and an Ex-Im Out-of-Formula Condition, collectively, an "Out-of-Formula Condition"), such Ex-Im Revolving Credit Exposure shall nevertheless constitute Obligations that are secured by the Collateral, that bear interest as set forth herein, and that are entitled to all benefits thereof.

(iii) In no event, however, shall Borrowers have any right whatsoever to (A) receive any Revolving Loan, or (B) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default, an Event of Default or an Out-of-Formula Condition. Out-of-Formula Loans shall be payable immediately on demand. For so long as an Out-of-Formula Condition exists, the principal amount of the Obligations, shall bear interest at the Default Rate.

Section .2.
Procedure for Revolving Loans.

(a) Borrower Agent shall give Lender written notice (or telephonic notice promptly confirmed in writing) of each Revolving Loan substantially in the form of Exhibit 2.2 (a "Notice of Revolving Borrowing") prior to 10:00 a.m. on the same Business Day of the making of each Revolving Loan requested. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of the Revolving Loan, the portion of such Loan that will be a Domestic Revolving Loan, and the portion of such Loan that will be an Ex-Im Revolving Loan, (ii) the proposed date of such Revolving Loan (which shall be a Business Day) and (iii) whether such Revolving Loan shall be a Base Rate Loan or a LMIR Loan. Upon the satisfaction of the applicable conditions set forth in Article III hereof, Lender will make the proceeds of each Revolving Loan available to Borrowers at the Payment Office on the date specified in the applicable Notice of Revolving Borrowing by crediting an account maintained by Borrowers with Lender or at Borrower Agent's option, by effecting a wire transfer of such amount to an account designated by Borrower Agent to Lender.

(b) If Borrowers have established a controlled disbursement account with Lender, the presentation for payment of any check or other item for payment drawn on such account at a time when there are insufficient funds to cover such payment shall be deemed to be a request for a Revolving Loan on the date of such presentation in the amount of the check or other item presented for payment. Lender may disburse the proceeds of such Revolving Loan directly to the controlled disbursement account or other appropriate account maintained with Lender.

(c) Lender may make extensions of credit under this Agreement based on communications or instructions received from any Person believed by Lender to be a Responsible Officer of any Borrower, or, at the discretion of Lender, if such extensions of credit are necessary to satisfy any Obligations. Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (including any interest, fees or expenses of Lender) shall be deemed irrevocably to be a request (without any requirement for the submission of a notice of borrowing) for a Revolving Loan on the due date of and in an aggregate amount required to pay such Obligations. Lender shall have no obligation to honor any deemed request for a Revolving Loan on or after the Commitment Termination Date or when any applicable condition precedent set forth in Article III hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default. The proceeds of each Revolving Loan deemed requested by Borrowers under this Section 2.2(c) may be disbursed by Lender by way of direct payment of the relevant Obligations.

Section .3.
Increase in Revolving Commitment. Subject to the terms and conditions of this Agreement, Borrowers may request an increase in the Domestic Revolving Commitment of up to $10,000,000 (the "Uncommitted Accordion Amount"), but only so long as (a) no Default or Event of Default exists, (b) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as the existing Domestic Revolving Commitment but subject to such additional fees required by Lender at such time, (c) increases under this Section 2.3 do not exceed the Uncommitted Accordion Amount in the aggregate and no more than two (2) increases are made, (d) no reduction in Commitments pursuant to Section 2.4 has occurred prior to the requested increase and (e) any and all other conditions required by Lender in its discretion to increase the Domestic Revolving Commitment are satisfied, including Lender's receipt of (1) internal credit approval for any such increase, (2) a consent and reaffirmation of guarantors from the Guarantors, (3) a certification from Borrowers that the conditions specified in Sections 3.1 and 3.2 of the Credit Agreement are and will be satisfied after giving effect to the increase, (4) amended and restated Notes or allonges to the existing Notes, (5) all such legal opinions of the Loan Parties' counsel as Lender may require, (6) evidence in form and substance satisfactory to Lender that such increase is permitted by the terms of the documents evidencing all Subordinated Debt, or the written consent of the holders of Subordinated Debt, as applicable, has been obtained, and (7) such other documents, certificates, and agreements as Lender may require. Lender is under no obligation to provide Borrowers with all or any part of the Uncommitted Accordion Amount, and any increase in the Revolving Commitment shall be approved by Lender in its discretion. Subject to the immediately preceding sentence and provided the conditions set forth in Section 3.2 are satisfied, the Domestic Revolving Commitment shall be increased by the requested amount on a date agreed upon by Lender and Borrower Agent. Lender and Borrowers shall execute and deliver such documents and agreements as Lender deems appropriate to evidence the increase in the Revolving Commitments.
Section .4.
Termination of Commitments. Unless sooner terminated in accordance with the terms of this Agreement, the Revolving Commitment shall terminate on the Commitment Termination Date. Partial reductions of the Revolving Commitments are not permitted unless Lender in its sole discretion provides written consent thereto.
Section .5.
Repayment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, in accordance with Section 2.13 hereof. All Obligations shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date. Principal payments with respect to any Equipment Loans made hereunder shall be due and payable in accordance with the terms of Section 2.19 and the Equipment Loan Note.
Section .6.
Prepayments of Revolving Loans.

(a) Mandatory Prepayments. Borrowers shall:

(i)
contemporaneously upon receipt by any Borrower or Subsidiary of a Borrower of any Net Proceeds (Asset Sales) or Net Proceeds (Loss), prepay the Obligations in an amount equal to such Net Proceeds (Asset Sales) or Net Proceeds (Loss), as applicable; and
(ii)
prepay Out-of-Formula Loans, on demand, as provided in Section 2.1(c).

(b) Voluntary Prepayments. Borrowers may make voluntary prepayments (without premium or penalty) of the Loans at any time.

(c) Application of Prepayments. Lender may apply any prepayments to the Obligations in such manner and in such order as determined by Lender in its discretion.

Section .35.
Interest on Loans.
(a)
Except as otherwise provided herein, Borrowers shall pay interest on (i) each Revolving Loan at the Applicable LMIR Rate or the Applicable Base Rate in effect for such Loan and (ii) each Equipment Loan at the Equipment Loan Interest Rate, in each case, subject to any minimum or floor rate provided for in this Agreement and the other Loan Documents. Interest shall be due and payable as provided in this Agreement and shall be calculated as described in this Agreement. The interest rate shall remain fixed during each Interest Period based upon the interest rate established pursuant to this Agreement on the applicable Interest Rate Determination Date. For avoidance of doubt, upon the replacement of LMIR or any subsequent Benchmark with a Benchmark Replacement (as such terms are defined herein), the interest rate for Revolving Loans and Equipment Loans shall equal the then-current Benchmark plus any margin over the index described in this Agreement and shall be subject to any minimum or floor rate provided for in this Agreement and the other Loan Documents.

(b)
While an Event of Default exists, Borrowers shall pay interest on the principal amount of each Loan at the interest rate otherwise applicable to such Loan hereunder plus an additional two percent (2%) per annum and Borrowers shall pay interest on the principal amount of all other Obligations hereunder (other than Loans) at the interest rate otherwise applicable to Revolving Loans hereunder plus an additional two percent (2%) per annum (in each case, the "Default Rate").

(c)
Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Loans shall be payable monthly in arrears on the first day of each calendar month (commencing on May 1, 2021), in arrears, and on the Commitment Termination Date. All interest payable at the Default Rate shall be payable on demand.

(d)
Lender shall calculate each interest rate applicable to the Loans hereunder and shall promptly notify Borrower Agent of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

(e)
Each Loan initially shall be a Base Rate Loan or LMIR Loan, as selected by Borrower Agent in the applicable Notice of Revolving Borrowing or Equipment Loan Request. Thereafter, Borrower Agent may elect to convert such Loan into a Base Rate Loan or LMIR Loan, as applicable, or to continue such Loan as a Base Rate Loan or LMIR Loan, as applicable. To make a conversion election pursuant to this Section, the applicable Borrower shall give Lender written notice of each Loan that is to be converted, substantially in the form of Exhibit 2.7(e) attached hereto (a "Notice of

Conversion") (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Loan and (y) prior to 11:00 a.m. three (3) Business Days prior to a conversion into a LMIR Loan. Each such Notice of Conversion shall be irrevocable and shall specify (i) the Loan to which such Notice of Conversion applies, (ii) the effective date of the election made pursuant to such Notice of Conversion, which shall be a Business Day and (iii) whether the resulting Loan is to be Base Rate Loan or a LMIR Loan. If, on the expiration of any month in respect of any LMIR Loan, the Borrower Agent shall have failed to deliver a Notice of Conversion, then, unless such Loan is repaid as provided herein, Borrower Agent shall be deemed to have elected to continue such Loan as a LMIR Loan as originally elected. No conversion of any LMIR Loan shall be permitted except on the last day of the month in respect thereof.

(f)
LMIR on the date hereof is 0.11513% and therefore the rate of interest in effect hereunder for Revolving Loans bearing interest at LMIR, expressed in simple interest terms as of the date hereof, is 2.61513%. The Base Rate on the date hereof is 3.25% and therefore the rate of interest in effect hereunder for Revolving Loans bearing interest at the Base Rate, expressed in simple interest terms as of the date hereof, is 4.75%.
Section .36.
Fees.

(a) Commitment Fee. Borrowers jointly and severally agree to pay to Lender a commitment fee, which shall accrue at a rate of 0.20% per annum on the average daily amount of the unused Revolving Commitment (which shall be calculated based on the total Revolving Credit Exposure); provided, that if Lender continues to have any Revolving Loans or LC Exposure outstanding after the Commitment Termination Date, then the commitment fee shall continue to accrue on the amount of Lender's unused Commitment from and after the Commitment Termination Date until the Full Payment of the Obligations. Accrued commitment fees shall be payable in arrears on the first day of each month and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided further, that any commitment fees accruing after the Commitment Termination Date shall be payable on demand.

(a)
Letter of Credit Fees. Borrowers jointly and severally agree to pay to Lender (i) letter of credit fees which shall accrue at a rate per annum equal to the Applicable Margin then in effect for Loans bearing interest at LMIR on the average daily amount of Lender's LC Exposure (excluding any portion thereof attributable to LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including any LC Exposure that remains outstanding after the Commitment Termination Date), and (ii) a fronting fee payable on the date of issuance of each Letter of Credit, and thereafter, annually on each anniversary of such date of issuance until the date on which such Letter of Credit expires or is drawn in full, in an amount equal to 0.125% of the amount of the LC Exposure attributable to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) on any such date, as well as Lender's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.
(jj)
Closing Fee. Borrowers jointly and severally agree to pay to Lender a closing fee in the amount of $50,000.00, in immediately available funds. The closing fee shall be fully earned, non-refundable and due and payable on the Closing Date.
(kk)
Ex-Im Fee. On the Closing Date, and on each anniversary thereof, for the following year, Borrowers shall pay Lender, for the benefit of Lender and Ex-Im Bank, a fee equal to $40,000.00.
(ll)
Payments. Except to the extent otherwise provided in this Section 2.8, accrued fees shall be payable monthly in arrears on the first day of each month, commencing on May 1, 2021 and on the Commitment Termination Date (and if later, until the Full Payment of the Obligations); provided, however, that any such fees accruing after the Commitment Termination Date shall be payable on demand. All fees payable hereunder at any time shall be fully earned when due and shall be non-refundable in whole or in part.
Section .2.
Computation of Interest and Fees.

All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by Lender of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section .3.
Inability to Determine Interest Rates.

(a) In the event Lender determines in its sole discretion on a particular date (the “Determination Date”) that Lender cannot make, fund, or maintain a loan based upon the London Interbank Offered Rate (provided a Benchmark Transition Event has not occurred) or the Benchmark Replacement, as applicable, for any reason, including without limitation illegality or the inability to ascertain or determine said rate on the basis provided for herein, then Lender shall give notice to Borrower Agent of such determination and thereafter will have no obligation to make, fund or maintain a loan based on such index. Upon such Determination Date, the interest rate shall convert to the Base Rate for purposes of any fundings or advances requested by Borrowers and shall apply to any outstanding balance and, thereafter, the interest rate on LMIR Loans shall adjust simultaneously with any fluctuation in the Base Rate. In the event Lender determines that the circumstances giving rise to a notice pursuant to this Section have ended, Lender shall provide notice of same at which time the interest rate will revert to the prior rate based upon the London Interbank Offered Rate (provided a Benchmark Transition Event has not occurred) or the Benchmark Replacement, as applicable, plus the margin over the index described in this Agreement, subject to any minimum or floor rate provided for in the Loan Documents.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Charlotte, North Carolina) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower Agent without any amendment to this Agreement or any other Loan Document, or further action or consent of any Borrower.

(c) In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any Borrower.

(d) Lender will promptly notify Borrower Agent of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.10(e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any Borrower.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LMIR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Lender may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Lender may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for an advance based upon LMIR, conversion to or continuation of loans based upon LMIR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section .4.
Illegality. If any Change in Law shall make it unlawful or impossible for Lender to make, maintain or fund any LMIR Loan, Lender shall promptly give notice thereof to Borrower Agent, whereupon until Lender notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make LMIR Loans, or to continue or convert outstanding Loans as or into LMIR Loans, shall be suspended, and all such Loans shall be made as, or converted to, Base Rate Loans.
Section .5.
Increased Costs.
(a)
In the event that any applicable law or regulation, guideline or order or the interpretation or administration thereof by any governmental or regulatory authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to Lender of any amounts payable by the Borrowers under this Agreement and the other Loan Documents (other than taxes imposed on the overall net income of Lender) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender, or (iii) shall impose any other condition with respect to this Agreement, and the result of any of the foregoing is to increase the cost to Lender of making or maintaining LMIR Loans or to reduce any amount receivable by Lender under this Agreement, and Lender determines that such increased costs or reduction in amount receivable was attributable to LMIR or the then-current Benchmark being used to establish the interest rate hereunder, then the Borrowers shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased costs (the "Additional Costs"). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower Agent by Lender, shall be conclusive and binding in the absence of manifest error
(b)
If Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on Lender's capital (or on the capital of the Parent Company of Lender) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which Lender or Parent Company could have achieved but for such Change in Law (taking into consideration Lender's policies with respect to capital adequacy and liquidity or the policies of such Parent Company with respect to capital adequacy and liquidity) then, from time to time, Lender may provide Borrower Agent with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand, Borrowers shall pay to Lender such additional amounts as will compensate Lender for any such reduction suffered.
(c)
A certificate of Lender or the Parent Company of Lender setting forth the amount or amounts necessary to compensate Lender specified in Section 2.12 (a) or (b) shall be delivered to Borrower Agent and shall be conclusive, absent manifest error.
(d)
Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender's right to demand such compensation.
Section .6.
Payments Generally. Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12 or 2.14, or otherwise) prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Lender at its Payment Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

Section .7.
Taxes. For purposes of this Section 2.14, the term "applicable law" includes FATCA.
(a)
Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes except as required by applicable law; provided, that if Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)
In addition, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of Lender, timely reimburse Lender for the payment of, any Other Taxes.
(c)
Borrowers shall indemnify Lender for the full amount of any Indemnified Taxes or Other Taxes paid by Lender on or with respect to any payment by or on account of any obligation of Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Agent by Lender shall be conclusive absent manifest error.
(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrowers to a Governmental Authority, Borrower Agent shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(e)
Each Loan Party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, Lender and the Full Payment of the Obligations.
Section .8.
Letters of Credit.
(a)
During the Availability Period, Lender agrees to issue, at the request of Borrower Agent, Letters of Credit under the Domestic Revolving Commitment for the account of Borrowers on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is thirty (30) days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $250,000; and (iii) Borrowers may not request any Letter of Credit, if, after giving effect to such issuance (A) the LC Exposure would exceed the LC Commitment or (B) the Revolving Credit Exposure would exceed the lesser of: (x) the Domestic Revolving Commitment minus that portion of the Availability Reserve attributable to the Domestic Borrowing Base and (y) the Domestic Borrowing Base; (C) any Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to this Agreement; or (D) a Default or Event of Default exists (or any other applicable condition under Section 3.2 cannot be satisfied). Lender shall have no obligation to issue any Letter of Credit the proceeds of which would be made available to any Person (1) to fund any activity or business of or with any Sanctioned Person or in any country, territory or region that is, or whose government is, at the time of such funding, the subject of any Sanctions or (2) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(b)
To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), Borrower Agent shall give Lender irrevocable written notice, or transmit by electronic communication (if arrangements for doing so have been approved by Lender), prior to 12:00 noon (Atlanta, Georgia time), at least three (3) Business Days prior to the requested date of such issuance specifying (i) the date (which shall be a Business

Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), (ii) the expiration date of such Letter of Credit, (iii) the amount of such Letter of Credit, (iv) the name and address of the beneficiary thereof and (v) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as Lender shall approve and that the applicable Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as Lender shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c)
Lender shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. Lender shall notify Borrower Agent of such demand for payment and whether Lender has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve Borrowers of their obligation to reimburse Lender with respect to such LC Disbursement. Borrowers shall be irrevocably and unconditionally obligated to reimburse Lender for any LC Disbursements paid by Lender in respect of such drawing, without presentment, demand or other formalities of any kind.
(d)
If any Event of Default shall exist, on the Business Day that Borrower Agent receives notice from Lender demanding the deposit of Cash Collateral pursuant to this Section 2.15(d), Borrowers shall deposit in a Controlled Account with Lender, in the name of Lender and for the benefit of Lender, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 8.1(g) or (h). Such deposit shall be held by Lender as collateral for the payment and performance of the Obligations. Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Controlled Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and discretion of Lender and at Borrowers' risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by Lender to reimburse itself for LC Disbursements and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of Borrowers for the LC Exposure at such time or, to satisfy other Obligations of Borrowers under this Agreement.
(e)
If Lender honors any request for payment under a Letter of Credit, Borrowers shall pay to Lender, on the same day ("Reimbursement Date"), the amount paid under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Lender for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Revolving Borrowing, Borrowers shall be deemed to have requested a Base Rate Loan in an amount necessary to pay all amounts due on any Reimbursement Date.
(f)
Borrowers' obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
(i)
any lack of validity or enforceability of any Letter of Credit or this Agreement;
(ii)
the existence of any claim, set-off, defense or other right which any Borrower or any Subsidiary or Affiliate of any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), Lender or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iii)
any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)
payment by Lender under a Letter of Credit against presentation of a draft or other document to Lender that does not comply with the terms of such Letter of Credit;
(v)
any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrowers' obligations hereunder; or
(vi)
the existence of a Default or an Event of Default.

Neither Lender nor any Related Party of Lender shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of Lender, and Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, Lender may, in its discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)
Unless otherwise expressly agreed by Lender and Borrowers when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Lender, its correspondents, and the beneficiaries thereof will be governed by (i) for standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) and (ii) for commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, and, in either case, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 9.5.
Section .9.
Borrower Agent. Each Borrower hereby designates Danimer Scientific Holdings, LLC, a Delaware limited liability company ("Borrower Agent"), as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Lender. Borrower Agent hereby accepts such appointment. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Lender may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Lender shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action or undertaking on its behalf by Borrower Agent shall be binding upon and enforceable against it.
Section .10.
Nature and Extent of Each Borrower's Liability.
(a)
Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 2.17) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Loan Party; (e) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any Loan Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

(b)
Waivers.
(i)
Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-Loan Party other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower and Lender that the provisions of this Section 2.17 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(ii)
Lender may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 2.17. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable law pertaining to "election of remedies" or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower's rights of subrogation against any other Person. Lender may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 2.17, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.
(c)
Extent of Liability; Contribution.
(i)
Notwithstanding anything herein to the contrary, each Borrower's liability under this Section 2.17 shall not exceed the greater of (x) all amounts for which such Borrower is primarily liable, as described in Section 2.17(c)(iii) below, and (y) such Borrower's Allocable Amount.
(ii)
If any Borrower makes a payment under this Section 2.17 of any Obligations (other than amounts for which such Borrower is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower's Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The "Allocable Amount" for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 2.17 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(iii)
Section 2.17(c)(i) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations relating to LC Disbursements with respect to Letters of Credit issued to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

(iv)
Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP's obligations and undertakings under this Section 2.17 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section 2.17 shall remain in full force and effect until Full Payment of all Obligations. Each Loan Party intends this Section 2.17(c)(iv) to constitute, and this Section 2.17(c)(iv) shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support or other agreement" for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.
(d)
Joint Enterprise. Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically. Borrowers' business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Lender's willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers' request.
(e)
Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Full Payment of its Obligations.
Section .11.
Collateral. All of the Obligations shall be secured by a continuing security interest and Lien upon all real and personal Property of each Loan Party as provided in the Security Agreement and the other Loan Documents.
Section .12.
Equipment Purchase Facility.
(a)
Subject to and upon the terms and conditions contained herein, at any time and from to time after the later to occur of (i) the “Completion Date” under and as defined in the Kentucky IRB Lease Agreement and (ii) the Covenant Election Date, but prior to April 29, 2022 (or such later date as agreed to by Lender in its discretion) (the “Equipment Loan Advance Period”), at the request of Borrowers (such requests to be made by Borrowers no more frequently than one (1) time in any consecutive thirty (30) day period and not more than four (4) times during the Equipment Loan Advance Period), Lender may, in its sole and absolute discretion, make one or more Equipment Loans to Borrowers in an amount equal to eighty percent (80%) of the Hard Costs of Eligible New Equipment purchased by Borrowers after the Closing Date and prior to the expiration of the Equipment Loan Advance Period. The proceeds of any Equipment Loan made at Lender’s discretion shall be used solely for the payment of the purchase price (or to reimburse Borrowers for the cash payments previously paid by Borrowers for the purchase price) for the Eligible New Equipment specified in the Equipment Loan Request applicable to such Equipment Loan; provided, that, (x) to the extent that the proceeds of any Equipment Loan are used to reimburse Borrowers for the cash payments paid by Borrowers for the purchase price of any Eligible New Equipment, Borrowers shall have taken possession of such Eligible New Equipment within ninety (90) days prior to the date of Borrowers’ request for such Equipment Loan, and (y) no Equipment Loan Request shall include any Eligible New Equipment that supports any other Equipment Loan or other financing. Each Equipment Loan shall be in an amount of not less than $100,000.00. A single Equipment Loan may be used for the purchase price of one or more items constituting Eligible New Equipment specified in the Equipment Loan Request required to be delivered to Lender pursuant to Section 2.19(d)(i) below. The minimum amount of each Equipment Loan applies to the amount of such Equipment Loan, not to the amount of the purchase price of any individual item of Eligible New Equipment.

(b)
The outstanding aggregate principal amount of the Equipment Loans made by Lender shall not at any time exceed the Equipment Loan Limit, as reduced by the amount of all principal payments in respect of Equipment Loans. If at any time the outstanding aggregate principal amount of all Equipment Loans shall exceed the Equipment Loan Limit, as reduced by the amount of all principal payments in respect of Equipment Loans, then in any such case, Lender may require that Borrowers promptly repay to Lender the entire amount of such excess(es).
(c)
Each Equipment Loan made to Borrowers by Lender in its discretion shall (i) bear interest at the Equipment Loan Interest Rate (plus the Default Rate at any time in effect pursuant hereto), (ii) be repaid, together with interest and other amounts payable hereunder, in accordance with the provisions of this Agreement and the other Loan Documents, and (iii) be fully secured by all of the Collateral (including Equipment) on a first priority basis, subject to Liens expressly permitted by clauses (j) and (k) of Section 7.2 to the extent such Liens are fully subordinated to the Obligations pursuant to the terms of the applicable Subordination Agreement; provided, that no Eligible New Equipment shall (w) constitute or be included on the list of “Specified CDE Equipment Collateral” as such term is defined in the Subordination Agreement (Kentucky NMTC), (x) constitute or be included on the list of “Specified CDE Collateral” as such term is defined in the Subordination Agreement (Tri-Party), (y) be subject to the prior lien of the Kentucky NMTC Lender, Advantage, or any other Person, or (z) be deemed to have been transferred to the City of Winchester, Kentucky, pursuant to the Kentucky IRB.
(d)
In addition to the other conditions precedent to any Loan set forth in Section 3.2 of this Agreement, the making by Lender of each Equipment Loan (if made in its sole and absolute discretion) shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender in its discretion:
(i)
Lender shall have received from Borrowers during the Equipment Loan Advance Period not less than five (5) Business Days and not more than twenty (20) Business Days prior written notice of the proposed Equipment Loan (each such notice being an "Equipment Loan Request"), which notice shall specify and include the following: (A) the proposed date and amount of the Equipment Loan, (B) a list and description of the Eligible New Equipment (by model, make, manufacturer, serial number and/or such other identifying information as may be requested by Lender), (C) whether any of such Eligible New Equipment has been purchased prior to the date of the proposed Equipment Loan and if so, the date of such purchase and identifying the specific Eligible New Equipment that has been so purchased, (D) the Hard Costs and total purchase price for such Eligible New Equipment (and the terms of payment of such purchase price), (E) the location of such Eligible New Equipment and the date of installment thereof; and (F) such other information and documents as Lender may from time to time reasonably request with respect to such Eligible New Equipment or otherwise;
(ii)
Lender shall have a valid and perfected first priority security interest in and lien upon such Eligible New Equipment and such Eligible New Equipment shall be free and clear of all Liens other than Liens expressly permitted by clauses (j) and (k) of Section 7.2;
(iii)
Lender shall have received a duly executed Equipment Loan Note in the amount of the Equipment Loan to be made;
(iv)
Lender shall have received copies (or originals, if requested), of all agreements, documents and instruments relating to the purchase of the Eligible New Equipment as may be requested by lender, including any purchase orders, invoices, bills of sale or similar documents;
(v)
Lender shall have received evidence satisfactory to Lender that the Eligible New Equipment has been received and installed by Borrowers and is in good working order and operating for its intended purpose; and
(vi)
Lender shall have received payment of such Equipment Loan Fee.
(e)
Upon request by Lender, Borrowers shall provide to Lender periodic evidence satisfactory to Lender that the Eligible New Equipment is in good working order and operating for its intended purpose.
(f)
Borrowers jointly and severally agree to pay to Lender, upon the making of such Equipment Loan, a fee in the amount of 0.50% multiplied by the principal amount of such Equipment Loan, in immediately available funds on such date (each such fee, the “Equipment Loan Fee”). Each Equipment Loan Fee shall be fully earned, non-refundable and due and payable on the date of the making of each Equipment Loan.

(g)
Borrowers shall pay principal with respect to each Equipment Loan (subject to earlier payment as provided herein) in equal, consecutive monthly installments of principal, each in an amount calculated below, commencing on the first day of the first month following the making of the applicable Equipment Loan, together with interest thereon and other amounts as provided herein with respect to such Equipment Loan, and ending on the Commitment Termination Date.
(h)
The amount of each monthly installment of principal in respect of each Equipment Loan (other than the last installment due on the Commitment Termination Date, which shall be in an amount equal to the entire unpaid balance of the Equipment Loan) shall equal the original principal amount of such Equipment Loan divided by sixty (60); provided, that, the entire unpaid principal balance of such Equipment Loan and all accrued and unpaid interest thereon shall be due and payable on the Commitment Termination Date. Amounts repaid on account of the Equipment Loans may not be reborrowed.
(i)
Borrowers' obligation to pay the principal of, and interest on, the Equipment Loans shall be evidenced by the records of Lender and, if requested by Lender, by the Equipment Loan Note. The entries made in such records and/or on the schedule annexed to the Equipment Loan Note shall be prima facie evidence of the existence and amounts of the obligations of Borrowers therein recorded; provided, that the failure or delay of Lender in maintaining or making entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of Borrowers to repay the Equipment Loans (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.
Article XXXVI

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
Section XXXVI.1.
Conditions Precedent to Effectiveness. The obligations of Lender to make Loans and to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in writing by Lender):
(a)
Lender shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses of Lender and its Affiliates (including reasonable fees, charges and disbursements of counsel to Lender) required to be reimbursed or paid by Borrowers hereunder, under any other Loan Document and under any agreement with Lender;
(b)
Lender shall have received the following, each to be in form and substance satisfactory to Lender and its counsel:

(i) a counterpart of this Agreement signed by or on behalf of each party hereto;

(ii) the Note(s) duly executed by Borrowers;

(iii) a certificate of the Secretary or Assistant Secretary of each Loan Party attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(iv) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

(v) favorable written opinions of Kane Kessler, P.C. and James-Bates-Brannan-Grover-LLP, as local Georgia counsel to Borrowers and Guarantors (together with any local counsel opinions, as applicable), counsel to the Loan Parties, addressed to Lender and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as Lender shall reasonably request;

(vi) a certificate dated the Closing Date and signed by a Responsible Officer, certifying that (A) (1) no Borrower is in default under any supply agreement with any customer, (2) no customer under any supply agreement has a basis for termination of such agreement prior to the stated maturity date thereof, and (3) Borrowers have satisfied all of their obligations under each such agreement and under applicable law with respect to the products supplied thereunder, and (B) after giving effect to the funding of the initial Revolving Loans and issuance of any Letters of Credit on the Closing Date, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of PubCo, Parent and Borrowers described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(vii) a duly executed Notice of Revolving Borrowing for any initial Revolving Loans;

(viii) a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof;

(ix) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any applicable law, or by any contractual obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall exist;

(x) copies of (A) the internally prepared monthly financial statements of PubCo and its Subsidiaries on a consolidated and consolidating basis for the calendar month ended February 28, 2021, (B) the audited consolidated and consolidating financial statements for PubCo and its Subsidiaries for the Fiscal Year ended December 31, 2020 and (C) financial projections on a monthly basis for the Fiscal Year ending December 31, 2021, and on an annual basis thereafter through the Fiscal Year ending December 31, 2024;

(xi) a certificate, dated the Closing Date and signed by the chief financial officer of Borrower Agent, confirming that the Loan Parties are Solvent on a consolidated basis before and after giving effect to the funding of the initial Revolving Loans and the consummation of the transactions contemplated to occur on the Closing Date;

(xii) the Security Agreement, duly executed by Loan Parties, PubCo, Parent, and each of their Domestic Subsidiaries (other than Excluded Subsidiaries), together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Security Agreement, as requested by Lender in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties, as requested by Lender, indicating that there are no prior Liens on any of the Collateral other than Permitted Liens and Liens to be released on the Closing Date, (C) an information certificate, duly completed and executed by the Loan Parties, and (D) duly executed Patent Security Agreements and Trademark Security Agreements and Copyright Security Agreements, as applicable;

(xiii) Deposit Account Control Agreements, duly executed by Lender, each applicable depository bank and the applicable Borrower;

(xiv) with respect to the headquarters location and each location where books or records or Collateral is stored or located, a copy of the underlying lease, as applicable, and a Lien Waiver from the landlord of such leased property or the bailee with respect to any warehouse or other location where such books, records or Collateral are stored or located, which Lien Waivers shall be satisfactory to Lender in all respects;

(xv) the Subordination Agreement (Tri-Party), the Subordination Agreement (Advantage), the Subordination Agreement (Kentucky NMTC), and the Subordination Agreement (Intercompany), and all other Subordination Agreements required to be delivered on the Closing Date, in each case, duly executed by the applicable parties thereto;

(xvi) all Ex-Im Guarantee Documents duly executed by the applicable parties thereto and all other matters related to the Ex-Im facility provided for hereunder as Lender may require;

(xvii) all other Loan Documents required by Lender duly executed by the applicable Loan Parties;

(xviii) a duly completed and executed Borrowing Base Certificate prepared as of February 28, 2021, and Lender's satisfaction that, upon giving effect to the initial funding of Revolving Loans and issuance of Letters of Credit, the implementation of the Availability Reserve and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables more than sixty (60) days past due, Excess Availability is not less than $2,000,000;

(xix) certificates of insurance, in form and detail acceptable to Lender, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, in each case naming Lender as lender's loss payee, additional insured or mortgagee, as the case may be;

(xx) all documentation and other information with respect to Loan Parties that Lender requires or is required by regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the PATRIOT Act; and

(xxi) such other documents, certificates, information or legal opinions as Lender may request, all in form and substance satisfactory to Lender and if any Loan Party qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

(c)
Lender shall have completed all business and legal due diligence required by Lender, including (i) receipt of background checks on key members of management and ownership of the Loan Parties, the results of which shall each be satisfactory in form and substance to Lender, (ii) completion of an initial field examination, the results of which shall each be satisfactory in form and substance to Lender, and (iii) Lender's receipt of final credit approval and the satisfaction of all conditions contained therein.
Section .101.
Each Credit Event. The obligation of Lender to make any Loan or to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
(a)
at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default exists;
(b)
all representations and warranties of each Loan Party set forth in the Loan Documents and in the Ex-Im Guarantee Documents applicable to Borrower are true and correct in all material respects (or in all respects if such representation and warranty is qualified by materiality) on and as of the date of such Loan or the date of issuance, amendment, extension or renewal of such Letter of Credit (except for representations and warranties that expressly apply only on an earlier date, which were true and correct in all material respects when made or deemed made), in each case before and after giving effect thereto;
(c)
no event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect;
(d)
No Out-of-Formula Loan or Out-of-Formula Condition exists or will exist on and as of the date of such Loan or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;
(e)
Lender shall have received, as applicable, a Notice of Revolving Borrowing, Notice of Conversion, Equipment Loan Request, and Borrowing Base Certificate then required by the terms of this Agreement;

(f)
With respect to the issuance, amendment, renewal, or extension of a Letter of Credit, all conditions set forth in Section 2.15 of this Agreement are satisfied; and
(g)
Lender shall have received such other customary administrative documentation as it may reasonably request, all in form and substance reasonably satisfactory to Lender.

The making of each Loan and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by Borrowers on the date thereof as to the matters specified in Section 3.2.

Article CI

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants, for itself and on behalf of PubCo and Parent, as applicable, to Lender as follows:

Section CI.1.
Existence; Power. Each Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.
Section CI.2.
Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder, member, partner or other similar action. This Agreement has been duly executed and delivered by each Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of each Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.
Section CI.3.
Governmental Approvals; No Conflicts. The execution, delivery and performance by each Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect (including filings necessary to perfect the Liens granted by the Loan Documents), (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Agreement binding on any Loan Party or any of its Subsidiaries or any of its Property or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any of its Subsidiaries, except Liens created under the Loan Documents.
Section CI.4.
Financial Statements. Borrowers have furnished to Lender (a) (i) the audited consolidated and consolidating balance sheet of Parent and its Subsidiaries as of December 31, 2019, and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, audited by Thomas Howell Ferguson P.A., and (ii) the audited consolidated and consolidating balance sheet of PubCo and its Subsidiaries as of December 31, 2020, and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, audited by KPMG LLP and (b) the unaudited consolidated and consolidating balance sheet of PubCo and its Subsidiaries as at the end of the Fiscal Month ended February 28, 2021, and the related unaudited consolidated and consolidating statements of income and cash flows for the Fiscal Month and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present in all material respects the consolidated and consolidating financial condition of Parent (or PubCo, as applicable) and its Subsidiaries as of such dates and the consolidated and consolidating results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b). Since

December 31, 2020, there have been no changes with respect to Parent (or PubCo, as applicable) and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

Section CI.5.
Litigation and Environmental Matters.
(a)
No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of any Borrower, threatened against any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which challenges the validity or enforceability of this Agreement or any other Loan Document.
(b)
Except for the matters set forth on Schedule 4.5, no Loan Party nor any Subsidiary (i) has failed to comply with any Environmental Law in all material respects or to obtain, maintain or comply with any material permit, license or other approval required under any Environmental Law, (ii) has become subject to any material Environmental Liability, (iii) has received notice of any claim with respect to any material Environmental Liability or (iv) knows of any basis for any material Environmental Liability.
Section CI.6.
Compliance with Laws and Agreements. Each Loan Party and each Subsidiary is in compliance in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority. Each Loan Party and each Subsidiary is in compliance in all material respects with all indentures, agreements or other instruments binding upon it or its Properties. No Inventory has been produced in violation of the FLSA.
Section CI.7.
Investment Company Act, Etc. No Loan Party nor any Subsidiary is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of, the Investment Company Act of 1940, as amended, or (b) otherwise subject to regulation under the Interstate Commerce Act, any public utilities code or any other applicable law regarding its authority to incur debt.
Section CI.8.
Taxes. Each Loan Party and each of its Subsidiaries and each other Person for whose Taxes any Borrower or any Subsidiary could become liable have timely filed or caused to be filed all federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all Taxes shown to be due and payable on such returns or on any assessments made against it or its Property and all other material Taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority, in each case by such due date, except to the extent being Properly Contested. The charges, accruals and reserves on the books of Borrowers and Subsidiaries in respect of such Taxes are adequate in accordance with GAAP, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.
Section CI.9.
Margin Regulations. No Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock." No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any margin stock or for any related purpose governed by Regulations T, U or X.
Section CI.10.
ERISA. Except as disclosed on Schedule 4.10:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, or the expiration of the requisite period under applicable regulations promulgated by the IRS under the Code or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination has not occurred and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and ERISA Affiliate has met all applicable material requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) With respect to each Plan, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) as of the most recent valuation date for any Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%; and no Loan Party or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%; (iii) no Loan Party or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Plan.

(d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

Section CI.11.
Intellectual Property. Each Loan Party and each Subsidiary owns, or is licensed, or otherwise has the right, to use, all Intellectual Property material to its business, and the use thereof by such Loan Party and its Subsidiaries does not infringe on the rights of any other Person in any material respect. Except as set forth on Schedule 4.11, no Loan Party nor any Subsidiary pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property.
Section CI.12.
Disclosure. (a) None of the reports (including all reports, if any, that Borrowers are required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of Loan Parties to Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and Lender acknowledges that such projections and forecasts are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or forecasted results. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section CI.13.
Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against any Loan Party or any of its Subsidiaries, or, to any Borrowers' knowledge, threatened against or affecting any Loan Party or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against any Loan Party or any of its Subsidiaries, or to Borrowers' knowledge, threatened against any of them before any Governmental Authority. No Loan Party or any Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement other than the Management Services Agreement. The Loan Parties will not agree to any amendment to the Management Services Agreement that has the effect of either (a) adding any material management fees, service fees, consulting fees, supplemental fees, or other fees thereto or (b) materially increasing the management fees, service fees, consulting fees, and supplemental fees payable thereunder on the date hereof.
Section CI.14.
Capital Structure. Schedule 4.14 sets forth the name of, the ownership interest of each Loan Party in, the jurisdiction of incorporation of, and the type of, each Subsidiary. Except as disclosed on Schedule 4.14, in the five (5) years preceding the Closing Date, no Loan Party or Subsidiary has acquired all or substantially all of the assets of any Person or a division of such Person (excluding Persons who sold assets that were acquired from such Person in accordance with this Agreement) nor been the surviving entity in a merger or combination.

Section CI.15.
Solvency. Each Loan Party and each of its Subsidiaries, on a consolidated basis, is Solvent, and, after giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, will be Solvent on a consolidated basis.
Section CI.16.
Anti-Corruption Laws and Sanctions. Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Loan Parties, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrowers, their agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transactions contemplated herein will violate Anti-Corruption Laws or applicable Sanctions.
Section CI.17.
Title to Properties; Priority of Liens. Each Loan Party and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, except for immaterial defects in title, including all Property reflected in any financial statements delivered to Lender, in each case free of Liens except Permitted Liens; provided, that certain of DSK’s Real Estate and personal Property will be transferred to the City of Winchester, Kentucky, pursuant to the Kentucky IRB, which property will be transferred subject to Lender’s Liens in the Collateral. Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Lender in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Lender's Liens.
Section CI.18.
Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account shown as an Eligible Account in a Borrowing Base Certificate, that:
(a)
it is genuine and in all respects what it purports to be;
(b)
it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business of a Borrower, and substantially in accordance with any purchase order, contract or other document relating thereto, and (x) Borrower has not received notice of expiration of the contract or other arrangement with the Account Debtor of such Account, (y) there has been no material disruption of the conduct of business under such contract or arrangement (whether or not constituting a default under any agreement governing such arrangement), or (z) such Account Debtor has not communicated an intent to terminate or allow its arrangements with the applicable Borrower to lapse without renewal;
(c)
it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Lender on request;
(d)
it is not subject to any offset, Lien (other than Lender's Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business of such Borrower and disclosed to Lender; and it is absolutely owing by the Account Debtor, without contingency of any kind;
(e)
no purchase order, agreement, document or applicable law restricts assignment of the Account to Lender (regardless of whether, under the UCC, the restriction is ineffective), and such Borrower is the sole payee or remittance party shown on the invoice;
(f)
no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business of such Borrower for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Lender hereunder; and

(g)
to the best of Borrowers' knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet such Borrower's customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition.
Section CI.19.
Environmental Compliance.
(a)
The Loan Parties have duly complied in all material respects with, and their facilities, business, assets, Property, leaseholds, Real Estate and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, RCRA and all other Environmental Laws; there are no outstanding citations or notices or orders of material non-compliance or violation issued to any Loan Party or relating to its facilities, business, assets, Property, leaseholds, Real Estate or Equipment under the Federal Occupational Safety and Health Act, RCRA or other Environmental Laws.
(b)
The Loan Parties have been issued or obtained all federal, state, or local licenses, permits, consents, approvals or authorizations required under Environmental Laws necessary for their operations, and have complied in all material respects with all such licenses, permits, consents, approvals or authorizations; all such licenses, permits, consents, approvals or authorizations are current and in full force and effect.
(c)
(i) No Hazardous Materials are present or have been Released at, upon, under, within or from any Real Estate in an amount, manner, condition or concentration that could reasonably be expected to result in material liabilities to any Loan Party, (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Estate except those kept in amounts and under circumstances in material compliance with Environmental Laws or which could not reasonably be expected to result in material liabilities to any Loan Party, and (iii) the Real Estate has not during the ownership thereof by the applicable Loan Party been used as a treatment, storage or disposal facility of Hazardous Waste.
Section CI.20.
Material Agreements.
(a)
All Material Agreements are set forth on Schedule 4.20 as of the Closing Date, and the Loan Parties have heretofore delivered to Lender true and complete copies of such Material Agreements to which any of them are a party or to which any of them or any of their properties are subject.
(b)
No Loan Party is in default in the payment or performance of any Material Agreement, which could reasonably be expected to have a Material Adverse Effect.
Section CI.21.
Anti-Terrorism Laws.
(a)
General. No Loan Party or any Subsidiary of a Loan Party, or, to each Loan Party’s knowledge, any other Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(b)
Executive Order No. 13224. No Loan Party or any Subsidiary or Affiliate of any Loan Party or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is any of the following (each a "Blocked Person"):
(i)
a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(ii)
a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)
a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)
a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;
(v)
a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or
(vi)
a Person or entity who is affiliated or associated with a Person or entity listed above.
(c)
No Loan Party nor to the knowledge of any Loan Party, any of its agents or officers acting in any capacity in connection with the Loans or other transactions hereunder (X) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (Y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.
Section CI.22.
Trading with the Enemy. No Loan Party, nor any officer of any Loan Party, has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.
Section CI.23.
Parent and PubCo as Holding Companies. Neither Parent nor PubCo has any assets, liabilities, or operations other than as set forth in Section 7.15.
Section CI.24.
Kentucky NMTC Transaction. Borrowers have provided to Lender true, correct, and complete copies of all the material Kentucky NMTC Documents, together with all amendments thereto; the Kentucky NMTC Documents and the performance by the applicable Loan Parties of their obligations thereunder do not conflict with or violate any of the terms of the Loan Documents; the Loan Party's entry into this Agreement and the other Loan Documents did not and will not violate any provisions of the Kentucky NMTC Documents (unless prior written consent from all applicable parties to the Kentucky NMTC Transaction has been obtained and a copy thereof provided to Lender); and no default or event of default has occurred or exists under the Kentucky NMTC Transaction or Kentucky NMTC Documents.
Section CI.25.
Advantage Transaction. Borrowers have provided to Lender true, correct, and complete copies of all the material Advantage Loan Documents, together with all amendments thereto; the Advantage Loan Documents and the performance by the applicable Loan Parties of their obligations thereunder do not conflict with or violate any of the terms of the Loan Documents; the Loan Party's entry into this Agreement and the other Loan Documents did not and will not violate any provisions of the transactions contemplated by the Advantage Loan Documents (unless prior written consent from all applicable parties to the Advantage Loan Documents has been obtained and a copy thereof provided to Lender); and no default or event of default has occurred or exists under the Advantage Loan Documents.

Article CII
Kentucky IRB. Borrowers have provided to Lender true, correct, and complete copies of all the material documents evidencing the Kentucky IRB; such documents and the performance by the applicable Loan Parties of their obligations there under do not conflict with or violate any of the terms of the Loan Documents; the Loan Party's entry into this Agreement and the other Loan Documents did not and will not violate any of the transactions contemplated by the Kentucky IRB; and no default or event of default has occurred or exists under the Kentucky IRB. Lender hereby consents to the existence of the Kentucky IRB based on the foregoing representations and warranties. DSK and Parent agree that, upon any Event of Default hereunder, DSK and Parent shall, promptly upon written demand by Lender, terminate the Kentucky IRB Lease Agreement pursuant to the terms thereof solely as it pertains to the personal Property and reacquire title to the personal Property from the City of Winchester, Kentucky, pursuant to the terms of the Kentucky IRB.
AFFIRMATIVE COVENANTS

Until Full Payment of the Obligations and termination of the Commitments, each Borrower covenants and agrees, for itself, that it shall, and shall cause each Subsidiary to, comply with the following covenants:

Section CII.1.
Financial Statements and Other Information. Borrowers will deliver to Lender:
(a)
as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, a copy of the annual audited report for such Fiscal Year for PubCo and its Subsidiaries, containing a consolidated and consolidating balance sheet of PubCo and its Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of PubCo and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the Projections, all in reasonable detail and reported on by KPMG LLP, or other reputable independent public accountants of at least regionally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of PubCo and its Subsidiaries for such Fiscal Year on a consolidated and consolidating basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards, or, if applicable, PCAOB standards;
(b)
as soon as available and in any event within forty-five (45) days after the end of each Fiscal Month ending after the Closing Date through the Fiscal Month ending immediately prior to the Covenant Election Date, and within thirty (30) days after the end of each Fiscal Month ending on or after the Covenant Election Date, an unaudited consolidated and consolidating balance sheet of PubCo and its Subsidiaries as of the end of such Fiscal Month and the related unaudited consolidated and consolidating statements of income and cash flows of PubCo and its Subsidiaries for such Fiscal Month and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Month and the corresponding portion of PubCo’s previous Fiscal Year and the Projections, all certified by a Responsible Officer of Borrower Agent as presenting fairly the financial condition and results of operations of PubCo and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)
concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above (or more frequently if requested by Lender if a Default or Event of Default exists), a Compliance Certificate signed by a Responsible Officer of Borrower Agent, that includes the following: (i) certifies that no Default or Event of Default exists on the date of such certificate, and if a Default or an Event of Default then exists, specifies the details thereof and the action which Borrowers have taken or propose to take with respect thereto, (ii) sets forth in reasonable detail a calculation of the Consolidated Fixed Charge Coverage Ratio (and any other financial covenants contained in Article VI) for the period of twelve (12) Fiscal Months ending on the last day of the most recently ended Fiscal Month (which shall be required whether or not Borrowers are required to satisfy the financial covenants contained in Article VI), and (iii) states whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of PubCo and its Subsidiaries, and, if any change has occurred, specifies the effect of such change on the financial statements accompanying such Compliance Certificate;
(d)
concurrently with the delivery of the financial statements referred to in clause (a) above, copies of all management letters and a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default;
(e)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said commission, or with any national securities exchange, or distributed by PubCo or any Borrower to its shareholders or members, as applicable, generally, as the case may be and copies of any press releases or other statements made available by a Loan Party to the public concerning material changes to or developments in the business of such Loan Party; provided, that at any time the PubCo is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Borrowers may satisfy their obligation to deliver the financial statements (but not the other information) referred to in clauses (a) and (b) above and the information required by this clause (e) and by clause (m) below by delivering such financial statements electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on a publicly available website maintained by or on behalf of the SEC for access to documents filed in the EDGAR database.
(f)
on the Closing Date and on or before the twentieth (20th) day of each month after the Closing Date, Borrower Agent shall deliver to Lender a Borrowing Base Certificate prepared as of the close of business of the previous month and, during the existence of an Event of Default, at such other times as Lender may request; provided, that, at any time (A) (x) Excess Availability is less than the greater of (i) twenty-two and one half percent (22.5%) multiplied by the Borrowing Base and (ii) $2,250,000 and (B) the balance of Revolving Credit Exposure and Equipment Loans at any time during the past sixty (60) days has been greater than $0, or (y) an Event of Default exists, Borrower Agent shall deliver to Lender a Borrowing Base Certificate on or before the second (2nd) Business Day of each week as of the last Business Day of the immediately preceding week. All calculations of Excess Availability in connection with any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Responsible Officer to Lender, provided, that Lender shall have the right to review and adjust, in the exercise of its discretion, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Lender prior to such date, as the calculation in such Borrowing Base Certificate may be adjusted from time to time by Lender as herein authorized;
(g)
on the Closing Date and on or before the twentieth (20th) day of each month after the Closing Date, Borrower Agent shall deliver to Lender, in form and substance satisfactory to Lender, (i) a report showing the type, book value and location of the Inventory and Eligible New Equipment of each Borrower as of the last day of the preceding Fiscal Month, and (ii) a report of sales, collections, debit and credit adjustments; provided, that, at any time (A) (x) Excess Availability is less than the greater of (i) twenty-two and one half percent (22.5%) multiplied by the Borrowing Base and (ii) $2,250,000 and (B) the balance of Revolving Credit Exposure and Equipment Loans at any time during the past sixty (60) days has been greater than $0, or (y) an Event of Default exists, Borrower Agent shall deliver to Lender all such reports and information on or before the second (2nd) Business Day of each week as of the last Business Day of the immediately preceding week;

(h)
on the Closing Date and on or before the twentieth (20th) day of each month after the Closing Date, Borrower Agent shall deliver to Lender, in form and substance satisfactory to Lender, (i) a detailed aged trial balance of all Accounts existing as of the last day of the preceding Fiscal Month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), (ii) upon Lender's reasonable request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled, (iii) a reconciliation of Borrowers' Accounts aging report to Borrowers' general ledger and to the most recent Borrowing Base Certificate delivered to Lender, and (iv) such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request; provided, that, at any time (A) (x) Excess Availability is less than the greater of (i) twenty-two and one half percent (22.5%) multiplied by the Borrowing Base and (ii) $2,250,000 and (B) the balance of Revolving Credit Exposure and Equipment Loans at any time during the past sixty (60) days has been greater than $0, or (y) an Event of Default exists, Borrower Agent shall deliver to Lender all such reports and information on or before the second (2nd) Business Day of each week as of the last Business Day of the immediately preceding week;
(i)
no later than thirty (30) days after the commencement of each Fiscal Year, deliver Projections to Lender for such Fiscal Year;
(j)
upon request by Lender, Borrowers shall deliver to Lender, in form reasonably acceptable to Lender, lockbox, bank and investment account statements and such other matters and information relating to the status of then existing Accounts of each Borrower as Lender shall reasonably request;
(k)
promptly upon receipt thereof, copies of all final forms of management reports submitted to Borrowers or any other Loan Party by independent auditors in connection with each annual or interim audit made by such auditors of the books Borrowers or any other Loan Party;
(l)
upon request by Lender, concurrently with the delivery of the financial statements referred to in clause (a) above and, with respect to the last Fiscal Month of each Fiscal Quarter, clause (b), a management discussion and analysis report relating to the Loan Parties;
(m)
promptly upon the filing thereof, all reports, certificates, and other filings made by or on behalf of any Loan Party with the U.S. Securities and Exchange Commission (subject to the proviso set forth in clause (e) above); and
(n)
promptly following any request therefor, (i) such other information regarding the Collateral, results of operations, business affairs and financial condition of any Loan Party or any Subsidiary as Lender may reasonably request and (ii) information and documentation requested by Lender for purposes of compliance with applicable "know your customer" requirements under the PATRIOT Act or other applicable anti-money laundering laws.
Section CII.2.
Notices of Material Events. Borrowers will furnish to Lender prompt written notice of the following:
(a)
the occurrence or existence of any Default or Event of Default;
(b)
the threat, filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Governmental Authority, whether or not covered by insurance, against or, to the knowledge of any Borrower, affecting any Loan Party or any Subsidiary;
(c)
any judgment in an amount exceeding $500,000;
(d)
the written assertion of any material claim or assertion that a Loan Party’s or Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property;

(e)
any violation or asserted violation of any applicable law (including ERISA, the Occupational Safety and Hazard Act of 1970 or the FLSA;
(f)
the occurrence of any event or any other development by which any Loan Party or any of its Subsidiaries (i) materially fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law and necessary for the conduct of Borrowers’ business, (ii) becomes subject to any material Environmental Liability, (iii) receives notice of any claim with respect to any material Environmental Liability, or (iv) becomes aware of any basis for any material Environmental Liability and in each of the preceding clauses;
(g)
the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Loan Parties and Subsidiaries in an aggregate amount exceeding $500,000;
(h)
any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract;
(i)
(i) any default, event of default, or other cause for enforcement action under, or termination, of any Material Agreement or the Kentucky IRB and (ii) as soon as available and in any event within ten (10) days after receipt thereof, (A) copies of all notices or other material information delivered by the parties in connection with a Material Agreement or the Kentucky IRB other than those delivered in the Ordinary Course of Business, (B) copies of any material amendment, modification, supplement, or restatement of any Material Agreement (which shall not be deemed to permit any such amendment, modification, supplement or restatement in contravention of the other terms hereof) or the Kentucky IRB, (C) any deposit required to be made under any Material Agreement or the Kentucky IRB to a reserve or escrow account or otherwise, other than those delivered in the Ordinary Course of Business, and (D) any demand by any party to a Material Agreement or the Kentucky IRB for payment of any past due amounts or any intention to, or exercise of, any enforcement action, right, remedy or any put, call or similar option right pursuant to such agreement;
(j)
the discharge of or any withdrawal or resignation by Loan Parties’ independent accountants;
(k)
any opening of a new headquarters, office or place of business where a Borrower’s books and records or any Collateral will be located, at least thirty (30) days prior to such opening;
(l)
[reserved];
(m)
with respect to any material customer relationship (including, as of the Closing Date, Borrowers' arrangements with Ecoform Multifol, WinCup Plastics, PepsiCo and Nestle or their respective Affiliates), notice of expiration thereof, any material disruption of the conduct of business thereunder (whether or not constituting a default under any agreement governing such relationship), and notice of any written communication received by a Loan Party in which any such customer communicates an intent to terminate or allow its arrangements with Borrowers to lapse without renewal;
(n)
any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;
(o)
the Loan Parties are unable, for a period of thirty (30) or more days, to produce or source or obtain the amount of polyhydroxyalkanoate, polylactic acid polymers or other material ingredients needed to run their business in the ordinary course; and
(p)
any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certificate.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section CII.3.
Existence; Conduct of Business. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks, trade names and all other Intellectual Property rights material to the conduct of its business and will continue to engage in substantially the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.
Section CII.4.
Compliance with Laws, Etc. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, comply with all laws, rule, regulations and requirements of any Governmental Authority applicable to its Properties, including ERISA, Environmental Laws, the FLSA, the Occupational Safety and Hazard Act of 1970, Anti-Corruption Laws, Anti-Terrorism Laws, securities laws and laws regarding collection and payment of Taxes, and maintain all governmental approvals necessary for the lawful ownership of its Properties and conduct of its business, unless failure to so comply (other than failure to comply with Anti-Corruption Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.
Section CII.5.
Payment of Obligations. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, pay and discharge all of its obligations and liabilities (including all tax liabilities and claims that could result in a Lien) before the same shall become delinquent or in default, except to the extent Properly Contested.
Section CII.6.
Books and Records. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated and consolidating financial statements of PubCo, Parent, Borrowers, and their Subsidiaries in conformity with GAAP.
Section CII.7.
Visitation, Inspection, Etc. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, permit any representative of Lender to visit and inspect its Properties, to conduct field examinations, audit and inspect its books and records and to make copies and take extracts therefrom, to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, to evaluate and make physical verifications of the Inventory and other Collateral in any manner that Lender considers advisable and conduct appraisals of Inventory, all with such reasonable frequencies and upon the provision of reasonable notice; provided that if an Event of Default exists, no prior notice shall be required. Borrowers shall only be obligated to reimburse Lender for the expenses of two (2) field examinations during any period of twelve (12) consecutive months after the Closing Date, unless an Event of Default exists, in which event no such reimbursement limitations shall apply to any visit, inspection, audit, examination or appraisal under this Section 5.7. For the avoidance of doubt, Borrowers shall not be obligated to reimburse Lender for the expenses of any Inventory appraisals absent an Event of Default.
Section CII.8.
Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, (a) keep and maintain all Property in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, in cash case in amounts and otherwise having terms satisfactory to Lender, (c) upon request of Lender, furnish to Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by each Loan Party and its Subsidiaries in accordance with this Section, and (d) at all times shall name Lender as additional insured on all liability policies of each Loan Party and its Subsidiaries and as lender's loss payee (pursuant to a lender's loss payee endorsement approved by Lender) and mortgagee (if applicable) on all casualty and property insurance policies of each Loan Party and its Subsidiaries.
Section CII.9.
Reserved.
Section CII.10.
Use of Proceeds and Letters of Credit. Borrowers will use the proceeds of all Loans to repay existing Indebtedness, to pay fees and expenses in connection with the negotiation and execution of this Agreement and the other Loan Documents, to finance working capital needs and for other general corporate purposes of Borrowers and Subsidiaries (including the issuance of Letters of Credit) to the extent permitted by this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X or in any manner which would result in the representation in Sections 4.9 or 4.16 being incorrect. All Letters of Credit will be used for general corporate purposes. No Borrower will request any Loan or Letter of Credit, and no Borrower nor any of its Subsidiaries or their respective directors, officers, employees and agents will use the proceeds of any Loan or Letter of Credit (a) in the furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (c) in any manner that would result in the violation of any Anti-Terrorism Law or Sanctions applicable to any party hereto.

Section CII.11.
Cash Management.
(a)
Each Borrower will maintain its principal operating accounts at, and its treasury management business with, Lender (other than the Kentucky NMTC Deposit Accounts) or such other institution as Lender may agree in its sole discretion. On or before the Closing Date, Borrowers and each other Loan Party (other than PubCo and Parent) will establish, and thereafter maintain at all times, a deposit account with Lender that will serve as the main concentration account (the "Concentration Account"), and Borrowers and each other Loan Party will, and will cause each of their Subsidiaries to, except as otherwise agreed in Lender’s sole discretion, maintain all other cash management and treasury business with Lender, including all Deposit Accounts (other than Deposit Accounts used exclusively for petty cash purposes), disbursement accounts, securities accounts, investment accounts and other similar accounts (each such account, together with the Concentration Account, a "Controlled Account"). Each Controlled Account shall be a Cash Collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which Borrowers and each other Loan Party shall have granted a first priority Lien to Lender.
(d)
Within ninety (90) days after the Closing Date, (i) Borrowers will, and will cause each of their Domestic Subsidiaries to, maintain lockbox accounts with Lender and (ii) each Borrower will cause its Account Debtors to make payments in respect of the Collateral consisting of Accounts directly into the Concentration Account or other lockbox accounts that are Controlled Accounts. In the event that any Borrower shall at any time receive any remittances of any of the foregoing directly or shall receive any other funds representing proceeds of the Collateral, such Borrower will, and will cause each of its Subsidiaries to, (i) hold the same as trustee for Lender and segregate such remittances from its other assets and (ii) deposit promptly, and in any event no later than one (1) Business Day after the date of receipt thereof, all cash, cash equivalents, checks, notes, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Accounts or representing proceeds of the Collateral into the Concentration Account or other lockbox accounts that are Controlled Accounts.
(e)
At all times:

(i) Borrowers shall take all steps to ensure that all of their Account Debtors forward all items of payment to the Concentration Account or to lockboxes or Controlled Accounts established with Lender;

(ii) all amounts which shall be deposited into the Concentration Account or any lockbox account that is a Controlled Account shall immediately be under the sole dominion and exclusive control of Lender, and no Borrower shall have any right to withdraw such amounts from the applicable Controlled Account;

(iii) on each Business Day, Lender may cause, without further consent of any Borrower, all immediately available funds in lockbox accounts that are Controlled Accounts to be deposited into the Concentration Account and apply all immediately available funds in the Concentration Account against the Obligations. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers for withdrawal as long as no Default or Event of Default exists; and

(f)
Each Borrower, on behalf of itself and its Subsidiaries, irrevocably waives the right to direct the application of any Collateral proceeds, and agrees that Lender shall have the continuing, exclusive right to apply and reapply the same against the Obligations, in such manner as Lender deems advisable, notwithstanding any entry by Lender in its records.

(g)
Lender retains the right at all times an Event of Default exists to notify Account Debtors of each Borrower that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses incurred by Lender, including reasonable attorneys' fees.
(h)
Neither any Borrower nor any of its Subsidiaries shall open any Deposit Account other than:
(i)
the Concentration Account and other Controlled Accounts maintained with Lender,
(ii)
the Excluded Deposit Accounts so long as such Deposit Accounts are used solely for the purposes set forth on Schedule 5.11 and do not at any time receive or contain any proceeds of any Collateral;
(iii)
other Deposit Accounts used exclusively for petty cash and local trade payables; provided that the aggregate balance of all such Deposit Accounts that are not Controlled Accounts or otherwise subject to a Deposit Account Control Agreement shall not exceed at any time $100,000; and
(iv)
such other accounts as may be agreed to in writing by Lender in its sole discretion (and subject to any conditions required by Lender in connection therewith).
(i)
As of the Closing Date, all bank accounts of any nature of each Borrower and its Subsidiaries are listed on Schedule 5.11.
(j)
Borrowers (i) shall not deposit any amounts into the Kentucky NMTC Deposit Accounts except as may be expressly required under the terms of the Kentucky NMTC Documents, and (ii) Borrowers shall cause the Kentucky NMTC Deposit Accounts to be closed promptly after the wind down or other termination of the Kentucky NMTC Transaction.
Section .200.
Additional Subsidiaries and Collateral.

(a) In the event that, after the Closing Date, any Person becomes a Domestic Subsidiary of a Loan Party (other than an Excluded Subsidiary), whether pursuant to formation, acquisition or otherwise, Borrowers shall promptly notify Lender thereof and Borrowers shall cause such Domestic Subsidiary (i) to become a new Borrower or Guarantor, as determined by Lender, and to grant Liens in favor of Lender in all of its Property by executing and delivering to Lender supplements to the Security Agreement, each in form and substance satisfactory to Lender and, in the case of new Borrowers, a joinder to this Agreement, and authorizing and delivering, at the request of Lender, such UCC financing statements or similar instruments required by Lender to perfect the Liens in favor of Lender and granted under any of the Loan Documents, and, as requested by Lender, to deliver all such other documentation (including certified organizational documents, resolutions, lien searches, legal opinions, and amendments or joinders to subordination agreements and intercreditor agreements, as applicable) and to take all such other actions as required by Lender. In addition, Borrowers shall, or shall cause the applicable Loan Party to (i) pledge all of the Equity Interests of such Domestic Subsidiary to Lender as security for the Obligations by executing and delivering a supplement to the Security Agreement or a separate pledge agreement in form and substance satisfactory to Lender, and (ii) deliver the original certificates evidencing such pledged Equity Interests to Lender together with appropriate powers executed in blank.

(b) In the event that, after the Closing Date, any Person becomes a direct Foreign Subsidiary of any Loan Party, whether pursuant to formation, acquisition or otherwise, (i) Borrowers shall promptly notify Lender thereof and (ii) to the extent such Foreign Subsidiary is owned directly by any Loan Party, Borrowers shall, or shall cause the applicable Loan Party to (i) pledge 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary and 100% of the issued and outstanding non-voting Equity Interests of such Foreign Subsidiary, as applicable to Lender as security for the Obligations pursuant to a pledge agreement in form and substance satisfactory to Lender, (ii) deliver the original certificates evidencing such pledged Equity Interests to Lender, together with appropriate powers executed in blank and (iii) deliver all such other documentation (including certified organizational documents, resolutions, lien searches, legal opinions, and amendments or joinders to subordination agreements and intercreditor agreements, as applicable) and to take all such other actions as Lender may request.

(c) Borrowers agree that, following the delivery of any Loan Documents required to be executed and delivered by this Section, Lender shall have a valid and enforceable, first priority perfected Lien (subject only to (x) Liens of Advantage under the Advantage Loan Documents and priority agreements related thereto in the Subordination Agreement (Advantage) and the Subordination Agreement (Tri-Party)) on the Property required to be pledged pursuant to subsection (a) of this Section 5.12 and (z) Permitted Liens). All actions to be taken pursuant to this Section 5.12 shall be at the expense of Borrowers or the applicable Loan Party and shall be taken to the satisfaction of Lender.

Section .201.
Leased Locations.

If any Loan Party proposes to lease any Real Estate that is a headquarters location or a location where books or records, or any Collateral in an amount exceeding $50,000 will be stored or located, it shall first provide to Lender a copy of such lease and obtain a Lien Waiver from the landlord of such leased property or the bailee with respect to any warehouse or other location where such books, records or Collateral will be stored or located, which agreement or letter shall be in form and substance reasonably satisfactory to Lender.

Section .202.
Administration of Accounts.
(a)
Borrowers shall keep accurate and complete records of their Accounts. If Accounts in an aggregate face amount in excess of $250,000 cease to be Eligible Accounts in whole or in part, Borrower Agent shall notify Lender of such occurrence promptly (and in any event within two (2) Business Days) after any Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.
(b)
At any time an Event of Default exists, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers in accordance with Section 9.3.
(c)
If an Account of a Borrower includes a charge for any Taxes payable to any Governmental Authority, and unless the payment of such Taxes is being Properly Contested, Lender is authorized, in its sole discretion, upon notice to Borrower Agent and after Borrowers' failure or inability to pay such Tax, to pay such Tax (without duplication of other payments made with respect to any such Tax), the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by any Borrower.
(d)
Whether or not a Default or an Event of Default exists, Lender shall have the right at any time, in the name of Lender, any designee of Lender or any Borrower to verify the validity, amount or any other matter relating to any Accounts of each Borrower by mail, telephone, telegraph or otherwise.
Section .203.
Administration of Inventory.
(a)
Each Borrower shall keep accurate and complete records of its Inventory. Each Borrower shall furnish Lender perpetual inventory reports respecting such Inventory in form and detail satisfactory to Lender at such times as Lender may reasonably request. At Lender's request, each Borrower shall, at its own expense, conduct a physical inventory no less frequently than annually and periodic cycle counts consistent with such Borrower 's historical practices and shall provide to Lender a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as Lender shall reasonably request. Lender may participate in and observe each physical count or inventory, which participation shall be at Borrowers' expense in accordance with Section 9.3.
(b)
Each Borrower shall not acquire or accept any Inventory on consignment or approval and will insure that all Inventory that is produced in the United States of America will be produced in accordance with the FLSA; shall produce, use, store and maintain all Inventory with reasonable care in accordance with applicable standards of its insurance policies and in conformity with applicable law in all material respects; and shall maintain current rent payments at all locations at which any Inventory is maintained or stored.

Section .204.
Administration of Equipment.
(a)
Each Borrower shall keep accurate records itemizing and describing the items and cost of Equipment and all dispositions made in accordance with Section 7.6 (all of which records shall be available to Lender for inspection), and, on Lender's request, shall furnish Lender with a current schedule containing such information. Promptly after Lender's request, each Borrower shall deliver to Lender evidence of ownership of the Equipment and such matters related to Eligible New Equipment as Lender may request, including proof that such equipment was transferred subject to Lender’s Liens in the Collateral to the City of Winchester, Kentucky, pursuant to the Kentucky IRB, is not financed or deemed financed by the Kentucky NMTC Lender or included on the list of “Specified CDE Equipment Collateral” as such term is defined in the Subordination Agreement (Kentucky NMTC), and is not financed by or deemed financed by Advantage or included on the list of “Specified CDE Collateral” as such term is defined in the Subordination Agreement (Tri-Party).
(b)
No Borrower shall sell, lease or otherwise dispose of or transfer any Equipment except to the extent expressly permitted by Section 7.6.
Section .205.
Ex-Im Export Orders. At least once each calendar quarter (and more frequently if requested by Lender), Borrowers shall provide to Lender for review a sampling selected by Lender of those Export Orders representing at least ten percent (10%) of the aggregate Dollar volume of Export Orders or ten percent (10%) of the number of Export Orders supporting the Ex-Im Revolving Loans made during the most recently ended calendar quarter. Such quarterly review by Lender may be conducted as part of a field examination or otherwise.
Section .206.
Post-Closing Matters.
(a)
On or before April 30, 2021, Borrowers shall provide to Lender an updated Borrowing Base Certificate and related Schedule of Accounts and Inventory, setting forth the Borrowing Base as of March 31, 2021, as required by Section 5.1 (f), (g), and (h).
(b)
On or before May 30, 2021, Borrowers shall provide to Lender all insurance endorsements for each of Borrowers’ liability and property insurance policies and other matters as required by Section 5.8, including a lender's loss payable endorsement and additional insured endorsement with notice of cancellation, each in form and substance satisfactory to Lender.
(c)
On or before June 30, 2021, Borrowers shall use commercially reasonable efforts to cause the supply agreements listed in items 18, 19 and 20 of Schedule 7.15 to be legally assigned from Parent to a Borrower.
Article CC

FINANCIAL COVENANTS

Until Full Payment of the Obligations and termination of the Commitments, each Borrower covenants and agrees that:

Section CC.1.
Consolidated Fixed Charge Coverage Ratio. Borrowers shall maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.10 to 1.00 for the period of twelve (12) Fiscal Months ending on the last day of each Fiscal Month beginning after the Covenant Election Date.
Article CCI

NEGATIVE COVENANTS

Until Full Payment of the Obligations and termination of the Commitments, each Borrower covenants and agrees, for itself and on behalf of Parent and PubCo, as applicable, that it shall not, and shall cause each Subsidiary not to do, any of the following:

Section CCI.1.
Indebtedness. No Borrower will, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)
the Obligations;
(b)
Indebtedness existing on the date hereof and set forth on Schedule 7.1 and any Permitted Refinancing thereof;
(c)
Permitted Purchase Money Debt;
(d)
the Advantage Subordinated Debt in a maximum principal amount not to exceed $9,999,980 and any Permitted Refinancing thereof, so long as (i) the Liens securing such Advantage Subordinated Debt (or replacement thereof) at all times remain subject to (A) the Subordination Agreement (Tri-Party), (B) a replacement intercreditor agreement having substantially the same material terms and conditions as the Subordination Agreement (Tri-Party), or (C) such other terms and conditions regarding intercreditor matters as are approved by Lender in its sole discretion; and (ii) such Indebtedness (or replacement thereof) at all times remains subject to (A) the Subordination Agreement (Advantage), (B) a replacement subordination agreement having substantially the same material terms and conditions as the Subordination Agreement (Advantage), or (iii) such other terms and conditions regarding subordination and intercreditor matters as are approved by Lender in its sole discretion;
(e)
the Kentucky NMTC Subordinated Debt in a maximum principal amount not to exceed $12,000,000, so long as such Indebtedness at all times remains subject to the Subordination Agreement (Kentucky NMTC);
(f)
the Management Fees;
(g)
Indebtedness of any Subsidiary owing to any Borrower or to any other Subsidiary (including Intercompany Debt) to the extent such Indebtedness is permitted by Section 7.4; provided, that any such Indebtedness that is owed to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations in a manner satisfactory to Lender (including pursuant to the Subordination Agreement (Intercompany));
(h)
Indebtedness in respect of obligations under Hedging Transactions permitted by Section 7.10;
(i)
Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;
(j)
Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnity, performance or other similar bonds or obligations, in each case provided in the Ordinary Course of Business;
(k)
additional Subordinated Debt up to an aggregate amount of $500,000 in the aggregate at any time outstanding so long as, at the time of and after giving pro forma effect to the incurrence thereof, no Default or Event of Default exists and Borrowers are in compliance with the financial covenants in Article VI hereof on a pro forma basis;
(l)
Indebtedness of DSK and Parent in connection with the Kentucky IRB so long as the Collateral transferred pursuant to the Kentucky IRB remains subject to Lender’s Lien and the City of Winchester, Kentucky, agrees that it will take no action under the Kentucky IRB Lease Agreement to contest, subordinate or remove Lender’s Lien as a permitted encumbrance unless and until Lender has released its Lien on the Collateral; and
(m)
other Indebtedness that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $1,000,000 in the aggregate at any time outstanding.
Section CCI.2.
Liens. No Borrower will, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its Property now owned or hereafter acquired except the following ("Permitted Liens"):
(a)
Liens granted in favor of Lender and its Affiliates pursuant to the Loan Documents or otherwise to secure the Obligations;

(b)
Liens for Taxes (excluding any Lien imposed pursuant to the provisions of ERISA) not yet due or being Properly Contested;
(c)
statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (i) payment in respect of such Liens is not yet due or is being Properly Contested and (ii) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the operation of such Borrower’s or such Subsidiary’s business;
(d)
Liens arising from the rendition, entry or issuance against any Borrower of any judgment not giving rise to an Event of Default and for so long as each such Lien is at all times junior in priority to any Liens in favor of Lender;
(e)
normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC, on payment items in the course of collections;
(f)
Liens consisting of pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, employment and unemployment insurance and other social security legislation or to secure the performance of letters of credit, bids, statutory obligations, surety and appeal bonds and other similar obligations;
(g)
easements, rights-of-way and similar encumbrances on Real Estate imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business and that are otherwise acceptable to Lender;
(h)
any Liens existing on the Closing Date and set forth on Schedule 7.2; provided, that such Lien shall not apply to any other Property of any Borrower or any Subsidiary;
(i)
Purchase Money Liens securing Permitted Purchase Money Debt;
(j)
Liens of Advantage securing the Advantage Subordinated Debt (and any Permitted Refinancing thereof) to the extent permitted by (and subject to) the Subordination Agreement (Tri-Party) and the Subordination Agreement (Advantage), including the pledge of Equity Interests of certain Loan Parties in favor of Advantage existing on the Closing Date;
(k)
Liens of the Kentucky NMTC Lender securing the Kentucky NTMC Debt to the extent permitted by (and subject to) the Subordination Agreement (Kentucky NMTC);
(l)
Leases, licenses, subleases or sublicenses of Property (other than Accounts, Inventory and Deposit Accounts) granted to others in the Ordinary Course of Business which do not (i) interfere in any material respect with the business of any Borrower or any Subsidiary or (ii) secure Indebtedness;
(m)
any interest or title of a lessor under any operating lease entered into in the Ordinary Course of Business covering only the assets so leased;
(n)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business; and
(o)
other Liens that are junior and subordinate in priority to the Liens of Lender and which do not secure Indebtedness for borrowed money or letters of credit, as to which the aggregate amount of the obligations secured thereby do not exceed $500,000 in the aggregate at any time outstanding, so long as, at the time of and after giving pro forma effect to the incurrence of the Indebtedness or other obligations secured by such Liens, no Default or Event of Default exists and Borrowers are in compliance with the financial covenants in Article VI hereof on a pro forma basis.

Section CCI.3.
Fundamental Changes.
(a)
No Loan Party will, and will not permit any of its Subsidiaries which are Loan Parties to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries which are Loan Parties (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall exist, (i) any Loan Party may merge with another Loan Party so long as, if any Borrower is a party to a merger, then a Borrower shall be the surviving Person, (ii) any Borrower may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any other Borrower or Borrowers, and (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Borrower.
(b)
No Loan Party will, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by Borrowers and Subsidiaries on the date hereof and businesses reasonably related thereto.
(c)
No Loan Party will complete any division or plan of division under Delaware law (and any such transaction will in all events be subject to the provisions of Section 1.4).
Section CCI.4.
Investments, Loans, Etc. No Borrower will, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person, except:
(a)
Investments (other than Permitted Investments) set forth on Schedule 7.4 (including Investments in Subsidiaries) to the extent existing on the Closing Date;
(b)
Permitted Investments;
(c)
Guarantees constituting Indebtedness permitted by Section 7.1;
(d)
Investments made by any Borrower in any other Borrower, and Investments made by any Subsidiary of a Borrower in any other Subsidiary of a Borrower that is a Loan Party;
(e)
loans or advances to employees, officers or directors of any Borrower or any Subsidiary in the Ordinary Course of Business of Borrower consistent with past practices not to exceed $100,000 in the aggregate outstanding at any time;
(f)
Investments received in connection with the disposition of assets permitted by Section 7.6;
(g)
Investments constituting deposits described in Section 7.2(f);
(h)
Hedging Agreements permitted by Section 7.10; and
(i)
other Investments not exceeding $500,000 in the aggregate at any time outstanding, so long as at the time of and after giving pro forma effect thereto, no Default or Event of Default exists and Borrowers are in compliance with the financial covenants in Article VI hereof on a pro forma basis.
Section CCI.5.
Restricted Payments. No Borrower will, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend or distribution (whether in cash or Property) on any of its Equity Interests or any class of its Equity Interests, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any Equity Interests, earn-out payments, or any options, warrants, or other rights to purchase such Equity Interests, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (i) dividends payable by a Borrower solely in shares of any class of its Equity Interests, (ii) Restricted Payments made by any Subsidiary to any Borrower or to another Subsidiary that is a Loan Party, (iii) so long as no Default or Event of Default exists and Loan Parties have sufficient working capital to pay their debts as they come due, Permitted Tax Distributions; provided that (x) as a condition precedent to any such payment, Borrower Agent shall deliver to Lender a letter from its tax accountants, in form and substance satisfactory to Lender, detailing the amount necessary to be applied to such holders of Equity Interests tax liabilities, which letter may relate to the estimated tax payments for the next succeeding four quarters, (y) such payment or distribution shall be limited to the amounts specified in such letter, and (z) after any redetermination of such Loan Party’s taxable income for such period, such Loan Party shall receive from each of its holders of Equity Interests a repayment of the aggregate amount (if any) by which any such distribution exceeded the allocable amount of such holders of Equity Interests actual tax liability; and (iv) other dividends and distributions so long as at the time of the making thereof and after giving pro forma effect thereto, (x) no Default or Event of Default shall exist or result therefrom, (y) Excess Availability shall not be less than $6,000,000 after giving effect thereto and (z) the Fixed Charge Coverage Ratio for the twelve (12) month period ending as of the last day of the immediately preceding calendar month shall, on a pro forma basis after giving effect to the making of such dividend or distribution as of the end of such calendar month, be equal to or greater than 1.4 to 1.0 (regardless of whether the Fixed Charge Coverage Ratio is required to be tested for such period).

Section CCI.6.
Sale of Assets. No Borrower will, and will not permit any of its Subsidiaries to, make or consummate any Asset Disposition, or, in the case of any Subsidiary, issue or sell any Equity Interests of such Subsidiary to any Person other than to a Borrower except:
(a)
so long as no Default or Event of Default exists, (i) the sale or other disposition for fair market value of obsolete or worn out Equipment or other Equipment (other than Eligible New Equipment) not necessary for operations disposed of in the Ordinary Course of Business of such Borrower, or such Subsidiary and (ii) the abandonment (including the lapse of intellectual property registrations) of Intellectual Property that such Borrower deems in its reasonable business judgment not useful to its business in the Ordinary Course of Business;
(b)
the sale of Inventory in the Ordinary Course of Business of such Borrower or such Subsidiary; and
(c)
so long as no Default or Event of Default exists, the sale or other disposition of assets other than Accounts, Inventory, and Eligible New Equipment and related Collateral in an aggregate amount not to exceed $750,000 in any Fiscal Year of Borrowers.
Section CCI.7.
Transactions with Affiliates. No Borrower will, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates (including, for the avoidance of doubt, any Excluded Subsidiary), except (a) in the Ordinary Course of Business of such Borrower or such Subsidiary at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Loan Parties to the extent expressly permitted by this Agreement, (c) transactions between a Loan Party, on one hand, and Danimer Scientific Manufacturing, Inc., a Delaware corporation, on the other hand, set forth on Schedule 7.7 as in existence on the Closing Date or to the extent such transactions are not materially less favorable to such Loan Party than as in existence on the Closing Date, in each case, subject to Section 7.1(g), and (d) any Restricted Payment permitted by Section 7.5.
Section CCI.8.
Restrictive Agreements. No Borrower will, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or Properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests, to make or repay loans or advances to any Borrower or any other Subsidiary, to guarantee Indebtedness of any Borrower or any other Subsidiary or to transfer any of its Property or assets to any Borrower or any Subsidiary of any Borrower; provided, that the foregoing shall not apply to restrictions or conditions imposed by (a) law, (b) the Kentucky IRB Documents as in effect on the Closing Date, (c)(i) this Agreement or any other Loan Documents, (ii) the Advantage Loan Documents, or (iii) the Kentucky NMTC Documents, in each case as in effect on the Closing Date or as amended to the extent permitted under the applicable intercreditor or subordination agreement related thereto, (d)

customary provisions in leases and other contracts restricting the assignment thereof; or (e) restrictions or conditions imposed by any agreement relating to Indebtedness secured by a purchase money security interest permitted to be incurred by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

Section CCI.9.
Sale and Leaseback Transactions. No Borrower will, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred other than (x) the Permitted Sale-Leaseback consummated prior to the Closing Date and (y) additional sale leaseback transactions within 365 days after the Closing Date with STORE Capital (or other third party acceptable to Lender) so long as such transactions relate only to Real Estate and not any personal Property of any Loan Party.
Section CCI.10.
Hedging Transactions. No Borrower will, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the Ordinary Course of Business of such Borrower or such Subsidiary to hedge or mitigate risks to which any Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, each Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which any Borrower or any Subsidiary is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Equity Interest or any Indebtedness or (ii) as a result of changes in the market value of any Equity Interest or any Indebtedness) is not a Hedging Transaction entered into in the Ordinary Course of Business to hedge or mitigate risks.
Section CCI.11.
Amendment to Material Documents. No Borrower will, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents, or (b) any Material Agreement in any manner adverse to Lender or to Borrowers’ ability to perform their obligations under the Loan Documents; provided, that to the extent such Material Agreement is related to Subordinated Debt subject to the terms of a Subordination Agreement, then such Material Agreement may not be amended, modified, or any term thereof waived unless and to the extent permitted in the applicable Subordination Agreement.
Section CCI.12.
Restrictions on Payment of Certain Debt

(a) No Borrower will, and will not permit any of its Subsidiaries to (i) prepay, redeem, repurchase or otherwise acquire for value any Subordinated Debt, or (ii) make any principal, interest or other payments on any Subordinated Debt that is not expressly permitted by the applicable Subordination Agreement.

(a)
No Borrower will, and will not permit any of its Subsidiaries to make any prepayment (whether voluntary or mandatory, or a prepayment, redemption, defeasance or acquisition) of any other Indebtedness (other than the Obligations) that does not constitute Subordinated Debt prior to its due date under the agreements evidencing such Indebtedness as in effect on the Closing Date.
Section .272.
Accounting Changes. No Loan Party will, and will not permit any of its Subsidiaries which are Loan Parties to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of any Loan Party or of any of its Subsidiaries which are Loan Parties.
Section .273.
Negative Pledge on Real Estate and Equity Interests. No Borrower will pledge, grant or permit to exist any Lien on or security interest in any of its Real Estate or its Equity Interests other than those in effect on the Closing Date permitted by Section 7.2.
Section .274.
Activities of Parent and PubCo Holding Companies. Neither Parent nor PubCo will, and no Borrower will permit or suffer Parent or PubCo to:
(a)
own, hold or acquire any assets, other than (i) Equity Interests in its Subsidiaries, including the Excluded Subsidiaries, and activities incidental thereto, (ii) Equity Interests of Parent or PubCo (by way of repurchase), (iii) cash and Cash Equivalents, and (iv) a leasehold interest in any Facility, including as lessee or sublessor;

(b)
incur any liabilities, other than (i) liabilities pursuant to (A) this Agreement and the other Loan Documents, (B) the Advantage Loan Documents (including liabilities in connection with the pledge of the Equity Interests in certain of its Subsidiaries and the granting of a mortgage on the real property located at 1301 Colquitt Drive, Bainbridge, GA) so long as such liabilities remain subject to the Subordination Agreement (Tri-Party) and the Subordination Agreement (Advantage), (C) the Kentucky NMTC Documents so long as such liabilities remain subject to the Subordination Agreement (Kentucky NMTC), (D) Intercompany Debt so long as such liabilities remain subject to the Subordination Agreement (Intercompany), (ii) liabilities of Parent under the disbursement agreement entered into with STORE Capital in connection with the Permitted Sale-Leaseback, (iii) liabilities of Parent as a guarantor of, and leverage lender under, the Excluded Subsidiary NMTC Transaction, including put and call rights associated with the winding down or early termination of such transaction, (iv) tax liabilities in the Ordinary Course of Business, (v) corporate, administrative and operating expenses in the Ordinary Course of business, including such expenses inherent in providing the services to Loan Parties contemplated under the Management Services Agreement and payments due in respect of the matter set forth on Schedule 7.15(b) and liabilities and other expenses of PubCo in connection with its listing on a national stock exchange, (vi) liabilities under the contracts retained by Parent and set forth on Exhibit D to that certain Contribution and Assignment Agreement dated March 13, 2019, between Parent, as contributor, and Holdings, as contributee, and other liabilities of Parent and PubCo listed on Schedule 7.15 hereto, and (vii) liabilities incidental or reasonably related to the activities expressly permitted by this Section 7.15, (E) liabilities and obligations incurred in connection with that certain Agreement and Plan of Merger by and among the Live Oak Acquisition Corp., a Delaware corporation, Green Merger Corp., Parent, Live Oak Sponsor Partners, LLC, as the Live Oak Representative, and John A. Dowdy, Jr., as the Shareholder Representative, dated as of October 3, 2020, as may be amended, restated, supplemented, or otherwise modified from time to time, (F) liabilities and obligations of Parent in connection with the Kentucky IRB, (G) liabilities and obligations of PubCo for unsecured indebtedness in an aggregate amount not to exceed $300,000,000 at any time outstanding, and (H) liabilities and obligations of PubCo, contingent or otherwise, in respect of warrants or other obligations to purchase, redeem, or otherwise acquire for value any common stock of PubCo to the extent such purchase, redemption or acquisition for value could not reasonably be expected to result in a Material Adverse Effect; or
(c)
conduct business operations or engage in any trade or business, other than each of Parent and PubCo may (i) pay taxes and engage in other administrative activities customary for a passive holding company (including legal, accounting, audit and other group administrative functions on behalf of or in connection with the PubCo being a public company, with ownership of Subsidiaries and services under the Management Services Agreement), (ii) hold meetings of its governing body and equity holders, prepare corporate and similar records and engage in other activities required to maintain its separate legal structure, (iii) employ the executive officers of Parent, PubCo and the Loan Parties, as applicable, under executive officer employment agreements, (iv) serve as a primary obligor or guarantor of the liabilities permitted pursuant to clause (b) immediately above, and (v) receive and holding proceeds of dividends and distributions permitted pursuant to Section 7.5 hereof and distributing the proceeds thereof to the extent permitted by Section 7.5;

provided, that PubCo and Parent may engage in other activities, incur other debt, and own other assets, in each case, agreed to by Borrower and Lender from time to time after the closing date (whether orally or in writing, and to the extent material, consented to in writing by Lender (including, without limitation, the formation of any Excluded Subsidiary) that are reasonably related to its holding company status and not otherwise inconsistent with the terms of this Agreement.

Article CCLXXII

EVENTS OF DEFAULT
Section CCLXXII.1.
Events of Default. Each of the following shall be an "Event of Default" if it occurs or exists for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)
Borrowers shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise); or
(b)
Borrowers shall fail to pay (i) any interest on any Loan, and Bank Product Obligations or Hedging Obligations owing to Lender or any Affiliate of Lender, or any fee, when and as the same shall become due and payable

(whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any other Obligation on the due date thereof; or

(c)
any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Lender by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall prove to be incorrect or misleading in any material respect when made or deemed made or submitted (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect or misleading in any respect); or
(d)
any Loan Party shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3 (with respect to Borrowers' existence), 5.5, 5.7, 5.8, 5.10, 5.11, 5.14, 5.15 or Articles VI or VII; or
(e)
(x) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of any Loan Party becomes aware of such failure, and (ii) notice thereof shall have been given to Borrower Agent by Lender; or (y) any Loan Party shall fail to observe or perform any covenant or agreement under the Security Agreement (including the guaranty of PubCo and Parent pursuant thereto) or any other Loan Document; or
(f)
any Loan Party or any Subsidiary of a Loan Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness (including the Advantage Subordinated Debt and the Kentucky NMTC Subordinated Debt and any Indebtedness of Parent or PubCo) that is outstanding, when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise) subject to any applicable cure period, or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness (including an "Event of Default" under and as defined in each of the Advantage Loan Agreement and the Kentucky QLICI Loan Agreement); or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed, purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or
(g)
any Loan Party or any Subsidiary of a Loan Party shall (i) commence an Insolvency Proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any part of its Property, (ii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Loan Party or any such Subsidiary or for any part of its assets, (iii) make a general assignment for the benefit of creditors, or an offer of settlement, extension or composition to its unsecured creditors generally, or a trustee is appointed to take possession of any of its Property or to operate any of its business, or (iv) take any action for the purpose of effecting any of the foregoing; or
(h)
an Insolvency Proceeding shall be commenced against a Loan Party or any Subsidiary of a Loan Party or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Subsidiary of a Loan Party or its debts, or any part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Loan Party or any Subsidiary of a Loan Party or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of thirty (30) days after filing or an order or decree approving or ordering any of the foregoing shall be entered; or
(i)
any Loan Party or any Subsidiary of a Loan Party shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due or cease to be Solvent; or

(j)
an ERISA Event occurs with respect to a Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Loan Party to a Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Plan or Multiemployer Plan; an Loan Party or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; or
(k)
any judgment or order for the payment of money in excess of $500,000 in the aggregate shall be rendered against any Loan Party or any Subsidiary of a Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Lien); or
(l)
any non-monetary judgment or order shall be rendered against any Loan Party or any Subsidiary of a Loan Party which could reasonably be expected to be materially adverse to Lender and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(m)
a Change in Control shall occur or exist; or
(n)
any provision of the Security Agreement, any Guaranty Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Security Agreement, any Guaranty Agreement or any other Loan Document; or
(o)
any Lien purported to be created under any Loan Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Loan Documents; or
(p)
any Loan Party is at any time subject to any criminal conviction or any criminal indictment that if such criminal indictment were determined adversely to the applicable Loan Party, could reasonably be expected to (A) result in a Material Adverse Effect; (B) result in a loss or seizure of any material part of the Collateral; or (C) adversely affect Lender's ability to realize upon a material part of the Collateral; or
(q)
any Person who was a Responsible Officer of any Loan Party on the Closing Date or at any time thereafter is criminally indicted or convicted for (i) a felony committed in the conduct of a Loan Party's business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or
(r)
any attempt by Advantage, the Kentucky NMTC Lender, or any other holder of Subordinated Debt or any Loan Party to terminate or challenge in writing the validity of its respective obligations under the applicable Subordination Agreement (if any) or otherwise dispute the subordinated nature of its debt or Liens; or
(s)
any other event or circumstance occurs that has a Material Adverse Effect.
Section CCLXXII.2.
Remedies Upon Event of Default. If an Event of Default described in Section 8.1(g) or (h) occurs, then to the extent permitted by applicable law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Lender or notice of any kind. In addition, or if any other Event of Default exists, Lender may in its discretion do any one or more of the following from time to time:
(a)
declare the Commitments and any obligation of Lender to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated; or reduce or condition any Commitment or adjust the Borrowing Base;

(b)
declare any Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;
(c)
require that Borrowers Cash Collateralize the LC Exposure (in an amount equal to 105% of the then outstanding amount thereof);
(d)
exercise all rights and remedies available to Lender under the Loan Documents, under applicable law, at equity or otherwise, including the rights and remedies of a secured creditor under the UCC;
(e)
notify Account Debtors or lessees of any Borrower that the Accounts have been assigned to Lender and that Lender has a security interest therein, collect them directly, and any collection costs and expenses therefor shall constitute Obligations hereunder;
(f)
take immediate possession of any Collateral, wherever located; require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties; and enter any premises where any of the Collateral may be located and keep and store the Collateral on said premises until sold (and if said premises are the Property of a Borrower, then such Borrower agrees not to charge Lender for storage thereof);
(g)
sell or otherwise dispose of all or any part of the Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sales, with such notice as may be required by applicable law, in lots or in bulk, for cash or on credit, all as Lender in its discretion may deem advisable; and Borrowers agree to any requirement of notice to Borrowers or any other Loan Party of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least ten (10) days prior thereto, and such sale may be at such locations as Lender may designate in said notice;
(h)
petition for and obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of any or all of the Collateral and business of Borrowers and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver; and
(i)
settle or adjust all disputes and claims directly with the Account Debtor and compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers in accordance with Section 9.3.

During the existence of an Event of Default, Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Loan Party or any other Person) any or all of each Borrower's Intellectual Property and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower's rights under all licenses and franchise agreements shall inure to Lender's benefit. The proceeds realized from any sale or other disposition of any Collateral may be applied, first to any expenses incurred by Lender and then to the remainder of the Obligations in such order of application as Lender may elect in its discretion, with Borrowers and the other Loan Parties remaining liable for any deficiency.

Section CCLXXII.3.
Cumulative Rights; No Waiver. All covenants, conditions, warranties, guaranties, indemnities and other undertakings of Loan Parties in any of the Loan Documents shall be deemed cumulative, and Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, or other applicable law. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Default or Event of Default on one occasion shall be deemed to be a continuing waiver or applicable to any other occasion. No delay by Lender shall constitute a waiver, election or acquiescence by Lender in any failure by Loan Parties strictly to comply with their obligations under the Loan Documents.

Article CCLXXIII

MISCELLANEOUS
Section CCLXXIII.1.
Notices.
(a)
Written Notices.
(i)
Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To Borrowers:	c/o Danimer Scientific Holdings, LLC 140 Industrial Boulevard Bainbridge, Georgia 39817 Attention: Stephen E. Croskrey, CEO Email: croskrey@danimer.com

With a copy to (which shall not constitute notice):

Kane Kessler, P.C.

600 3rd Ave, 35th Floor

New York, New York 10016

Attention: Robert L. Lawrence and Aris Haigian

Email: rlawrence@kanekessler.com and ahaigian@kanekessler.com

Facsimile: 212-245-3009

To Lender:

Truist Bank

3333 Peachtree Road, N.E.

4th Floor

Atlanta, Georgia 30326

Attention: ABL Portfolio Manager

Email: Mark.Bohntinsky@Truist.com

With a copy to (which shall not constitute notice):

Truist Bank

4777 Sharon Road

Charlotte, North Carolina 28210

Attn: Mark Bohntinsky

Email: Mark.Bohntinsky@Truist.com

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to Lender shall not be effective until actually received by Lender at its address specified in this Section 9.1.

(ii)
Any agreement of Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrowers. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrowers to give such notice and Lender shall not have any liability to any Borrower or any other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrowers to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in any such telephonic or facsimile notice.

(b)
Electronic Communications.
(i)
Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by Lender, provided that the foregoing shall not apply to notices to Lender pursuant to Article II unless Lender has agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. Lender or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(ii)
Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Section CCLXXIII.2.
Waiver; Amendments.
(a)
No failure or delay by Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing among any Loan Party (or all of them) and Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 9.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.
(b)
No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section CCLXXIII.3.
Expenses; Indemnification.
(a)
Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers also shall reimburse Lender for all legal, accounting, appraisal (to the extent set forth in Section 5.7 with respect to appraisals of Inventory), consulting, and other fees and expenses reasonably incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendments, modifications, or waivers of any provision thereof (whether or not the transaction contemplated in this Agreement and the other Loan Documents or in any future amendment, modification, or waiver shall be consummated); (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Lender's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; (c) subject to the limits of Section 5.7, any examination or appraisal with respect to any Loan Party or Collateral by Lender's personnel or a third party, (d) the enforcement or protection of its rights in connection with this Agreement, including its rights under this section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (e) without limiting the foregoing, instituting, maintaining, preserving, enforcing and foreclosing on Lender’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Lender’s rights hereunder or under any Subordination Agreement, any deposit account control agreement, or mortgage, and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, (f) in defending or prosecuting any actions or proceedings arising out of or relating to Lender’s transactions with any Loan Party, Advantage, or any party to the Kentucky NMTC Transaction, or any other parties to an intercreditor or subordination agreement or any of their respective Affiliates, or (g) otherwise in connection with this Agreement and all other Loan Documents and any other related agreements, documents and instruments or any advice given to Lender with respect to its rights and obligations hereunder or thereunder. All legal, accounting and consulting fees shall be charged to Borrowers by Lender's professionals at their full hourly rates, regardless of any alternative fee arrangements that Lender or any of its Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Lender with a benefit (such as a discount, credit or accommodation for other matters) based on counsel's overall relationship with Lender, including fees paid hereunder. If, for any reason (including inaccurate reporting by any Borrower), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Lender an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.

(b)
Borrowers shall indemnify and defend Lender and each Related Party of Lender (each, an "Indemnitee") against, and hold each of them harmless from, any and all costs, losses, liabilities, penalties, claims, actions, judgments, suits, damages and related costs, expenses and disbursements, in each case, of any kind or nature whatsoever, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned by any Borrower or any Subsidiary or any Environmental Liability related in any way to any Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that no Borrower shall be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.
(c)
Borrowers shall pay, and hold Lender harmless from and against, any and all present and future stamp, documentary, and Other Taxes with respect to this Agreement and any other Loan Documents, any Collateral described therein, or any payments due thereunder, and save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes.
(d)
To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated therein, any Loan or the Letter of Credit or the use of proceeds thereof.
(e)
All amounts payable under this Section shall be due on demand.
Section CCLXXIII.4.
Successors and Assigns.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights hereunder without the prior written consent of Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void).

(b)
Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Exposure at the time owing to it); provided, that unless an Event of Default exists, the consent of Borrower Agent shall be required prior to such assignment by Lender (unless it is (x) to an Affiliate of Lender, (y) as a result of a merger or consolidation of Lender, or (z) to the Ex-Im Bank if required thereby, and such consent shall be deemed to have been given in the event Borrower Agent fails to deliver written objection to any proposed assignment within ten (10) Business Days after receipt of Lender's written request therefor. Upon the execution and delivery of an assignment agreement by Lender and such assignee and payment by such assignee of an amount equal to the purchase price agreed between Lender and such assignee, such assignee shall become a party to this Agreement and the other Loan Documents and shall have the rights and obligations of Lender under this Agreement, and Lender shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any such assignment hereunder, Lender, the assignee and Borrowers shall make appropriate arrangements to have new Notes issued to reflect such assignment.
(c)
Lender may at any time, without the consent of Borrowers, sell participations to one or more banks or other entities (a "Participant") in all or a portion of Lender's rights and obligations under this Agreement; provided, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between Lender and the Participant with respect to such participation shall provide that Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 2.14 to the same extent as if it were Lender hereunder and had acquired its interest by assignment pursuant to Section 9.4(b).
(d)
Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Notes to secure its obligations, including a pledge or assignment to a Federal Reserve Bank, without complying with this Section; provided, that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto. Further, nothing in this Agreement or any other Loan Document shall prohibit Lender from, at any time, without Borrowers' or any other Loan Party's consent, transferring all or any part of Lender's interests under this Agreement or any other Loan Document to the Ex-Im Bank.
Section CCLXXIII.5.
Governing Law; Jurisdiction; Consent to Service of Process.
(a)
This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.
(b)
Each Borrower hereby irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the United States District Court for the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in Georgia state court or, to the extent permitted by applicable law, such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its Properties in the courts of any jurisdiction.
(c)
Each Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in Section 9.5(b) and brought in any court referred to in Section 9.5(b). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)
Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section CCLXXIII.6.
WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section CCLXXIII.7.
Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Lender shall have the right, at any time or from time to time, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of any Borrower at any time held or other obligations at any time owing by Lender to or for the credit or the account of any Borrower against any and all Obligations, irrespective of whether Lender shall have made demand hereunder and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower Agent after any such set-off and any application made by Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
Section CCLXXIII.8.
Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents and any separate letter agreement(s) at any time relating to any fees payable to Lender constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.
Section CCLXXIII.9.
Survival. All covenants, agreements, representations and warranties made by each Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.17, and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans.
Section CCLXXIII.10.
Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section CCLXXIII.11.
Confidentiality. Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by any Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of Lender, including accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to Lender or any Related Party of Lender on a nonconfidential basis from a source other than a Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 9.11, to any actual or prospective assignee or Participant, or (vii) with the consent of Borrower Agent. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. Notwithstanding the foregoing, each Borrower hereby consents to Lender publishing "tombstones" and similar marketing materials relating to the financing transactions contemplated by this Agreement.

Section CCLXXIII.12.
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by Lender.
Section CCLXXIII.13.
Waiver of Effect of Corporate Seal. Each Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered by each Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.
Section CCLXXIII.14.
Power of Attorney. Each Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender’s officers, employees or agents designated by Lender), with full power of substitution, as such Borrower’s true and lawful attorney, in such Borrower’s or Lender’s name: (a) to endorse such Borrower’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender’s possession; (b) during the existence of an Event of Default, to sign such Borrower’s name on drafts against Account Debtors, on schedules and assignments of Accounts, on notices to Account Debtors and on any Account invoice or bill of lading; (c) during the existence of an Event of Default, to take all action necessary to settle, collect, and apply against the Obligations any refund of insurance premiums or any insurance proceeds payable to any Loan Party on account of any Loss or otherwise; (d) to send requests for verification of Accounts, and to contact Account Debtors in any other manner to verify the Accounts; (e) during the existence of an Event of Default and upon notice to Borrower Agent, to notify the post office authorities to change the address for delivery of such Borrower’s mail to any address designated by Lender, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower; and (f) during the existence of an Event of Default, to do all other things necessary to carry out this Agreement. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as any Obligations are outstanding. Each Borrower ratifies and approves all acts of the attorney. Neither Lender nor its employees, officers, or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except for gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment.
Section CCLXXIII.15.
Performance of Borrowers' Obligations. If Borrowers shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Lender may, in its discretion at any time, for Borrowers' account and at Borrowers' expense, pay any amount or do any act required of any Borrower hereunder or under any of the other Loan Documents or otherwise lawfully requested by Lender. All costs and expenses incurred by Lender in connection with the taking of any such action shall be reimbursed to Lender by Borrowers on demand and shall bear interest at the Default Rate from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by Lender under this Section 9.15 shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and without prejudice to Lender’s right to proceed thereafter as provided herein or in any of the other Loan Documents.

Section CCLXXIII.16.
Further Assurances. Each Borrower agrees to take such further actions as Lender shall request from time to time in connection herewith to evidence or give effect to this Agreement and the other Loan Documents and any of the transactions contemplated hereby. Promptly after Lender’s request therefor, each Borrower shall execute or cause to be executed and delivered to Lender such instruments, assignments, title certificates, or other documents as are necessary under the UCC or other applicable law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Lender’s Liens upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Each Borrower also agrees to provide to Lender, from time to time upon request, evidence reasonably satisfactory to Lender as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.
Section CCLXXIII.17.
Waiver of Certain Rights. To the fullest extent permitted by applicable law, each Borrower hereby knowingly, intentionally and intelligently waives (with the benefit of advice of legal counsel of its own choosing): (i) the right to trial by jury (which Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of, related to or based in any way upon any of the Loan Documents, the Obligations or the Collateral; (ii) any claim against Lender on any theory of liability, for special, indirect, consequential, exemplary or punitive damages arising out of, in connection with, or as a result of any of the Loan Documents, any transaction thereunder, the enforcement of any remedies by Lender or the use of any proceeds of any Loans; and (iii) notice of acceptance of this Agreement by Lender.
Section CCLXXIII.18.
Patriot Act. Lender hereby notifies each Loan Party that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Borrower in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.
Section CCLXXIII.19.
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by Lender are arm’s-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Lender, on the other hand, (B) each of Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrowers and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) Lender has no obligation to Borrowers, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers, the other Loan Parties and their respective Affiliates, and Lender has no obligation to disclose any of such interests to Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Remainder of page left intentionally blank;
Signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWERS:
DANIMER SCIENTIFIC HOLDINGS, LLC, a Delaware limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]
MEREDIAN, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
MEREDIAN BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC, L.L.C., a Georgia limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]

[Signatures continued on following pages.]

DANIMER BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC KENTUCKY, INC., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]

[Signatures continued on following page.]

LENDER:
TRUIST BANK By: /s/ Mark Bohntinsky Name: Mark Bohntinsky Title: Managing Director

EXHIBIT 10.2

GUARANTY AND SECURITY AGREEMENT

dated as of April 29, 2021

made by

Danimer Scientific Holdings, LLC,

a Delaware limited liability company,

Meredian, Inc.,

a Georgia corporation,

Meredian Bioplastics, Inc.,

a Georgia corporation,

Danimer Scientific, L.L.C.,

a Georgia limited liability company,

Danimer Bioplastics, Inc.,

a Georgia corporation, and

Danimer Scientific Kentucky, Inc.,

a Delaware corporation,

as Borrowers,

DANIMER SCIENTIFIC, INC.,
a Delaware corporation, and

MEREDIAN HOLDINGS GROUP, INC.,
a Delaware corporation,

as Guarantors,

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

TRUIST BANK,

as Lender

ARTICLE I DEFINITIONS 1

Section 1.1. Definitions. 1

Section 1.2. Other Definitional Provisions; References 4

ARTICLE II GUARANTEE 4

Section 2.1. Guarantee. 4

Section 2.2. Payments 6

ARTICLE III GRANT OF SECURITY INTEREST 6

Section 3.1. Grant of Security Interest 6

Section 3.2. [Intentionally Omitted] 8

Section 3.3. Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles 8

ARTICLE IV ACKNOWLEDGMENTS, WAIVERS AND CONSENTS 8

Section 4.1. Acknowledgments, Waivers and Consents 8

Section 4.2. No Subrogation, Contribution or Reimbursement 10

ARTICLE V REPRESENTATIONS AND WARRANTIES 11

Section 5.1. Confirmation of Representations in Credit Agreement 11

Section 5.2. Benefit to the Guarantors 11

Section 5.3. Promissory Notes 11

Section 5.4. First Priority Liens 11

Section 5.5. Legal Name, Organizational Status, Chief Executive Office 11

Section 5.6. Prior Names, Prior Chief Executive Offices 12

Section 5.7. Goods 12

Section 5.8. Chattel Paper 12

Section 5.9. Truth of Information 12

Section 5.10. Accounts 12

Section 5.11. Governmental Obligors 12

Section 5.12. Copyrights, Patents and Trademarks 12

Section 5.13. Vehicles 12

Section 5.14. Commercial Tort Claims 12

Section 5.15. Letter-of-Credit Rights 13

ARTICLE VI COVENANTS 13

Section 6.1. Covenants in Credit Agreement 13

Section 6.2. Maintenance of Perfected Security Interest; Further Documentation 13

Section 6.3. Maintenance of Records 14

Section 6.4. Right of Inspection 14

Section 6.5. Further Identification of Collateral 14

Section 6.6. Changes in Names, Locations 14

Section 6.7. Compliance with Contractual Obligations 15

Section 6.8. Limitations on Dispositions of Collateral 15

Section 6.9. [Intentionally Omitted] 15

Section 6.10. Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts 15

Section 6.11. Analysis of Accounts 15

Section 6.12. Instruments and Tangible Chattel Paper 15

Section 6.13. Copyrights, Patents and Trademarks 16

Section 6.14. Vehicles 17

Section 6.15. Commercial Tort Claims 17

ARTICLE VII REMEDIAL PROVISIONS 17

Section 7.1. [Intentionally Omitted] 17

Section 7.2. Collections on Accounts 17

Section 7.3. Proceeds 18

Section 7.4. UCC and Other Remedies 18

Section 7.6. Waiver; Deficiency 19

Section 7.7. Non-Judicial Enforcement 19

ARTICLE VIII LENDER 19

Section 8.1. Lender's Appointment as Attorney-in-Fact 19

Section 8.2. Duty of Lender 21

Section 8.3. Filing of Financing Statements 21

Section 8.4. Authority of Lender 21

ARTICLE IX SUBORDINATION OF INDEBTEDNESS 22

Section 9.1. Subordination of All Guarantor Claims 22

Section 9.2. Claims in Bankruptcy 22

Section 9.3. Payments Held in Trust 22

Section 9.4. Liens Subordinate 22

Section 9.5. Notation of Records 23

ARTICLE X MISCELLANEOUS 23

Section 10.1. Waiver 23

Section 10.2. Notices 23

Section 10.3. Payment of Expenses, Indemnities 23

Section 10.4. Amendments in Writing 24

Section 10.5. Successors and Assigns 24

Section 10.6. Severability 24

Section 10.7. Counterparts 24

Section 10.8. Survival 24

Section 10.9. Captions 24

Section 10.10. No Oral Agreements 24

Section 10.11. Governing Law; Submission to Jurisdiction 25

Section 10.12. WAIVER OF JURY TRIAL 25

Section 10.13. Acknowledgments 25

Section 10.14. Additional Grantors 26

Section 10.15. Set-Off 26

Section 10.16. Releases 27

Section 10.17. Reinstatement 27

Section 10.18. Acceptance 27

Section 10.19. Keepwell 27

Schedules

Schedule 1 - Notice Addresses

Schedule 2 - Promissory Notes

Schedule 3 - Filings and Other Actions Required to Perfect Security Interests

Schedule 4 - Legal Name, Organizational Status, Chief Executive Office

Schedule 5 - Prior Names and Prior Chief Executive Offices

Schedule 6 - Patents and Patent Licenses

Schedule 7 - Trademarks and Trademark Licenses

Schedule 8 - Copyrights and Copyright Licenses

Schedule 9 - Vehicles

Schedule 10 - Commercial Tort Claims

Schedule 11 - Letter-of-Credit Rights

Annexes

Annex I - Form of Joinder Agreement

Annex II - Form of Intellectual Property Security Agreement

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT, dated as of April 29, 2021, is made by Danimer Scientific Holdings, LLC, a Delaware limited liability company, Meredian, Inc., a Georgia corporation, Meredian Bioplastics, Inc., a Georgia corporation, Danimer Scientific, L.L.C., a Georgia limited liability company, Danimer Bioplastics, Inc., a Georgia corporation, and Danimer Scientific Kentucky, Inc., a Delaware corporation (individually, a "Borrower" and collectively, the "Borrowers"), and DANIMER SCIENTIFIC, INC., a Delaware corporation ("PubCo"), and MEREDIAN HOLDINGS GROUP, INC., a Delaware corporation ("Parent"; Parent and PubCo, together with Borrowers and with any other Subsidiary of PubCo that becomes a party hereto from time to time after the date hereof, each, a "Grantor" and, collectively, the "Grantors"), in favor of TRUIST BANK, as Lender under (and as defined in) the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrowers are entering into that certain Revolving Credit Agreement dated as of the date hereof, by and among the Borrowers and Lender providing for revolving credit, letter of credit and certain other facilities (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, it is a condition precedent to the obligations of Lender under the Loan Documents that the Grantors enter into this Agreement, pursuant to which (a) Guarantors shall guaranty all Obligations of the Borrowers and (b) the Grantors (other than PubCo and Parent) shall grant Liens on all of their personal property to Lender to secure their respective Obligations;

NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Credit Agreement and make extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with Lender as follows:

Article CCLXXIV

DEFINITIONS
Section CCLXXIV.1.
Definitions.
(a)
Each term defined above shall have the meaning set forth above for all purposes of this Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, and the terms "Account Debtor", "Account", "Chattel Paper", "Commercial Tort Claim", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Financial Asset", "Fixture", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds", "Securities Account", "Security", "Supporting Obligation", and "Tangible Chattel Paper" shall have the meanings assigned to such terms in the UCC as in effect on the date hereof.
(b)
The following terms shall have the following meanings:

"Agreement" shall mean this Guaranty and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

"Collateral" shall have the meaning set forth in Section 3.1.

"Copyright Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Copyrights (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 8.

"Copyrights" shall mean, collectively, with respect to each Grantor, all copyrights, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any copyrights, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 8.

"Excluded Property" shall mean (i) Excluded Deposit Accounts so long as such Deposit Accounts are used solely for the purposes set forth on Schedule 5.11 of the Credit Agreement and do not at any time receive or contain any proceeds of any Collateral, (ii) voting Equity Interests of any Foreign Subsidiary, solely to the extent that (A) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary, and (B) pledging more than 65% of the total outstanding voting Equity Interests of such Foreign Subsidiary would result in material adverse tax consequences to the Grantors or any other Loan Parties, (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Lender’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of this clause (iii) shall in no way be construed to limit, impair, or otherwise affect any of the Lender’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests), (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (v) any assets identified in writing by Lender (which writing shall expressly reference this Guaranty and Security Agreement and this definition) where the Lender determines in its sole discretion that the costs of obtaining or perfecting a security interest in such assets is excessive in relation to the value of the security afforded thereby, (vi) any interest in any Real Estate or Fixtures held by any Grantor; (vii) any shares of the capital stock of any Grantor held as treasury stock; and (viii) motor vehicles so long as and to the extent that such motor vehicles are subject to purchase money financing or finance lease obligations as a result of which the related creditor has an encumbrance noted on the certificate of title; provided that "Excluded Property" shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

"Guaranteed Obligations" shall have the meaning set forth in Section 2.1(a).

"Guarantors" shall mean, collectively, (i) each Grantor other than the Borrowers (including PubCo and Parent) and (ii) each other guarantor of the obligations of Borrowers to Lender from time to time.

"Monetary Obligation" shall mean a monetary obligation secured by Goods or owed under a lease of Goods and includes a monetary obligation with respect to software used in Goods.

"Note" shall mean (i) an instrument that evidences a promise to pay a Monetary Obligation and (ii) any other instrument within the description of "promissory note" as defined in Article 9 of the UCC.

"Parent" shall have the meaning set forth in the preamble to this Agreement.

"Patent Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 6.

"Patents" shall mean, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States, any State thereof or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 6.

"PubCo" shall have the meaning set forth in the preamble to this Agreement.

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

"Secured Obligations" shall have the meaning set forth in Section 3.1.

"Secured Parties" shall mean Lender and Affiliates of Lender that provide Bank Product Obligations or Hedging Obligations to any Loan Party.

"Securities Act" shall mean the Securities Act of 1933, as amended and in effect from time to time.

"Trademark Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Trademarks (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 7.

"Trademarks" shall mean, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 7.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

"Vehicles" shall mean all vehicles covered by a certificate of title law of any state and, in any event, shall include the vehicles listed on Schedule 9 and all tires and other appurtenances to any of the foregoing.

Section CCLXXIV.2.
Other Definitional Provisions; References. The definition of terms and use of defined terms herein shall apply equally to the singular and plural forms of the terms so defined or used. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof. The additional provisions of Section 1.3 of the Credit Agreement shall apply equally hereto as if set forth herein.

Article CCLXXV

GUARANTEE
Section CCLXXV.1.
Guarantee.
(a)
Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations of the Borrowers and the other Loan Parties, including (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to Lender and any of Lender's Related Parties under the Credit Agreement and the other Loan Documents; (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; (iii) the due and punctual payment of all Bank Product Obligations of any other Loan Party; and (iv) the due and punctual payment and performance of all Hedging Obligations owed by any other Loan Party to Lender or its Affiliates (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) being collectively called the "Guaranteed Obligations"); provided, however, that in no event shall "Guaranteed Obligations" of any Guarantor include any Excluded Swap Obligation of such Guarantor. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.
(b)
Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Lender or any Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of Lender or any Secured Party in favor of the Borrowers or any other Guarantor.
(c)
It is the intent of each Guarantor and Lender that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:
(i)
in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the "Bankruptcy Code"), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to Lender or the Secured Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)
in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)
in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the "Avoidance Provisions." To the extent set forth in clauses (i), (ii) and (iii) of this subsection, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

This subsection is intended solely to preserve the rights of Lender and the Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Grantors nor any other Person shall have any right or claim under this subsection as against Lender or any Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.

(d)
Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article shall remain in full force and effect until all Guaranteed Obligations are irrevocably satisfied in full and all Commitments have been irrevocably terminated, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.
Section CCLXXV.2.
Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to Lender without set-off or counterclaim in U.S. dollars at the office of Lender specified pursuant to the Credit Agreement.
Article CCLXXVI

GRANT OF SECURITY INTEREST
Section CCLXXVI.1.
Grant of Security Interest. Each Grantor (other than PubCo and Parent) hereby pledges, assigns and transfers to Lender, and grants to Lender, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor (other than PubCo and Parent) or in which such Grantor (other than PubCo and Parent) now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the "Secured Obligations"):
(a)
all Accounts and Chattel Paper, including Tangible Chattel Paper and Electronic Chattel Paper;

(b)
all Copyrights and Copyright Licenses;
(c)
all Commercial Tort Claims;
(d)
all contracts and rights thereunder, including customer contracts, invoices, purchase orders, export orders, and supply contracts;
(e)
all Deposit Accounts, Commodity Accounts, and Securities Accounts, and all cash and cash equivalents;
(f)
all Documents;
(g)
all General Intangibles, including Payment Intangibles, customer lists, insurance policies (including business interruption insurance) and proceeds thereof, and tax refunds;
(h)
all Goods, including all Inventory, all Equipment and all Fixtures;
(i)
all Instruments;
(j)
all Investment Property;
(k)
all Letter-of-Credit Rights and letters of credit;
(l)
all Notes and all intercompany obligations between the Loan Parties and other Subsidiaries of PubCo (whether or not a Loan Party), including the Excluded Subsidiary;
(m)
all Patents and Patent Licenses;
(n)
all Trademarks and Trademark Licenses;
(o)
all Vehicles;
(p)
all books and records, Supporting Obligations and related letters of credit or other claims and causes of action, in each case to the extent pertaining to the Collateral; and
(q)
all substitutions, replacements, accessions, products and other Proceeds (including insurance proceeds and products, dividends and distributions, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, and all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing;

provided, that, (i) notwithstanding the foregoing, in no event shall "Secured Obligations" include any Excluded Swap Obligations of any Guarantor, (ii) notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property, and, to the extent that any Collateral later becomes Excluded Property, the Lien granted hereunder will automatically be deemed to have been released and (iii) if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein.

For the avoidance of doubt, the parties hereto acknowledge that each of PubCo and Parent is an unsecured Guarantor hereunder and no covenant, representation, or other provision in this Agreement or any other Loan Document relating to the Collateral that is applicable to a Grantor shall be binding on PubCo or Parent unless and to the extent that such provision specifically references PubCo or Parent as being bound thereby.

Section CCLXXVI.2.
[Intentionally Omitted].

Section CCLXXVI.3.
Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither Lender nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible pursuant hereto, nor shall Lender or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
Article CCLXXVII

ACKNOWLEDGMENTS, WAIVERS AND CONSENTS
Section CCLXXVII.1.
Acknowledgments, Waivers and Consents.
(a)
Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, obligations of Persons other than such Grantor and that such Grantor's guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder (including with respect to each Guarantor the guarantee made by it herein and, with respect to each Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of Lender and the other Secured Parties under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:
(i)
notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by Lender or any other Secured Party may be rescinded by Lender or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, Lender or any other Secured Party; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented or terminated, in whole or in part, as Lender (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) any Borrower, any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by Lender or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and
(ii)
regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Lender or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Lender or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of Lender or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Secured Obligations; (E) any failure of Lender or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor's liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of any Borrower for the Obligations, or of such Guarantor under the guarantee contained in Article II, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)
Each Grantor hereby waives to the extent permitted by law (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Secured Obligations, or notice of or proof of reliance by Lender or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to Lender or any other Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to any Borrower need be given to any Grantor, and all dealings between any Borrower or Borrowers and any of the Grantors, on the one hand, and Lender and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor's liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.
(c)
When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Lender or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Lender or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender or any other Secured Party against any Grantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. Neither Lender nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.

Section CCLXXVII.2.
No Subrogation, Contribution or Reimbursement. Until all Secured Obligations are irrevocably satisfied in full and all commitments of each Secured Party under the Credit Agreement or any other Loan Document have been irrevocably terminated, notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by Lender or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of Lender or any other Secured Party against the Borrowers or any other Grantor or any collateral security or guarantee or right of offset held by Lender or any other Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrowers or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any or all such rights of subrogation, reimbursement, indemnity and contribution. Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Borrowers or any other Grantor or against any collateral or security or guarantee or right of offset held by Lender or any other Secured Party shall be junior and subordinate to any rights Lender and the other Secured Parties may have against the Borrowers and such Grantor and to all right, title and interest Lender and the other Secured Parties may have in such collateral or security or guarantee or right of offset. Lender, for the benefit of the Secured Parties, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.
Article CCLXXVIII

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Credit Agreement and the other Loan Documents and to induce Lender and its Affiliates to enter into Hedging Obligations and Bank Product Obligations with the Grantors, each Grantor represents and warrants to Lender and each other Secured Party as follows:

Section CCLXXVIII.1.
Confirmation of Representations in Credit Agreement. Each Grantor represents and warrants to the Secured Parties that the representations and warranties set forth in Article IV of the Credit Agreement as they relate to such Grantor (in its capacity as PubCo, Parent, a Loan Party or a Subsidiary of a Borrower or PubCo, as the case may be) or to the Loan Documents to which such Grantor is a party are true and correct in all material respects (without duplication of any materiality qualifier therein); provided that each reference in each such representation and warranty to the Borrowers’ knowledge shall, for the purposes of this Section, be deemed to be a reference to such Grantor's knowledge.
Section CCLXXVIII.2.
Benefit to the Guarantors. As of the Closing Date, each of the Borrowers is a member of an affiliated group of companies that includes each Guarantor, and the Borrowers and the Guarantors are engaged in related businesses permitted pursuant to Section 5.3 of the Credit Agreement. Each Guarantor is a parent holding company or Subsidiary of the Borrowers, and the guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrowers.
Section CCLXXVIII.3.
Promissory Notes. Schedule 2 correctly sets forth all promissory notes held by each Grantor (other than PubCo and Parent) and all intercompany notes between the Grantors, in each case as of the Closing Date.
Section CCLXXVIII.4.
First Priority Liens. The Liens and security interests granted pursuant to this Agreement by the Grantors (other than PubCo and Parent) (a) upon completion of the filings and other actions set forth on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule have been delivered to Lender in completed and duly executed form) will constitute valid perfected Liens on, and security interests in, all of the Collateral in favor of Lender, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the Closing Date, except for Liens expressly permitted under Section 7.2 of the Credit Agreement that have priority over the Liens on the Collateral by operation of law.

Section CCLXXVIII.5.
Legal Name, Organizational Status, Locations of Collateral. On the Closing Date, the correct legal name of such Grantor, such Grantor's jurisdiction of organization, organizational identification number, federal (and, if applicable, state) taxpayer identification number and the location of such Grantor's chief executive office or principal place of business are specified on Schedule 4. Additionally, all locations of any Collateral as of the Closing Date are set forth on Schedule 4.
Section CCLXXVIII.6.
Prior Names, Prior Chief Executive Offices. Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 5.5).
Section CCLXXVIII.7.
Goods. No portion of the Collateral constituting Goods with an aggregate value of $100,000 or more is at any time in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.
Section CCLXXVIII.8.
Chattel Paper. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than Lender, and the grant of a security interest in such Collateral in favor of Lender hereunder does not violate the rights of any other Person as a secured party.
Section CCLXXVIII.9.
Truth of Information. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to Lender or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to Lender or any other Secured Party, is and will be true and correct in all material respects as of the date furnished.
Section CCLXXVIII.10.
Accounts. The amount represented by such Grantor to Lender and the other Secured Parties from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder. The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral is 140 Industrial Boulevard, Bainbridge, Georgia.
Section CCLXXVIII.11.
Governmental Obligors. None of the Account Debtors on such Grantor's Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority, except to the extent such Accounts, Chattel Paper or Payment Intangibles have an aggregate value of less than $50,000.
Section CCLXXVIII.12.
Copyrights, Patents and Trademarks. Schedule 6 correctly sets forth all Patents and Patent Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 7 correctly sets forth all Trademarks and Trademark Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 8 correctly sets forth all Copyrights and Copyright Licenses owned by such Grantor in its own name as of the Closing Date. To the best of each such Grantor's knowledge, each Patent and Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned. Except as set forth in any such Schedule as of the Closing Date with respect to outbound Intellectual Property licenses and at all times with respect to inbound Intellectual Property Licenses that in any way relate to Grantors’ Inventory or Accounts Receivable, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright.
Section CCLXXVIII.13.
Vehicles. All Vehicles owned by such Grantor as of the Closing Date that are not encumbered by Liens expressly permitted under Section 7.2 of the Credit Agreement are set forth on Schedule 9.
Section CCLXXVIII.14.
Commercial Tort Claims. Schedule 10 correctly sets forth all Commercial Tort Claims of such Grantor in existence as of the Closing Date.

Section CCLXXVIII.15.
Letter-of-Credit Rights. Schedule 11 correctly sets forth all letters of credit under which such Grantor is named as the beneficiary in existence as of the Closing Date.
Article CCLXXIX

COVENANTS

Each Grantor (other than PubCo and Parent for purposes of this Section 6, except with respect to any specific reference to Guarantors or PubCo or Parent (or both of them) hereinbelow) covenants and agrees with Lender and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and all Commitments shall have been terminated:

Section CCLXXIX.1.
Covenants in Credit Agreement; Future Guarantors. (a) In the case of each Guarantor (including PubCo and Parent), such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

(b) Guarantors and each other Grantor shall cause each future shareholder, owner, or equity holding company that at any time, directly or indirectly, holds or owns any Equity Interests of Guarantors (other than PubCo for so long as it is a public company) or any other Grantor, within thirty (30) days after such Person becomes the holder or owner of such Equity Interests, to guarantee the Obligations of Borrowers in favor of Lender to the same extent that Guarantors has provided an unsecured guarantee of the Obligations and other Guaranteed Obligations hereunder promptly upon any such Person becoming the holder or owner of such Equity Interests and shall deliver to Lender such guaranty agreements, joinders, certificates, and other agreements and legal and business diligence as may be reasonably required by Lender in connection therewith.

Section CCLXXIX.2.
Maintenance of Perfected Security Interest; Further Documentation.
(a)
Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.4 and shall defend such security interest against the claims and demands of all Persons whomsoever, except with respect to Liens expressly permitted under Section 7.2 of the Credit Agreement.
(b)
At any time and from time to time, upon the request of Lender or any other Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as Lender may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable Lender or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.
(c)
Without limiting the obligations of the Grantors under subsection (b) of this Section, (i) upon the request of Lender or any other Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by Lender) requested by Lender to cause Lender to (A) have "control" (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property, or Letter-of-Credit Rights, including executing and delivering any agreements, in form and substance satisfactory to Lender, with securities intermediaries, issuers or other Persons in order to establish "control", and each Grantor shall promptly notify Lender and the other Secured Parties of such Grantor's acquisition of any such Collateral, and (B) be a "protected purchaser" (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral in excess of $50,000, other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or Lender, such Grantor shall obtain written acknowledgment that such Person holds possession for Lender's benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to Lender and the other Secured Parties of any such Collateral then in the possession of such bailee, and such

Grantor shall take or cause to be taken all actions (other than any actions required to be taken by Lender or any other Secured Party) necessary or requested by Lender to cause Lender to have a perfected security interest in such Collateral under applicable law.

(d)
This Section and the obligations imposed on each Grantor by this Section shall be interpreted as broadly as possible in favor of Lender and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.
Section CCLXXIX.3.
Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts comprising any part of the Collateral. For Lender's and the other Secured Parties' further security, Lender, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor's books and records pertaining to the Collateral.
Section CCLXXIX.4.
Right of Inspection. Upon request (with reasonable notice, unless an Event of Default has occurred and is continuing), Lender and the other Secured Parties and their respective representatives shall at all reasonable times and with reasonable frequency, have full and free access during normal business hours to all the books, correspondence and records of such Grantor (including PubCo and Parent), and Lender and the other Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof and shall upon request (with reasonable notice, unless an Event of Default has occurred and is continuing) at all reasonable times, and with reasonable frequency, during normal business hours also have the right to enter into and upon any premises where any of the Collateral (including Inventory or Equipment) is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, and such Grantor (including PubCo and Parent) agrees to render to Lender and the other Secured Parties and their respective representatives, at such Grantor's sole cost and expense, such clerical and other assistance as may be reasonably requested with regard to any of the foregoing. Lender and the other Secured Parties shall be bound by the provisions of Section 9.11 of the Credit Agreement with respect to information obtained pursuant to this Section.
Section CCLXXIX.5.
Further Identification of Collateral. Such Grantor will furnish to Lender and the other Secured Parties from time to time, at such Grantor's sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.
Section CCLXXIX.6.
Changes in Names, Locations. Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized. Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its legal name, identity or corporate, limited liability company, or limited partnership structure or (ii) any change to (A) the identity of any warehouseman, common carrier, other third party transporter, bailee or any agent or processor in possession or control of any Collateral or (B) such Grantor's jurisdiction of organization, in each case, unless (x) such Grantor shall otherwise be in compliance with Section 7.3 of the Credit Agreement and (y) Lender shall have provided its prior written consent to such change(s), which consent may be withheld or conditioned upon such Grantor's having taken all action reasonably requested by Lender or any other Secured Party for the purpose of maintaining the perfection and priority of Lender's security interests under this Agreement. In any notice furnished pursuant to this Section, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Lender's security interest in the Collateral. Upon any change of its name or jurisdiction of organization, each of PubCo and Parent will notify Lender thereof and will promptly thereafter reaffirm its obligations hereunder and under any other Loan Document to which it is a party in a manner reasonably acceptable to Lender.
Section CCLXXIX.7.
Compliance with Contractual Obligations. Such Grantor shall use commercially reasonable efforts to perform and comply in all material respects with all of its contractual obligations relating to the Collateral.
Section CCLXXIX.8.
Limitations on Dispositions of Collateral. Lender and the other Secured Parties do not authorize the Grantors to, and each Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by the Credit Agreement.

Section CCLXXIX.9.
No Commingling. No Grantor will commingle any of its funds or assets (including Inventory, Equipment, cash, and cash equivalents) with those of Guarantors, any Excluded Subsidiary or any other non-Loan Party. All Inventory, Eligible New Equipment, and other Goods of the Grantors shall at all times be (a) kept segregated from the Inventory, Eligible New Equipment, and other Goods of the Excluded Subsidiary at any time located at the same premises and (b) readily identifiable and conspicuously marked to indicate the ownership of such Inventory, Eligible New Equipment, or Goods.
Section CCLXXIX.10.
Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral (other than any right of termination), in each case except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section CCLXXIX.11.
Analysis of Accounts. Lender shall have the right at any time and from time to time upon reasonable prior notice, and with reasonable frequency, to make test verifications of the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor's sole cost and expense, shall furnish all such assistance and information as Lender may require in connection therewith. At any time and from time to time, and with reasonable frequency, upon Lender's request and at the expense of each Grantor, such Grantor shall furnish to Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, including all original orders, invoices and shipping receipts.
Section CCLXXIX.12.
Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper and the value of such Instruments and Tangible Chattel Paper in the aggregate is $100,000 or more, each such Instrument or Tangible Chattel Paper, shall be delivered to Lender as soon as practicable, duly endorsed in a manner satisfactory to Lender to be held as Collateral pursuant to this Agreement.
Section CCLXXIX.13.
Copyrights, Patents and Trademarks.
(a)
Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is immaterial, (i) maintain as in the past the quality of services offered under such Trademark, (ii) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any Trademark may become invalidated.
(b)
Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Patent may become abandoned or dedicated.
(c)
Such Grantor will not, except with respect to any Copyright that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Copyright may become abandoned or dedicated.
(d)
Such Grantor will notify Lender and the other Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.

(e)
Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to Lender and the other Secured Parties within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of Lender, such Grantor shall execute and deliver an Intellectual Property Security Agreement substantially in the form of Annex II, and any and all other agreements, instruments, documents, and papers as Lender may request to evidence Lender's and the other Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes Lender its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full and the Commitments are terminated; provided, that Lender shall not exercise the foregoing constitution of Lender as such Grantor’s attorney-in-fact for the purposes in this clause (e) unless and until an Event of Default shall have occurred and be continuing.
(f)
Such Grantor will take all commercially reasonable and all necessary steps, including in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Copyrights, Patents and Trademarks which is material to the Grantors, including filing of applications for renewal, affidavits of use and affidavits of incontestability.
(g)
In the event that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify Lender and the other Secured Parties after it learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is immaterial to such Grantor which determination such Grantor shall promptly report to Lender and the other Secured Parties, promptly take all such commercially reasonable actions (which may include suing for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution), or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.
Section CCLXXIX.14.
Vehicles. Such Grantor shall take all actions requested by Lender to perfect Lender's security interest in all Vehicles that are not Excluded Property encumbered by Liens expressly permitted under Section 7.2 of the Credit Agreement.
Section CCLXXIX.15.
Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within thirty (30) days after such Commercial Tort Claim satisfies such requirements, notify Lender and the other Secured Parties in a writing signed by such Grantor containing a brief description thereof, and granting to Lender in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender. The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements: (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $100,000, and (ii) either (A) such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of Lender, the relevant Grantor shall, within thirty (30) days after such request is made, transmit to Lender and the other Secured Parties a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to Lender in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

Article CCLXXX

REMEDIAL PROVISIONS
Section CCLXXX.1.
[Intentionally Omitted].
Section CCLXXX.2.
Collections on Accounts. Subject to the cash management provisions set forth in the Credit Agreement, Lender hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to Lender's direction and control, and Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of a Default or Event of Default. Upon the request of Lender, each Grantor shall notify the applicable Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to Lender for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to Lender. Lender may at any time in its own name or in the name of others communicate with the applicable Account Debtors to verify with them to its satisfaction the existence, amount and terms of any applicable Accounts, Chattel Paper or Payment Intangibles.
Section CCLXXX.3.
Proceeds. As further set forth in the Credit Agreement (including Section 5.11 thereof), all payments of Accounts, Instruments, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lender in a special collateral account maintained by Lender subject to withdrawal by Lender for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for Lender for the ratable benefit of the Secured Parties segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit. All Proceeds of the Collateral (including Proceeds constituting collections of Accounts, Chattel Paper, Instruments or Payment Intangibles comprising a portion of the Collateral) while held by Lender (or by any Grantor in trust for Lender for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Lender shall apply all or any part of the funds or Proceeds on deposit in said special collateral account on account of the Secured Obligations in the order set forth in Section 5.11 (or Section 8.2 of the Credit Agreement at any time an Event of Default exists), and any part of such funds or Proceeds which Lender elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Lender to each Grantor or to whomsoever may be lawfully entitled to receive the same.
Section CCLXXX.4.
UCC and Other Remedies.
(a)
If an Event of Default shall occur and be continuing, Lender, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Lender or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Grantor's premises or elsewhere. Any such sale or transfer by Lender either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Lender shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. Lender shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender and the other Secured Parties hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.2 of the Credit Agreement, and only after such application and after the payment by Lender of any other amount required by any provision of law, including Section 9-615 of the UCC, need Lender account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Lender or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(b)
In the event that Lender elects not to sell the Collateral, Lender retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. Lender may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
Section CCLXXX.5.
.
Section CCLXXX.6.
Waiver; Deficiency. Each Grantor (including each Guarantor) waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor (including each Guarantor) shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations or Guaranteed Obligations, as the case may be, and the fees and disbursements of any attorneys employed by Lender or any other Secured Party to collect such deficiency.
Section CCLXXX.7.
Non-Judicial Enforcement. Lender may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor (including each Guarantor) expressly waives any and all legal rights which might otherwise require Lender to enforce its rights by judicial process.
Article CCLXXXI

LENDER
Section CCLXXXI.1.
Lender's Appointment as Attorney-in-Fact.
(a)
Each Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Lender the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)
pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(ii)
execute, in connection with any sale provided for in Section 7.4 or Section 7.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iii)
(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any or all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (I) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as Lender shall in its sole discretion determine; and (J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender's option and such Grantor's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless and until an Event of Default shall have occurred and be continuing. Lender shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that Lender shall have no liability for the failure to provide any such notice.

(b)
If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)
The expenses of Lender incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate for Default Interest from the date of payment by Lender to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Lender on demand.
(d)
Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section CCLXXXI.2.
Duty of Lender. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account, and Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither Lender, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Lender and the other Secured Parties hereunder are solely to protect Lender's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon Lender or any other Secured Party to exercise any such powers. Lender and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the fullest extent permitted by applicable law, Lender shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require Lender or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which Lender or any other Secured Party now has or may hereafter have against any Grantor or other Person.

Section CCLXXXI.3.
Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor (other than PubCo and Parent) authorizes Lender, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as Lender reasonably determines appropriate to perfect the security interests of Lender under this Agreement. Additionally, each Grantor (other than PubCo and Parent) authorizes Lender, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as "all assets of the Grantor", "all personal property of the Grantor" or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
Section CCLXXXI.4.
Authority of Lender. Each Grantor acknowledges that the rights and responsibilities of Lender under this Agreement with respect to any action taken by Lender or the exercise or non-exercise by Lender of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Lender and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Lender and the Grantors, Lender shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
Article CCLXXXII

SUBORDINATION OF INDEBTEDNESS
Section CCLXXXII.1.
Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and obligations of the Borrowers or any other Grantor (including Guarantors) to any Grantor (including Guarantors), whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.
Section CCLXXXII.2.
Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceedings involving any Grantor, Lender on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Grantor hereby assigns such dividends and payments to Lender for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 8.2 of the Credit Agreement. Should Lender or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Secured Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of Lender and the other Secured Parties to the extent that such payments to Lender and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if Lender and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section CCLXXXII.3.
Payments Held in Trust. In the event that, notwithstanding Section 9.1 and Section 9.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for Lender and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to Lender, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to Lender.
Section CCLXXXII.4.
Liens Subordinate. Each Grantor agrees that, until the Secured Obligations are paid in full and all Commitments have terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, Lender or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of Lender, no Grantor, during the period in which any of the Secured Obligations are outstanding or any of the Commitments are in effect, shall (a) exercise or enforce any creditor's right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any Lien held by it.
Section CCLXXXII.5.
Notation of Records. Upon the request of Lender, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
Article CCLXXXIII

MISCELLANEOUS
Section CCLXXXIII.1.
Waiver. No failure on the part of Lender or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by Lender of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including any rights of set-off.
Section CCLXXXIII.2.
Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
Section CCLXXXIII.3.
Payment of Expenses, Indemnities.
(a)
Each Grantor agrees to pay or promptly reimburse Lender and each other Secured Party for all advances, charges, costs and expenses (including all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys' fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of Lender or any other Secured Party under, this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party.

(b)
Each Grantor agrees to pay, and to save Lender and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including court costs and attorneys' fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the Collateral (including any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Borrowers would be required to do so pursuant to Section 9.3 of the Credit Agreement.
(c)
All amounts for which any Grantor is liable pursuant to this Section shall be due and payable by such Grantor to Lender or any Secured Party upon demand.
Section CCLXXXIII.4.
Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement.
Section CCLXXXIII.5.
Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of Lender and the other Secured Parties, the future holders of the Loans, and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or Secured Obligations under this Agreement without the prior written consent of Lender and Lenders.
Section CCLXXXIII.6.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section CCLXXXIII.7.
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart to this Agreement by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
Section CCLXXXIII.8.
Survival. The obligations of the parties under Section 10.3 shall survive the repayment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit, the Commitments, the Hedging Obligations and the Bank Product Obligations. To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and Lender's and the other Secured Parties' Liens, security interests, rights, powers and remedies under this Agreement and each other applicable Collateral Document shall continue in full force and effect. In such event, each applicable Collateral Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by Lender and the other Secured Parties to effect such reinstatement.
Section CCLXXXIII.9.
Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
Section CCLXXXIII.10.
No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section CCLXXXIII.11.
Governing Law; Submission to Jurisdiction.
(a)
This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

(b)
Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia, and of the Business Case Division of the Fulton County Superior Court located in Atlanta, Georgia, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or the Fulton County Superior Court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrowers or its properties in the courts of any jurisdiction.
(c)
Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section CCLXXXIII.12.
WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section CCLXXXIII.13.
Acknowledgments.
(a)
Each Grantor hereby acknowledges that:
(i)
it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(ii)
neither Lender nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and Lender and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(iii)
no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
(b)
Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not "conspicuous".

(c)
Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, Lender, the other Secured Parties or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.
Section CCLXXXIII.14.
Additional Grantors. Each Person that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a Joinder Agreement in the form of Annex I.
Section CCLXXXIII.15.
Set-Off. Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with Lender), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Borrowers and Lender thereof; provided that such Secured Party's failure to give such notice shall not affect the validity thereof.
Section CCLXXXIII.16.
Releases.
(a)
Release Upon Payment in Full. Upon the complete payment in full of all Secured Obligations and the termination of the Credit Agreement, the Letters of Credit and all Commitments, Lender, at the written request and expense of the Borrowers, will promptly release, reassign and transfer the Collateral to the Grantors, without recourse, representation, warranty or other assurance of any kind, and declare this Agreement to be of no further force or effect. The grant of the security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until Lender has (i) retransferred and delivered all of the Collateral in its possession to the Grantors, and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.
(b)
Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Lender, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral of such Grantor, made without recourse, representation, warranty or other assurance of any kind. At the request and sole expense of the Borrowers, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Credit Agreement; provided that the Borrowers shall have delivered to Lender, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)
Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by Lender or the other Secured Parties hereunder, including any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until Lender and the other Secured Parties shall have applied payments (including collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in subsection (a) of this Section.

Section CCLXXXIII.17.
Reinstatement. The obligations of each Grantor under this Agreement (including with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section CCLXXXIII.18.
Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of Lender and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to Lender.
Section CCLXXXIII.19.
Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty and Security Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.19, or otherwise under this Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 10.16(a). Each Qualified ECP Guarantor intends that this Section 10.19 constitute, and this Section 10.19 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Remainder of page intentionally left blank;

Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Security Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWERS:
DANIMER SCIENTIFIC HOLDINGS, LLC, a Delaware limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]
MEREDIAN, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
MEREDIAN BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC, L.L.C., a Georgia limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]

[Signatures continued on following pages.]

DANIMER BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC KENTUCKY, INC., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]

GUARANTORS: Danimer Scientific, Inc., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
MEREDIAN HOLDINGS GROUP, INC., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]

[Signatures continued on following page.]

Acknowledged and Agreed to as of the date hereof:

LENDER:

TRUIST BANK

By: /s/ Mark A. Bohntinsky

Name: Mark Bohntinsky

Title: Managing Director

Exhibit 10.2

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into on April 29, 2021, by and among Danimer Scientific Holdings, LLC, a Delaware limited liability company ("Holdings"), Meredian, Inc., a Georgia corporation ("Meredian"), Meredian Bioplastics, Inc., a Georgia corporation ("MBP"), Danimer Scientific, L.L.C., a Georgia limited liability company ("Danimer"), Danimer Bioplastics, Inc., a Georgia corporation ("DBP"), and Danimer Scientific Kentucky, Inc., a Delaware corporation ("DSK"; Holdings, Meredian, MBP, Danimer, DBP, and DSK, each a "Borrower" and collectively, the "Borrowers"), and TRUIST BANK, a North Carolina banking corporation (together with its successors and assigns, "Lender").

R E C I T A L S:

Borrowers have requested that Lender provide a senior secured revolving credit and letter of credit facility to Borrowers as more fully described herein.

Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically. Borrowers' business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the aggregate borrowing power of each Borrower and ease administration of the facility, all to the mutual advantage of Borrowers.

Lender's willingness to extend financial accommodations to Borrowers, and to administer Borrowers' collateral security therefor, on a combined basis as and to the extent more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request and in furtherance of Borrowers' mutual and collective enterprise.

Subject to the terms and conditions of this Agreement, Lender is willing to establish the requested revolving credit and letter of credit facility for the benefit of Borrowers.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid and the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:

Article I

DEFINITIONS; CONSTRUCTION
Section I.1.
Definitions. In addition to the other terms defined herein (including the preamble and recitals hereto), the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

"Account Debtor" shall mean a Person obligated to pay an Account.

"Accounts Formula Amount" shall mean, on any date of determination thereof, an amount equal to 85% (or such lesser percentage as Lender may determine from time to time in its discretion) of the net amount of Eligible Non-Export Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

"Advantage" shall mean, collectively, Southeast Community Development Fund X, LLC, a Delaware limited liability company, for itself and as administrative agent under the Advantage Loan Documents, and PIFS Sub-CDE XX, LLC, a Virginia limited liability company.

"Advantage Loan Agreement" shall mean that certain Loan and Security Agreement dated as of March 13, 2019, among Borrowers and Advantage (as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent permitted by the terms of the Subordination Agreement (Tri-Party) and the Subordination Agreement (Advantage)).

"Advantage Loan Documents" shall have the meaning given to the term "Loan Documents" in the Advantage Loan Agreement as in effect on the Closing Date (in each case, as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent permitted by the terms of the Subordination Agreement (Tri-Party) and the Subordination Agreement (Advantage)).

"Advantage Subordinated Debt" shall mean the Indebtedness owing from MBP and Holdings to Advantage (and guaranteed by Parent) pursuant to the Advantage Loan Documents in the aggregate original principal amount of $9,999,980, which is comprised of (i) Indebtedness of Holdings in the aggregate original principal amount of $5,499,980 in connection with a loan under the Georgia Rural Jobs Act, and (ii) Indebtedness of MBP in the aggregate original principal amount of $4,500,000 in connection with an unleveraged New Markets Tax Credit loan, and each of which shall constitute Subordinated Debt hereunder.

"Affiliate" shall mean, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such specified Person.

"Allocable Amount" shall have the meaning set forth in Section 2.17(c)(ii).

"Anti-Corruption Laws" shall mean all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiary thereof from time to time concerning or relating to bribery or corruption.

"Anti-Terrorism Law" shall mean any law relating to terrorism or money-laundering, including Executive Order No. 13224, the PATRIOT Act, the applicable laws comprising or implementing the Bank Secrecy Act of 1970, as amended, including by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing applicable laws may from time to time be amended, renewed, extended, or replaced).

"Applicable Base Rate" shall mean a per annum rate determined by Lender equal to the sum of the Base Rate plus the Applicable Margin applicable to Base Rate Loans, which rate shall adjust simultaneously with any changes in the Base Rate.

"Applicable LMIR Rate" shall mean a per annum rate equal to the sum of LMIR in effect from time to time, plus the Applicable Margin applicable to LMIR Loans.

"Applicable Margin" shall mean, a percentage equal to:

(i)
with respect to any Domestic Revolving Loan, or portion thereof, (a) that is a Base Rate Loan, 1.50%, or (b) that is a LMIR Loan, 2.50%, and
(ii)
with respect to any Ex-Im Revolving Loan, or portion thereof, (a) that is a Base Rate Loan, 1.50%, or (b) that is a LMIR Loan, 2.50%;

provided that if Borrowers and their Subsidiaries achieve a Consolidated Fixed Charge Coverage Ratio of not less than 1.1 to 1.0 as of the last day of any month ending after the Closing Date for the twelve-month period then ending (regardless of whether the Consolidated Fixed Charge Coverage Ratio is required to be tested for such period), then, so long as no Event of Default exists at such time, the Applicable Margin shall thereafter (commencing on the first calendar day of the month immediately following the date on which Borrowers deliver the applicable financial statements and Compliance Certificate pursuant to Section 5.1) be a percentage equal to:

(1) with respect to any Domestic Revolving Loan, or portion thereof, (A) that is a Base Rate Loan, 1.00%, or (B) that is a LMIR Loan, 2.00%, and

(2) with respect to any Ex-Im Revolving Loan, or portion thereof, (B) that is a Base Rate Loan, 1.00%, or (B) that is a LMIR Loan, 2.00%.

"Applicable Tax Amount" shall mean, in any relevant year of determination, with respect to any Person holding Equity Interests of a Loan Party and taking into account only such Person’s share of income and deductions attributable to its equity ownership interest in such Loan Party, an aggregate amount equal to such holder of Equity Interests' actual federal and state income tax liability for such taxable year (or portion thereof) attributable to such Loan Party's taxable income (taking into account the deductibility of state and local taxes for federal income tax purposes).

"Asset Disposition" shall mean with respect to any Person, a sale, issuance, assignment, lease, license, Consignment, transfer, abandonment, or other disposition of such Person’s Property, including a disposition of Property in connection with a sale-leaseback transaction, synthetic lease, or similar arrangement and any sale or issuance of Equity Interests by a Borrower or any direct or indirect Subsidiary of a Borrower.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(e).

"Availability" shall mean on any determination date, the amount equal to the lesser of (i) the current maximum amount of the Revolving Commitment minus the Availability Reserve or (ii) the Borrowing Base on such date.

"Availability Block" shall mean, collectively, the Domestic Availability Block and the Ex-Im Availability Block.

"Availability Period" shall mean the period from the Closing Date to the Commitment Termination Date.

"Availability Reserve" shall mean on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) an amount equal to three (3) months' rental payments or other similar charges owing at such time by any Loan Party in respect of business premises of such Loan Party owned by any Person (other than business premises that do not contain any Eligible Inventory or other material Collateral), for which Lender has not received a Lien Waiver from the landlord or owner of such property; (ii) any amounts which any Loan Party is obligated to pay pursuant to the provisions of any of the Loan Documents that Lender elects to pay for the account of such Loan Party in accordance with any of the Loan Documents; (iii) all customer deposits or other prepayments held by any Loan Party; (iv) the aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to Lender's Liens (provided, that the imposition of a reserve hereunder on account of such Liens shall not be deemed a waiver of any Default or Event of Default that arises from the existence of such Liens); (v) the Bank Product Reserve; (vi) the Dilution Reserve; (vii) with respect to Eligible Inventory and Eligible Export-Related Inventory, reserves for any required royalty or similar licensing payments; (viii) reserves for any other matter (including risks related to defective products, customer standards, acceptance protocols, and regulatory approvals) that could reasonably be expected to have a negative impact on the value of Eligible Inventory, Eligible Export-Related Inventory, Eligible Accounts, Eligible Export-Related Accounts or Equipment; (ix) reserves for warranties, claims, indemnification obligations and other potential setoffs arising in connection with an Eligible Account or an Eligible Export-Related Account or owed by a Borrower to an Account Debtor with respect to any Eligible Account, as determined by Lender in its discretion; and (x) such additional reserves as Lender may establish from time to time in its discretion.

"Bank Product Obligations" shall mean, collectively, all obligations and other liabilities of any Loan Party to Lender or any Affiliate of Lender arising with respect to any Bank Products.

"Bank Product Reserves" shall mean, collectively, all reserves that Lender, from time to time, establishes for Bank Products then provided or outstanding.

"Bank Products" shall mean all bank, banking, financial, and other similar or related products, services and facilities offered or provided by Lender or any Affiliate of Lender to any Loan Party or any of its Subsidiaries, including (i) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, (ii) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services, (iii) bankers' acceptances, drafts, documentary services, and foreign currency exchange services, (but excluding Letters of Credit), (iv) any bank product offered in respect of any Hedging Transaction, (v) supply chain finance arrangements and (vi) equipment leasing or financing arrangements.

"Bankruptcy Code" shall mean Title 11 of the United States Code.

"Base Rate" shall mean the highest of (i) the rate which Lender publicly announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) LMIR plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate). Lender’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest at, above, or below Lender’s prime lending rate. Each change in Lender's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

"Base Rate Loan" shall mean any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

"Benchmark" shall mean, initially, LMIR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LMIR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10.

"Benchmark Replacement" shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by Lender for the applicable Benchmark Replacement Date:

(1)
the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by Lender as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)
for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Lender:

(a)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)
the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)
for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Lender in its reasonable discretion.

"Benchmark Replacement Conforming Changes" shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Benchmark Replacement Date" shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of:

(a) the date of the public statement or publication of information referenced therein; and

(b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower Agent.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(1)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Unavailability Period" shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10.

"Beneficial Ownership Certification" shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" shall mean 31 C.F.R. § 1010.230.

"Blocked Person" shall have the meaning set forth in Section 4.21(b).

"Borrower Agent" shall have the meaning set forth in Section 2.16.

"Borrowing Base" shall mean at any time of determination, the sum of the Domestic Borrowing Base and the Ex-Im Borrowing Base.

"Borrowing Base Certificate" shall mean a certificate, in form and substance satisfactory to Lender, by which Borrower Agent shall certify to Lender, with such frequency as provided herein, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than two (2) Business Days earlier than the date of submission of such certificate to Lender) and the calculation of such amount.

"Business Day" shall mean, (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) with respect to Interest Periods applicable to LMIR or any

Benchmark Replacement, a day on which Lender is open for business and on which dealings in U.S. dollar deposits are carried on in the London interbank market.

"Capital Expenditures" shall mean, for any period, without duplication, (i) the additions to Property, plant and equipment and other capital expenditures of Borrower or any of its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of Borrowers for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by Borrowers and their Subsidiaries during such period.

"Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Cash Collateral" shall mean cash delivered to Lender to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

"Cash Collateralize" shall mean the delivery of cash to Lender, as security for the payment of any Obligations, in an amount equal to (i) with respect to Obligations arising from LC Disbursements, 105% of the aggregate Obligations arising from LC Disbursements, and (ii) with respect to any inchoate, contingent or other Obligations (including Bank Product Obligations), Lender's good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. "Cash Collateralization" has a correlative meaning.

"Change in Control" shall mean the occurrence of any one or more of the following:

(a) any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) (i) shall have acquired current beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of PubCo or (ii) shall have obtained the current power (whether or not exercised) to elect a majority of the members of the board of directors of PubCo;

(e)
PubCo ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Parent and the current power (whether or not exercised) to elect a majority of the members of the board of directors of Parent; provided, that Parent may merge with or into a Borrower as permitted by Section 7.3;
(f)
Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Holdings and the current power (whether or not exercised) to elect a majority of the members of the board of managers or members of Holdings;
(g)
Holdings ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Loan Parties;
(h)
during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of any Loan Party ceases to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(i)
all or substantially all of any Loan Party’s assets are sold or transferred, other than a sale or transfer to another Loan Party if and to the extent expressly permitted herein.

"Change in Law" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Charges" shall have the meaning set forth in Section 9.12.

"Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in writing by Lender.

"Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

"Collateral" shall have the meaning given such term in the Security Agreement.

"Collateral Assignment of Business Interruption Insurance" shall mean that certain Collateral Assignments of Rights Under Business Interruption Insurance Policy dated on or about the Closing Date by and among the Loan Parties and Lender.

"Commitment" shall mean the Revolving Commitment.

"Commitment Termination Date" shall mean the earliest of (i) April 29, 2026, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.4, (iii) the date on which the Revolving Commitments are terminated pursuant to Section 8.2, (iv) the date that is ninety (90) days prior to the stated maturity date of the Advantage Subordinated Debt and (v) the date that is ninety (90) days prior to the maturity date of any other Indebtedness of any Loan Party in excess of $5,000,000.

"Commodity Exchange Act" shall mean the Commodity Exchange Act (7 U. S. C. §1 et seq.), as amended and in effect from time to time, and any successor statute.

"Compliance Certificate" shall mean a certificate from the chief financial officer of Borrowers in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).

"Concentration Account" shall have the meaning set forth in Section 5.11(a).

"Consolidated EBITDA" shall mean, for Borrowers and their Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period and without duplication, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization, determined on a consolidated basis in accordance with GAAP, and (D) the amount of any non-cash compensation as the result of any grant of stock or stock equivalents to employees, officers, directors or consultants of Borrowers and their Subsidiaries, minus, (iii) to the extent included in determining Consolidated Net Income for such period, (A) any positive income resulting from any financing obtained by any of Borrowers and their Subsidiaries under the Coronavirus Aid, Relief and Economic Security Act, (B) any positive income resulting from any forgiveness of Indebtedness (up to the amount of Indebtedness received and forgiven), and (C) any positive income resulting from any financing obtained by any of Borrowers and their Subsidiaries in connection with new markets tax credits that may be claimed pursuant to Section 45D of the Code.

"Consolidated Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of (i) Consolidated EBITDA plus solely to the extent that the expenses to which such forgiveness relates were incurred in such period, any positive income resulting from the forgiveness of Indebtedness with respect to any financing obtained by any Borrower or its Subsidiaries under the Coronavirus Aid, Relief and Economic Security Act (up to the amount of loans received by Borrowers and their Subsidiaries under such Act) minus Unfinanced Cash Capital Expenditures minus Taxes paid in cash (including any Permitted Tax Distributions) to (ii) Consolidated Fixed Charges, in each case for the applicable period.

"Consolidated Fixed Charges" shall mean, for Borrowers and their Subsidiaries for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period less interest income paid to the company on leverage loans receivables outstanding in connection with any financing obtained by any of Borrowers and their Subsidiaries in connection with new markets tax credits that may be claimed pursuant to Section 45D of the Code, (ii) scheduled principal payments made on Consolidated Total Debt during such period, and (iii) Restricted Payments paid in cash to Persons (other than the Loan Parties) during such period.

"Consolidated Interest Expense" shall mean, for Borrowers and their Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period).

"Consolidated Net Income" shall mean, for Borrowers and their Subsidiaries for any period, the net income (or loss) of Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains (or losses) attributable to write-ups (or write-downs) of assets or the sale of assets (other than the sale of Inventory in the ordinary course of business) and (iii) any equity interests of a Borrower or any Subsidiary of a Borrower in the unremitted earnings of any Person that is not a Subsidiary of a Borrower and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with any Borrower or any Subsidiary of a Borrower on the date that such Person’s assets are acquired by any Borrower or any Subsidiary of a Borrower.

"Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness of Borrowers and their Subsidiaries measured on a consolidated basis as of such date, but excluding (unless currently due and payable) Indebtedness constituting net Hedging Obligations.

"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" or "Controlled" have meanings correlative thereto.

"Controlled Account" shall have the meaning set forth in Section 5.11(a).

"Copyright Security Agreement" shall mean any Copyright Security Agreement executed by a Loan Party in favor of Lender on the Closing Date, and each other copyright security agreement at any time executed by a Loan Party in favor of Lender in connection herewith.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Covenant Election Date" shall mean earlier to occur of (i) thirty (30) months after the Closing Date and (ii) the date on which Borrower Agent notifies Lender in writing of its election to release the Availability Block and commence testing of the Fixed Charge Coverage Ratio in accordance with Section 6.1.

"Daily Simple SOFR" shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

"Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Default Rate" shall have the meaning set forth in Section 2.7(b).

"Deposit Account Control Agreement" shall mean a control agreement in form and substance satisfactory to Lender executed by any depository institution at which any Loan Party (other than PubCo and Parent) maintains a Deposit Account, pursuant to which, among other things, Lender shall perfect its Lien on such Deposit Account.

"Dilution Ratio" shall mean, at any date, the amount (expressed as a percentage) equal to (i) the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce domestic Accounts and foreign Accounts, as applicable, for the twelve most recently ended Fiscal Months, divided by (ii) total gross sales from Borrowers for the same Fiscal Months.

"Dilution Reserve" shall mean, at any date, an amount equal to (i) the percentage points by which the Dilution Ratio exceeds five percent (5%), multiplied by (ii) the Eligible Accounts or Eligible Export-Related Accounts, as applicable, on such date.

"Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

"Domestic Availability Block" shall mean $3,000,000.

"Domestic Borrowing Base" shall mean, on any date of determination thereof, an amount equal to the sum of (i) the Accounts Formula Amount, plus (ii) the Inventory Formula Amount, minus (iii) at all times prior to the Covenant Election Date, the Domestic Availability Block, minus (iv) the Availability Reserve on such date (other than, to the extent deducted in the calculation of the Ex-Im Borrowing Base on such date, the portion of the Availability Reserve attributable to Eligible Export-Related Inventory and Eligible Export-Related Accounts or otherwise solely related to the Ex-Im facility evidenced by this Agreement).

"Domestic Out-of-Formula Condition" shall have the meaning set forth in Section 2.1(c)(i).

"Domestic Revolving Commitment" shall mean the obligation of Lender to make Domestic Revolving Loans to Borrowers in an aggregate principal amount, subject to Section 2.3, not exceeding $15,000,000.

"Domestic Revolving Credit Exposure" shall mean, on any date, the sum of the outstanding Domestic Revolving Loans and the LC Exposure.

"Domestic Revolving Loan" shall mean a loan made by Lender under the Domestic Revolving Commitment pursuant to Section 2.1(a)(i).

"Domestic Revolving Note" shall mean a promissory note of Borrowers payable to the order of Lender in the principal amount of the Domestic Revolving Commitment, in substantially the form of Exhibit A.

"Domestic Subsidiary" shall mean any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

"Early Opt-in Election" shall mean, if the then-current Benchmark is LMIR, the occurrence of:

(1) a determination by Lender that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and

(2) the election by Lender to trigger a fallback from LMIR and the provision by Lender of written notice of such election to the Borrower Agent.

"Eligible Account" shall mean an Account of a Borrower which arises in the Ordinary Course of Business of a Borrower from the sale of goods or the provision of services, in each case which is payable in Dollars, is subject to Lender's duly perfected first priority Lien, and is deemed by Lender, in its discretion, to be an Eligible Account. Without limiting the generality of the foregoing, unless Lender otherwise agrees, no Account shall be an Eligible Account if:

(i) it arises out of a sale made by a Borrower to any other Subsidiary or Affiliate of a Borrower, or a Person controlled by an Affiliate of any Borrower;

(ii) it is due or unpaid more than ninety (90) days after the original invoice date;

(iii) it is unpaid more than sixty (60) days after its due date;

(iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder;

(v) the total Accounts of any Account Debtor exceed, (x) with respect to such Accounts that are Eligible Non-Export Accounts, 25% of the aggregate amount of all Eligible Accounts, and (y) with respect to such Accounts that are Eligible Export Accounts, 50% of the aggregate amount of all Eligible Accounts, in each case to the extent of such excess;

(vi) any covenant, representation or warranty contained in this Agreement (including Section 4.18), the Security Agreement or any other Loan Document with respect to such Account is inaccurate, untrue or has been breached;

(vii) the Account Debtor is also any Borrower's creditor or supplier to the extent that such Account Debtor has the right to offset, deduct or assert counterclaims with respect to such Account, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve, defense or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such dispute or right of offset, counterclaim, recoupment, reserve, defense or chargeback;

(viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended or ceased doing business;

(ix) the Account Debtor is not or has ceased to be Solvent;

(x) it arises from a sale to an Account Debtor that is organized under the laws of any jurisdiction outside of the United States or that has its principal office, assets or place of business outside the United States;

(xi) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

(xii) the Account Debtor is located in a state in which the applicable Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless the applicable Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports;

(xiii) the Account is subject to a Lien other than the Lien in favor of Lender and Liens expressly permitted by clauses (j) and (k) of Section 7.2;

(xiv) the goods giving rise to such Account have not been accepted by the Account Debtor or the Account otherwise does not represent a final sale;

(xv) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(xvi) the Account represents a progress billing or a retainage or arises from a sale on a cash-on-delivery basis;

(xvii) the applicable Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business of such Borrower for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

(xviii) the applicable Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond payment and due dates provided in clauses (ii) and (iii) above;

(xix) the Account Debtor has made a partial payment with respect to such Account; or

(xx) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes.

"Eligible Export-Related Account" shall mean an Ex-Im Guaranteed Account of a Borrower (i) that constitutes an "Eligible Export-Related Accounts Receivable" under (and as defined in) the Ex-Im Borrower Agreement, (ii) that would constitute an Eligible Account hereunder but for clause (x) of the definition thereof, and (iii) for which Borrowers have provided to Lender the export order required under the Ex-Im Guarantee Documents.

"Eligible Export-Related Inventory" shall mean Ex-Im Guaranteed Inventory of a Borrower (i) that constitutes an "Eligible Export-Related Inventory" under (and as defined in) the Ex-Im Borrower Agreement, (ii) that constitutes Eligible Inventory hereunder, and (iii) for which Borrowers have provided to Lender the export order required under the Ex-Im Guarantee Documents. For purposes hereof, the amount of Eligible Export-Related Inventory at any time shall not exceed the total amount of Eligible Inventory multiplied by the Foreign Sales Ratio at such time.

"Eligible Inventory" shall mean Inventory owned by a Borrower, which is held for resale, and which Lender, in its discretion, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no such Inventory shall be Eligible Inventory unless:

(i) it is Inventory in good, saleable condition and not defective;

(ii) it is finished goods, raw materials, or fermentation materials;

(iii) it is not held on consignment or other sale or return terms;

(iv) it is not slow-moving, obsolete, display items, packaging materials, labels or name plates or similar supplies;

(v) it meets all standards imposed by any Governmental Authority and has not been acquired from a Sanctioned Person;

(vi) it conforms in all respects to the warranties and representations set forth in this Agreement (including Section 4.18), the Security Agreement and any other Loan Document;

(vii) it is at all times subject to Lender's duly perfected, first priority security interest and is subject to no other Lien, adverse claim, interest or right of any Person other than Liens expressly permitted by clauses (j) and (k) of Section 7.2;

(viii) it is situated at a location in compliance with the Loan Agreement, is not in transit or outside the continental United States;

(ix) if such Inventory is located on any Property that is not owned by a Borrower, (a) the landlord, bailee, warehouseman or similar party that is, or may from time to time, be in possession of such Inventory shall have executed and delivered to Lender a Lien Waiver or (b) Lender has established an Availability Reserve with respect to such location, in each case at the option of Lender;

(x) it is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party requiring the payment of royalties or fees or requiring the consent of the licensor for a sale or other disposition of the Inventory by Lender; and

(xi) it is not the subject of a negotiable warehouse receipt or other negotiable Document or under license to a third party.

“Eligible New Equipment” shall mean any Equipment acquired by Borrowers on or after the Closing Date which is in good order, repair, operating and marketable condition (ordinary wear and tear excepted) and which Lender, in its discretion, deems to be Eligible New Equipment. Without limiting the generality of the foregoing, Eligible New Equipment shall not include:

(i)
Equipment at premises other than those owned or leased and controlled by any Loan Party, unless Lender shall have entered into a Collateral Access Agreement with the owner or operator of such premises and shall have received such other documents, instruments and agreements as Lender may request;
(ii)
Equipment that is subject to any Lien other than in favor of Lender and other than Liens expressly permitted by clauses (j) and (k) of Section 7.2;
(iii)
Equipment located outside the United States of America or Canada (other than Quebec);
(iv)
Equipment that is not subject to the first priority, valid and perfected security interest of Lender;

(v)
damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrowers’ business as presently conducted or Equipment which is obsolete or not currently saleable or has been removed from service;
(vi)
Equipment that is not covered by “all risk” hazard insurance for an amount equal to its replacement cost;
(vii)
Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to Lender or any potential purchaser of such Equipment;
(viii)
Equipment consisting of computer hardware, software, tooling, or molds;
(ix)
Equipment financed or deemed financed by the Kentucky NMTC Lender or included on the list of “Specified CDE Equipment Collateral” as such term is defined in the Subordination Agreement (Kentucky NMTC);
(x)
Equipment financed by or deemed financed by Advantage or included on the list of “Specified CDE Collateral” as such term is defined in the Subordination Agreement (Tri-Party);
(xi)
Equipment deemed transferred to the City of Winchester, Kentucky, pursuant to the Kentucky IRB; or
(xii)
Equipment otherwise deemed unacceptable by Lender in its discretion.

"Eligible Non-Export Accounts" shall mean Eligible Accounts that do not constitute Eligible Export-Related Accounts.

"Eligible Non-Export Inventory" shall mean Eligible Inventory that does not constitute Eligible Export-Related Inventory. For purposes hereof, the amount of Eligible Non-Export Inventory at any time shall not exceed the total amount of Eligible Inventory minus the total amount of Eligible Export-Related Inventory.

"Environmental Laws" shall mean all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning exposure to Hazardous Materials.

"Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any Borrower or any Subsidiary of a Borrower directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment Loan Advance Period” shall have the meaning given such term in Section 2.19(a).

“Equipment Loan Fee” shall have the meaning given such term in Section 2.19(f).

“Equipment Loan Interest Rate” shall mean, subject to the provisions of Section 2.19, a per annum rate equal to the sum of LMIR in effect from time to time, plus 2.75% or, if elected by Borrower pursuant to the applicable Equipment Loan Request or Notice of Conversion, a per annum rate equal to the sum of the Base Rate in effect from time to time plus 1.75%.

“Equipment Loan Limit” shall mean $1,000,000.

“Equipment Loan Note” shall mean each promissory note of Borrowers payable to the order of Lender in the principal amount of each Equipment Loan, in substantially the form of Exhibit C.

“Equipment Loan Request” shall have the meaning set forth in Section 2.19(d) hereof.

"Equipment Loans" shall mean the loans made by Lender in its sole discretion to Borrowers on or after the Closing Date as provided for in Section 2.19 hereof, which loans shall be fully secured by all Collateral; such loans being from time to time referred to herein individually as an "Equipment Loan".

"Equity Interests" shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" shall mean any Person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be "a single employer" or otherwise aggregated with any Loan Party or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

"ERISA Event" shall mean (i) any "reportable event" as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a Lien or encumbrance, there being or arising any "unpaid minimum required contribution" or "accumulated funding deficiency" (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from any Loan Party, any Subsidiary or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

"Event of Default" shall mean any of the events specified in Section 8.1.

"Excess Availability" shall mean on any determination date, an amount equal to Availability on such date minus the Revolving Credit Exposure on such date. If the amount of the Revolving Credit Exposure is greater than Availability on any date, Excess Availability is zero.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

"Excluded Deposit Accounts" shall mean the deposit accounts designated as "Excluded Deposit Accounts" on Schedule 5.11.

"Excluded Subsidiary" shall mean Danimer Scientific Manufacturing, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and any other Subsidiary of a Loan Party which Lender consents in writing to be an Excluded Subsidiary.

"Excluded Subsidiary NMTC Transaction" shall mean the New Market Tax Credit transaction entered into by Danimer Scientific Manufacturing, Inc., a Delaware corporation, on or about April 25, 2019, which provided for leverage loans to Danimer Scientific Manufacturing, Inc. in the aggregate original principal amount of $9,000,000 and which is guaranteed by Parent and for which Parent acts as the leverage lender.

"Excluded Swap Obligation" shall mean, with respect to any Guarantor at any time, any Swap Obligation, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an "eligible contract participant," as defined in the Commodity Exchange Act (determined after giving effect to any "Keepwell", support or other agreement for the benefit of such Guarantor, at the time such Guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation). If a Swap Obligation arises under a Master Agreement governing more than one Hedging Transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Transactions that are or would be rendered illegal due to such guarantee or security interest.

"Excluded Taxes" shall mean any of the following Taxes imposed on or with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (x) imposed as a result of any such recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are imposed as a result of a present or former connection between Lender and the jurisdiction imposing such taxes (other than connections arising from having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), and (ii) any U.S. federal withholding Taxes imposed under FATCA.

"Ex-Im Application" shall mean the Application for Export Working Capital Guarantee executed and delivered by Borrowers and Lender to the Ex-Im Bank on or about the Closing Date.

"Ex-Im Availability Block" shall mean $1,000,000.

"Ex-Im Bank" shall mean the Export-Import Bank of the United States.

"Ex-Im Borrower Agreement" shall mean the Borrower Agreement dated on or about the date hereof executed by Borrowers in favor of Lender and Ex-Im Bank and acknowledged by Lender.

"Ex-Im Borrowing Base" shall mean on any date of determination, an amount equal to the sum of (i) up to 90% (or such lesser percentage as Lender may determine from time to time in its discretion) of the total amount of Eligible Export-Related Accounts; plus (ii) the lesser of (A) 300% of the amount determined pursuant to clause (i) of this definition at any time and (B) the product of (1) up to 75% (or such lesser percentage as Lender may determine from time to time in its discretion) of Eligible Export-Related Inventory, stated at the lower of cost and market, minus (iii) at all times prior to the Covenant Election Date, the Ex-Im Availability Block, minus (iv) the portion of the Availability Reserve attributable to Eligible Export-Related Inventory and Eligible Export-Related Accounts or otherwise solely related to the Ex-Im facility evidenced by this Agreement on such date.

"Ex-Im Guarantee Agreement" shall mean that certain Master Guarantee between Lender and Ex-Im Bank with respect to Ex-Im Bank's guarantee to Lender for certain amounts disbursed with respect to this Agreement.

"Ex-Im Guarantee Documents" shall mean, collectively, the Ex-Im Guarantee Agreement, the Ex-Im Application, the Ex-Im Borrower Agreement, the Ex-Im Credit Agreement and the Loan Authorization Notice and Economic Impact Certification entered into in connection therewith, and such other agreements, instruments and documents required by Lender or Ex-Im Bank in connection with the working capital guarantee program provided by Ex-Im Bank, including those related to Lender's delegated authority under such program.

"Ex-Im Guaranteed Account" shall mean an Account which is guaranteed by the Ex-Im Bank in favor of Lender pursuant to the Ex-Im Guarantee Documents.

"Ex-Im Guaranteed Inventory" shall mean Inventory which is guaranteed by the Ex-Im Bank in favor of Lender pursuant to the Ex-Im Guarantee Documents.

"Ex-Im Out-of-Formula Condition" shall have the meaning set forth in Section 2.1(c)(ii).

"Ex-Im Revolving Commitment" shall mean the obligation of Lender to make Ex-Im Revolving Loans to Borrowers in an aggregate principal amount, subject to Section 2.3, not exceeding $5,000,000.

"Ex-Im Revolving Credit Exposure" shall mean, on any date, the sum of the outstanding Ex-Im Revolving Loans.

"Ex-Im Revolving Loan" shall mean a loan made by Lender under the Ex-Im Revolving Commitment pursuant to Section 2.1(a)(ii).

"Ex-Im Revolving Note" shall mean a promissory note of Borrowers payable to the order of Lender in the principal amount of the Ex-Im Revolving Commitment, in substantially the form of Exhibit B.

"Export Order" shall have the meaning given such term in the Ex-Im Borrower Agreement.

"Extraordinary Expenses" shall mean all costs, expenses or advances that Lender may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Loan Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Lender, any Loan Party, any representative of creditors of an Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Lender's Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any enforcement action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' and auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.

"Facility" shall mean those certain parcels of real property together with improvements thereon located at (i) 1301 Colquitt Drive, Bainbridge, Georgia, which is operated by and owned in fee by DBP, (ii) 140 Industrial Boulevard, Bainbridge, Georgia, which is occupied by all Loan Parties other than DBP pursuant to a lease in favor of Parent and a sublease in favor of such Loan Parties and which is subject to the Permitted Sale-Leaseback, and (iii) 605 Rolling Hills Lane, 361 Rolling Hills Lane, 418 Winchester Soccer Road, and 246 Winchester Soccer Road, Winchester, Kentucky, which are occupied by DSK pursuant to a lease in favor of Parent and a sublease in favor of Danimer Kentucky, and which is subject to the Permitted Sale-Leaseback and the Kentucky IRB.

"FATCA" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.

"Floor" shall mean zero percent (0%) per annum.

"Fiscal Month" shall mean any fiscal month of the Loan Parties.

"Fiscal Quarter" shall mean any fiscal quarter of the Loan Parties.

"Fiscal Year" shall mean the fiscal year of the Loan Parties for accounting and tax purposes.

"FLSA" shall mean the Fair Labor Standards Act of 1938.

"Foreign Plan" shall mean any employee benefit plan or arrangement (i) maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States; or (ii) mandated by a government other than the United States for employees of any Loan Party or Subsidiary.

"Foreign Sales Ratio" shall mean, at any time, a ratio equal to (i) Borrowers’ sales of Eligible Inventory to Account Debtors outside of the United States to (ii) Borrowers’ total sales of Eligible Inventory, in each case, tested for the period of twelve (12) Fiscal Months most recently ended on the date of the most recent field examination conducted by Lender.

"Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

"Full Payment" shall mean, with respect to any Obligations, (i) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in such proceeding); (ii) if such Obligations arise from LC Disbursements or are inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Lender in its discretion, in the amount of required Cash Collateral); and (iii) a release of any claims of Loan Parties against Lender arising on or before the payment date. No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans are terminated.

"GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

"Governmental Authority" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the Ordinary Course of Business of such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor" shall mean, collectively, (i) each Borrower with respect to any Hedging Obligations between any Loan Party and Lender or any Affiliate of Lender, (ii) each Loan Party with respect to any Bank Product Obligations owing by any Loan Party, (iii) each Qualified ECP with respect to the payment and performance by each Specified Loan Party of its obligations under its Guarantee with respect to all Swap Obligations, and (iv) PubCo, Parent, and each other Person who now or hereafter guarantees payment or performance of any Obligations, any of the Advantage Subordinated Debt, or any of the Kentucky NMTC Subordinated Debt.

"Guaranty Agreement" shall mean each guaranty agreement, in form and substance satisfactory to Lender, made by a Guarantor in favor of Lender, pursuant to which such Guarantor Guarantees the payment and performance of the Obligations.

"Guarantor Payment" shall have the meaning set forth in Section 2.17(c)(ii).

“Hard Costs" shall mean, with respect to the purchase by any Borrower of an item of Eligible New Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, trade in allowances, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.

"Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Hedge Termination Value" shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (i) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include Lender or any Affiliate of Lender).

"Hedging Obligations" shall mean any and all obligations of a Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

"Hedging Transaction" shall mean (i) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by a Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any Master Agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Master Agreement, including any such obligations or liabilities under any Master Agreement.

"Indebtedness" shall mean, without duplication (i) all obligations of a Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than liabilities or obligations under the Management Services Agreement and unsecured trade payables incurred in the Ordinary Course of Business of such Person; provided, that for purposes of Section 8.1(f), trade payables overdue more than ninety (90) days shall be included in this definition except to the extent the same are being disputed in good faith by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to Property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances, bank guarantees, surety bonds, or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on Property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities, (xi) all net Hedging Obligations, and (xii) the then-outstanding amount of withdrawal or termination liability incurred under ERISA. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Taxes" shall mean (i) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of Loan Parties under any of the Loan Documents and (ii) to the extent not otherwise described in (i), Other Taxes.

"Indemnitee" shall have the meaning set forth in Section 9.3(b).

"Insolvency Proceeding" shall mean a bankruptcy, receivership, assignment for the benefit of creditors, debt adjustment, liquidation, dissolution, administration or any other insolvency case or proceeding under any applicable law.

"Intellectual Property" shall mean all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

"Intercompany Debt" shall mean Indebtedness owing from (i) any Loan Party to (ii) any other Loan Party or any Subsidiary (including an Excluded Subsidiary), which shall constitute Subordinated Debt hereunder.

"Interest Period" shall mean a period of one (1) month, provided that (i) the initial Interest Period may be less than one month, depending on the initial funding date and (ii) no Interest Period shall extend beyond the Commitment Termination Date.

"Interest Rate Determination Date" shall mean the date a LMIR Loan is funded on the Closing Date and the first Business Day of each calendar month thereafter.

"Inventory Formula Amount" shall mean on any date of determination thereof, an amount equal to the lesser of (i) the sum of the following (in each case stated at the lower of cost or market, with the cost thereof calculated on an average cost basis, as determined in accordance with GAAP, in each case, or such lesser percentage as Lender may determine from time to time in its discretion): (a) up to 50% of Eligible Non-Export Inventory consisting of finished goods, (b) up to 9% of Eligible Non-Export Inventory consisting of fermentation materials, (c) up to 47% of Eligible Non-Export Inventory consisting of resin raw materials of a type not otherwise described herein, and (d) up to 30% of other Eligible Non-Export Inventory consistent with the results of the most recent field examination; and (ii) $5,000,000.

"Investment" shall have the meaning set forth in Section 7.4.

"IRS" shall mean the United States Internal Revenue Service.

"ISDA Definitions" shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

"Kentucky IRB" shall mean the up to $135,000,000 City Of Winchester, Kentucky, industrial revenue bonds of DSK evidenced by, among other things, (a) that certain Bond Purchase Agreement among City of Winchester, Kentucky, Parent, as Servicing Agent, DSK and Parent., as Purchaser, with respect to up to $135,000,000, City Of Winchester, Kentucky, Industrial Building Revenue Bonds, Series 2020B (Danimer Scientific Kentucky Project) dated as of December 30, 2020; (b) that certain Bond Purchase Agreement among City of Winchester, Kentucky, Parent, as Servicing Agent, DSK and Parent., as Purchasers, with respect to up to $135,000,000, City of Winchester, Kentucky, Industrial Building Revenue Bonds, Series 2020A (Danimer Scientific Kentucky Project) dated as of December 30, 2020; (c) that certain Bill of Sale dated as of December 30, 2020 made by DSK to the City of Winchester, Kentucky, a municipal corporation and political subdivision of the Commonwealth of Kentucky having a mailing address of P.O. Box 40, 32 Wall Street, Winchester, Clark County, Kentucky 40392-0040; (d) the Kentucky IRB Lease Agreement and related assignment of the lease; and (e) each other document, instrument or agreement executed and delivered in connection therewith.

"Kentucky IRB Lease Agreement" shall mean that certain Lease Agreement between City of Winchester, Kentucky, and DSK with respect to up to $135,000,000 City Of Winchester, Kentucky, Industrial Building Revenue Bonds, Series 2020B (Danimer Scientific Kentucky Project) dated as of December 30, 2020, which interests of The City Of Winchester, Kentucky in such Lease Agreement have been assigned to Meredian Holdings Group, Inc.

"Kentucky NMTC Deposit Accounts" shall mean each "Disbursement Account" as defined in the Kentucky QLICI Loan Agreement, and the Brownfield, Consortium, and AMCREF reserve accounts under the Kentucky QLICI Loan Agreement, each of which are identified on Schedule 5.11.

"Kentucky NMTC Documents" shall mean, collectively, (i) the Kentucky QLICI Loan Agreement, (ii) that certain Fund Loan Agreement dated November 7, 2019, between Twain Investment Fund 427, LLC, a Missouri limited liability, as the fund borrower, and Holdings, as the fund lender, related to the state leverage loan, (iii) that certain Twain Investment Fund 428, LLC, a Missouri limited liability company, as the fund borrower, Holdings, as the Danimer fund lender, Brownfield Revitalization 60, LLC, a Delaware limited liability company, as the Brownfield fund lender, and Consortium America 79, LLC, a Delaware limited liability company, as the consortium fund lender, related to the federal leverage loan, and (iv) all promissory notes, guaranties, pledge agreements, and other documents, instruments, and agreements evidencing or related to the Kentucky NMTC Subordinated Debt (in each case, as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent permitted by the terms of the Subordination Agreement (Kentucky NMTC)).

"Kentucky NMTC Lender" shall mean AmCREF Fund 51, LLC, a Louisiana limited liability company.

"Kentucky NMTC Subordinated Debt" shall mean Indebtedness owing from DSK to the Kentucky NMTC Lender pursuant to the Kentucky NMTC Documents in the aggregate principal amount not to exceed $12,000,000, in connection with a New Markets Tax Credit transaction and which shall constitute Subordinated Debt hereunder.

"Kentucky NMTC Transaction" shall mean the new market tax credit transaction evidenced by the Kentucky NMTC Documents.

"Kentucky QLICI Loan Agreement" shall mean that certain QLICI Loan and Security Agreement dated as of November 7, 2019, by and between DSK and the Kentucky NMTC Lender.

"LC Commitment" shall mean that portion of the Revolving Commitment that may be used by Borrowers for the issuance of Letters of Credit in an aggregate face amount not to exceed $5,000,000.

"LC Disbursement" shall mean a payment made by Lender pursuant to a Letter of Credit.

"LC Documents" shall mean all applications, agreements and instruments relating to the Letters of Credit.

"LC Exposure" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of Borrowers at such time. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

"Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.15 by Lender for the account of Borrowers pursuant to the LC Commitment.

"LIBOR" shall mean the London interbank offered rate for U.S. dollar-denominated syndicated or bilateral credit facilities.

"Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

"Lien Waiver" shall mean the waiver or subordination of Liens satisfactory to Lender from a lessor, mortgagee, warehouse operator, processor or other third party that may have a Lien upon any Collateral that is in such third party’s possession or is located or leased by such party to a Loan Party, by which such Person shall waive or subordinate its Liens and claims with respect to any Collateral in favor of Lender and shall assure Lender’s access to any Collateral for the purpose of allowing Lender to enforce its rights and Liens with respect thereto.

"LMIR" shall mean that rate per annum effective on any Interest Rate Determination Date which is equal to the quotient of:

(i) the rate per annum equal to LIBOR for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Reuters reporting service, or such similar service as determined by Lender, as of the Reference Time; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by Lender to be the rate at which U.S. dollar deposits for the Interest Period, are offered to Lender in the London interbank market as of the Reference Time, divided by

(ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which Lender is subject with respect to any LMIR Loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"LMIR Loan" shall mean any Loan bearing interest at a rate based upon LMIR in effect from time to time.

"Loan Documents" shall mean, collectively, this Agreement, the Notes, the LC Documents, each Notice of Revolving Borrowing, each Guaranty Agreement, the Security Agreement, the Collateral Assignment of Business Interruption Insurance, each Subordination Agreement, each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, each Deposit Account Control Agreement, each Lien Waiver, each Borrowing Base Certificate, each Compliance Certificate, any pledge agreement, any other intercreditor agreement and any and all other instruments, agreements, documents and writings heretofore or hereafter executed in connection with any of the foregoing or any transaction relating hereto.

"Loan Parties" shall mean Borrowers and Guarantors (other than, solely for purposes of the grant of any security interest or Lien in favor of Lender, PubCo and Parent).

"Loans" shall mean all Revolving Loans and Equipment Loans (if any) in the aggregate or any of them, as the context shall require.

"Loss" shall mean, with respect to any Property, (i) the loss, theft, damage, or destruction thereof or other casualty with respect thereto or (ii) the condemnation or taking by eminent domain thereof by any Governmental Authority.

"Management Fees" shall mean all management, service and administrative fees owing from Borrowers to Manager from time to time under the Management Services Agreement as in effect on the Closing Date.

"Management Services Agreement" shall mean that certain Management Services Agreement dated as of March 13, 2019, by and between Manager and Holdings, as amended by that certain First Amendment to Management Agreement dated as of November 5, 2019 (as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent not prohibited by Section 4.13 hereof.

"Manager" shall mean Meredian Holdings Group, Inc., a Delaware corporation, in its capacity as manager under the Management Services Agreement.

"Master Agreement" shall mean any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.

"Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of any Loan Party or of Loan Parties and their Subsidiaries, (ii) the ability of any Loan Party to perform any of its obligations under the Loan Documents, (iii) the rights and remedies of Lender under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

"Material Agreement" shall mean any agreement or arrangement to which a Loan Party or Subsidiary is party (other than the Loan Documents) (i) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (ii) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; (iii) that relates or evidences any Material Indebtedness; (iv) that relates to or evidences any Subordinated Debt; or (v) that is (x) a material customer agreement of any Loan Party relating to $500,000 or more of Borrowers’ assets included in the Borrowing Base or (y) a supply agreement of any Loan Party the expiration, termination or other loss of which could have a Material Adverse Effect.

"Material Indebtedness" shall mean (i) the Advantage Subordinated Debt, (ii) the Kentucky NMTC Subordinated Debt and (iii) any other (x) Indebtedness (other than the Loans and Letters of Credit) or (y) obligations in respect of one or more Hedging Transactions, in each case, of any one or more Loan Parties or any of their Subsidiaries in a principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Loan Party or any Subsidiary thereof in respect to any Hedging Transaction at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Hedging Transaction were terminated at such time.

"Maximum Rate" shall have the meaning set forth in Section 9.12.

"Moody's" shall mean Moody's Investors Service, Inc.

"Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) any Loan Party, any Subsidiary or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Loan Party, any Subsidiary or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

"Net Proceeds (Asset Sales)" shall mean, in connection with any Asset Disposition, the difference between (i) the aggregate amount of cash or cash equivalents received by a Borrower or Subsidiary of a Borrower in connection with such Asset Disposition and (ii) all reasonable and customary costs and expenses actually incurred in connection with such Asset Disposition.

"Net Proceeds (Loss)" shall mean, in connection with the receipt by a Borrower or Subsidiary of a Borrower, or by Lender as lender’s loss payee as provided in Section 5.8, of any cash proceeds in connection with any Loss (including proceeds of insurance paid with respect to or awards or compensation arising from any Loss), the aggregate amount of cash or cash equivalents received by such Borrower or Subsidiary of a Borrower or Lender in connection with such Loss.

"Notes" shall mean, collectively, the Revolving Credit Note, each Equipment Loan Note (if any), and any other promissory note evidencing any of the Obligations.

"Notice of Conversion" shall have the meaning as set forth in Section 2.7(e).

"Notice of Revolving Borrowing" shall have the meaning as set forth in Section 2.2.

"Obligations" shall mean (i) all Loans, LC Exposure and other amounts owing by any or all Loan Parties to Lender or any of Lender's Affiliates pursuant to or in connection with this Agreement or any other Loan Document or otherwise, including all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments costs and expenses (including all fees and expenses of counsel to Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, (ii) all Bank Product Obligations, and (iii) all Hedging Obligations owed by any Loan Party to Lender or any Affiliate of Lender, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, that "Obligations" of a Loan Party shall exclude any Excluded Swap Obligations of such Loan Party.

"OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Off-Balance Sheet Liabilities" shall mean (i) any repurchase obligation or liability of a Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

"Ordinary Course of Business" shall mean, with respect to any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

"Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

"Out-of-Formula Condition" shall have the meaning set forth in Section 2.1(c)(ii).

"Out-of-Formula Loan" shall mean a Revolving Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolving Loan which, when funded, results in an Out-of-Formula Condition.

"Parent Company" shall mean with respect to Lender, the "bank holding company" as defined in Regulation Y, if any, of Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of Lender.

"Parent" shall mean Meredian Holdings Group, Inc., a Delaware corporation.

"Participant" shall have the meaning set forth in Section 9.4(c).

"Patent Security Agreement" shall mean the Patent Security Agreement executed by certain Loan Parties in favor of Lender on the Closing Date and each other patent security agreement at any time executed by a Loan Party in favor of Lender in connection herewith.

"Patriot Act" shall mean the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and in effect from time to time.

"Payment Office" shall mean the office of Lender located at 3333 Peachtree Road, N.E., 4th Floor, Atlanta, Georgia 30326, or such other location as to which Lender shall have given written notice to Borrower Agent.

"PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

"Permitted Investments" shall mean:

(i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six (6) months from the date of acquisition thereof;

(iii) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;

(v) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) immediately above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P. and

(vi) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (v) above.

"Permitted Liens" shall have the meaning given such term in Section 7.2 hereof.

"Permitted Purchase Money Debt" shall mean Purchase Money Debt of the Loan Parties that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $2,500,000 at any time.

"Permitted Refinancing" shall mean extensions, renewals and replacements of any Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof.

"Permitted Sale-Leaseback" shall mean the transaction or series of transactions pursuant to which (i) Alltech, Inc., as seller, and Parent, as purchaser, entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August 2, 2018, for the purchase and sale of certain real property located in Winchester, Kentucky, at 605 Rolling Hills Lane, 361 Rolling Hills Lane, 418 Winchester Soccer Road, and 246 Winchester Soccer Road, respectively (the “Kentucky PSA”), (ii) Parent and MBP, collectively as seller, and STORE Capital Acquisitions, LLC, a Delaware limited liability company (“STORE Capital”), as purchaser, entered into that certain Purchase and Sale Agreement, dated as of November 20, 2018, for the purchase and sale of certain real property located at 140 Industrial Boulevard, Bainbridge, Georgia (the “Georgia PSA”), (iii) Parent designated STORE Capital as its designee for the purposes of taking title to the real property under the Kentucky PSA, and (iv) STORE Capital and Parent entered into that certain Amended and Restated Master Lease, dated May 29, 2020, pursuant to which Parent leases the properties currently owned by STORE Capital pursuant to the Kentucky PSA and the Georgia PSA, as the foregoing transactions may be amended, restated, supplemented, or otherwise modified from time to time so long as such transactions relate only to Real Estate and not any personal Property of any Loan Party.

"Permitted Tax Distributions" shall mean, with respect to a Borrower so long as it is taxable as a partnership or disregarded entity for United States federal income tax purposes, tax distributions to the owners of Equity Interests in such Borrower (its "shareholders") in an aggregate amount that does not exceed, with respect to any period, an amount equal to (i) the Applicable Tax Amount minus (ii) to the extent not previously taken into account, any income tax benefit attributable to such Borrower which could be utilized by its shareholders, in the current or any prior year, or portion thereof, from and after the Closing Date (including any tax losses or tax credits).

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

"Plan" shall mean any "employee benefit plan" as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which any Loan Party or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

"Projections" shall mean projections of PubCo, Parent and Borrowers’ consolidated and consolidating financial condition, results of operations, cash flow, operating budget and Availability (to include balance sheets, income statements and statements of cash flows), prepared on a month-to-month basis for the applicable Fiscal Year pursuant to and as required by Section 5.1(i) hereof.

"Properly Contested" shall mean, in the case of any Indebtedness of a Loan Party or any Taxes of a Loan Party, in each case, that is not paid as and when due or payable by reason of such Loan Party's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness is not reasonably expected to have a Material Adverse Effect; (iv) no Lien is imposed upon any of such Loan Party’s Property with respect to such Indebtedness unless such Lien is at all times subordinate in priority to the Liens of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from, or is determined by the entry, rendition or issuance against a Loan Party or any of its Property of, a judgment, the enforcement of such judgment is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Loan Party, such Loan Party forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

"Property" shall mean any interest in any kind of property or asset, whether real, personal, or mixed or tangible or intangible.

"PubCo" shall mean Danimer Scientific, Inc., a Delaware corporation and parent company of Parent (formerly known as Live Oak Acquisition Corp.).

"Purchase Money Debt" shall mean (i) Indebtedness (other than the Obligations) for payment of any of the purchase price of fixed assets; (ii) Indebtedness (other than the Obligations) incurred within ten (10) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; (iii) Capital Lease Obligations; and (iv) any renewals, extensions or refinancings (but not increases) thereof.

"Purchase Money Lien" shall mean a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Indebtedness and constituting a capital lease or a purchase money security interest under the UCC.

"Qualified ECP" shall mean a Loan Party with total assets exceeding $10,000,000, or that constitutes an "eligible contract participant" under the Commodity Exchange Act and can cause another Person to qualify as an "eligible contract participant" under Section 1a(18)(A)(v)(II) of such act.

"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

"Real Estate" shall mean all real property owned or leased by each Loan Party and its Subsidiaries.

"Reference Time" with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is LMIR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LMIR, the time determined by Lender in its reasonable discretion.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Regulation T, U or X" shall mean each of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Reimbursement Date" shall have the meaning set forth in Section 2.15(e).

"Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

"Relevant Governmental Body" shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

"Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of a Loan Party or such other representative of a Loan Party as may be designated in writing by any one of the foregoing with the consent of Lender; and, with respect to the financial covenants only, the chief financial officer or the treasurer of Borrower Agent.

"Restricted Payment" shall have the meaning set forth in Section 7.5.

"Revolving Commitments" shall mean, collectively, the Domestic Revolving Commitment and the Ex-Im Revolving Commitment.

"Revolving Credit Exposure" shall mean, on any date, the sum of the Domestic Revolving Credit Exposure and the Ex-Im Revolving Credit Exposure.

"Revolving Credit Note" shall mean, individually or collectively as the context may require, the Domestic Revolving Note and the Ex-Im Revolving Note.

"Revolving Loan" shall mean, individually or collectively as the context may require, a Domestic Revolving Loan and an Ex-Im Revolving Loan.

"S&P" shall mean Standard & Poor's Financial Services, LLC.

"Sanctioned Country" shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

"Sanctioned Person" shall mean, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU

member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person Controlled by any such Person.

"Sanctions" shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.

"Schedule of Accounts" shall have the meaning set forth in Section 5.1(h).

"Security Agreement" shall mean that certain Guaranty and Security Agreement dated on or about the Closing Date among Loan Parties, PubCo, Parent and Lender.

"SOFR" shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

"SOFR Administrator" shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Administrator’s Website" shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's Property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

"Specified Loan Party" shall mean each Loan Party that is, at the time on which the relevant Guarantee or grant of the relevant security interest under the Loan Documents by such Loan Party becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an "eligible contract participant" under the Commodity Exchange Act at such time.

"STORE Capital" shall have the meaning given such term in the definition of Permitted Sale-Leaseback.

"Subordinated Debt" shall mean Indebtedness incurred or owing by a Loan Party that is expressly subordinate and junior in right of payment or lien priority to Full Payment of all Obligations on terms (including maturity, interest, fees, repayment, covenants, and subordination) satisfactory to Lender and subject to a Subordination Agreement, including the Advantage Subordinated Debt, the Kentucky NMTC Subordinated Debt, and the Intercompany Debt.

"Subordination Agreement" shall mean an agreement among Lender and any holder of Subordinated Debt or subordinated liens, in form and substance satisfactory to Lender in its discretion and shall include the Subordination Agreement (Advantage), the Subordination Agreement (Kentucky NMTC), and the Subordination Agreement (Intercompany).

"Subordination Agreement (Advantage)" shall mean that certain Amended and Restated Subordination Agreement dated as of the date hereof, among Lender, as senior creditor, and Advantage, as subordinated creditor, as may be further amended, restated, supplemented or otherwise modified in accordance with the terms thereof, which provides for the subordination of certain Liens and Indebtedness of Advantage to the Liens and Indebtedness of Lender.

"Subordination Agreement (Intercompany)" shall mean that certain Subordination Agreement dated as of the Closing Date between Lender, as senior creditor, and Borrowers, Parent, PubCo, and Danimer Scientific Manufacturing, Inc., as subordinated creditors, as at any time amended, restated, supplemented or otherwise modified in accordance with the terms thereof or to add additional parties (including any additional Excluded Subsidiaries) thereto.

"Subordination Agreement (Kentucky NTMC)" shall mean that certain Amended and Restated Subordination and Intercreditor Agreement dated as of the date hereof among Lender, as senior creditor, Kentucky NMTC Lender, as subordinated creditor, Parent, and DSK, as at any time further amended, restated, supplemented or otherwise modified in accordance with the terms thereof, which provides for the subordination of certain Liens of the Kentucky NMTC Lender to the Liens of Lender.

"Subordination Agreement (Tri-Party)" shall mean that certain Amended and Restated Subordination and Intercreditor Agreement dated as of the date hereof among Kentucky NMTC Lender and Lender, as senior creditors, Advantage, as subordinated creditor, Parent and DSK, as at any time further amended, restated, supplemented or otherwise modified in accordance with the terms thereof, which provides for the subordination of certain Liens and Indebtedness of Advantage to the Liens and Indebtedness of Lender and Kentucky NMTC Lender.

"Subsidiary" shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Parent, PubCo, and/or Borrower, excluding Excluded Subsidiaries.

"Swap Obligation" shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" shall mean for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Trademark Security Agreement" shall mean the Trademark Security Agreement executed by Loan Parties in favor of Lender on the Closing Date and each other trademark security agreement at any time executed by a Loan Party in favor of Lender in connection herewith.

"UCC" shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

"Unadjusted Benchmark Replacement" shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"Uncommitted Accordion Amount" shall have the meaning set forth in Section 2.3.

"Unfinanced Cash Capital Expenditures" shall mean, for any period, the amount of Capital Expenditures made by Borrowers and their Subsidiaries during such period in cash, but excluding any such Capital Expenditures (i) financed with Indebtedness permitted under Section 7.1(c) and (ii) financed with cash proceeds of equity investments received by PubCo, Parent or the applicable Loan Party.

"Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section .2.
Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated and consolidating financial statements of PubCo and its Subsidiaries (including Excluded Subsidiaries) delivered pursuant to Section 5.1(a); provided, that if Borrower Agent notifies Lender that Borrowers wish to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if Lender notifies Borrower Agent that it wishes to amend Article VI for such purpose), then Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrowers and Lender. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party (including Excluded Subsidiaries) at "fair value", as defined therein. Notwithstanding anything to the contrary contained herein, in the event of an accounting change to the treatment of leases, only those lease obligations (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Lease Obligations on the Closing Date shall be considered Capital Lease Obligations for purposes hereof and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that, along with all financial statements delivered to the Agent in accordance with the terms of this Agreement after the date of such accounting change, Borrowers shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

Section .3.
Terms Generally.
(a)
The definitions of terms herein and in any other Loan Document shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth in any Loan Document), (ii) any reference herein or in any other Loan Document to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) all references herein or in any other Loan Document to a specific time shall be construed to refer to the time in Atlanta, Georgia, unless otherwise indicated, (vi) the "discretion" of Lender shall mean the sole and absolute discretion of Lender and (vii) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time. Whenever the phrase "to the best of Borrowers' (or Loan Parties’) knowledge" or words of similar import are used in any Loan Documents, it means actual knowledge of a Responsible Officer, or knowledge that a Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates. A Default or an Event of Default shall be deemed "to continue," be "continuing," "exist," or be "in existence" at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing in accordance with this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement.

(b)
All other capitalized terms contained in this Agreement and not otherwise defined herein shall have, when the context so indicates, the meanings provided for by the UCC. Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Security, Securities Account, and Software.
Section .4.
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Article V

AMOUNT AND TERMS OF THE COMMITMENTS
Section V.1.
Revolving Loans.

(a) (i) Subject to the terms and conditions set forth herein, Lender agrees to make Domestic Revolving Loans to Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in the Domestic Revolving Credit Exposure exceeding the lesser of: (A) the Domestic Revolving Commitment minus that portion of the Availability Reserve attributable to the Domestic Borrowing Base and (B) the Domestic Borrowing Base. During the Availability Period, Borrowers shall be entitled to borrow, prepay and re-borrow Domestic Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that Borrowers may not borrow or re-borrow any Domestic Revolving Loans if a Default or Event of Default exists. Each Domestic Revolving Loan shall bear interest at the rate provided in Section 2.7.

(ii) Subject to the terms and conditions set forth herein, Lender agrees to make Ex-Im Revolving Loans to Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in the Ex-Im Revolving Credit Exposure exceeding the lesser of: (A) the Ex-Im Revolving Commitment minus that portion of the Availability Reserve attributable to the Ex-Im Borrowing Base and (B) the Ex-Im Borrowing Base. During the Availability Period, Borrowers shall be entitled to borrow, prepay and re-borrow Ex-Im Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that Borrowers may not borrow or re-borrow any Ex-Im Revolving Loans if a Default or Event of Default exists. Each Ex-Im Revolving Loan shall bear interest at the rate provided in Section 2.7. Borrowers shall use the proceeds of the Ex-Im Revolving Loans solely for the purposes permitted under Section 2.01 of the Ex-Im Borrower Agreement.

(iii) For the avoidance of doubt, (A) Lender shall have no obligation to make any Loan or issue any Letter of Credit under Section 2.15 that would result in the Revolving Credit Exposure exceeding the lesser of: (1) the Revolving Commitment and (2) the Borrowing Base, and (B) except to the extent increased in accordance with Section 2.3, the total Revolving Commitments of Lender contained in this Section 2.1 shall not exceed $20,000,000 in the aggregate at any one time.

(a)
Borrowers' obligation to pay the principal of, and interest on, the Revolving Loans shall be evidenced by the records of Lender and, if requested by Lender, by the Revolving Credit Note. The entries made in such records and/or on the schedule annexed to the Revolving Credit Note shall be prima facie evidence of the existence and amounts of the obligations of Borrowers therein recorded; provided, that the failure or delay of Lender in maintaining or making entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of Borrowers to repay the Revolving Loans (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.
(cc)
(i) If at any time the Domestic Revolving Credit Exposure exceeds the lesser of: (A) the Domestic Revolving Commitment and (B) the Domestic Borrowing Base (a "Domestic Out-of-Formula Condition"), such Domestic Revolving Credit Exposure shall nevertheless constitute Obligations that are secured by the Collateral, that bear interest as set forth herein, and that are entitled to all benefits thereof.

(ii) If at any time the Ex-Im Revolving Credit Exposure exceeds the lesser of: (i) the Ex-Im Revolving Commitment and (ii) the Ex-Im Borrowing Base (an "Ex-Im Out-of-Formula Condition"; a Domestic Out-of-Formula Condition and an Ex-Im Out-of-Formula Condition, collectively, an "Out-of-Formula Condition"), such Ex-Im Revolving Credit Exposure shall nevertheless constitute Obligations that are secured by the Collateral, that bear interest as set forth herein, and that are entitled to all benefits thereof.

(iii) In no event, however, shall Borrowers have any right whatsoever to (A) receive any Revolving Loan, or (B) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default, an Event of Default or an Out-of-Formula Condition. Out-of-Formula Loans shall be payable immediately on demand. For so long as an Out-of-Formula Condition exists, the principal amount of the Obligations, shall bear interest at the Default Rate.

Section .2.
Procedure for Revolving Loans.

(a) Borrower Agent shall give Lender written notice (or telephonic notice promptly confirmed in writing) of each Revolving Loan substantially in the form of Exhibit 2.2 (a "Notice of Revolving Borrowing") prior to 10:00 a.m. on the same Business Day of the making of each Revolving Loan requested. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of the Revolving Loan, the portion of such Loan that will be a Domestic Revolving Loan, and the portion of such Loan that will be an Ex-Im Revolving Loan, (ii) the proposed date of such Revolving Loan (which shall be a Business Day) and (iii) whether such Revolving Loan shall be a Base Rate Loan or a LMIR Loan. Upon the satisfaction of the applicable conditions set forth in Article III hereof, Lender will make the proceeds of each Revolving Loan available to Borrowers at the Payment Office on the date specified in the applicable Notice of Revolving Borrowing by crediting an account maintained by Borrowers with Lender or at Borrower Agent's option, by effecting a wire transfer of such amount to an account designated by Borrower Agent to Lender.

(b) If Borrowers have established a controlled disbursement account with Lender, the presentation for payment of any check or other item for payment drawn on such account at a time when there are insufficient funds to cover such payment shall be deemed to be a request for a Revolving Loan on the date of such presentation in the amount of the check or other item presented for payment. Lender may disburse the proceeds of such Revolving Loan directly to the controlled disbursement account or other appropriate account maintained with Lender.

(c) Lender may make extensions of credit under this Agreement based on communications or instructions received from any Person believed by Lender to be a Responsible Officer of any Borrower, or, at the discretion of Lender, if such extensions of credit are necessary to satisfy any Obligations. Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (including any interest, fees or expenses of Lender) shall be deemed irrevocably to be a request (without any requirement for the submission of a notice of borrowing) for a Revolving Loan on the due date of and in an aggregate amount required to pay such Obligations. Lender shall have no obligation to honor any deemed request for a Revolving Loan on or after the Commitment Termination Date or when any applicable condition precedent set forth in Article III hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default. The proceeds of each Revolving Loan deemed requested by Borrowers under this Section 2.2(c) may be disbursed by Lender by way of direct payment of the relevant Obligations.

Section .3.
Increase in Revolving Commitment. Subject to the terms and conditions of this Agreement, Borrowers may request an increase in the Domestic Revolving Commitment of up to $10,000,000 (the "Uncommitted Accordion Amount"), but only so long as (a) no Default or Event of Default exists, (b) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as the existing Domestic Revolving Commitment but subject to such additional fees required by Lender at such time, (c) increases under this Section 2.3 do not exceed the Uncommitted Accordion Amount in the aggregate and no more than two (2) increases are made, (d) no reduction in Commitments pursuant to Section 2.4 has occurred prior to the requested increase and (e) any and all other conditions required by Lender in its discretion to increase the Domestic Revolving Commitment are satisfied, including Lender's receipt of (1) internal credit approval for any such increase, (2) a consent and reaffirmation of guarantors from the Guarantors, (3) a certification from Borrowers that the conditions specified in Sections 3.1 and 3.2 of the Credit Agreement are and will be satisfied after giving effect to the increase, (4) amended and restated Notes or allonges to the existing Notes, (5) all such legal opinions of the Loan Parties' counsel as Lender may require, (6) evidence in form and substance satisfactory to Lender that such increase is permitted by the terms of the documents evidencing all Subordinated Debt, or the written consent of the holders of Subordinated Debt, as applicable, has been obtained, and (7) such other documents, certificates, and agreements as Lender may require. Lender is under no obligation to provide Borrowers with all or any part of the Uncommitted Accordion Amount, and any increase in the Revolving Commitment shall be approved by Lender in its discretion. Subject to the immediately preceding sentence and provided the conditions set forth in Section 3.2 are satisfied, the Domestic Revolving Commitment shall be increased by the requested amount on a date agreed upon by Lender and Borrower Agent. Lender and Borrowers shall execute and deliver such documents and agreements as Lender deems appropriate to evidence the increase in the Revolving Commitments.
Section .4.
Termination of Commitments. Unless sooner terminated in accordance with the terms of this Agreement, the Revolving Commitment shall terminate on the Commitment Termination Date. Partial reductions of the Revolving Commitments are not permitted unless Lender in its sole discretion provides written consent thereto.
Section .5.
Repayment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, in accordance with Section 2.13 hereof. All Obligations shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date. Principal payments with respect to any Equipment Loans made hereunder shall be due and payable in accordance with the terms of Section 2.19 and the Equipment Loan Note.
Section .6.
Prepayments of Revolving Loans.

(a) Mandatory Prepayments. Borrowers shall:

(i)
contemporaneously upon receipt by any Borrower or Subsidiary of a Borrower of any Net Proceeds (Asset Sales) or Net Proceeds (Loss), prepay the Obligations in an amount equal to such Net Proceeds (Asset Sales) or Net Proceeds (Loss), as applicable; and
(ii)
prepay Out-of-Formula Loans, on demand, as provided in Section 2.1(c).

(b) Voluntary Prepayments. Borrowers may make voluntary prepayments (without premium or penalty) of the Loans at any time.

(c) Application of Prepayments. Lender may apply any prepayments to the Obligations in such manner and in such order as determined by Lender in its discretion.

Section .35.
Interest on Loans.
(a)
Except as otherwise provided herein, Borrowers shall pay interest on (i) each Revolving Loan at the Applicable LMIR Rate or the Applicable Base Rate in effect for such Loan and (ii) each Equipment Loan at the Equipment Loan Interest Rate, in each case, subject to any minimum or floor rate provided for in this Agreement and the other Loan Documents. Interest shall be due and payable as provided in this Agreement and shall be calculated as described in this Agreement. The interest rate shall remain fixed during each Interest Period based upon the interest rate established pursuant to this Agreement on the applicable Interest Rate Determination Date. For avoidance of doubt, upon the replacement of LMIR or any subsequent Benchmark with a Benchmark Replacement (as such terms are defined herein), the interest rate for Revolving Loans and Equipment Loans shall equal the then-current Benchmark plus any margin over the index described in this Agreement and shall be subject to any minimum or floor rate provided for in this Agreement and the other Loan Documents.

(b)
While an Event of Default exists, Borrowers shall pay interest on the principal amount of each Loan at the interest rate otherwise applicable to such Loan hereunder plus an additional two percent (2%) per annum and Borrowers shall pay interest on the principal amount of all other Obligations hereunder (other than Loans) at the interest rate otherwise applicable to Revolving Loans hereunder plus an additional two percent (2%) per annum (in each case, the "Default Rate").

(c)
Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Loans shall be payable monthly in arrears on the first day of each calendar month (commencing on May 1, 2021), in arrears, and on the Commitment Termination Date. All interest payable at the Default Rate shall be payable on demand.

(d)
Lender shall calculate each interest rate applicable to the Loans hereunder and shall promptly notify Borrower Agent of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

(e)
Each Loan initially shall be a Base Rate Loan or LMIR Loan, as selected by Borrower Agent in the applicable Notice of Revolving Borrowing or Equipment Loan Request. Thereafter, Borrower Agent may elect to convert such Loan into a Base Rate Loan or LMIR Loan, as applicable, or to continue such Loan as a Base Rate Loan or LMIR Loan, as applicable. To make a conversion election pursuant to this Section, the applicable Borrower shall give Lender written notice of each Loan that is to be converted, substantially in the form of Exhibit 2.7(e) attached hereto (a "Notice of Conversion") (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Loan and (y) prior to 11:00 a.m. three (3) Business Days prior to a conversion into a LMIR Loan. Each such Notice of Conversion shall be irrevocable and shall specify (i) the Loan to which such Notice of Conversion applies, (ii) the effective date of the election made pursuant to such Notice of Conversion, which shall be a Business Day and (iii) whether the resulting Loan is to be Base Rate Loan or a LMIR Loan. If, on the expiration of any month in respect of any LMIR Loan, the Borrower Agent shall have failed to deliver a Notice of Conversion, then, unless such Loan is repaid as provided herein, Borrower Agent shall be deemed to have elected to continue such Loan as a LMIR Loan as originally elected. No conversion of any LMIR Loan shall be permitted except on the last day of the month in respect thereof.

(f)
LMIR on the date hereof is 0.11513% and therefore the rate of interest in effect hereunder for Revolving Loans bearing interest at LMIR, expressed in simple interest terms as of the date hereof, is 2.61513%.

The Base Rate on the date hereof is 3.25% and therefore the rate of interest in effect hereunder for Revolving Loans bearing interest at the Base Rate, expressed in simple interest terms as of the date hereof, is 4.75%.

Section .36.
Fees.

(a) Commitment Fee. Borrowers jointly and severally agree to pay to Lender a commitment fee, which shall accrue at a rate of 0.20% per annum on the average daily amount of the unused Revolving Commitment (which shall be calculated based on the total Revolving Credit Exposure); provided, that if Lender continues to have any Revolving Loans or LC Exposure outstanding after the Commitment Termination Date, then the commitment fee shall continue to accrue on the amount of Lender's unused Commitment from and after the Commitment Termination Date until the Full Payment of the Obligations. Accrued commitment fees shall be payable in arrears on the first day of each month and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided further, that any commitment fees accruing after the Commitment Termination Date shall be payable on demand.

(a)
Letter of Credit Fees. Borrowers jointly and severally agree to pay to Lender (i) letter of credit fees which shall accrue at a rate per annum equal to the Applicable Margin then in effect for Loans bearing interest at LMIR on the average daily amount of Lender's LC Exposure (excluding any portion thereof attributable to LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including any LC Exposure that remains outstanding after the Commitment Termination Date), and (ii) a fronting fee payable on the date of issuance of each Letter of Credit, and thereafter, annually on each anniversary of such date of issuance until the date on which such Letter of Credit expires or is drawn in full, in an amount equal to 0.125% of the amount of the LC Exposure attributable to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) on any such date, as well as Lender's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.
(jj)
Closing Fee. Borrowers jointly and severally agree to pay to Lender a closing fee in the amount of $50,000.00, in immediately available funds. The closing fee shall be fully earned, non-refundable and due and payable on the Closing Date.
(kk)
Ex-Im Fee. On the Closing Date, and on each anniversary thereof, for the following year, Borrowers shall pay Lender, for the benefit of Lender and Ex-Im Bank, a fee equal to $40,000.00.
(ll)
Payments. Except to the extent otherwise provided in this Section 2.8, accrued fees shall be payable monthly in arrears on the first day of each month, commencing on May 1, 2021 and on the Commitment Termination Date (and if later, until the Full Payment of the Obligations); provided, however, that any such fees accruing after the Commitment Termination Date shall be payable on demand. All fees payable hereunder at any time shall be fully earned when due and shall be non-refundable in whole or in part.
Section .2.
Computation of Interest and Fees.

All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by Lender of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section .3.
Inability to Determine Interest Rates.

(a) In the event Lender determines in its sole discretion on a particular date (the “Determination Date”) that Lender cannot make, fund, or maintain a loan based upon the London Interbank Offered Rate (provided a Benchmark Transition Event has not occurred) or the Benchmark Replacement, as applicable, for any reason, including without limitation illegality or the inability to ascertain or determine said rate on the basis provided for herein, then Lender shall give notice to Borrower Agent of such determination and thereafter will have no obligation to make, fund or maintain a loan based on such index. Upon such Determination Date, the interest rate shall convert to the Base Rate for purposes of any fundings or advances requested by Borrowers and shall apply to any outstanding balance and, thereafter, the interest rate on LMIR Loans shall adjust simultaneously with any fluctuation in the Base Rate. In the event Lender determines that the circumstances giving rise to a notice pursuant to this Section have ended, Lender shall provide notice of same at which time the interest rate will revert to the prior rate based upon the London Interbank Offered Rate (provided a Benchmark Transition Event has not occurred) or the Benchmark Replacement, as applicable, plus the margin over the index described in this Agreement, subject to any minimum or floor rate provided for in the Loan Documents.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Charlotte, North Carolina) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower Agent without any amendment to this Agreement or any other Loan Document, or further action or consent of any Borrower.

(c) In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any Borrower.

(d) Lender will promptly notify Borrower Agent of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.10(e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any Borrower.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LMIR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Lender may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Lender may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for an advance based upon LMIR, conversion to or continuation of loans based upon LMIR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section .4.
Illegality. If any Change in Law shall make it unlawful or impossible for Lender to make, maintain or fund any LMIR Loan, Lender shall promptly give notice thereof to Borrower Agent, whereupon until Lender notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make LMIR Loans, or to continue or convert outstanding Loans as or into LMIR Loans, shall be suspended, and all such Loans shall be made as, or converted to, Base Rate Loans.
Section .5.
Increased Costs.
(a)
In the event that any applicable law or regulation, guideline or order or the interpretation or administration thereof by any governmental or regulatory authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to Lender of any amounts payable by the Borrowers under this Agreement and the other Loan Documents (other than taxes imposed on the overall net income of Lender) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender, or (iii) shall impose any other condition with respect to this Agreement, and the result of any of the foregoing is to increase the cost to Lender of making or maintaining LMIR Loans or to reduce any amount receivable by Lender under this Agreement, and Lender determines that such increased costs or reduction in amount receivable was attributable to LMIR or the then-current Benchmark being used to establish the interest rate hereunder, then the Borrowers shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased costs (the "Additional Costs"). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower Agent by Lender, shall be conclusive and binding in the absence of manifest error
(b)
If Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on Lender's capital (or on the capital of the Parent Company of Lender) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which Lender or Parent Company could have achieved but for such Change in Law (taking into consideration Lender's policies with respect to capital adequacy and liquidity or the policies of such Parent Company with respect to capital adequacy and liquidity) then, from time to time, Lender may provide Borrower Agent with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand, Borrowers shall pay to Lender such additional amounts as will compensate Lender for any such reduction suffered.
(c)
A certificate of Lender or the Parent Company of Lender setting forth the amount or amounts necessary to compensate Lender specified in Section 2.12 (a) or (b) shall be delivered to Borrower Agent and shall be conclusive, absent manifest error.
(d)
Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender's right to demand such compensation.
Section .6.
Payments Generally. Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12 or 2.14, or otherwise) prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Lender at its Payment Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

Section .7.
Taxes. For purposes of this Section 2.14, the term "applicable law" includes FATCA.
(a)
Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes except as required by applicable law; provided, that if Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)
In addition, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of Lender, timely reimburse Lender for the payment of, any Other Taxes.
(c)
Borrowers shall indemnify Lender for the full amount of any Indemnified Taxes or Other Taxes paid by Lender on or with respect to any payment by or on account of any obligation of Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Agent by Lender shall be conclusive absent manifest error.
(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrowers to a Governmental Authority, Borrower Agent shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(e)
Each Loan Party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, Lender and the Full Payment of the Obligations.
Section .8.
Letters of Credit.
(a)
During the Availability Period, Lender agrees to issue, at the request of Borrower Agent, Letters of Credit under the Domestic Revolving Commitment for the account of Borrowers on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is thirty (30) days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $250,000; and (iii) Borrowers may not request any Letter of Credit, if, after giving effect to such issuance (A) the LC Exposure would exceed the LC Commitment or (B) the Revolving Credit Exposure would exceed the lesser of: (x) the Domestic Revolving Commitment minus that portion of the Availability Reserve attributable to the Domestic Borrowing Base and (y) the Domestic Borrowing Base; (C) any Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to this Agreement; or (D) a Default or Event of Default exists (or any other applicable condition under Section 3.2 cannot be satisfied). Lender shall have no obligation to issue any Letter of Credit the proceeds of which would be made available to any Person (1) to fund any activity or business of or with any Sanctioned Person or in any country, territory or region that is, or whose government is, at the time of such funding, the subject of any Sanctions or (2) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b)
To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), Borrower Agent shall give Lender irrevocable written notice, or transmit by electronic communication (if arrangements for doing so have been approved by Lender), prior to 12:00 noon (Atlanta, Georgia time), at least three (3) Business Days prior to the requested date of such issuance specifying (i) the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), (ii) the expiration date of such Letter of Credit, (iii) the amount of such Letter of Credit, (iv) the name and address of the beneficiary thereof and (v) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as Lender shall approve and that the applicable Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as Lender shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
(c)
Lender shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. Lender shall notify Borrower Agent of such demand for payment and whether Lender has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve Borrowers of their obligation to reimburse Lender with respect to such LC Disbursement. Borrowers shall be irrevocably and unconditionally obligated to reimburse Lender for any LC Disbursements paid by Lender in respect of such drawing, without presentment, demand or other formalities of any kind.
(d)
If any Event of Default shall exist, on the Business Day that Borrower Agent receives notice from Lender demanding the deposit of Cash Collateral pursuant to this Section 2.15(d), Borrowers shall deposit in a Controlled Account with Lender, in the name of Lender and for the benefit of Lender, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 8.1(g) or (h). Such deposit shall be held by Lender as collateral for the payment and performance of the Obligations. Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Controlled Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and discretion of Lender and at Borrowers' risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by Lender to reimburse itself for LC Disbursements and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of Borrowers for the LC Exposure at such time or, to satisfy other Obligations of Borrowers under this Agreement.
(e)
If Lender honors any request for payment under a Letter of Credit, Borrowers shall pay to Lender, on the same day ("Reimbursement Date"), the amount paid under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Lender for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Revolving

Borrowing, Borrowers shall be deemed to have requested a Base Rate Loan in an amount necessary to pay all amounts due on any Reimbursement Date.

(f)
Borrowers' obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
(i)
any lack of validity or enforceability of any Letter of Credit or this Agreement;
(ii)
the existence of any claim, set-off, defense or other right which any Borrower or any Subsidiary or Affiliate of any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), Lender or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iii)
any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)
payment by Lender under a Letter of Credit against presentation of a draft or other document to Lender that does not comply with the terms of such Letter of Credit;
(v)
any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrowers' obligations hereunder; or
(vi)
the existence of a Default or an Event of Default.

Neither Lender nor any Related Party of Lender shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of Lender, and Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, Lender may, in its discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)
Unless otherwise expressly agreed by Lender and Borrowers when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Lender, its correspondents, and the beneficiaries thereof will be governed by (i) for standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) and (ii) for commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, and, in either case, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 9.5.
Section .9.
Borrower Agent. Each Borrower hereby designates Danimer Scientific Holdings, LLC, a Delaware limited liability company ("Borrower Agent"), as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Lender. Borrower Agent hereby accepts such appointment. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Lender may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Lender shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action or undertaking on its behalf by Borrower Agent shall be binding upon and enforceable against it.

Section .10.
Nature and Extent of Each Borrower's Liability.
(a)
Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 2.17) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Loan Party; (e) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any Loan Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.
(b)
Waivers.
(i)
Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-Loan Party other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower and Lender that the provisions of this Section 2.17 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(ii)
Lender may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 2.17. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable law pertaining to "election of remedies" or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower's rights of subrogation against any other Person. Lender may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 2.17, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

(c)
Extent of Liability; Contribution.
(i)
Notwithstanding anything herein to the contrary, each Borrower's liability under this Section 2.17 shall not exceed the greater of (x) all amounts for which such Borrower is primarily liable, as described in Section 2.17(c)(iii) below, and (y) such Borrower's Allocable Amount.
(ii)
If any Borrower makes a payment under this Section 2.17 of any Obligations (other than amounts for which such Borrower is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower's Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The "Allocable Amount" for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 2.17 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(iii)
Section 2.17(c)(i) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations relating to LC Disbursements with respect to Letters of Credit issued to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.
(iv)
Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP's obligations and undertakings under this Section 2.17 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section 2.17 shall remain in full force and effect until Full Payment of all Obligations. Each Loan Party intends this Section 2.17(c)(iv) to constitute, and this Section 2.17(c)(iv) shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support or other agreement" for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

(d)
Joint Enterprise. Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically. Borrowers' business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Lender's willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers' request.
(e)
Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Full Payment of its Obligations.
Section .11.
Collateral. All of the Obligations shall be secured by a continuing security interest and Lien upon all real and personal Property of each Loan Party as provided in the Security Agreement and the other Loan Documents.
Section .12.
Equipment Purchase Facility.
(a)
Subject to and upon the terms and conditions contained herein, at any time and from to time after the later to occur of (i) the “Completion Date” under and as defined in the Kentucky IRB Lease Agreement and (ii) the Covenant Election Date, but prior to April 29, 2022 (or such later date as agreed to by Lender in its discretion) (the “Equipment Loan Advance Period”), at the request of Borrowers (such requests to be made by Borrowers no more frequently than one (1) time in any consecutive thirty (30) day period and not more than four (4) times during the Equipment Loan Advance Period), Lender may, in its sole and absolute discretion, make one or more Equipment Loans to Borrowers in an amount equal to eighty percent (80%) of the Hard Costs of Eligible New Equipment purchased by Borrowers after the Closing Date and prior to the expiration of the Equipment Loan Advance Period. The proceeds of any Equipment Loan made at Lender’s discretion shall be used solely for the payment of the purchase price (or to reimburse Borrowers for the cash payments previously paid by Borrowers for the purchase price) for the Eligible New Equipment specified in the Equipment Loan Request applicable to such Equipment Loan; provided, that, (x) to the extent that the proceeds of any Equipment Loan are used to reimburse Borrowers for the cash payments paid by Borrowers for the purchase price of any Eligible New Equipment, Borrowers shall have taken possession of such Eligible New Equipment within ninety (90) days prior to the date of Borrowers’ request for such Equipment Loan, and (y) no Equipment Loan Request shall include any Eligible New Equipment that supports any other Equipment Loan or other financing. Each Equipment Loan shall be in an amount of not less than $100,000.00. A single Equipment Loan may be used for the purchase price of one or more items constituting Eligible New Equipment specified in the Equipment Loan Request required to be delivered to Lender pursuant to Section 2.19(d)(i) below. The minimum amount of each

Equipment Loan applies to the amount of such Equipment Loan, not to the amount of the purchase price of any individual item of Eligible New Equipment.

(b)
The outstanding aggregate principal amount of the Equipment Loans made by Lender shall not at any time exceed the Equipment Loan Limit, as reduced by the amount of all principal payments in respect of Equipment Loans. If at any time the outstanding aggregate principal amount of all Equipment Loans shall exceed the Equipment Loan Limit, as reduced by the amount of all principal payments in respect of Equipment Loans, then in any such case, Lender may require that Borrowers promptly repay to Lender the entire amount of such excess(es).
(c)
Each Equipment Loan made to Borrowers by Lender in its discretion shall (i) bear interest at the Equipment Loan Interest Rate (plus the Default Rate at any time in effect pursuant hereto), (ii) be repaid, together with interest and other amounts payable hereunder, in accordance with the provisions of this Agreement and the other Loan Documents, and (iii) be fully secured by all of the Collateral (including Equipment) on a first priority basis, subject to Liens expressly permitted by clauses (j) and (k) of Section 7.2 to the extent such Liens are fully subordinated to the Obligations pursuant to the terms of the applicable Subordination Agreement; provided, that no Eligible New Equipment shall (w) constitute or be included on the list of “Specified CDE Equipment Collateral” as such term is defined in the Subordination Agreement (Kentucky NMTC), (x) constitute or be included on the list of “Specified CDE Collateral” as such term is defined in the Subordination Agreement (Tri-Party), (y) be subject to the prior lien of the Kentucky NMTC Lender, Advantage, or any other Person, or (z) be deemed to have been transferred to the City of Winchester, Kentucky, pursuant to the Kentucky IRB.
(d)
In addition to the other conditions precedent to any Loan set forth in Section 3.2 of this Agreement, the making by Lender of each Equipment Loan (if made in its sole and absolute discretion) shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender in its discretion:
(i)
Lender shall have received from Borrowers during the Equipment Loan Advance Period not less than five (5) Business Days and not more than twenty (20) Business Days prior written notice of the proposed Equipment Loan (each such notice being an "Equipment Loan Request"), which notice shall specify and include the following: (A) the proposed date and amount of the Equipment Loan, (B) a list and description of the Eligible New Equipment (by model, make, manufacturer, serial number and/or such other identifying information as may be requested by Lender), (C) whether any of such Eligible New Equipment has been purchased prior to the date of the proposed Equipment Loan and if so, the date of such purchase and identifying the specific Eligible New Equipment that has been so purchased, (D) the Hard Costs and total purchase price for such Eligible New Equipment (and the terms of payment of such purchase price), (E) the location of such Eligible New Equipment and the date of installment thereof; and (F) such other information and documents as Lender may from time to time reasonably request with respect to such Eligible New Equipment or otherwise;
(ii)
Lender shall have a valid and perfected first priority security interest in and lien upon such Eligible New Equipment and such Eligible New Equipment shall be free and clear of all Liens other than Liens expressly permitted by clauses (j) and (k) of Section 7.2;
(iii)
Lender shall have received a duly executed Equipment Loan Note in the amount of the Equipment Loan to be made;
(iv)
Lender shall have received copies (or originals, if requested), of all agreements, documents and instruments relating to the purchase of the Eligible New

Equipment as may be requested by lender, including any purchase orders, invoices, bills of sale or similar documents;

(v)
Lender shall have received evidence satisfactory to Lender that the Eligible New Equipment has been received and installed by Borrowers and is in good working order and operating for its intended purpose; and
(vi)
Lender shall have received payment of such Equipment Loan Fee.
(e)
Upon request by Lender, Borrowers shall provide to Lender periodic evidence satisfactory to Lender that the Eligible New Equipment is in good working order and operating for its intended purpose.
(f)
Borrowers jointly and severally agree to pay to Lender, upon the making of such Equipment Loan, a fee in the amount of 0.50% multiplied by the principal amount of such Equipment Loan, in immediately available funds on such date (each such fee, the “Equipment Loan Fee”). Each Equipment Loan Fee shall be fully earned, non-refundable and due and payable on the date of the making of each Equipment Loan.
(g)
Borrowers shall pay principal with respect to each Equipment Loan (subject to earlier payment as provided herein) in equal, consecutive monthly installments of principal, each in an amount calculated below, commencing on the first day of the first month following the making of the applicable Equipment Loan, together with interest thereon and other amounts as provided herein with respect to such Equipment Loan, and ending on the Commitment Termination Date.
(h)
The amount of each monthly installment of principal in respect of each Equipment Loan (other than the last installment due on the Commitment Termination Date, which shall be in an amount equal to the entire unpaid balance of the Equipment Loan) shall equal the original principal amount of such Equipment Loan divided by sixty (60); provided, that, the entire unpaid principal balance of such Equipment Loan and all accrued and unpaid interest thereon shall be due and payable on the Commitment Termination Date. Amounts repaid on account of the Equipment Loans may not be reborrowed.
(i)
Borrowers' obligation to pay the principal of, and interest on, the Equipment Loans shall be evidenced by the records of Lender and, if requested by Lender, by the Equipment Loan Note. The entries made in such records and/or on the schedule annexed to the Equipment Loan Note shall be prima facie evidence of the existence and amounts of the obligations of Borrowers therein recorded; provided, that the failure or delay of Lender in maintaining or making entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of Borrowers to repay the Equipment Loans (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.
Article XXXVI

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
Section XXXVI.1.
Conditions Precedent to Effectiveness. The obligations of Lender to make Loans and to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in writing by Lender):
(a)
Lender shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses of Lender and its Affiliates (including reasonable fees, charges and disbursements of counsel to Lender) required to be reimbursed or paid by Borrowers hereunder, under any other Loan Document and under any agreement with Lender;

(b)
Lender shall have received the following, each to be in form and substance satisfactory to Lender and its counsel:

(i) a counterpart of this Agreement signed by or on behalf of each party hereto;

(ii) the Note(s) duly executed by Borrowers;

(iii) a certificate of the Secretary or Assistant Secretary of each Loan Party attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(iv) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

(v) favorable written opinions of Kane Kessler, P.C. and James-Bates-Brannan-Grover-LLP, as local Georgia counsel to Borrowers and Guarantors (together with any local counsel opinions, as applicable), counsel to the Loan Parties, addressed to Lender and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as Lender shall reasonably request;

(vi) a certificate dated the Closing Date and signed by a Responsible Officer, certifying that (A) (1) no Borrower is in default under any supply agreement with any customer, (2) no customer under any supply agreement has a basis for termination of such agreement prior to the stated maturity date thereof, and (3) Borrowers have satisfied all of their obligations under each such agreement and under applicable law with respect to the products supplied thereunder, and (B) after giving effect to the funding of the initial Revolving Loans and issuance of any Letters of Credit on the Closing Date, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of PubCo, Parent and Borrowers described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(vii) a duly executed Notice of Revolving Borrowing for any initial Revolving Loans;

(viii) a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof;

(ix) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any applicable law, or by any contractual obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall exist;

(x) copies of (A) the internally prepared monthly financial statements of PubCo and its Subsidiaries on a consolidated and consolidating basis for the calendar month ended February 28, 2021, (B) the audited consolidated and consolidating financial statements for PubCo and its Subsidiaries for the Fiscal Year ended December 31, 2020 and (C) financial projections on a monthly basis for the Fiscal Year ending December 31, 2021, and on an annual basis thereafter through the Fiscal Year ending December 31, 2024;

(xi) a certificate, dated the Closing Date and signed by the chief financial officer of Borrower Agent, confirming that the Loan Parties are Solvent on a consolidated basis before and after giving effect to the funding of the initial Revolving Loans and the consummation of the transactions contemplated to occur on the Closing Date;

(xii) the Security Agreement, duly executed by Loan Parties, PubCo, Parent, and each of their Domestic Subsidiaries (other than Excluded Subsidiaries), together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Security Agreement, as requested by Lender in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties, as requested by Lender, indicating that there are no prior Liens on any of the Collateral other than Permitted Liens and Liens to be released on the Closing Date, (C) an information certificate, duly completed and executed by the Loan Parties, and (D) duly executed Patent Security Agreements and Trademark Security Agreements and Copyright Security Agreements, as applicable;

(xiii) Deposit Account Control Agreements, duly executed by Lender, each applicable depository bank and the applicable Borrower;

(xiv) with respect to the headquarters location and each location where books or records or Collateral is stored or located, a copy of the underlying lease, as applicable, and a Lien Waiver from the landlord of such leased property or the bailee with respect to any warehouse or other location where such books, records or Collateral are stored or located, which Lien Waivers shall be satisfactory to Lender in all respects;

(xv) the Subordination Agreement (Tri-Party), the Subordination Agreement (Advantage), the Subordination Agreement (Kentucky NMTC), and the Subordination Agreement (Intercompany), and all other Subordination Agreements required to be delivered on the Closing Date, in each case, duly executed by the applicable parties thereto;

(xvi) all Ex-Im Guarantee Documents duly executed by the applicable parties thereto and all other matters related to the Ex-Im facility provided for hereunder as Lender may require;

(xvii) all other Loan Documents required by Lender duly executed by the applicable Loan Parties;

(xviii) a duly completed and executed Borrowing Base Certificate prepared as of February 28, 2021, and Lender's satisfaction that, upon giving effect to the initial funding of Revolving Loans and issuance of Letters of Credit, the implementation of the Availability Reserve and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables more than sixty (60) days past due, Excess Availability is not less than $2,000,000;

(xix) certificates of insurance, in form and detail acceptable to Lender, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, in each case naming Lender as lender's loss payee, additional insured or mortgagee, as the case may be;

(xx) all documentation and other information with respect to Loan Parties that Lender requires or is required by regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the PATRIOT Act; and

(xxi) such other documents, certificates, information or legal opinions as Lender may request, all in form and substance satisfactory to Lender and if any Loan Party qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

(c)
Lender shall have completed all business and legal due diligence required by Lender, including (i) receipt of background checks on key members of management and ownership of the Loan Parties, the results of which shall each be satisfactory in form and substance to Lender, (ii) completion of an initial field examination, the results of which shall each be satisfactory in form and substance to Lender, and (iii) Lender's receipt of final credit approval and the satisfaction of all conditions contained therein.

Section .101.
Each Credit Event. The obligation of Lender to make any Loan or to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
(a)
at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default exists;
(b)
all representations and warranties of each Loan Party set forth in the Loan Documents and in the Ex-Im Guarantee Documents applicable to Borrower are true and correct in all material respects (or in all respects if such representation and warranty is qualified by materiality) on and as of the date of such Loan or the date of issuance, amendment, extension or renewal of such Letter of Credit (except for representations and warranties that expressly apply only on an earlier date, which were true and correct in all material respects when made or deemed made), in each case before and after giving effect thereto;
(c)
no event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect;
(d)
No Out-of-Formula Loan or Out-of-Formula Condition exists or will exist on and as of the date of such Loan or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;
(e)
Lender shall have received, as applicable, a Notice of Revolving Borrowing, Notice of Conversion, Equipment Loan Request, and Borrowing Base Certificate then required by the terms of this Agreement;
(f)
With respect to the issuance, amendment, renewal, or extension of a Letter of Credit, all conditions set forth in Section 2.15 of this Agreement are satisfied; and
(g)
Lender shall have received such other customary administrative documentation as it may reasonably request, all in form and substance reasonably satisfactory to Lender.

The making of each Loan and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by Borrowers on the date thereof as to the matters specified in Section 3.2.

Article CI

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants, for itself and on behalf of PubCo and Parent, as applicable, to Lender as follows:

Section CI.1.
Existence; Power. Each Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.
Section CI.2.
Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder, member, partner or other similar action. This Agreement has been duly executed and delivered by each Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of each Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section CI.3.
Governmental Approvals; No Conflicts. The execution, delivery and performance by each Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect (including filings necessary to perfect the Liens granted by the Loan Documents), (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Agreement binding on any Loan Party or any of its Subsidiaries or any of its Property or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any of its Subsidiaries, except Liens created under the Loan Documents.
Section CI.4.
Financial Statements. Borrowers have furnished to Lender (a) (i) the audited consolidated and consolidating balance sheet of Parent and its Subsidiaries as of December 31, 2019, and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, audited by Thomas Howell Ferguson P.A., and (ii) the audited consolidated and consolidating balance sheet of PubCo and its Subsidiaries as of December 31, 2020, and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, audited by KPMG LLP and (b) the unaudited consolidated and consolidating balance sheet of PubCo and its Subsidiaries as at the end of the Fiscal Month ended February 28, 2021, and the related unaudited consolidated and consolidating statements of income and cash flows for the Fiscal Month and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present in all material respects the consolidated and consolidating financial condition of Parent (or PubCo, as applicable) and its Subsidiaries as of such dates and the consolidated and consolidating results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b). Since December 31, 2020, there have been no changes with respect to Parent (or PubCo, as applicable) and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.
Section CI.5.
Litigation and Environmental Matters.
(a)
No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of any Borrower, threatened against any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which challenges the validity or enforceability of this Agreement or any other Loan Document.
(b)
Except for the matters set forth on Schedule 4.5, no Loan Party nor any Subsidiary (i) has failed to comply with any Environmental Law in all material respects or to obtain, maintain or comply with any material permit, license or other approval required under any Environmental Law, (ii) has become subject to any material Environmental Liability, (iii) has received notice of any claim with respect to any material Environmental Liability or (iv) knows of any basis for any material Environmental Liability.
Section CI.6.
Compliance with Laws and Agreements. Each Loan Party and each Subsidiary is in compliance in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority. Each Loan Party and each Subsidiary is in compliance in all material respects with all indentures, agreements or other instruments binding upon it or its Properties. No Inventory has been produced in violation of the FLSA.

Section CI.7.
Investment Company Act, Etc. No Loan Party nor any Subsidiary is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of, the Investment Company Act of 1940, as amended, or (b) otherwise subject to regulation under the Interstate Commerce Act, any public utilities code or any other applicable law regarding its authority to incur debt.
Section CI.8.
Taxes. Each Loan Party and each of its Subsidiaries and each other Person for whose Taxes any Borrower or any Subsidiary could become liable have timely filed or caused to be filed all federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all Taxes shown to be due and payable on such returns or on any assessments made against it or its Property and all other material Taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority, in each case by such due date, except to the extent being Properly Contested. The charges, accruals and reserves on the books of Borrowers and Subsidiaries in respect of such Taxes are adequate in accordance with GAAP, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.
Section CI.9.
Margin Regulations. No Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock." No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any margin stock or for any related purpose governed by Regulations T, U or X.
Section CI.10.
ERISA. Except as disclosed on Schedule 4.10:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, or the expiration of the requisite period under applicable regulations promulgated by the IRS under the Code or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination has not occurred and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and ERISA Affiliate has met all applicable material requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) With respect to each Plan, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) as of the most recent valuation date for any Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%; and no Loan Party or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%; (iii) no Loan Party or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Plan.

(d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

Section CI.11.
Intellectual Property. Each Loan Party and each Subsidiary owns, or is licensed, or otherwise has the right, to use, all Intellectual Property material to its business, and the use thereof by such Loan Party and its Subsidiaries does not infringe on the rights of any other Person in any material respect. Except as set forth on Schedule 4.11, no Loan Party nor any Subsidiary pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property.
Section CI.12.
Disclosure. (a) None of the reports (including all reports, if any, that Borrowers are required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of Loan Parties to Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and Lender acknowledges that such projections and forecasts are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or forecasted results. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section CI.13.
Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against any Loan Party or any of its Subsidiaries, or, to any Borrowers' knowledge, threatened against or affecting any Loan Party or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against any Loan Party or any of its Subsidiaries, or to Borrowers' knowledge, threatened against any of them before any Governmental Authority. No Loan Party or any Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement other than the Management Services Agreement. The Loan Parties will not agree to any amendment to the Management Services Agreement that has the effect of either (a) adding any material management fees, service fees, consulting fees, supplemental fees, or other fees thereto or (b) materially increasing the management fees, service fees, consulting fees, and supplemental fees payable thereunder on the date hereof.
Section CI.14.
Capital Structure. Schedule 4.14 sets forth the name of, the ownership interest of each Loan Party in, the jurisdiction of incorporation of, and the type of, each Subsidiary. Except as disclosed on Schedule 4.14, in the five (5) years preceding the Closing Date, no Loan Party or Subsidiary has acquired all or substantially all of the assets of any Person or a division of such Person (excluding Persons who sold assets that were acquired from such Person in accordance with this Agreement) nor been the surviving entity in a merger or combination.
Section CI.15.
Solvency. Each Loan Party and each of its Subsidiaries, on a consolidated basis, is Solvent, and, after giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, will be Solvent on a consolidated basis.
Section CI.16.
Anti-Corruption Laws and Sanctions. Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Loan Parties, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrowers, their agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transactions contemplated herein will violate Anti-Corruption Laws or applicable Sanctions.

Section CI.17.
Title to Properties; Priority of Liens. Each Loan Party and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, except for immaterial defects in title, including all Property reflected in any financial statements delivered to Lender, in each case free of Liens except Permitted Liens; provided, that certain of DSK’s Real Estate and personal Property will be transferred to the City of Winchester, Kentucky, pursuant to the Kentucky IRB, which property will be transferred subject to Lender’s Liens in the Collateral. Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Lender in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Lender's Liens.
Section CI.18.
Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account shown as an Eligible Account in a Borrowing Base Certificate, that:
(a)
it is genuine and in all respects what it purports to be;
(b)
it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business of a Borrower, and substantially in accordance with any purchase order, contract or other document relating thereto, and (x) Borrower has not received notice of expiration of the contract or other arrangement with the Account Debtor of such Account, (y) there has been no material disruption of the conduct of business under such contract or arrangement (whether or not constituting a default under any agreement governing such arrangement), or (z) such Account Debtor has not communicated an intent to terminate or allow its arrangements with the applicable Borrower to lapse without renewal;
(c)
it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Lender on request;
(d)
it is not subject to any offset, Lien (other than Lender's Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business of such Borrower and disclosed to Lender; and it is absolutely owing by the Account Debtor, without contingency of any kind;
(e)
no purchase order, agreement, document or applicable law restricts assignment of the Account to Lender (regardless of whether, under the UCC, the restriction is ineffective), and such Borrower is the sole payee or remittance party shown on the invoice;
(f)
no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business of such Borrower for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Lender hereunder; and
(g)
to the best of Borrowers' knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet such Borrower's customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition.

Section CI.19.
Environmental Compliance.
(a)
The Loan Parties have duly complied in all material respects with, and their facilities, business, assets, Property, leaseholds, Real Estate and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, RCRA and all other Environmental Laws; there are no outstanding citations or notices or orders of material non-compliance or violation issued to any Loan Party or relating to its facilities, business, assets, Property, leaseholds, Real Estate or Equipment under the Federal Occupational Safety and Health Act, RCRA or other Environmental Laws.
(b)
The Loan Parties have been issued or obtained all federal, state, or local licenses, permits, consents, approvals or authorizations required under Environmental Laws necessary for their operations, and have complied in all material respects with all such licenses, permits, consents, approvals or authorizations; all such licenses, permits, consents, approvals or authorizations are current and in full force and effect.
(c)
(i) No Hazardous Materials are present or have been Released at, upon, under, within or from any Real Estate in an amount, manner, condition or concentration that could reasonably be expected to result in material liabilities to any Loan Party, (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Estate except those kept in amounts and under circumstances in material compliance with Environmental Laws or which could not reasonably be expected to result in material liabilities to any Loan Party, and (iii) the Real Estate has not during the ownership thereof by the applicable Loan Party been used as a treatment, storage or disposal facility of Hazardous Waste.
Section CI.20.
Material Agreements.
(a)
All Material Agreements are set forth on Schedule 4.20 as of the Closing Date, and the Loan Parties have heretofore delivered to Lender true and complete copies of such Material Agreements to which any of them are a party or to which any of them or any of their properties are subject.
(b)
No Loan Party is in default in the payment or performance of any Material Agreement, which could reasonably be expected to have a Material Adverse Effect.
Section CI.21.
Anti-Terrorism Laws.
(a)
General. No Loan Party or any Subsidiary of a Loan Party, or, to each Loan Party’s knowledge, any other Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(b)
Executive Order No. 13224. No Loan Party or any Subsidiary or Affiliate of any Loan Party or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is any of the following (each a "Blocked Person"):
(i)
a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(ii)
a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)
a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)
a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;
(v)
a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or
(vi)
a Person or entity who is affiliated or associated with a Person or entity listed above.
(c)
No Loan Party nor to the knowledge of any Loan Party, any of its agents or officers acting in any capacity in connection with the Loans or other transactions hereunder (X) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (Y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.
Section CI.22.
Trading with the Enemy. No Loan Party, nor any officer of any Loan Party, has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.
Section CI.23.
Parent and PubCo as Holding Companies. Neither Parent nor PubCo has any assets, liabilities, or operations other than as set forth in Section 7.15.
Section CI.24.
Kentucky NMTC Transaction. Borrowers have provided to Lender true, correct, and complete copies of all the material Kentucky NMTC Documents, together with all amendments thereto; the Kentucky NMTC Documents and the performance by the applicable Loan Parties of their obligations thereunder do not conflict with or violate any of the terms of the Loan Documents; the Loan Party's entry into this Agreement and the other Loan Documents did not and will not violate any provisions of the Kentucky NMTC Documents (unless prior written consent from all applicable parties to the Kentucky NMTC Transaction has been obtained and a copy thereof provided to Lender); and no default or event of default has occurred or exists under the Kentucky NMTC Transaction or Kentucky NMTC Documents.
Section CI.25.
Advantage Transaction. Borrowers have provided to Lender true, correct, and complete copies of all the material Advantage Loan Documents, together with all amendments thereto; the Advantage Loan Documents and the performance by the applicable Loan Parties of their obligations thereunder do not conflict with or violate any of the terms of the Loan Documents; the Loan Party's entry into this Agreement and the other Loan Documents did not and will not violate any provisions of the transactions contemplated by the Advantage Loan Documents (unless prior written consent from all applicable parties to the Advantage Loan Documents has been obtained and a copy thereof provided to Lender); and no default or event of default has occurred or exists under the Advantage Loan Documents.

Article CII
Kentucky IRB. Borrowers have provided to Lender true, correct, and complete copies of all the material documents evidencing the Kentucky IRB; such documents and the performance by the applicable Loan Parties of their obligations there under do not conflict with or violate any of the terms of the Loan Documents; the Loan Party's entry into this Agreement and the other Loan Documents did not and will not violate any of the transactions contemplated by the Kentucky IRB; and no default or event of default has occurred or exists under the Kentucky IRB. Lender hereby consents to the existence of the Kentucky IRB based on the foregoing representations and warranties. DSK and Parent agree that, upon any Event of Default hereunder, DSK and Parent shall, promptly upon written demand by Lender, terminate the Kentucky IRB Lease Agreement pursuant to the terms thereof solely as it pertains to the personal Property and reacquire title to the personal Property from the City of Winchester, Kentucky, pursuant to the terms of the Kentucky IRB.
AFFIRMATIVE COVENANTS

Until Full Payment of the Obligations and termination of the Commitments, each Borrower covenants and agrees, for itself, that it shall, and shall cause each Subsidiary to, comply with the following covenants:

Section CII.1.
Financial Statements and Other Information. Borrowers will deliver to Lender:
(a)
as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, a copy of the annual audited report for such Fiscal Year for PubCo and its Subsidiaries, containing a consolidated and consolidating balance sheet of PubCo and its Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of PubCo and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the Projections, all in reasonable detail and reported on by KPMG LLP, or other reputable independent public accountants of at least regionally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of PubCo and its Subsidiaries for such Fiscal Year on a consolidated and consolidating basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards, or, if applicable, PCAOB standards;
(b)
as soon as available and in any event within forty-five (45) days after the end of each Fiscal Month ending after the Closing Date through the Fiscal Month ending immediately prior to the Covenant Election Date, and within thirty (30) days after the end of each Fiscal Month ending on or after the Covenant Election Date, an unaudited consolidated and consolidating balance sheet of PubCo and its Subsidiaries as of the end of such Fiscal Month and the related unaudited consolidated and consolidating statements of income and cash flows of PubCo and its Subsidiaries for such Fiscal Month and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Month and the corresponding portion of PubCo’s previous Fiscal Year and the Projections, all certified by a Responsible Officer of Borrower Agent as presenting fairly the financial condition and results of operations of PubCo and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)
concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above (or more frequently if requested by Lender if a Default or Event of Default exists), a Compliance Certificate signed by a Responsible Officer of Borrower Agent, that includes the following: (i) certifies that no Default or Event of Default exists on the date of such certificate, and if a Default or an Event of Default then exists, specifies the details thereof and the action which Borrowers have taken or propose to take with respect thereto, (ii) sets forth in reasonable detail a calculation of the Consolidated Fixed Charge Coverage Ratio (and any other financial covenants contained in Article VI) for the period of twelve (12) Fiscal Months ending on the last day of the most recently ended Fiscal Month (which shall be required whether or not Borrowers are required to satisfy the financial covenants contained in Article VI), and (iii) states whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of PubCo and its Subsidiaries, and, if any change has occurred, specifies the effect of such change on the financial statements accompanying such Compliance Certificate;
(d)
concurrently with the delivery of the financial statements referred to in clause (a) above, copies of all management letters and a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default;
(e)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said commission, or with any national securities exchange, or distributed by PubCo or any Borrower to its shareholders or members, as applicable, generally, as the case may be and copies of any press releases or other statements made available by a Loan Party to the public concerning material changes to or developments in the business of such Loan Party; provided, that at any time the PubCo is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Borrowers may satisfy their obligation to deliver the financial statements (but not the other information) referred to in clauses (a) and (b) above and the information required by this clause (e) and by clause (m) below by delivering such financial statements electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on a publicly available website maintained by or on behalf of the SEC for access to documents filed in the EDGAR database.
(f)
on the Closing Date and on or before the twentieth (20th) day of each month after the Closing Date, Borrower Agent shall deliver to Lender a Borrowing Base Certificate prepared as of the close of business of the previous month and, during the existence of an Event of Default, at such other times as Lender may request; provided, that, at any time (A) (x) Excess Availability is less than the greater of (i) twenty-two and one half percent (22.5%) multiplied by the Borrowing Base and (ii) $2,250,000 and (B) the balance of Revolving Credit Exposure and Equipment Loans at any time during the past sixty (60) days has been greater than $0, or (y) an Event of Default exists, Borrower Agent shall deliver to Lender a Borrowing Base Certificate on or before the second (2nd) Business Day of each week as of the last Business Day of the immediately preceding week. All calculations of Excess Availability in connection with any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Responsible Officer to

Lender, provided, that Lender shall have the right to review and adjust, in the exercise of its discretion, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Lender prior to such date, as the calculation in such Borrowing Base Certificate may be adjusted from time to time by Lender as herein authorized;

(g)
on the Closing Date and on or before the twentieth (20th) day of each month after the Closing Date, Borrower Agent shall deliver to Lender, in form and substance satisfactory to Lender, (i) a report showing the type, book value and location of the Inventory and Eligible New Equipment of each Borrower as of the last day of the preceding Fiscal Month, and (ii) a report of sales, collections, debit and credit adjustments; provided, that, at any time (A) (x) Excess Availability is less than the greater of (i) twenty-two and one half percent (22.5%) multiplied by the Borrowing Base and (ii) $2,250,000 and (B) the balance of Revolving Credit Exposure and Equipment Loans at any time during the past sixty (60) days has been greater than $0, or (y) an Event of Default exists, Borrower Agent shall deliver to Lender all such reports and information on or before the second (2nd) Business Day of each week as of the last Business Day of the immediately preceding week;
(h)
on the Closing Date and on or before the twentieth (20th) day of each month after the Closing Date, Borrower Agent shall deliver to Lender, in form and substance satisfactory to Lender, (i) a detailed aged trial balance of all Accounts existing as of the last day of the preceding Fiscal Month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), (ii) upon Lender's reasonable request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled, (iii) a reconciliation of Borrowers' Accounts aging report to Borrowers' general ledger and to the most recent Borrowing Base Certificate delivered to Lender, and (iv) such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request; provided, that, at any time (A) (x) Excess Availability is less than the greater of (i) twenty-two and one half percent (22.5%) multiplied by the Borrowing Base and (ii) $2,250,000 and (B) the balance of Revolving Credit Exposure and Equipment Loans at any time during the past sixty (60) days has been greater than $0, or (y) an Event of Default exists, Borrower Agent shall deliver to Lender all such reports and information on or before the second (2nd) Business Day of each week as of the last Business Day of the immediately preceding week;
(i)
no later than thirty (30) days after the commencement of each Fiscal Year, deliver Projections to Lender for such Fiscal Year;
(j)
upon request by Lender, Borrowers shall deliver to Lender, in form reasonably acceptable to Lender, lockbox, bank and investment account statements and such other matters and information relating to the status of then existing Accounts of each Borrower as Lender shall reasonably request;
(k)
promptly upon receipt thereof, copies of all final forms of management reports submitted to Borrowers or any other Loan Party by independent auditors in connection with each annual or interim audit made by such auditors of the books Borrowers or any other Loan Party;
(l)
upon request by Lender, concurrently with the delivery of the financial statements referred to in clause (a) above and, with respect to the last Fiscal Month of each Fiscal Quarter, clause (b), a management discussion and analysis report relating to the Loan Parties;

(m)
promptly upon the filing thereof, all reports, certificates, and other filings made by or on behalf of any Loan Party with the U.S. Securities and Exchange Commission (subject to the proviso set forth in clause (e) above); and
(n)
promptly following any request therefor, (i) such other information regarding the Collateral, results of operations, business affairs and financial condition of any Loan Party or any Subsidiary as Lender may reasonably request and (ii) information and documentation requested by Lender for purposes of compliance with applicable "know your customer" requirements under the PATRIOT Act or other applicable anti-money laundering laws.
Section CII.2.
Notices of Material Events. Borrowers will furnish to Lender prompt written notice of the following:
(a)
the occurrence or existence of any Default or Event of Default;
(b)
the threat, filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Governmental Authority, whether or not covered by insurance, against or, to the knowledge of any Borrower, affecting any Loan Party or any Subsidiary;
(c)
any judgment in an amount exceeding $500,000;
(d)
the written assertion of any material claim or assertion that a Loan Party’s or Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property;
(e)
any violation or asserted violation of any applicable law (including ERISA, the Occupational Safety and Hazard Act of 1970 or the FLSA;
(f)
the occurrence of any event or any other development by which any Loan Party or any of its Subsidiaries (i) materially fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law and necessary for the conduct of Borrowers’ business, (ii) becomes subject to any material Environmental Liability, (iii) receives notice of any claim with respect to any material Environmental Liability, or (iv) becomes aware of any basis for any material Environmental Liability and in each of the preceding clauses;
(g)
the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Loan Parties and Subsidiaries in an aggregate amount exceeding $500,000;
(h)
any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract;
(i)
(i) any default, event of default, or other cause for enforcement action under, or termination, of any Material Agreement or the Kentucky IRB and (ii) as soon as available and in any event within ten (10) days after receipt thereof, (A) copies of all notices or other material information delivered by the parties in connection with a Material Agreement or the Kentucky IRB other than those delivered in the Ordinary Course of Business, (B) copies of any material amendment, modification, supplement, or restatement of any Material Agreement (which shall not be deemed to permit any such amendment, modification, supplement or restatement in contravention of the other terms hereof) or the Kentucky IRB, (C) any deposit required to be made under any Material Agreement or the Kentucky IRB to a reserve or escrow account or otherwise, other than those delivered in the Ordinary Course of Business, and (D) any demand by any party to a Material Agreement or the Kentucky IRB for payment of any past due amounts or any intention to, or exercise of, any enforcement action, right, remedy or any put, call or similar option right pursuant to such agreement;

(j)
the discharge of or any withdrawal or resignation by Loan Parties’ independent accountants;
(k)
any opening of a new headquarters, office or place of business where a Borrower’s books and records or any Collateral will be located, at least thirty (30) days prior to such opening;
(l)
[reserved];
(m)
with respect to any material customer relationship (including, as of the Closing Date, Borrowers' arrangements with Ecoform Multifol, WinCup Plastics, PepsiCo and Nestle or their respective Affiliates), notice of expiration thereof, any material disruption of the conduct of business thereunder (whether or not constituting a default under any agreement governing such relationship), and notice of any written communication received by a Loan Party in which any such customer communicates an intent to terminate or allow its arrangements with Borrowers to lapse without renewal;
(n)
any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;
(o)
the Loan Parties are unable, for a period of thirty (30) or more days, to produce or source or obtain the amount of polyhydroxyalkanoate, polylactic acid polymers or other material ingredients needed to run their business in the ordinary course; and
(p)
any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certificate.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section CII.3.
Existence; Conduct of Business. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks, trade names and all other Intellectual Property rights material to the conduct of its business and will continue to engage in substantially the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.
Section CII.4.
Compliance with Laws, Etc. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, comply with all laws, rule, regulations and requirements of any Governmental Authority applicable to its Properties, including ERISA, Environmental Laws, the FLSA, the Occupational Safety and Hazard Act of 1970, Anti-Corruption Laws, Anti-Terrorism Laws, securities laws and laws regarding collection and payment of Taxes, and maintain all governmental approvals necessary for the lawful ownership of its Properties and conduct of its business, unless failure to so comply (other than failure to comply with Anti-Corruption Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.
Section CII.5.
Payment of Obligations. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, pay and discharge all of its obligations and liabilities (including all tax liabilities and claims that could result in a Lien) before the same shall become delinquent or in default, except to the extent Properly Contested.

Section CII.6.
Books and Records. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated and consolidating financial statements of PubCo, Parent, Borrowers, and their Subsidiaries in conformity with GAAP.
Section CII.7.
Visitation, Inspection, Etc. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, permit any representative of Lender to visit and inspect its Properties, to conduct field examinations, audit and inspect its books and records and to make copies and take extracts therefrom, to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, to evaluate and make physical verifications of the Inventory and other Collateral in any manner that Lender considers advisable and conduct appraisals of Inventory, all with such reasonable frequencies and upon the provision of reasonable notice; provided that if an Event of Default exists, no prior notice shall be required. Borrowers shall only be obligated to reimburse Lender for the expenses of two (2) field examinations during any period of twelve (12) consecutive months after the Closing Date, unless an Event of Default exists, in which event no such reimbursement limitations shall apply to any visit, inspection, audit, examination or appraisal under this Section 5.7. For the avoidance of doubt, Borrowers shall not be obligated to reimburse Lender for the expenses of any Inventory appraisals absent an Event of Default.
Section CII.8.
Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its Affiliates that are Loan Parties and its Subsidiaries to, (a) keep and maintain all Property in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, in cash case in amounts and otherwise having terms satisfactory to Lender, (c) upon request of Lender, furnish to Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by each Loan Party and its Subsidiaries in accordance with this Section, and (d) at all times shall name Lender as additional insured on all liability policies of each Loan Party and its Subsidiaries and as lender's loss payee (pursuant to a lender's loss payee endorsement approved by Lender) and mortgagee (if applicable) on all casualty and property insurance policies of each Loan Party and its Subsidiaries.
Section CII.9.
Reserved.
Section CII.10.
Use of Proceeds and Letters of Credit. Borrowers will use the proceeds of all Loans to repay existing Indebtedness, to pay fees and expenses in connection with the negotiation and execution of this Agreement and the other Loan Documents, to finance working capital needs and for other general corporate purposes of Borrowers and Subsidiaries (including the issuance of Letters of Credit) to the extent permitted by this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X or in any manner which would result in the representation in Sections 4.9 or 4.16 being incorrect. All Letters of Credit will be used for general corporate purposes. No Borrower will request any Loan or Letter of Credit, and no Borrower nor any of its Subsidiaries or their respective directors, officers, employees and agents will use the proceeds of any Loan or Letter of Credit (a) in the furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (c) in any manner that would result in the violation of any Anti-Terrorism Law or Sanctions applicable to any party hereto.

Section CII.11.
Cash Management.
(a)
Each Borrower will maintain its principal operating accounts at, and its treasury management business with, Lender (other than the Kentucky NMTC Deposit Accounts) or such other institution as Lender may agree in its sole discretion. On or before the Closing Date, Borrowers and each other Loan Party (other than PubCo and Parent) will establish, and thereafter maintain at all times, a deposit account with Lender that will serve as the main concentration account (the "Concentration Account"), and Borrowers and each other Loan Party will, and will cause each of their Subsidiaries to, except as otherwise agreed in Lender’s sole discretion, maintain all other cash management and treasury business with Lender, including all Deposit Accounts (other than Deposit Accounts used exclusively for petty cash purposes), disbursement accounts, securities accounts, investment accounts and other similar accounts (each such account, together with the Concentration Account, a "Controlled Account"). Each Controlled Account shall be a Cash Collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which Borrowers and each other Loan Party shall have granted a first priority Lien to Lender.
(d)
Within ninety (90) days after the Closing Date, (i) Borrowers will, and will cause each of their Domestic Subsidiaries to, maintain lockbox accounts with Lender and (ii) each Borrower will cause its Account Debtors to make payments in respect of the Collateral consisting of Accounts directly into the Concentration Account or other lockbox accounts that are Controlled Accounts. In the event that any Borrower shall at any time receive any remittances of any of the foregoing directly or shall receive any other funds representing proceeds of the Collateral, such Borrower will, and will cause each of its Subsidiaries to, (i) hold the same as trustee for Lender and segregate such remittances from its other assets and (ii) deposit promptly, and in any event no later than one (1) Business Day after the date of receipt thereof, all cash, cash equivalents, checks, notes, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Accounts or representing proceeds of the Collateral into the Concentration Account or other lockbox accounts that are Controlled Accounts.
(e)
At all times:

(i) Borrowers shall take all steps to ensure that all of their Account Debtors forward all items of payment to the Concentration Account or to lockboxes or Controlled Accounts established with Lender;

(ii) all amounts which shall be deposited into the Concentration Account or any lockbox account that is a Controlled Account shall immediately be under the sole dominion and exclusive control of Lender, and no Borrower shall have any right to withdraw such amounts from the applicable Controlled Account;

(iii) on each Business Day, Lender may cause, without further consent of any Borrower, all immediately available funds in lockbox accounts that are Controlled Accounts to be deposited into the Concentration Account and apply all immediately available funds in the Concentration Account against the Obligations. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers for withdrawal as long as no Default or Event of Default exists; and

(f)
Each Borrower, on behalf of itself and its Subsidiaries, irrevocably waives the right to direct the application of any Collateral proceeds, and agrees that Lender shall have the continuing, exclusive right to apply and reapply the same against the Obligations, in such manner as Lender deems advisable, notwithstanding any entry by Lender in its records.
(g)
Lender retains the right at all times an Event of Default exists to notify Account Debtors of each Borrower that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses incurred by Lender, including reasonable attorneys' fees.

(h)
Neither any Borrower nor any of its Subsidiaries shall open any Deposit Account other than:
(i)
the Concentration Account and other Controlled Accounts maintained with Lender,
(ii)
the Excluded Deposit Accounts so long as such Deposit Accounts are used solely for the purposes set forth on Schedule 5.11 and do not at any time receive or contain any proceeds of any Collateral;
(iii)
other Deposit Accounts used exclusively for petty cash and local trade payables; provided that the aggregate balance of all such Deposit Accounts that are not Controlled Accounts or otherwise subject to a Deposit Account Control Agreement shall not exceed at any time $100,000; and
(iv)
such other accounts as may be agreed to in writing by Lender in its sole discretion (and subject to any conditions required by Lender in connection therewith).
(i)
As of the Closing Date, all bank accounts of any nature of each Borrower and its Subsidiaries are listed on Schedule 5.11.
(j)
Borrowers (i) shall not deposit any amounts into the Kentucky NMTC Deposit Accounts except as may be expressly required under the terms of the Kentucky NMTC Documents, and (ii) Borrowers shall cause the Kentucky NMTC Deposit Accounts to be closed promptly after the wind down or other termination of the Kentucky NMTC Transaction.
Section .200.
Additional Subsidiaries and Collateral.

(a) In the event that, after the Closing Date, any Person becomes a Domestic Subsidiary of a Loan Party (other than an Excluded Subsidiary), whether pursuant to formation, acquisition or otherwise, Borrowers shall promptly notify Lender thereof and Borrowers shall cause such Domestic Subsidiary (i) to become a new Borrower or Guarantor, as determined by Lender, and to grant Liens in favor of Lender in all of its Property by executing and delivering to Lender supplements to the Security Agreement, each in form and substance satisfactory to Lender and, in the case of new Borrowers, a joinder to this Agreement, and authorizing and delivering, at the request of Lender, such UCC financing statements or similar instruments required by Lender to perfect the Liens in favor of Lender and granted under any of the Loan Documents, and, as requested by Lender, to deliver all such other documentation (including certified organizational documents, resolutions, lien searches, legal opinions, and amendments or joinders to subordination agreements and intercreditor agreements, as applicable) and to take all such other actions as required by Lender. In addition, Borrowers shall, or shall cause the applicable Loan Party to (i) pledge all of the Equity Interests of such Domestic Subsidiary to Lender as security for the Obligations by executing and delivering a supplement to the Security Agreement or a separate pledge agreement in form and substance satisfactory to Lender, and (ii) deliver the original certificates evidencing such pledged Equity Interests to Lender together with appropriate powers executed in blank.

(b) In the event that, after the Closing Date, any Person becomes a direct Foreign Subsidiary of any Loan Party, whether pursuant to formation, acquisition or otherwise, (i) Borrowers shall promptly notify Lender thereof and (ii) to the extent such Foreign Subsidiary is owned directly by any Loan Party, Borrowers shall, or shall cause the applicable Loan Party to (i) pledge 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary and 100% of the issued and outstanding non-voting Equity Interests of such Foreign Subsidiary, as applicable to Lender as security for the Obligations pursuant to a pledge agreement in form and substance satisfactory to Lender, (ii) deliver the original certificates evidencing such pledged Equity Interests to Lender, together with appropriate powers executed in blank and (iii) deliver all such other documentation (including certified organizational documents, resolutions, lien searches, legal opinions, and amendments or joinders to subordination agreements and intercreditor agreements, as applicable) and to take all such other actions as Lender may request.

(c) Borrowers agree that, following the delivery of any Loan Documents required to be executed and delivered by this Section, Lender shall have a valid and enforceable, first priority perfected Lien (subject only to (x) Liens of Advantage under the Advantage Loan Documents and priority agreements related thereto in the Subordination Agreement (Advantage) and the Subordination Agreement (Tri-Party)) on the Property required to be pledged pursuant to subsection (a) of this

Section 5.12 and (z) Permitted Liens). All actions to be taken pursuant to this Section 5.12 shall be at the expense of Borrowers or the applicable Loan Party and shall be taken to the satisfaction of Lender.

Section .201.
Leased Locations.

If any Loan Party proposes to lease any Real Estate that is a headquarters location or a location where books or records, or any Collateral in an amount exceeding $50,000 will be stored or located, it shall first provide to Lender a copy of such lease and obtain a Lien Waiver from the landlord of such leased property or the bailee with respect to any warehouse or other location where such books, records or Collateral will be stored or located, which agreement or letter shall be in form and substance reasonably satisfactory to Lender.

Section .202.
Administration of Accounts.
(a)
Borrowers shall keep accurate and complete records of their Accounts. If Accounts in an aggregate face amount in excess of $250,000 cease to be Eligible Accounts in whole or in part, Borrower Agent shall notify Lender of such occurrence promptly (and in any event within two (2) Business Days) after any Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.
(b)
At any time an Event of Default exists, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers in accordance with Section 9.3.
(c)
If an Account of a Borrower includes a charge for any Taxes payable to any Governmental Authority, and unless the payment of such Taxes is being Properly Contested, Lender is authorized, in its sole discretion, upon notice to Borrower Agent and after Borrowers' failure or inability to pay such Tax, to pay such Tax (without duplication of other payments made with respect to any such Tax), the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by any Borrower.
(d)
Whether or not a Default or an Event of Default exists, Lender shall have the right at any time, in the name of Lender, any designee of Lender or any Borrower to verify the validity, amount or any other matter relating to any Accounts of each Borrower by mail, telephone, telegraph or otherwise.
Section .203.
Administration of Inventory.
(a)
Each Borrower shall keep accurate and complete records of its Inventory. Each Borrower shall furnish Lender perpetual inventory reports respecting such Inventory in form and detail satisfactory to Lender at such times as Lender may reasonably request. At Lender's request, each Borrower shall, at its own expense, conduct a physical inventory no less frequently than annually and periodic cycle counts consistent with such Borrower 's historical practices and shall provide to Lender a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as Lender shall reasonably request. Lender may participate in and observe each physical count or inventory, which participation shall be at Borrowers' expense in accordance with Section 9.3.
(b)
Each Borrower shall not acquire or accept any Inventory on consignment or approval and will insure that all Inventory that is produced in the United States of America will be produced in accordance with the FLSA; shall produce, use, store and maintain all Inventory with reasonable care in accordance with applicable standards of its insurance policies and in conformity with applicable law in all material respects; and shall maintain current rent payments at all locations at which any Inventory is maintained or stored.

Section .204.
Administration of Equipment.
(a)
Each Borrower shall keep accurate records itemizing and describing the items and cost of Equipment and all dispositions made in accordance with Section 7.6 (all of which records shall be available to Lender for inspection), and, on Lender's request, shall furnish Lender with a current schedule containing such information. Promptly after Lender's request, each Borrower shall deliver to Lender evidence of ownership of the Equipment and such matters related to Eligible New Equipment as Lender may request, including proof that such equipment was transferred subject to Lender’s Liens in the Collateral to the City of Winchester, Kentucky, pursuant to the Kentucky IRB, is not financed or deemed financed by the Kentucky NMTC Lender or included on the list of “Specified CDE Equipment Collateral” as such term is defined in the Subordination Agreement (Kentucky NMTC), and is not financed by or deemed financed by Advantage or included on the list of “Specified CDE Collateral” as such term is defined in the Subordination Agreement (Tri-Party).
(b)
No Borrower shall sell, lease or otherwise dispose of or transfer any Equipment except to the extent expressly permitted by Section 7.6.
Section .205.
Ex-Im Export Orders. At least once each calendar quarter (and more frequently if requested by Lender), Borrowers shall provide to Lender for review a sampling selected by Lender of those Export Orders representing at least ten percent (10%) of the aggregate Dollar volume of Export Orders or ten percent (10%) of the number of Export Orders supporting the Ex-Im Revolving Loans made during the most recently ended calendar quarter. Such quarterly review by Lender may be conducted as part of a field examination or otherwise.
Section .206.
Post-Closing Matters.
(a)
On or before April 30, 2021, Borrowers shall provide to Lender an updated Borrowing Base Certificate and related Schedule of Accounts and Inventory, setting forth the Borrowing Base as of March 31, 2021, as required by Section 5.1 (f), (g), and (h).
(b)
On or before May 30, 2021, Borrowers shall provide to Lender all insurance endorsements for each of Borrowers’ liability and property insurance policies and other matters as required by Section 5.8, including a lender's loss payable endorsement and additional insured endorsement with notice of cancellation, each in form and substance satisfactory to Lender.
(c)
On or before June 30, 2021, Borrowers shall use commercially reasonable efforts to cause the supply agreements listed in items 18, 19 and 20 of Schedule 7.15 to be legally assigned from Parent to a Borrower.
Article CC

FINANCIAL COVENANTS

Until Full Payment of the Obligations and termination of the Commitments, each Borrower covenants and agrees that:

Section CC.1.
Consolidated Fixed Charge Coverage Ratio. Borrowers shall maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.10 to 1.00 for the period of twelve (12) Fiscal Months ending on the last day of each Fiscal Month beginning after the Covenant Election Date.

Article CCI

NEGATIVE COVENANTS

Until Full Payment of the Obligations and termination of the Commitments, each Borrower covenants and agrees, for itself and on behalf of Parent and PubCo, as applicable, that it shall not, and shall cause each Subsidiary not to do, any of the following:

Section CCI.1.
Indebtedness. No Borrower will, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)
the Obligations;
(b)
Indebtedness existing on the date hereof and set forth on Schedule 7.1 and any Permitted Refinancing thereof;
(c)
Permitted Purchase Money Debt;
(d)
the Advantage Subordinated Debt in a maximum principal amount not to exceed $9,999,980 and any Permitted Refinancing thereof, so long as (i) the Liens securing such Advantage Subordinated Debt (or replacement thereof) at all times remain subject to (A) the Subordination Agreement (Tri-Party), (B) a replacement intercreditor agreement having substantially the same material terms and conditions as the Subordination Agreement (Tri-Party), or (C) such other terms and conditions regarding intercreditor matters as are approved by Lender in its sole discretion; and (ii) such Indebtedness (or replacement thereof) at all times remains subject to (A) the Subordination Agreement (Advantage), (B) a replacement subordination agreement having substantially the same material terms and conditions as the Subordination Agreement (Advantage), or (iii) such other terms and conditions regarding subordination and intercreditor matters as are approved by Lender in its sole discretion;
(e)
the Kentucky NMTC Subordinated Debt in a maximum principal amount not to exceed $12,000,000, so long as such Indebtedness at all times remains subject to the Subordination Agreement (Kentucky NMTC);
(f)
the Management Fees;
(g)
Indebtedness of any Subsidiary owing to any Borrower or to any other Subsidiary (including Intercompany Debt) to the extent such Indebtedness is permitted by Section 7.4; provided, that any such Indebtedness that is owed to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations in a manner satisfactory to Lender (including pursuant to the Subordination Agreement (Intercompany));
(h)
Indebtedness in respect of obligations under Hedging Transactions permitted by Section 7.10;
(i)
Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;
(j)
Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnity, performance or other similar bonds or obligations, in each case provided in the Ordinary Course of Business;

(k)
additional Subordinated Debt up to an aggregate amount of $500,000 in the aggregate at any time outstanding so long as, at the time of and after giving pro forma effect to the incurrence thereof, no Default or Event of Default exists and Borrowers are in compliance with the financial covenants in Article VI hereof on a pro forma basis;
(l)
Indebtedness of DSK and Parent in connection with the Kentucky IRB so long as the Collateral transferred pursuant to the Kentucky IRB remains subject to Lender’s Lien and the City of Winchester, Kentucky, agrees that it will take no action under the Kentucky IRB Lease Agreement to contest, subordinate or remove Lender’s Lien as a permitted encumbrance unless and until Lender has released its Lien on the Collateral; and
(m)
other Indebtedness that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $1,000,000 in the aggregate at any time outstanding.
Section CCI.2.
Liens. No Borrower will, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its Property now owned or hereafter acquired except the following ("Permitted Liens"):
(a)
Liens granted in favor of Lender and its Affiliates pursuant to the Loan Documents or otherwise to secure the Obligations;
(b)
Liens for Taxes (excluding any Lien imposed pursuant to the provisions of ERISA) not yet due or being Properly Contested;
(c)
statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (i) payment in respect of such Liens is not yet due or is being Properly Contested and (ii) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the operation of such Borrower’s or such Subsidiary’s business;
(d)
Liens arising from the rendition, entry or issuance against any Borrower of any judgment not giving rise to an Event of Default and for so long as each such Lien is at all times junior in priority to any Liens in favor of Lender;
(e)
normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC, on payment items in the course of collections;
(f)
Liens consisting of pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, employment and unemployment insurance and other social security legislation or to secure the performance of letters of credit, bids, statutory obligations, surety and appeal bonds and other similar obligations;
(g)
easements, rights-of-way and similar encumbrances on Real Estate imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business and that are otherwise acceptable to Lender;
(h)
any Liens existing on the Closing Date and set forth on Schedule 7.2; provided, that such Lien shall not apply to any other Property of any Borrower or any Subsidiary;
(i)
Purchase Money Liens securing Permitted Purchase Money Debt;

(j)
Liens of Advantage securing the Advantage Subordinated Debt (and any Permitted Refinancing thereof) to the extent permitted by (and subject to) the Subordination Agreement (Tri-Party) and the Subordination Agreement (Advantage), including the pledge of Equity Interests of certain Loan Parties in favor of Advantage existing on the Closing Date;
(k)
Liens of the Kentucky NMTC Lender securing the Kentucky NTMC Debt to the extent permitted by (and subject to) the Subordination Agreement (Kentucky NMTC);
(l)
Leases, licenses, subleases or sublicenses of Property (other than Accounts, Inventory and Deposit Accounts) granted to others in the Ordinary Course of Business which do not (i) interfere in any material respect with the business of any Borrower or any Subsidiary or (ii) secure Indebtedness;
(m)
any interest or title of a lessor under any operating lease entered into in the Ordinary Course of Business covering only the assets so leased;
(n)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business; and
(o)
other Liens that are junior and subordinate in priority to the Liens of Lender and which do not secure Indebtedness for borrowed money or letters of credit, as to which the aggregate amount of the obligations secured thereby do not exceed $500,000 in the aggregate at any time outstanding, so long as, at the time of and after giving pro forma effect to the incurrence of the Indebtedness or other obligations secured by such Liens, no Default or Event of Default exists and Borrowers are in compliance with the financial covenants in Article VI hereof on a pro forma basis.
Section CCI.3.
Fundamental Changes.
(a)
No Loan Party will, and will not permit any of its Subsidiaries which are Loan Parties to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries which are Loan Parties (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall exist, (i) any Loan Party may merge with another Loan Party so long as, if any Borrower is a party to a merger, then a Borrower shall be the surviving Person, (ii) any Borrower may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any other Borrower or Borrowers, and (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Borrower.
(b)
No Loan Party will, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by Borrowers and Subsidiaries on the date hereof and businesses reasonably related thereto.
(c)
No Loan Party will complete any division or plan of division under Delaware law (and any such transaction will in all events be subject to the provisions of Section 1.4).
Section CCI.4.
Investments, Loans, Etc. No Borrower will, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person, except:

(a)
Investments (other than Permitted Investments) set forth on Schedule 7.4 (including Investments in Subsidiaries) to the extent existing on the Closing Date;
(b)
Permitted Investments;
(c)
Guarantees constituting Indebtedness permitted by Section 7.1;
(d)
Investments made by any Borrower in any other Borrower, and Investments made by any Subsidiary of a Borrower in any other Subsidiary of a Borrower that is a Loan Party;
(e)
loans or advances to employees, officers or directors of any Borrower or any Subsidiary in the Ordinary Course of Business of Borrower consistent with past practices not to exceed $100,000 in the aggregate outstanding at any time;
(f)
Investments received in connection with the disposition of assets permitted by Section 7.6;
(g)
Investments constituting deposits described in Section 7.2(f);
(h)
Hedging Agreements permitted by Section 7.10; and
(i)
other Investments not exceeding $500,000 in the aggregate at any time outstanding, so long as at the time of and after giving pro forma effect thereto, no Default or Event of Default exists and Borrowers are in compliance with the financial covenants in Article VI hereof on a pro forma basis.
Section CCI.5.
Restricted Payments. No Borrower will, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend or distribution (whether in cash or Property) on any of its Equity Interests or any class of its Equity Interests, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any Equity Interests, earn-out payments, or any options, warrants, or other rights to purchase such Equity Interests, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (i) dividends payable by a Borrower solely in shares of any class of its Equity Interests, (ii) Restricted Payments made by any Subsidiary to any Borrower or to another Subsidiary that is a Loan Party, (iii) so long as no Default or Event of Default exists and Loan Parties have sufficient working capital to pay their debts as they come due, Permitted Tax Distributions; provided that (x) as a condition precedent to any such payment, Borrower Agent shall deliver to Lender a letter from its tax accountants, in form and substance satisfactory to Lender, detailing the amount necessary to be applied to such holders of Equity Interests tax liabilities, which letter may relate to the estimated tax payments for the next succeeding four quarters, (y) such payment or distribution shall be limited to the amounts specified in such letter, and (z) after any redetermination of such Loan Party’s taxable income for such period, such Loan Party shall receive from each of its holders of Equity Interests a repayment of the aggregate amount (if any) by which any such distribution exceeded the allocable amount of such holders of Equity Interests actual tax liability; and (iv) other dividends and distributions so long as at the time of the making thereof and after giving pro forma effect thereto, (x) no Default or Event of Default shall exist or result therefrom, (y) Excess Availability shall not be less than $6,000,000 after giving effect thereto and (z) the Fixed Charge Coverage Ratio for the twelve (12) month period ending as of the last day of the immediately preceding calendar month shall, on a pro forma basis after giving effect to the making of such dividend or distribution as of the end of such calendar month, be equal to or greater than 1.4 to 1.0 (regardless of whether the Fixed Charge Coverage Ratio is required to be tested for such period).

Section CCI.6.
Sale of Assets. No Borrower will, and will not permit any of its Subsidiaries to, make or consummate any Asset Disposition, or, in the case of any Subsidiary, issue or sell any Equity Interests of such Subsidiary to any Person other than to a Borrower except:
(a)
so long as no Default or Event of Default exists, (i) the sale or other disposition for fair market value of obsolete or worn out Equipment or other Equipment (other than Eligible New Equipment) not necessary for operations disposed of in the Ordinary Course of Business of such Borrower, or such Subsidiary and (ii) the abandonment (including the lapse of intellectual property registrations) of Intellectual Property that such Borrower deems in its reasonable business judgment not useful to its business in the Ordinary Course of Business;
(b)
the sale of Inventory in the Ordinary Course of Business of such Borrower or such Subsidiary; and
(c)
so long as no Default or Event of Default exists, the sale or other disposition of assets other than Accounts, Inventory, and Eligible New Equipment and related Collateral in an aggregate amount not to exceed $750,000 in any Fiscal Year of Borrowers.
Section CCI.7.
Transactions with Affiliates. No Borrower will, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates (including, for the avoidance of doubt, any Excluded Subsidiary), except (a) in the Ordinary Course of Business of such Borrower or such Subsidiary at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Loan Parties to the extent expressly permitted by this Agreement, (c) transactions between a Loan Party, on one hand, and Danimer Scientific Manufacturing, Inc., a Delaware corporation, on the other hand, set forth on Schedule 7.7 as in existence on the Closing Date or to the extent such transactions are not materially less favorable to such Loan Party than as in existence on the Closing Date, in each case, subject to Section 7.1(g), and (d) any Restricted Payment permitted by Section 7.5.
Section CCI.8.
Restrictive Agreements. No Borrower will, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or Properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests, to make or repay loans or advances to any Borrower or any other Subsidiary, to guarantee Indebtedness of any Borrower or any other Subsidiary or to transfer any of its Property or assets to any Borrower or any Subsidiary of any Borrower; provided, that the foregoing shall not apply to restrictions or conditions imposed by (a) law, (b) the Kentucky IRB Documents as in effect on the Closing Date, (c)(i) this Agreement or any other Loan Documents, (ii) the Advantage Loan Documents, or (iii) the Kentucky NMTC Documents, in each case as in effect on the Closing Date or as amended to the extent permitted under the applicable intercreditor or subordination agreement related thereto, (d) customary provisions in leases and other contracts restricting the assignment thereof; or (e) restrictions or conditions imposed by any agreement relating to Indebtedness secured by a purchase money security interest permitted to be incurred by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.
Section CCI.9.
Sale and Leaseback Transactions. No Borrower will, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred other than (x) the Permitted Sale-Leaseback consummated prior to the Closing Date and (y) additional sale leaseback transactions within 365 days after the Closing Date with STORE Capital (or other third party acceptable to Lender) so long as such transactions relate only to Real Estate and not any personal Property of any Loan Party.

Section CCI.10.
Hedging Transactions. No Borrower will, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the Ordinary Course of Business of such Borrower or such Subsidiary to hedge or mitigate risks to which any Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, each Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which any Borrower or any Subsidiary is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Equity Interest or any Indebtedness or (ii) as a result of changes in the market value of any Equity Interest or any Indebtedness) is not a Hedging Transaction entered into in the Ordinary Course of Business to hedge or mitigate risks.
Section CCI.11.
Amendment to Material Documents. No Borrower will, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents, or (b) any Material Agreement in any manner adverse to Lender or to Borrowers’ ability to perform their obligations under the Loan Documents; provided, that to the extent such Material Agreement is related to Subordinated Debt subject to the terms of a Subordination Agreement, then such Material Agreement may not be amended, modified, or any term thereof waived unless and to the extent permitted in the applicable Subordination Agreement.
Section CCI.12.
Restrictions on Payment of Certain Debt

(a) No Borrower will, and will not permit any of its Subsidiaries to (i) prepay, redeem, repurchase or otherwise acquire for value any Subordinated Debt, or (ii) make any principal, interest or other payments on any Subordinated Debt that is not expressly permitted by the applicable Subordination Agreement.

(a)
No Borrower will, and will not permit any of its Subsidiaries to make any prepayment (whether voluntary or mandatory, or a prepayment, redemption, defeasance or acquisition) of any other Indebtedness (other than the Obligations) that does not constitute Subordinated Debt prior to its due date under the agreements evidencing such Indebtedness as in effect on the Closing Date.
Section .273.
Accounting Changes. No Loan Party will, and will not permit any of its Subsidiaries which are Loan Parties to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of any Loan Party or of any of its Subsidiaries which are Loan Parties.
Section .274.
Negative Pledge on Real Estate and Equity Interests. No Borrower will pledge, grant or permit to exist any Lien on or security interest in any of its Real Estate or its Equity Interests other than those in effect on the Closing Date permitted by Section 7.2.
Section .275.
Activities of Parent and PubCo Holding Companies. Neither Parent nor PubCo will, and no Borrower will permit or suffer Parent or PubCo to:
(a)
own, hold or acquire any assets, other than (i) Equity Interests in its Subsidiaries, including the Excluded Subsidiaries, and activities incidental thereto, (ii) Equity Interests of Parent or PubCo (by way of repurchase), (iii) cash and Cash Equivalents, and (iv) a leasehold interest in any Facility, including as lessee or sublessor;
(b)
incur any liabilities, other than (i) liabilities pursuant to (A) this Agreement and the other Loan Documents, (B) the Advantage Loan Documents (including liabilities in connection with the pledge of the Equity Interests in certain of its Subsidiaries and the granting of a mortgage on the real property located at 1301 Colquitt Drive, Bainbridge, GA) so long as such liabilities remain subject to the Subordination Agreement (Tri-Party) and the Subordination Agreement (Advantage), (C) the Kentucky NMTC Documents so long as such liabilities remain subject to the Subordination Agreement (Kentucky NMTC), (D) Intercompany Debt so long as such liabilities remain subject to the Subordination Agreement (Intercompany), (ii) liabilities of Parent under the disbursement agreement entered into with STORE Capital in connection with the Permitted Sale-Leaseback, (iii) liabilities of Parent as a guarantor of, and leverage lender under, the Excluded Subsidiary NMTC Transaction, including put and call rights associated with the winding down or early termination of such transaction, (iv) tax liabilities in the Ordinary Course of Business, (v) corporate, administrative and operating expenses in the Ordinary Course of business, including such expenses inherent in providing the services to Loan Parties contemplated under the Management Services Agreement and payments due in respect of the matter set forth on Schedule 7.15(b) and liabilities and other expenses of PubCo in connection with its listing on a national stock exchange, (vi) liabilities under the contracts retained by Parent and set forth on Exhibit D to that certain Contribution and Assignment Agreement dated March 13, 2019, between Parent, as contributor, and Holdings, as contributee, and other liabilities of Parent and PubCo listed on Schedule 7.15 hereto, and (vii) liabilities incidental or reasonably related to the activities expressly permitted by this Section 7.15, (E) liabilities and obligations incurred in connection with that certain Agreement and Plan of Merger by and among the Live Oak Acquisition Corp., a Delaware corporation, Green Merger Corp., Parent, Live Oak Sponsor Partners, LLC, as the Live Oak Representative, and John A. Dowdy, Jr., as the Shareholder Representative, dated as of October 3, 2020, as may be amended, restated, supplemented, or otherwise modified from time to time, (F) liabilities and obligations of Parent in connection with the Kentucky IRB, (G) liabilities and obligations of PubCo for unsecured indebtedness in an aggregate amount not to exceed $300,000,000 at any time outstanding, and (H) liabilities and obligations of PubCo, contingent or otherwise, in respect of warrants or other obligations to purchase, redeem, or otherwise acquire for value any common stock of PubCo to the extent such purchase, redemption or acquisition for value could not reasonably be expected to result in a Material Adverse Effect; or

(c)
conduct business operations or engage in any trade or business, other than each of Parent and PubCo may (i) pay taxes and engage in other administrative activities customary for a passive holding company (including legal, accounting, audit and other group administrative functions on behalf of or in connection with the PubCo being a public company, with ownership of Subsidiaries and services under the Management Services Agreement), (ii) hold meetings of its governing body and equity holders, prepare corporate and similar records and engage in other activities required to maintain its separate legal structure, (iii) employ the executive officers of Parent, PubCo and the Loan Parties, as applicable, under executive officer employment agreements, (iv) serve as a primary obligor or guarantor of the liabilities permitted pursuant to clause (b) immediately above, and (v) receive and holding proceeds of dividends and distributions permitted pursuant to Section 7.5 hereof and distributing the proceeds thereof to the extent permitted by Section 7.5;

provided, that PubCo and Parent may engage in other activities, incur other debt, and own other assets, in each case, agreed to by Borrower and Lender from time to time after the closing date (whether orally or in writing, and to the extent material, consented to in writing by Lender (including, without limitation, the formation of any Excluded Subsidiary) that are reasonably related to its holding company status and not otherwise inconsistent with the terms of this Agreement.

Article CCLXXIII

EVENTS OF DEFAULT
Section CCLXXIII.1.
Events of Default. Each of the following shall be an "Event of Default" if it occurs or exists for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)
Borrowers shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise); or

(b)
Borrowers shall fail to pay (i) any interest on any Loan, and Bank Product Obligations or Hedging Obligations owing to Lender or any Affiliate of Lender, or any fee, when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any other Obligation on the due date thereof; or
(c)
any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Lender by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall prove to be incorrect or misleading in any material respect when made or deemed made or submitted (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect or misleading in any respect); or
(d)
any Loan Party shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3 (with respect to Borrowers' existence), 5.5, 5.7, 5.8, 5.10, 5.11, 5.14, 5.15 or Articles VI or VII; or
(e)
(x) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of any Loan Party becomes aware of such failure, and (ii) notice thereof shall have been given to Borrower Agent by Lender; or (y) any Loan Party shall fail to observe or perform any covenant or agreement under the Security Agreement (including the guaranty of PubCo and Parent pursuant thereto) or any other Loan Document; or
(f)
any Loan Party or any Subsidiary of a Loan Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness (including the Advantage Subordinated Debt and the Kentucky NMTC Subordinated Debt and any Indebtedness of Parent or PubCo) that is outstanding, when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise) subject to any applicable cure period, or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness (including an "Event of Default" under and as defined in each of the Advantage Loan Agreement and the Kentucky QLICI Loan Agreement); or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed, purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or
(g)
any Loan Party or any Subsidiary of a Loan Party shall (i) commence an Insolvency Proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any part of its Property, (ii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Loan Party or any such Subsidiary or for any part of its assets, (iii) make a general assignment for the benefit of creditors, or an offer of settlement, extension or composition to its unsecured creditors generally, or a trustee is appointed to take possession of any of its Property or to operate any of its business, or (iv) take any action for the purpose of effecting any of the foregoing; or
(h)
an Insolvency Proceeding shall be commenced against a Loan Party or any Subsidiary of a Loan Party or an involuntary petition shall be filed seeking (i) liquidation,

reorganization or other relief in respect of any Loan Party or any Subsidiary of a Loan Party or its debts, or any part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Loan Party or any Subsidiary of a Loan Party or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of thirty (30) days after filing or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)
any Loan Party or any Subsidiary of a Loan Party shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due or cease to be Solvent; or
(j)
an ERISA Event occurs with respect to a Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Loan Party to a Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Plan or Multiemployer Plan; an Loan Party or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; or
(k)
any judgment or order for the payment of money in excess of $500,000 in the aggregate shall be rendered against any Loan Party or any Subsidiary of a Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Lien); or
(l)
any non-monetary judgment or order shall be rendered against any Loan Party or any Subsidiary of a Loan Party which could reasonably be expected to be materially adverse to Lender and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(m)
a Change in Control shall occur or exist; or
(n)
any provision of the Security Agreement, any Guaranty Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Security Agreement, any Guaranty Agreement or any other Loan Document; or
(o)
any Lien purported to be created under any Loan Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Loan Documents; or
(p)
any Loan Party is at any time subject to any criminal conviction or any criminal indictment that if such criminal indictment were determined adversely to the applicable Loan Party, could reasonably be expected to (A) result in a Material Adverse Effect; (B) result in a loss or seizure of any material part of the Collateral; or (C) adversely affect Lender's ability to realize upon a material part of the Collateral; or
(q)
any Person who was a Responsible Officer of any Loan Party on the Closing Date or at any time thereafter is criminally indicted or convicted for (i) a felony committed in the conduct of a Loan Party's business, or (ii) violating any state or federal law (including the

Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(r)
any attempt by Advantage, the Kentucky NMTC Lender, or any other holder of Subordinated Debt or any Loan Party to terminate or challenge in writing the validity of its respective obligations under the applicable Subordination Agreement (if any) or otherwise dispute the subordinated nature of its debt or Liens; or
(s)
any other event or circumstance occurs that has a Material Adverse Effect.
Section CCLXXIII.2.
Remedies Upon Event of Default. If an Event of Default described in Section 8.1(g) or (h) occurs, then to the extent permitted by applicable law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Lender or notice of any kind. In addition, or if any other Event of Default exists, Lender may in its discretion do any one or more of the following from time to time:
(a)
declare the Commitments and any obligation of Lender to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated; or reduce or condition any Commitment or adjust the Borrowing Base;
(b)
declare any Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;
(c)
require that Borrowers Cash Collateralize the LC Exposure (in an amount equal to 105% of the then outstanding amount thereof);
(d)
exercise all rights and remedies available to Lender under the Loan Documents, under applicable law, at equity or otherwise, including the rights and remedies of a secured creditor under the UCC;
(e)
notify Account Debtors or lessees of any Borrower that the Accounts have been assigned to Lender and that Lender has a security interest therein, collect them directly, and any collection costs and expenses therefor shall constitute Obligations hereunder;
(f)
take immediate possession of any Collateral, wherever located; require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties; and enter any premises where any of the Collateral may be located and keep and store the Collateral on said premises until sold (and if said premises are the Property of a Borrower, then such Borrower agrees not to charge Lender for storage thereof);
(g)
sell or otherwise dispose of all or any part of the Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sales, with such notice as may be required by applicable law, in lots or in bulk, for cash or on credit, all as Lender in its discretion may deem advisable; and Borrowers agree to any requirement of notice to Borrowers or any other Loan Party of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least ten (10) days prior thereto, and such sale may be at such locations as Lender may designate in said notice;
(h)
petition for and obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of any or all of the Collateral and business of Borrowers and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver; and

(i)
settle or adjust all disputes and claims directly with the Account Debtor and compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers in accordance with Section 9.3.

During the existence of an Event of Default, Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Loan Party or any other Person) any or all of each Borrower's Intellectual Property and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower's rights under all licenses and franchise agreements shall inure to Lender's benefit. The proceeds realized from any sale or other disposition of any Collateral may be applied, first to any expenses incurred by Lender and then to the remainder of the Obligations in such order of application as Lender may elect in its discretion, with Borrowers and the other Loan Parties remaining liable for any deficiency.

Section CCLXXIII.3.
Cumulative Rights; No Waiver. All covenants, conditions, warranties, guaranties, indemnities and other undertakings of Loan Parties in any of the Loan Documents shall be deemed cumulative, and Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, or other applicable law. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Default or Event of Default on one occasion shall be deemed to be a continuing waiver or applicable to any other occasion. No delay by Lender shall constitute a waiver, election or acquiescence by Lender in any failure by Loan Parties strictly to comply with their obligations under the Loan Documents.
Article CCLXXIV

MISCELLANEOUS
Section CCLXXIV.1.
Notices.
(a)
Written Notices.
(i)
Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To Borrowers:	c/o Danimer Scientific Holdings, LLC 140 Industrial Boulevard Bainbridge, Georgia 39817 Attention: Stephen E. Croskrey, CEO Email: croskrey@danimer.com

With a copy to (which shall not constitute notice):

Kane Kessler, P.C.

600 3rd Ave, 35th Floor

New York, New York 10016

Attention: Robert L. Lawrence and Aris Haigian

Email: rlawrence@kanekessler.com and ahaigian@kanekessler.com

Facsimile: 212-245-3009

To Lender:

Truist Bank

3333 Peachtree Road, N.E.

4th Floor

Atlanta, Georgia 30326

Attention: ABL Portfolio Manager

Email: Mark.Bohntinsky@Truist.com

With a copy to (which shall not constitute notice):

Truist Bank

4777 Sharon Road

Charlotte, North Carolina 28210

Attn: Mark Bohntinsky

Email: Mark.Bohntinsky@Truist.com

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to Lender shall not be effective until actually received by Lender at its address specified in this Section 9.1.

(ii)
Any agreement of Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrowers. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrowers to give such notice and Lender shall not have any liability to any Borrower or any other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrowers to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in any such telephonic or facsimile notice.
(b)
Electronic Communications.
(i)
Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by Lender, provided that the foregoing shall not apply to notices to Lender pursuant to Article II unless Lender has agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. Lender or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)
Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Section CCLXXIV.2.
Waiver; Amendments.
(a)
No failure or delay by Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing among any Loan Party (or all of them) and Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 9.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.
(b)
No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section CCLXXIV.3.
Expenses; Indemnification.
(a)
Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers also shall reimburse Lender for all legal, accounting, appraisal (to the extent set forth in Section 5.7 with respect to appraisals of Inventory), consulting, and other fees and expenses reasonably incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendments, modifications, or waivers of any provision thereof (whether or not the transaction contemplated in this Agreement and the other Loan Documents or in any future amendment, modification, or waiver shall be consummated); (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Lender's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; (c) subject to the limits of Section 5.7, any examination or appraisal with respect to any Loan Party or Collateral by Lender's personnel or a third party, (d) the enforcement or protection of its rights in connection with this

Agreement, including its rights under this section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (e) without limiting the foregoing, instituting, maintaining, preserving, enforcing and foreclosing on Lender’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Lender’s rights hereunder or under any Subordination Agreement, any deposit account control agreement, or mortgage, and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, (f) in defending or prosecuting any actions or proceedings arising out of or relating to Lender’s transactions with any Loan Party, Advantage, or any party to the Kentucky NMTC Transaction, or any other parties to an intercreditor or subordination agreement or any of their respective Affiliates, or (g) otherwise in connection with this Agreement and all other Loan Documents and any other related agreements, documents and instruments or any advice given to Lender with respect to its rights and obligations hereunder or thereunder. All legal, accounting and consulting fees shall be charged to Borrowers by Lender's professionals at their full hourly rates, regardless of any alternative fee arrangements that Lender or any of its Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Lender with a benefit (such as a discount, credit or accommodation for other matters) based on counsel's overall relationship with Lender, including fees paid hereunder. If, for any reason (including inaccurate reporting by any Borrower), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Lender an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.

(b)
Borrowers shall indemnify and defend Lender and each Related Party of Lender (each, an "Indemnitee") against, and hold each of them harmless from, any and all costs, losses, liabilities, penalties, claims, actions, judgments, suits, damages and related costs, expenses and disbursements, in each case, of any kind or nature whatsoever, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned by any Borrower or any Subsidiary or any Environmental Liability related in any way to any Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that no Borrower shall be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.
(c)
Borrowers shall pay, and hold Lender harmless from and against, any and all present and future stamp, documentary, and Other Taxes with respect to this Agreement and any other Loan Documents, any Collateral described therein, or any payments due thereunder, and save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes.
(d)
To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated therein, any Loan or the Letter of Credit or the use of proceeds thereof.

(e)
All amounts payable under this Section shall be due on demand.
Section CCLXXIV.4.
Successors and Assigns.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights hereunder without the prior written consent of Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void).
(b)
Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Exposure at the time owing to it); provided, that unless an Event of Default exists, the consent of Borrower Agent shall be required prior to such assignment by Lender (unless it is (x) to an Affiliate of Lender, (y) as a result of a merger or consolidation of Lender, or (z) to the Ex-Im Bank if required thereby, and such consent shall be deemed to have been given in the event Borrower Agent fails to deliver written objection to any proposed assignment within ten (10) Business Days after receipt of Lender's written request therefor. Upon the execution and delivery of an assignment agreement by Lender and such assignee and payment by such assignee of an amount equal to the purchase price agreed between Lender and such assignee, such assignee shall become a party to this Agreement and the other Loan Documents and shall have the rights and obligations of Lender under this Agreement, and Lender shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any such assignment hereunder, Lender, the assignee and Borrowers shall make appropriate arrangements to have new Notes issued to reflect such assignment.
(c)
Lender may at any time, without the consent of Borrowers, sell participations to one or more banks or other entities (a "Participant") in all or a portion of Lender's rights and obligations under this Agreement; provided, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between Lender and the Participant with respect to such participation shall provide that Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 2.14 to the same extent as if it were Lender hereunder and had acquired its interest by assignment pursuant to Section 9.4(b).
(d)
Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Notes to secure its obligations, including a pledge or assignment to a Federal Reserve Bank, without complying with this Section; provided, that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto. Further, nothing in this Agreement or any other Loan Document shall prohibit Lender from, at any time, without Borrowers' or any other Loan Party's consent, transferring all or any part of Lender's interests under this Agreement or any other Loan Document to the Ex-Im Bank.
Section CCLXXIV.5.
Governing Law; Jurisdiction; Consent to Service of Process.
(a)
This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

(b)
Each Borrower hereby irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the United States District Court for the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in Georgia state court or, to the extent permitted by applicable law, such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its Properties in the courts of any jurisdiction.
(c)
Each Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in Section 9.5(b) and brought in any court referred to in Section 9.5(b). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section CCLXXIV.6.
WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section CCLXXIV.7.
Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Lender shall have the right, at any time or from time to time, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of any Borrower at any time held or other obligations at any time owing by Lender to or for the credit or the account of any Borrower against any and all Obligations, irrespective of whether Lender shall have made demand hereunder and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower Agent after any such set-off and any application made by Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
Section CCLXXIV.8.
Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents and any separate letter agreement(s) at any time relating to any fees payable to Lender constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

Section CCLXXIV.9.
Survival. All covenants, agreements, representations and warranties made by each Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.17, and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans.
Section CCLXXIV.10.
Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section CCLXXIV.11.
Confidentiality. Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by any Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of Lender, including accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to Lender or any Related Party of Lender on a nonconfidential basis from a source other than a Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 9.11, to any actual or prospective assignee or Participant, or (vii) with the consent of Borrower Agent. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. Notwithstanding the foregoing, each Borrower hereby consents to Lender publishing "tombstones" and similar marketing materials relating to the financing transactions contemplated by this Agreement.
Section CCLXXIV.12.
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by Lender.
Section CCLXXIV.13.
Waiver of Effect of Corporate Seal. Each Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered by each Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section CCLXXIV.14.
Power of Attorney. Each Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender’s officers, employees or agents designated by Lender), with full power of substitution, as such Borrower’s true and lawful attorney, in such Borrower’s or Lender’s name: (a) to endorse such Borrower’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender’s possession; (b) during the existence of an Event of Default, to sign such Borrower’s name on drafts against Account Debtors, on schedules and assignments of Accounts, on notices to Account Debtors and on any Account invoice or bill of lading; (c) during the existence of an Event of Default, to take all action necessary to settle, collect, and apply against the Obligations any refund of insurance premiums or any insurance proceeds payable to any Loan Party on account of any Loss or otherwise; (d) to send requests for verification of Accounts, and to contact Account Debtors in any other manner to verify the Accounts; (e) during the existence of an Event of Default and upon notice to Borrower Agent, to notify the post office authorities to change the address for delivery of such Borrower’s mail to any address designated by Lender, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower; and (f) during the existence of an Event of Default, to do all other things necessary to carry out this Agreement. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as any Obligations are outstanding. Each Borrower ratifies and approves all acts of the attorney. Neither Lender nor its employees, officers, or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except for gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment.
Section CCLXXIV.15.
Performance of Borrowers' Obligations. If Borrowers shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Lender may, in its discretion at any time, for Borrowers' account and at Borrowers' expense, pay any amount or do any act required of any Borrower hereunder or under any of the other Loan Documents or otherwise lawfully requested by Lender. All costs and expenses incurred by Lender in connection with the taking of any such action shall be reimbursed to Lender by Borrowers on demand and shall bear interest at the Default Rate from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by Lender under this Section 9.15 shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and without prejudice to Lender’s right to proceed thereafter as provided herein or in any of the other Loan Documents.
Section CCLXXIV.16.
Further Assurances. Each Borrower agrees to take such further actions as Lender shall request from time to time in connection herewith to evidence or give effect to this Agreement and the other Loan Documents and any of the transactions contemplated hereby. Promptly after Lender’s request therefor, each Borrower shall execute or cause to be executed and delivered to Lender such instruments, assignments, title certificates, or other documents as are necessary under the UCC or other applicable law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Lender’s Liens upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Each Borrower also agrees to provide to Lender, from time to time upon request, evidence reasonably satisfactory to Lender as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.
Section CCLXXIV.17.
Waiver of Certain Rights. To the fullest extent permitted by applicable law, each Borrower hereby knowingly, intentionally and intelligently waives (with the benefit of advice of legal counsel of its own choosing): (i) the right to trial by jury (which Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of, related to or based in any way upon any of the Loan Documents, the Obligations or the Collateral; (ii) any claim against Lender on any theory of liability, for special, indirect, consequential, exemplary or punitive damages arising out of, in connection with, or as a result of any of the Loan Documents, any transaction thereunder, the enforcement of any remedies by Lender or the use of any proceeds of any Loans; and (iii) notice of acceptance of this Agreement by Lender.

Section CCLXXIV.18.
Patriot Act. Lender hereby notifies each Loan Party that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Borrower in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.
Section CCLXXIV.19.
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by Lender are arm’s-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Lender, on the other hand, (B) each of Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrowers and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) Lender has no obligation to Borrowers, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers, the other Loan Parties and their respective Affiliates, and Lender has no obligation to disclose any of such interests to Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWERS:
DANIMER SCIENTIFIC HOLDINGS, LLC, a Delaware limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]
MEREDIAN, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
MEREDIAN BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC, L.L.C., a Georgia limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]

[Signatures continued on following pages.]

DANIMER BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC KENTUCKY, INC., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]

[Signatures continued on following page.]

LENDER:
TRUIST BANK By: /s/ Mark Bohntinsky Name: Mark Bohntinsky Title: Managing Director

GUARANTY AND SECURITY AGREEMENT

dated as of April 29, 2021

made by

Danimer Scientific Holdings, LLC,

a Delaware limited liability company,

Meredian, Inc.,

a Georgia corporation,

Meredian Bioplastics, Inc.,

a Georgia corporation,

Danimer Scientific, L.L.C.,

a Georgia limited liability company,

Danimer Bioplastics, Inc.,

a Georgia corporation, and

Danimer Scientific Kentucky, Inc.,

a Delaware corporation,

as Borrowers,

DANIMER SCIENTIFIC, INC.,
a Delaware corporation, and

MEREDIAN HOLDINGS GROUP, INC.,
a Delaware corporation,

as Guarantors,

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

TRUIST BANK,

as Lender

ARTICLE I DEFINITIONS 1

Section 1.1. Definitions. 1

Section 1.2. Other Definitional Provisions; References 4

ARTICLE II GUARANTEE 4

Section 2.1. Guarantee. 4

Section 2.2. Payments 6

ARTICLE III GRANT OF SECURITY INTEREST 6

Section 3.1. Grant of Security Interest 6

Section 3.2. [Intentionally Omitted] 8

Section 3.3. Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles 8

ARTICLE IV ACKNOWLEDGMENTS, WAIVERS AND CONSENTS 8

Section 4.1. Acknowledgments, Waivers and Consents 8

Section 4.2. No Subrogation, Contribution or Reimbursement 10

ARTICLE V REPRESENTATIONS AND WARRANTIES 11

Section 5.1. Confirmation of Representations in Credit Agreement 11

Section 5.2. Benefit to the Guarantors 11

Section 5.3. Promissory Notes 11

Section 5.4. First Priority Liens 11

Section 5.5. Legal Name, Organizational Status, Chief Executive Office 11

Section 5.6. Prior Names, Prior Chief Executive Offices 12

Section 5.7. Goods 12

Section 5.8. Chattel Paper 12

Section 5.9. Truth of Information 12

Section 5.10. Accounts 12

Section 5.11. Governmental Obligors 12

Section 5.12. Copyrights, Patents and Trademarks 12

Section 5.13. Vehicles 12

Section 5.14. Commercial Tort Claims 12

Section 5.15. Letter-of-Credit Rights 13

ARTICLE VI COVENANTS 13

Section 6.1. Covenants in Credit Agreement 13

Section 6.2. Maintenance of Perfected Security Interest; Further Documentation 13

Section 6.3. Maintenance of Records 14

Section 6.4. Right of Inspection 14

Section 6.5. Further Identification of Collateral 14

Section 6.6. Changes in Names, Locations 14

Section 6.7. Compliance with Contractual Obligations 15

Section 6.8. Limitations on Dispositions of Collateral 15

Section 6.9. [Intentionally Omitted] 15

Section 6.10. Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts 15

Section 6.11. Analysis of Accounts 15

Section 6.12. Instruments and Tangible Chattel Paper 15

Section 6.13. Copyrights, Patents and Trademarks 16

Section 6.14. Vehicles 17

Section 6.15. Commercial Tort Claims 17

ARTICLE VII REMEDIAL PROVISIONS 17

Section 7.1. [Intentionally Omitted] 17

Section 7.2. Collections on Accounts 17

Section 7.3. Proceeds 18

Section 7.4. UCC and Other Remedies 18

Section 7.6. Waiver; Deficiency 19

Section 7.7. Non-Judicial Enforcement 19

ARTICLE VIII LENDER 19

Section 8.1. Lender's Appointment as Attorney-in-Fact 19

Section 8.2. Duty of Lender 21

Section 8.3. Filing of Financing Statements 21

Section 8.4. Authority of Lender 21

ARTICLE IX SUBORDINATION OF INDEBTEDNESS 22

Section 9.1. Subordination of All Guarantor Claims 22

Section 9.2. Claims in Bankruptcy 22

Section 9.3. Payments Held in Trust 22

Section 9.4. Liens Subordinate 22

Section 9.5. Notation of Records 23

ARTICLE X MISCELLANEOUS 23

Section 10.1. Waiver 23

Section 10.2. Notices 23

Section 10.3. Payment of Expenses, Indemnities 23

Section 10.4. Amendments in Writing 24

Section 10.5. Successors and Assigns 24

Section 10.6. Severability 24

Section 10.7. Counterparts 24

Section 10.8. Survival 24

Section 10.9. Captions 24

Section 10.10. No Oral Agreements 24

Section 10.11. Governing Law; Submission to Jurisdiction 25

Section 10.12. WAIVER OF JURY TRIAL 25

Section 10.13. Acknowledgments 25

Section 10.14. Additional Grantors 26

Section 10.15. Set-Off 26

Section 10.16. Releases 27

Section 10.17. Reinstatement 27

Section 10.18. Acceptance 27

Section 10.19. Keepwell 27

Schedules

Schedule 1 - Notice Addresses

Schedule 2 - Promissory Notes

Schedule 3 - Filings and Other Actions Required to Perfect Security Interests

Schedule 4 - Legal Name, Organizational Status, Chief Executive Office

Schedule 5 - Prior Names and Prior Chief Executive Offices

Schedule 6 - Patents and Patent Licenses

Schedule 7 - Trademarks and Trademark Licenses

Schedule 8 - Copyrights and Copyright Licenses

Schedule 9 - Vehicles

Schedule 10 - Commercial Tort Claims

Schedule 11 - Letter-of-Credit Rights

Annexes

Annex I - Form of Joinder Agreement

Annex II - Form of Intellectual Property Security Agreement

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT, dated as of April 29, 2021, is made by Danimer Scientific Holdings, LLC, a Delaware limited liability company, Meredian, Inc., a Georgia corporation, Meredian Bioplastics, Inc., a Georgia corporation, Danimer Scientific, L.L.C., a Georgia limited liability company, Danimer Bioplastics, Inc., a Georgia corporation, and Danimer Scientific Kentucky, Inc., a Delaware corporation (individually, a "Borrower" and collectively, the "Borrowers"), and DANIMER SCIENTIFIC, INC., a Delaware corporation ("PubCo"), and MEREDIAN HOLDINGS GROUP, INC., a Delaware corporation ("Parent"; Parent and PubCo, together with Borrowers and with any other Subsidiary of PubCo that becomes a party hereto from time to time after the date hereof, each, a "Grantor" and, collectively, the "Grantors"), in favor of TRUIST BANK, as Lender under (and as defined in) the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrowers are entering into that certain Revolving Credit Agreement dated as of the date hereof, by and among the Borrowers and Lender providing for revolving credit, letter of credit and certain other facilities (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, it is a condition precedent to the obligations of Lender under the Loan Documents that the Grantors enter into this Agreement, pursuant to which (a) Guarantors shall guaranty all Obligations of the Borrowers and (b) the Grantors (other than PubCo and Parent) shall grant Liens on all of their personal property to Lender to secure their respective Obligations;

NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Credit Agreement and make extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with Lender as follows:

Article CCLXXV

DEFINITIONS
Section CCLXXV.1.
Definitions.
(a)
Each term defined above shall have the meaning set forth above for all purposes of this Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, and the terms "Account Debtor", "Account", "Chattel Paper", "Commercial Tort Claim", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Financial Asset", "Fixture", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds", "Securities Account", "Security", "Supporting Obligation", and "Tangible Chattel Paper" shall have the meanings assigned to such terms in the UCC as in effect on the date hereof.
(b)
The following terms shall have the following meanings:

"Agreement" shall mean this Guaranty and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

"Collateral" shall have the meaning set forth in Section 3.1.

"Copyright Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Copyrights (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 8.

"Copyrights" shall mean, collectively, with respect to each Grantor, all copyrights, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any copyrights, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 8.

"Excluded Property" shall mean (i) Excluded Deposit Accounts so long as such Deposit Accounts are used solely for the purposes set forth on Schedule 5.11 of the Credit Agreement and do not at any time receive or contain any proceeds of any Collateral, (ii) voting Equity Interests of any Foreign Subsidiary, solely to the extent that (A) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary, and (B) pledging more than 65% of the total outstanding voting Equity Interests of such Foreign Subsidiary would result in material adverse tax consequences to the Grantors or any other Loan Parties, (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Lender’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of this clause (iii) shall in no way be construed to limit, impair, or otherwise affect any of the Lender’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests), (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (v) any assets identified in writing by Lender (which writing shall expressly reference this Guaranty and Security Agreement and this definition) where the Lender determines in its sole discretion that the costs of obtaining or perfecting a security interest in such assets is excessive in relation to the value of the security afforded thereby, (vi) any interest in any Real Estate or Fixtures held by any Grantor; (vii) any shares of the capital stock of any Grantor held as treasury stock; and (viii) motor vehicles so long as and to the extent that such motor vehicles are subject to purchase money financing or finance lease obligations as a result of which the related creditor has an encumbrance noted on the certificate of title; provided that "Excluded Property" shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

"Guaranteed Obligations" shall have the meaning set forth in Section 2.1(a).

"Guarantors" shall mean, collectively, (i) each Grantor other than the Borrowers (including PubCo and Parent) and (ii) each other guarantor of the obligations of Borrowers to Lender from time to time.

"Monetary Obligation" shall mean a monetary obligation secured by Goods or owed under a lease of Goods and includes a monetary obligation with respect to software used in Goods.

"Note" shall mean (i) an instrument that evidences a promise to pay a Monetary Obligation and (ii) any other instrument within the description of "promissory note" as defined in Article 9 of the UCC.

"Parent" shall have the meaning set forth in the preamble to this Agreement.

"Patent Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 6.

"Patents" shall mean, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States, any State thereof or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 6.

"PubCo" shall have the meaning set forth in the preamble to this Agreement.

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

"Secured Obligations" shall have the meaning set forth in Section 3.1.

"Secured Parties" shall mean Lender and Affiliates of Lender that provide Bank Product Obligations or Hedging Obligations to any Loan Party.

"Securities Act" shall mean the Securities Act of 1933, as amended and in effect from time to time.

"Trademark Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Trademarks (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 7.

"Trademarks" shall mean, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 7.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

"Vehicles" shall mean all vehicles covered by a certificate of title law of any state and, in any event, shall include the vehicles listed on Schedule 9 and all tires and other appurtenances to any of the foregoing.

Section CCLXXV.2.
Other Definitional Provisions; References. The definition of terms and use of defined terms herein shall apply equally to the singular and plural forms of the terms so defined or used. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof. The additional provisions of Section 1.3 of the Credit Agreement shall apply equally hereto as if set forth herein.

Article CCLXXVI

GUARANTEE
Section CCLXXVI.1.
Guarantee.
(a)
Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations of the Borrowers and the other Loan Parties, including (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to Lender and any of Lender's Related Parties under the Credit Agreement and the other Loan Documents; (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; (iii) the due and punctual payment of all Bank Product Obligations of any other Loan Party; and (iv) the due and punctual payment and performance of all Hedging Obligations owed by any other Loan Party to Lender or its Affiliates (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) being collectively called the "Guaranteed Obligations"); provided, however, that in no event shall "Guaranteed Obligations" of any Guarantor include any Excluded Swap Obligation of such Guarantor. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.
(b)
Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Lender or any Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of Lender or any Secured Party in favor of the Borrowers or any other Guarantor.
(c)
It is the intent of each Guarantor and Lender that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:

(i)
in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the "Bankruptcy Code"), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to Lender or the Secured Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)
in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(iii)
in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the "Avoidance Provisions." To the extent set forth in clauses (i), (ii) and (iii) of this subsection, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

This subsection is intended solely to preserve the rights of Lender and the Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Grantors nor any other Person shall have any right or claim under this subsection as against Lender or any Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.

(d)
Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article shall remain in full force and effect until all Guaranteed Obligations are irrevocably satisfied in full and all Commitments have been irrevocably terminated, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.
Section CCLXXVI.2.
Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to Lender without set-off or counterclaim in U.S. dollars at the office of Lender specified pursuant to the Credit Agreement.

Article CCLXXVII

GRANT OF SECURITY INTEREST
Section CCLXXVII.1.
Grant of Security Interest. Each Grantor (other than PubCo and Parent) hereby pledges, assigns and transfers to Lender, and grants to Lender, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor (other than PubCo and Parent) or in which such Grantor (other than PubCo and Parent) now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the "Secured Obligations"):
(a)
all Accounts and Chattel Paper, including Tangible Chattel Paper and Electronic Chattel Paper;
(b)
all Copyrights and Copyright Licenses;
(c)
all Commercial Tort Claims;
(d)
all contracts and rights thereunder, including customer contracts, invoices, purchase orders, export orders, and supply contracts;
(e)
all Deposit Accounts, Commodity Accounts, and Securities Accounts, and all cash and cash equivalents;
(f)
all Documents;
(g)
all General Intangibles, including Payment Intangibles, customer lists, insurance policies (including business interruption insurance) and proceeds thereof, and tax refunds;
(h)
all Goods, including all Inventory, all Equipment and all Fixtures;
(i)
all Instruments;
(j)
all Investment Property;
(k)
all Letter-of-Credit Rights and letters of credit;
(l)
all Notes and all intercompany obligations between the Loan Parties and other Subsidiaries of PubCo (whether or not a Loan Party), including the Excluded Subsidiary;
(m)
all Patents and Patent Licenses;
(n)
all Trademarks and Trademark Licenses;
(o)
all Vehicles;
(p)
all books and records, Supporting Obligations and related letters of credit or other claims and causes of action, in each case to the extent pertaining to the Collateral; and
(q)
all substitutions, replacements, accessions, products and other Proceeds (including insurance proceeds and products, dividends and distributions, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, and all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing;

provided, that, (i) notwithstanding the foregoing, in no event shall "Secured Obligations" include any Excluded Swap Obligations of any Guarantor, (ii) notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property, and, to the extent that any Collateral later becomes Excluded Property, the Lien granted hereunder will automatically be deemed to have been released and (iii) if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein.

For the avoidance of doubt, the parties hereto acknowledge that each of PubCo and Parent is an unsecured Guarantor hereunder and no covenant, representation, or other provision in this Agreement or any other Loan Document relating to the Collateral that is applicable to a Grantor shall be binding on PubCo or Parent unless and to the extent that such provision specifically references PubCo or Parent as being bound thereby.

Section CCLXXVII.2.
[Intentionally Omitted].
Section CCLXXVII.3.
Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither Lender nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible pursuant hereto, nor shall Lender or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
Article CCLXXVIII

ACKNOWLEDGMENTS, WAIVERS AND CONSENTS
Section CCLXXVIII.1.
Acknowledgments, Waivers and Consents.
(a)
Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, obligations of Persons other than such Grantor and that such Grantor's guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder (including with respect to each Guarantor the guarantee made by it herein and, with respect to each Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of Lender and the other Secured Parties under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:

(i)
notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by Lender or any other Secured Party may be rescinded by Lender or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, Lender or any other Secured Party; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented or terminated, in whole or in part, as Lender (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) any Borrower, any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by Lender or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and
(ii)
regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Lender or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Lender or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of Lender or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Secured Obligations; (E) any failure of Lender or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor's liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of any Borrower for the Obligations, or of such Guarantor under the guarantee contained in Article II, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.
(b)
Each Grantor hereby waives to the extent permitted by law (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Secured Obligations, or notice of or proof of reliance by Lender or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the

Secured Obligations owed to Lender or any other Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to any Borrower need be given to any Grantor, and all dealings between any Borrower or Borrowers and any of the Grantors, on the one hand, and Lender and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor's liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)
When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Lender or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Lender or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender or any other Secured Party against any Grantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. Neither Lender nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.
Section CCLXXVIII.2.
No Subrogation, Contribution or Reimbursement. Until all Secured Obligations are irrevocably satisfied in full and all commitments of each Secured Party under the Credit Agreement or any other Loan Document have been irrevocably terminated, notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by Lender or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of Lender or any other Secured Party against the Borrowers or any other Grantor or any collateral security or guarantee or right of offset held by Lender or any other Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrowers or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any or all such rights of subrogation, reimbursement, indemnity and contribution. Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Borrowers or any other Grantor or against any collateral or security or guarantee or right of offset held by Lender or any other Secured Party shall be junior and subordinate to any rights Lender and the other Secured Parties may have against the Borrowers and such Grantor and to all right, title and interest Lender and the other Secured Parties may have in such collateral or security or guarantee or right of offset. Lender, for the benefit of the Secured Parties, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

Article CCLXXIX

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Credit Agreement and the other Loan Documents and to induce Lender and its Affiliates to enter into Hedging Obligations and Bank Product Obligations with the Grantors, each Grantor represents and warrants to Lender and each other Secured Party as follows:

Section CCLXXIX.1.
Confirmation of Representations in Credit Agreement. Each Grantor represents and warrants to the Secured Parties that the representations and warranties set forth in Article IV of the Credit Agreement as they relate to such Grantor (in its capacity as PubCo, Parent, a Loan Party or a Subsidiary of a Borrower or PubCo, as the case may be) or to the Loan Documents to which such Grantor is a party are true and correct in all material respects (without duplication of any materiality qualifier therein); provided that each reference in each such representation and warranty to the Borrowers’ knowledge shall, for the purposes of this Section, be deemed to be a reference to such Grantor's knowledge.
Section CCLXXIX.2.
Benefit to the Guarantors. As of the Closing Date, each of the Borrowers is a member of an affiliated group of companies that includes each Guarantor, and the Borrowers and the Guarantors are engaged in related businesses permitted pursuant to Section 5.3 of the Credit Agreement. Each Guarantor is a parent holding company or Subsidiary of the Borrowers, and the guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrowers.
Section CCLXXIX.3.
Promissory Notes. Schedule 2 correctly sets forth all promissory notes held by each Grantor (other than PubCo and Parent) and all intercompany notes between the Grantors, in each case as of the Closing Date.
Section CCLXXIX.4.
First Priority Liens. The Liens and security interests granted pursuant to this Agreement by the Grantors (other than PubCo and Parent) (a) upon completion of the filings and other actions set forth on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule have been delivered to Lender in completed and duly executed form) will constitute valid perfected Liens on, and security interests in, all of the Collateral in favor of Lender, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the Closing Date, except for Liens expressly permitted under Section 7.2 of the Credit Agreement that have priority over the Liens on the Collateral by operation of law.
Section CCLXXIX.5.
Legal Name, Organizational Status, Locations of Collateral. On the Closing Date, the correct legal name of such Grantor, such Grantor's jurisdiction of organization, organizational identification number, federal (and, if applicable, state) taxpayer identification number and the location of such Grantor's chief executive office or principal place of business are specified on Schedule 4. Additionally, all locations of any Collateral as of the Closing Date are set forth on Schedule 4.
Section CCLXXIX.6.
Prior Names, Prior Chief Executive Offices. Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 5.5).
Section CCLXXIX.7.
Goods. No portion of the Collateral constituting Goods with an aggregate value of $100,000 or more is at any time in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.
Section CCLXXIX.8.
Chattel Paper. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than Lender, and the grant of a security interest in such Collateral in favor of Lender hereunder does not violate the rights of any other Person as a secured party.

Section CCLXXIX.9.
Truth of Information. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to Lender or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to Lender or any other Secured Party, is and will be true and correct in all material respects as of the date furnished.
Section CCLXXIX.10.
Accounts. The amount represented by such Grantor to Lender and the other Secured Parties from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder. The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral is 140 Industrial Boulevard, Bainbridge, Georgia.
Section CCLXXIX.11.
Governmental Obligors. None of the Account Debtors on such Grantor's Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority, except to the extent such Accounts, Chattel Paper or Payment Intangibles have an aggregate value of less than $50,000.
Section CCLXXIX.12.
Copyrights, Patents and Trademarks. Schedule 6 correctly sets forth all Patents and Patent Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 7 correctly sets forth all Trademarks and Trademark Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 8 correctly sets forth all Copyrights and Copyright Licenses owned by such Grantor in its own name as of the Closing Date. To the best of each such Grantor's knowledge, each Patent and Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned. Except as set forth in any such Schedule as of the Closing Date with respect to outbound Intellectual Property licenses and at all times with respect to inbound Intellectual Property Licenses that in any way relate to Grantors’ Inventory or Accounts Receivable, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright.
Section CCLXXIX.13.
Vehicles. All Vehicles owned by such Grantor as of the Closing Date that are not encumbered by Liens expressly permitted under Section 7.2 of the Credit Agreement are set forth on Schedule 9.
Section CCLXXIX.14.
Commercial Tort Claims. Schedule 10 correctly sets forth all Commercial Tort Claims of such Grantor in existence as of the Closing Date.
Section CCLXXIX.15.
Letter-of-Credit Rights. Schedule 11 correctly sets forth all letters of credit under which such Grantor is named as the beneficiary in existence as of the Closing Date.
Article CCLXXX

COVENANTS

Each Grantor (other than PubCo and Parent for purposes of this Section 6, except with respect to any specific reference to Guarantors or PubCo or Parent (or both of them) hereinbelow) covenants and agrees with Lender and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and all Commitments shall have been terminated:

Section CCLXXX.1.
Covenants in Credit Agreement; Future Guarantors. (a) In the case of each Guarantor (including PubCo and Parent), such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

(b) Guarantors and each other Grantor shall cause each future shareholder, owner, or equity holding company that at any time, directly or indirectly, holds or owns any Equity Interests of Guarantors (other than PubCo for so long as it is a public company) or any other Grantor, within thirty (30) days after such Person becomes the holder or owner of such Equity Interests, to guarantee the Obligations of Borrowers in favor of Lender to the same extent that Guarantors has provided an unsecured guarantee of the Obligations and other Guaranteed Obligations hereunder promptly upon any such Person becoming the holder or owner of such Equity Interests and shall deliver to Lender such guaranty agreements, joinders, certificates, and other agreements and legal and business diligence as may be reasonably required by Lender in connection therewith.

Section CCLXXX.2.
Maintenance of Perfected Security Interest; Further Documentation.
(a)
Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.4 and shall defend such security interest against the claims and demands of all Persons whomsoever, except with respect to Liens expressly permitted under Section 7.2 of the Credit Agreement.
(b)
At any time and from time to time, upon the request of Lender or any other Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as Lender may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable Lender or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.
(c)
Without limiting the obligations of the Grantors under subsection (b) of this Section, (i) upon the request of Lender or any other Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by Lender) requested by Lender to cause Lender to (A) have "control" (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property, or Letter-of-Credit Rights, including executing and delivering any agreements, in form and substance satisfactory to Lender, with securities intermediaries, issuers or other Persons in order to establish "control", and each Grantor shall promptly notify Lender and the other Secured Parties of such Grantor's acquisition of any such Collateral, and (B) be a "protected purchaser" (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral in excess of $50,000, other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or Lender, such Grantor shall obtain written acknowledgment that such Person holds possession for Lender's benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to Lender and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by Lender or any other Secured Party) necessary or requested by Lender to cause Lender to have a perfected security interest in such Collateral under applicable law.

(d)
This Section and the obligations imposed on each Grantor by this Section shall be interpreted as broadly as possible in favor of Lender and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.
Section CCLXXX.3.
Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts comprising any part of the Collateral. For Lender's and the other Secured Parties' further security, Lender, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor's books and records pertaining to the Collateral.
Section CCLXXX.4.
Right of Inspection. Upon request (with reasonable notice, unless an Event of Default has occurred and is continuing), Lender and the other Secured Parties and their respective representatives shall at all reasonable times and with reasonable frequency, have full and free access during normal business hours to all the books, correspondence and records of such Grantor (including PubCo and Parent), and Lender and the other Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof and shall upon request (with reasonable notice, unless an Event of Default has occurred and is continuing) at all reasonable times, and with reasonable frequency, during normal business hours also have the right to enter into and upon any premises where any of the Collateral (including Inventory or Equipment) is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, and such Grantor (including PubCo and Parent) agrees to render to Lender and the other Secured Parties and their respective representatives, at such Grantor's sole cost and expense, such clerical and other assistance as may be reasonably requested with regard to any of the foregoing. Lender and the other Secured Parties shall be bound by the provisions of Section 9.11 of the Credit Agreement with respect to information obtained pursuant to this Section.
Section CCLXXX.5.
Further Identification of Collateral. Such Grantor will furnish to Lender and the other Secured Parties from time to time, at such Grantor's sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.
Section CCLXXX.6.
Changes in Names, Locations. Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized. Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its legal name, identity or corporate, limited liability company, or limited partnership structure or (ii) any change to (A) the identity of any warehouseman, common carrier, other third party transporter, bailee or any agent or processor in possession or control of any Collateral or (B) such Grantor's jurisdiction of organization, in each case, unless (x) such Grantor shall otherwise be in compliance with Section 7.3 of the Credit Agreement and (y) Lender shall have provided its prior written consent to such change(s), which consent may be withheld or conditioned upon such Grantor's having taken all action reasonably requested by Lender or any other Secured Party for the purpose of maintaining the perfection and priority of Lender's security interests under this Agreement. In any notice furnished pursuant to this Section, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Lender's security interest in the Collateral. Upon any change of its name or jurisdiction of organization, each of PubCo and Parent will notify Lender thereof and will promptly thereafter reaffirm its obligations hereunder and under any other Loan Document to which it is a party in a manner reasonably acceptable to Lender.
Section CCLXXX.7.
Compliance with Contractual Obligations. Such Grantor shall use commercially reasonable efforts to perform and comply in all material respects with all of its contractual obligations relating to the Collateral.
Section CCLXXX.8.
Limitations on Dispositions of Collateral. Lender and the other Secured Parties do not authorize the Grantors to, and each Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by the Credit Agreement.

Section CCLXXX.9.
No Commingling. No Grantor will commingle any of its funds or assets (including Inventory, Equipment, cash, and cash equivalents) with those of Guarantors, any Excluded Subsidiary or any other non-Loan Party. All Inventory, Eligible New Equipment, and other Goods of the Grantors shall at all times be (a) kept segregated from the Inventory, Eligible New Equipment, and other Goods of the Excluded Subsidiary at any time located at the same premises and (b) readily identifiable and conspicuously marked to indicate the ownership of such Inventory, Eligible New Equipment, or Goods.
Section CCLXXX.10.
Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral (other than any right of termination), in each case except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section CCLXXX.11.
Analysis of Accounts. Lender shall have the right at any time and from time to time upon reasonable prior notice, and with reasonable frequency, to make test verifications of the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor's sole cost and expense, shall furnish all such assistance and information as Lender may require in connection therewith. At any time and from time to time, and with reasonable frequency, upon Lender's request and at the expense of each Grantor, such Grantor shall furnish to Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, including all original orders, invoices and shipping receipts.
Section CCLXXX.12.
Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper and the value of such Instruments and Tangible Chattel Paper in the aggregate is $100,000 or more, each such Instrument or Tangible Chattel Paper, shall be delivered to Lender as soon as practicable, duly endorsed in a manner satisfactory to Lender to be held as Collateral pursuant to this Agreement.
Section CCLXXX.13.
Copyrights, Patents and Trademarks.
(a)
Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is immaterial, (i) maintain as in the past the quality of services offered under such Trademark, (ii) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any Trademark may become invalidated.
(b)
Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Patent may become abandoned or dedicated.

(c)
Such Grantor will not, except with respect to any Copyright that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Copyright may become abandoned or dedicated.
(d)
Such Grantor will notify Lender and the other Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.
(e)
Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to Lender and the other Secured Parties within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of Lender, such Grantor shall execute and deliver an Intellectual Property Security Agreement substantially in the form of Annex II, and any and all other agreements, instruments, documents, and papers as Lender may request to evidence Lender's and the other Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes Lender its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full and the Commitments are terminated; provided, that Lender shall not exercise the foregoing constitution of Lender as such Grantor’s attorney-in-fact for the purposes in this clause (e) unless and until an Event of Default shall have occurred and be continuing.
(f)
Such Grantor will take all commercially reasonable and all necessary steps, including in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Copyrights, Patents and Trademarks which is material to the Grantors, including filing of applications for renewal, affidavits of use and affidavits of incontestability.
(g)
In the event that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify Lender and the other Secured Parties after it learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is immaterial to such Grantor which determination such Grantor shall promptly report to Lender and the other Secured Parties, promptly take all such commercially reasonable actions (which may include suing for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution), or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.
Section CCLXXX.14.
Vehicles. Such Grantor shall take all actions requested by Lender to perfect Lender's security interest in all Vehicles that are not Excluded Property encumbered by Liens expressly permitted under Section 7.2 of the Credit Agreement.
Section CCLXXX.15.
Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within thirty (30) days after such Commercial Tort Claim satisfies such requirements, notify Lender and the other

Secured Parties in a writing signed by such Grantor containing a brief description thereof, and granting to Lender in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender. The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements: (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $100,000, and (ii) either (A) such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of Lender, the relevant Grantor shall, within thirty (30) days after such request is made, transmit to Lender and the other Secured Parties a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to Lender in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

Article CCLXXXI

REMEDIAL PROVISIONS
Section CCLXXXI.1.
[Intentionally Omitted].
Section CCLXXXI.2.
Collections on Accounts. Subject to the cash management provisions set forth in the Credit Agreement, Lender hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to Lender's direction and control, and Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of a Default or Event of Default. Upon the request of Lender, each Grantor shall notify the applicable Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to Lender for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to Lender. Lender may at any time in its own name or in the name of others communicate with the applicable Account Debtors to verify with them to its satisfaction the existence, amount and terms of any applicable Accounts, Chattel Paper or Payment Intangibles.
Section CCLXXXI.3.
Proceeds. As further set forth in the Credit Agreement (including Section 5.11 thereof), all payments of Accounts, Instruments, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lender in a special collateral account maintained by Lender subject to withdrawal by Lender for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for Lender for the ratable benefit of the Secured Parties segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit. All Proceeds of the Collateral (including Proceeds constituting collections of Accounts, Chattel Paper, Instruments or Payment Intangibles comprising a portion of the Collateral) while held by Lender (or by any Grantor in trust for Lender for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Lender shall apply all or any part of the funds or Proceeds on deposit in said special collateral account on account of the Secured Obligations in the order set forth in Section 5.11 (or Section 8.2 of the Credit Agreement at any time an Event of Default exists), and any part of such funds or Proceeds which Lender elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Lender to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section CCLXXXI.4.
UCC and Other Remedies.
(a)
If an Event of Default shall occur and be continuing, Lender, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Lender or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Grantor's premises or elsewhere. Any such sale or transfer by Lender either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Lender shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. Lender shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender and the other Secured Parties hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.2 of the Credit Agreement, and only after such application and after the payment by Lender of any other amount required by any provision of law, including Section 9-615 of the UCC, need Lender account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Lender or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
(b)
In the event that Lender elects not to sell the Collateral, Lender retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. Lender may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
Section CCLXXXI.5.
.

Section CCLXXXI.6.
Waiver; Deficiency. Each Grantor (including each Guarantor) waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor (including each Guarantor) shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations or Guaranteed Obligations, as the case may be, and the fees and disbursements of any attorneys employed by Lender or any other Secured Party to collect such deficiency.
Section CCLXXXI.7.
Non-Judicial Enforcement. Lender may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor (including each Guarantor) expressly waives any and all legal rights which might otherwise require Lender to enforce its rights by judicial process.
Article CCLXXXII

LENDER
Section CCLXXXII.1.
Lender's Appointment as Attorney-in-Fact.
(a)
Each Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Lender the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)
pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(ii)
execute, in connection with any sale provided for in Section 7.4 or Section 7.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iii)
(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any or all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (I) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as Lender shall in its sole discretion determine; and

(J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender's option and such Grantor's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless and until an Event of Default shall have occurred and be continuing. Lender shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that Lender shall have no liability for the failure to provide any such notice.

(b)
If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)
The expenses of Lender incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate for Default Interest from the date of payment by Lender to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Lender on demand.
(d)
Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section CCLXXXII.2.
Duty of Lender. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account, and Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither Lender, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Lender and the other Secured Parties hereunder are solely to protect Lender's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon Lender or any other Secured Party to exercise any such powers. Lender and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the fullest extent permitted by applicable law, Lender shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require Lender or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which Lender or any other Secured Party now has or may hereafter have against any Grantor or other Person.
Section CCLXXXII.3.
Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor (other than PubCo and Parent) authorizes Lender, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as Lender reasonably determines appropriate to perfect the security interests of Lender under this Agreement. Additionally, each Grantor (other than PubCo and Parent) authorizes Lender, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as "all assets of the Grantor", "all personal property of the Grantor" or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section CCLXXXII.4.
Authority of Lender. Each Grantor acknowledges that the rights and responsibilities of Lender under this Agreement with respect to any action taken by Lender or the exercise or non-exercise by Lender of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Lender and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Lender and the Grantors, Lender shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
Article CCLXXXIII

SUBORDINATION OF INDEBTEDNESS
Section CCLXXXIII.1.
Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and obligations of the Borrowers or any other Grantor (including Guarantors) to any Grantor (including Guarantors), whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.
Section CCLXXXIII.2.
Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceedings involving any Grantor, Lender on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Grantor hereby assigns such dividends and payments to Lender for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 8.2 of the Credit Agreement. Should Lender or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Secured Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of Lender and the other Secured Parties to the extent that such payments to Lender and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if Lender and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.
Section CCLXXXIII.3.
Payments Held in Trust. In the event that, notwithstanding Section 9.1 and Section 9.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for Lender and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to Lender, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to Lender.

Section CCLXXXIII.4.
Liens Subordinate. Each Grantor agrees that, until the Secured Obligations are paid in full and all Commitments have terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, Lender or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of Lender, no Grantor, during the period in which any of the Secured Obligations are outstanding or any of the Commitments are in effect, shall (a) exercise or enforce any creditor's right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any Lien held by it.
Section CCLXXXIII.5.
Notation of Records. Upon the request of Lender, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
Article CCLXXXIV

MISCELLANEOUS
Section CCLXXXIV.1.
Waiver. No failure on the part of Lender or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by Lender of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including any rights of set-off.
Section CCLXXXIV.2.
Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
Section CCLXXXIV.3.
Payment of Expenses, Indemnities.
(a)
Each Grantor agrees to pay or promptly reimburse Lender and each other Secured Party for all advances, charges, costs and expenses (including all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys' fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of Lender or any other Secured Party under, this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party.

(b)
Each Grantor agrees to pay, and to save Lender and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including court costs and attorneys' fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the Collateral (including any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Borrowers would be required to do so pursuant to Section 9.3 of the Credit Agreement.
(c)
All amounts for which any Grantor is liable pursuant to this Section shall be due and payable by such Grantor to Lender or any Secured Party upon demand.
Section CCLXXXIV.4.
Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement.
Section CCLXXXIV.5.
Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of Lender and the other Secured Parties, the future holders of the Loans, and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or Secured Obligations under this Agreement without the prior written consent of Lender and Lenders.
Section CCLXXXIV.6.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section CCLXXXIV.7.
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart to this Agreement by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
Section CCLXXXIV.8.
Survival. The obligations of the parties under Section 10.3 shall survive the repayment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit, the Commitments, the Hedging Obligations and the Bank Product Obligations. To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and Lender's and the other Secured Parties' Liens, security interests, rights, powers and remedies under this Agreement and each other applicable Collateral Document shall continue in full force and effect. In such event, each applicable Collateral Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by Lender and the other Secured Parties to effect such reinstatement.
Section CCLXXXIV.9.
Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
Section CCLXXXIV.10.
No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section CCLXXXIV.11.
Governing Law; Submission to Jurisdiction.
(a)
This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.
(b)
Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia, and of the Business Case Division of the Fulton County Superior Court located in Atlanta, Georgia, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or the Fulton County Superior Court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrowers or its properties in the courts of any jurisdiction.
(c)
Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section CCLXXXIV.12.
WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section CCLXXXIV.13.
Acknowledgments.

(a)
Each Grantor hereby acknowledges that:
(i)
it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(ii)
neither Lender nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and Lender and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(iii)
no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
(b)
Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not "conspicuous".
(c)
Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, Lender, the other Secured Parties or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.
Section CCLXXXIV.14.
Additional Grantors. Each Person that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a Joinder Agreement in the form of Annex I.
Section CCLXXXIV.15.
Set-Off. Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with Lender), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Borrowers and Lender thereof; provided that such Secured Party's failure to give such notice shall not affect the validity thereof.
Section CCLXXXIV.16.
Releases.

(a)
Release Upon Payment in Full. Upon the complete payment in full of all Secured Obligations and the termination of the Credit Agreement, the Letters of Credit and all Commitments, Lender, at the written request and expense of the Borrowers, will promptly release, reassign and transfer the Collateral to the Grantors, without recourse, representation, warranty or other assurance of any kind, and declare this Agreement to be of no further force or effect. The grant of the security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until Lender has (i) retransferred and delivered all of the Collateral in its possession to the Grantors, and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.
(b)
Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Lender, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral of such Grantor, made without recourse, representation, warranty or other assurance of any kind. At the request and sole expense of the Borrowers, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Credit Agreement; provided that the Borrowers shall have delivered to Lender, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)
Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by Lender or the other Secured Parties hereunder, including any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until Lender and the other Secured Parties shall have applied payments (including collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in subsection (a) of this Section.
Section CCLXXXIV.17.
Reinstatement. The obligations of each Grantor under this Agreement (including with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section CCLXXXIV.18.
Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of Lender and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to Lender.
Section CCLXXXIV.19.
Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty and Security Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.19, or otherwise under this Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 10.16(a). Each Qualified ECP Guarantor intends that this Section 10.19 constitute, and this Section 10.19 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Security Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWERS:
DANIMER SCIENTIFIC HOLDINGS, LLC, a Delaware limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]
MEREDIAN, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
MEREDIAN BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC, L.L.C., a Georgia limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]

[Signatures continued on following pages.]

DANIMER BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC KENTUCKY, INC., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]

GUARANTORS: Danimer Scientific, Inc., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
MEREDIAN HOLDINGS GROUP, INC., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]

[Signatures continued on following page.]

Acknowledged and Agreed to as of the date hereof:

LENDER:

TRUIST BANK

By: /s/ Mark A. Bohntinsky

Name: Mark Bohntinsky

Title: Managing Director